Filed pursuant to Rule 424(h)

Registration Statement Nos. 333-289150, 333-289150-01 and 333-289150-02

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 11, 2026
PROSPECTUS

$1,143,320,000

World Omni Automobile Lease Securitization Trust 2026-A
Issuing Entity

(CIK: 0002111093)

$143,000,000 Class A-1 Asset-Backed Notes, Series 2026-A

$413,970,000 Class A-2 Asset-Backed Notes, Series 2026-A

$413,970,000 Class A-3 Asset-Backed Notes, Series 2026-A

$65,000,000 Class A-4 Asset-Backed Notes, Series 2026-A

$63,170,000 Class B Asset-Backed Notes, Series 2026-A

$44,210,000 Class C Asset-Backed Notes, Series 2026-A

World Omni Auto Leasing LLC

Depositor

(CIK: 0001439697)

World Omni Financial Corp.

Servicer and Sponsor

(CIK: 0001004150)

The Issuing Entity is offering the following classes of World Omni Automobile Lease Securitization Trust 2026-A Notes by this prospectus:

You should carefully consider the risk factors beginning on page 15 in this prospectus.

The notes are obligations of the Issuing Entity, World Omni Automobile Lease Securitization Trust 2026-A, and are backed indirectly by automobile or light-duty truck leases and the related leased vehicles. The notes are not obligations of Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp., World Omni Auto Leasing LLC, any of their affiliates or any governmental agency.

2026-A Asset-Backed Notes(1)	Class A-1 Notes	Class A-2 Notes(2)		Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes
		Class A-2a Notes	Class A-2b Notes
Principal Amount	$143,000,000	$413,970,000 (aggregate)		$413,970,000	$65,000,000	$63,170,000	$44,210,000
Interest Rate	●%	●%	SOFR Rate plus ●%(3)	●%	●%	●%	●%
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	April 15, 2026	April 15, 2026	April 15, 2026	April 15, 2026	April 15, 2026	April 15, 2026	April 15, 2026
Final Scheduled Payment Date	March 15, 2027	December 15, 2028	December 15, 2028	May 15, 2029	April 15, 2030	April 15, 2030	September 15, 2031
Price to Public	●%	●%	●%	●%	●%	●%	●%
Underwriting Discount	●%	●%	●%	●%	●%	●%	●%
Proceeds to Depositor	$●	$●	$●	$●	$●	$●	$●

(1)	All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date.

(2)	The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described above. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Summary of Terms-The Notes-Interest” and “Description of the Notes -Payments of Interest,” in this prospectus. The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes, based on, among other considerations, market conditions at the time of pricing. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $206,985,000.

(3)	If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. See “Summary of Terms-The Notes-Interest” and “Description of the Notes-Payments of Interest,” in this prospectus.

Before deducting expenses of $1,200,000 payable by the Depositor, proceeds to the Depositor are estimated to be $●.

Payments on the Notes

The Notes are payable solely from the assets of the Issuing Entity which consist primarily of an Exchange Note backed by a pool of new automobile and light-duty truck leases and the related leased vehicles.

Credit Enhancement

•	A Reserve Account with an initial balance of at least $3,158,339.26.

•	Overcollateralization in an initial amount of $120,015,705.59, representing the excess of the Securitization Value of the leases and leased vehicles as of the Actual Cutoff Date over the aggregate principal amount of Notes issued by the Issuing Entity, to be built up to a target amount on each Payment Date.

•	Excess interest on the leases.

•	The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

We will not list the Notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for any Notes prior to their offering. We cannot assure you that a secondary market will develop for the Notes or, if it does develop, that it will continue.

Delivery of the Offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about March 25, 2026.

Joint Bookrunners of the Class A Notes, the Class B Notes and the Class C Notes

Wells Fargo Securities	BofA Securities	MUFG	TD Securities

Co-Managers of the Class A Notes

Comerica Securities	PNC Capital Markets LLC	Siebert Williams Shank

The date of this prospectus is March ●, 2026

Important Notice about Information Presented in this
Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the securities in any jurisdiction where the offer is not permitted.

This prospectus begins with two introductory sections describing the Notes and the Issuing Entity in abbreviated form:

•	Summary of Terms, which gives a brief introduction of the key features of the Notes and a description of the leases and leased vehicles; and

•	Risk Factors, which describes risks that apply to the Notes issued by the Issuing Entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” in this prospectus.

To understand the structure of, and risks related to, these Notes, you must carefully read this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Leasing LLC, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to World Omni Auto Leasing LLC.

i

NOTICE TO INVESTORS: UNITED KINGDOM

IN THE UNITED KINGDOM (THE “UK”), THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS WITHIN ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE OFFERED NOTES ARE OR WILL BE AVAILABLE TO PERSONS OTHER THAN RELEVANT PERSONS IN THE UK AND ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON MUST NOT RELY ON OR ACT ON ANY INFORMATION IN THIS PROSPECTUS. IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE Financial Services and markets act 2000 (as amended, the “FSMA”).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (THE “POATRs”) OR THE PRM ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE OF THE UK FINANCIAL CONDUCT AUTHORITY (THE “FCA”).

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO: (I) IS NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”), AND AS AMENDED; OR (II) IS NOT A QUALIFIED INVESTOR AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRs.

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THE CLASS A-1 NOTES HAVE NOT BEEN AND WILL NOT BE OFFERED IN THE UK OR TO UK PERSONS, AND THE UNDERWRITERS WILL NOT ACCEPT PROCEEDS OF THEIR INITIAL SALE OF THE CLASS A-1 NOTES INTO AN ACCOUNT LOCATED IN THE UK.

NOTICE TO INVESTORS: CANADA

THE OFFERED NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

LANGUAGE OF DOCUMENT

EACH PURCHASER OF NOTES IN CANADA BY ITS PURCHASE OF NOTES AGREES THAT IT IS SUCH PURCHASER’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE SALE OF SUCH NOTES BE DRAFTED IN THE ENGLISH LANGUAGE ONLY. CHAQUE SOUSCRIPTEUR DE BILLETS OFFERTS AU CANADA RECONNAÎT PAR LES PRÉSENTES AVOIR EXPRESSÉMENT DEMANDÉ QUE SOIENT RÉDIGÉS EN ANGLAIS UNIQUEMENT TOUS LES DOCUMENTS QUI, DE QUELQUE FAÇON QUE CE SOIT, ATTESTENT LA VENTE DE CES BILLETS OFFERTS OU Y ONT TRAIT.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF Regulation (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”).

The OFFERED NOTES are not intended To be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any EU retail investor in the European Economic Area (THE “eea”). For these purposes, aN “EU retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in ARTICLE 2 OF the EU Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the OFFERED NOTES or otherwise making them available to EU retail investors in the EEA has been prepared and therefore offering or selling the OFFERED NOTES or otherwise making them available to any EU retail investor in the EEA may be unlawful under the eu PRIIPS Regulation.

Certain Investment Company Act Considerations

The Issuing Entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the Issuing Entity is not required to be registered as an investment company, the Issuing Entity is relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. As of the Closing Date, the Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

v

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO INVESTORS: UNITED KINGDOM	ii
NOTICE TO INVESTORS: CANADA	iii
NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA	iv
Certain Investment Company Act Considerations	v
TRANSACTION STRUCTURE AND PARTIES	x
SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE FUNDS RECEIVED ON THE EXCHANGE NOTE	xi
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	2
Servicing and Administration	6
Issuing Entity Property	6
Lease Information	7
Credit Enhancement	7
Tax Status	8
ERISA and Other U.S. Benefit Plan Considerations	9
Ratings of the Notes	9
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	9
Certificates	10
Summary of Risk Factors	12
RISK FACTORS	15
RISKS RELATING TO THE NOTES AND THE STRUCTURE OF THE TRANSACTION	15
You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments On Your Notes.	15
Class B Notes and Class C Notes are Subject to Greater Risk Because of Their Subordination.	15
Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur.	16
The Failure to Pay Interest on the Subordinated Classes of Notes Will Not Be an Event of Default While A More Senior Class of Notes Is Outstanding.	16
Payment Priorities May Increase Risk of Loss or Delay in Payment to Certain Notes.	16
The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Notes and Subsequent Sales of any Such Retained Notes May Adversely Affect The Market Price of Your Notes and Your Voting Power.	17

Redemption Upon Optional Purchase.	17
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.	17
The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise.	18
A Decrease in SOFR Rates or the Benchmark Replacement Would Reduce the Rate of Interest on the Class A-2b Notes.	18
Uncertainty About SOFR May Adversely Affect the Offered Notes.	18
Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes.	20
RISKS RELATING TO THE UNITS, THE RELATED LEASED VEHICLES AND THE LESSEES	21
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses.	21
The Timing of Principal Payments Is Uncertain and You May Suffer Losses or Reinvestment Risk if an Event of Default Occurs Under the Indenture.	21
The Concentration of Leased Vehicles to Particular Models Could Negatively Affect the Pool Assets.	22
Used Car Market Factors May Increase the Risk of Loss on Your Investment.	22
Increased Vehicle Turn-in Rates May Increase Losses.	22
You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall.	23
Inadequate or No Insurance on the Leased Vehicles May Result In a Loss.	23
RISKS RELATING TO THE TRANSACTION PARTIES	23
A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer, the QI or the Titling Trust Could Delay or Limit Payments To You.	23
Consolidation or Disregard of Sale Following A Bankruptcy of World Omni May Cause Delays in Payments or Losses on Your Investment.	24
Adverse Consequences of the Termination of the Toyota Distribution Agreement.	24
Adverse Consequences of A Bankruptcy or Insolvency of the Titling Trust.	24
Commingling By the Servicer May Result In Delays and Reductions In Payments On Your Notes.	25
A Security Breach or a Cyber-Attack Affecting World Omni Could Adversely Affect World

Omni’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes.	25
You May Experience Reduced Return and Delays on Your Notes Resulting from Changes in the Sponsor’s Servicing System	26
RISKS RELATING TO ECONOMIC CONDITIONS AND OTHER EXTERNAL FACTORS	26
The Adverse Events Arising from Pandemics, Epidemics and Other Wide-Spread Public Health Events May Result in Losses or Delays in Payment on Your Notes.	26
The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn.	27
The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.	29
You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic or Political Conditions.	29
Climate Change Could Have an Adverse Effect on World Omni’s Business and May, Directly or Indirectly, Cause Losses on Your Notes.	30
RISKS RELATING TO CERTAIN REGULATORY AND OTHER MATERIAL LEGAL ASPECTS OF THE UNITS	31
Requirements for Certain European Economic Area and United Kingdom Regulated Investors.	31
Existing Legislation and Future Regulatory Reforms Could Have An Adverse Effect On World Omni’s Business and Operating Results.	40
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni, the Titling Trust, the Initial Beneficiary, the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes.	41
The Return On Your Notes Could Be Reduced By Shortfalls Due To Military Action.	45
Leases That Fail To Comply With Consumer Protection Laws May Be Unenforceable, Which May Result In Losses On Your Investment.	46
Interests of Other Persons in the Exchange Note, the Leases or the Leased Vehicles Could Reduce Funds Available to Pay Your Notes.	47
You May Suffer Losses On Your Investment Because the Indenture Trustee Lacks Direct Ownership Interests or Perfected Security Interests In the Leased Vehicles and Interests of Other Persons In the Leases and the Leased

Vehicles Could Be Superior To the Closed-End Collateral Agent’s Interest.	48
If the Servicer Does Not Maintain Control of the Leases Evidenced By Electronic Contracts, the Titling Trust May Not Have A Perfected Security Interest In Those Leases.	49
If ERISA Liens Are Placed On the Titling Trust Assets, You Could Suffer a Loss.	50
Vicarious Tort Liability May Result In a Loss.	51
GENERAL RISKS RELATING TO THE TRANSACTION	52
The Offered Notes Are Not Suitable Investments for All Investors.	52
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on Your Notes or any Adverse Changes to a Hired Rating Agency, May Affect the Prices for the Offered Notes Upon Resale.	52
Because the Offered Notes Are In Book-Entry Form, Your Rights Can Only Be Exercised Indirectly.	53
You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes is Paid.	53
Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Notes.	53
THE SERVICER, SPONSOR AND ADMINISTRATOR	54
General	54
Corporate Responsibility	55
Securitization Experience	55
Repurchases of Leases in Prior Securitized Lease Pools	55
Origination, Underwriting and Purchasing	55
Underwriting Standards	57
Servicing	59
Like Kind Exchange Program	62
THE TITLING TRUST	64
Formation of the Titling Trust	64
Titling Trustee, Delaware Trustee and Titling Trustee Agent	65
Titling of Leased Vehicles	65
Servicing of Leases and Leased Vehicles	65
Limited Powers of Titling Trust	66
Allocation of Liabilities of the Titling Trust	67
THE INITIAL BENEFICIARY	68
THE DEPOSITOR	69
THE ISSUING ENTITY	70
Capitalization of the Issuing Entity	70
The Trust Property	71
THE TRUSTEES OF THE ISSUING ENTITY	72
The Owner Trustee	72
The Indenture Trustee, Note Registrar, Paying Agent and Account Bank	72
ASSET REPRESENTATIONS REVIEWER	74
THE EXCHANGE NOTE	76

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

(1) All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. The Depositor will initially retain the Certificates of the Issuing Entity.

x

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE FUNDS RECEIVED ON THE EXCHANGE NOTE*

* This chart provides only a simplified overview of the priority of monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no Event of Default has occurred. For more detailed information or information regarding the flow of funds upon the occurrence of an Event of Default, please refer to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

SUMMARY OF TERMS

The following summary is a concise description of the main terms of the Notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Notes following this summary.

Parties and Dates

Issuing Entity

The Issuing Entity of the Notes is World Omni Automobile Lease Securitization Trust 2026-A, also referred to herein as the “Issuing Entity.”

Depositor

The Depositor is World Omni Auto Leasing LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of Auto Lease Finance LLC, a wholly-owned, special-purpose subsidiary of World Omni Financial Corp., a Florida corporation (“World Omni”).

The address and telephone number of the Depositor is:

250 Jim Moran Blvd.

Deerfield Beach, Florida 33442

(954) 429-2200

Initial Beneficiary

The Initial Beneficiary is Auto Lease Finance LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni.

Servicer, Sponsor and Administrator

The Servicer, Sponsor and Administrator is World Omni, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc. World Omni was established in 1981 and provides financial services to Toyota dealers in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and has operated under the “Southeast Toyota Finance” name since 1996.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area, and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc., a California corporation, that commenced in 1968 and has been subsequently renewed through October 2029.

Indenture Trustee, Note Registrar and Paying Agent

The Indenture Trustee, note registrar and paying agent is The Bank of New York Mellon Trust Company, N.A., a national banking association.

Account Bank

The Account Bank is The Bank of New York Mellon Trust Company, N.A., a national banking association.

Owner Trustee

The Owner Trustee is U.S. Bank Trust National Association, a national banking association.

Asset Representations Reviewer

The Asset Representations Reviewer is Clayton Fixed Income Services LLC, a Delaware limited liability company.

Titling Trust and Issuer of the Exchange Note

The Titling Trust and issuer of the Exchange Note is World Omni LT, a Delaware statutory trust. Toyota dealerships within the Five-State Area have assigned and will assign closed-end lease contracts and the related leased vehicles to the Titling Trust. Some of the leases and related leased vehicles assigned to the Titling Trust have been allocated to a separate pool of assets of the closed-end collateral specified interest in the Titling Trust, which we call the “Reference Pool,” cash flow from which is directed to make payments on a note called the “Exchange Note.” The Issuing Entity will hold the Exchange Note.

Titling Trustee

The Titling Trustee is VT Inc., an Alabama corporation and a wholly-owned, special-purpose subsidiary of U.S. Bank National Association.

Titling Trustee Agent and Administrative Agent

The Titling Trustee Agent of the Titling Trust is U.S. Bank National Association, a national banking association. The administrative agent of the Titling Trust is U.S. Bank Trust Company, National Association, a national banking association (as successor in interest to U.S. Bank National Association) (the “Administrative Agent”).

Delaware Trustee

The Delaware Trustee is U.S. Bank Trust National Association, a national banking association.

Closed-End Collateral Agent

The Closed-End Collateral Agent is AL Holding Corp., a Delaware corporation.

Actual Cutoff Date

The close of business on February 3, 2026.

Closing Date

On or about March 25, 2026.

The lease information in this prospectus is based on the Units related to the Reference Pool as of the Actual Cutoff Date. See “—Lease Information” below.

The Notes

The Issuing Entity will issue the following Notes:

Class A-1 ●% Asset-Backed Notes in the aggregate initial principal amount of $143,000,000;

Class A-2 ●% Asset-Backed Notes in the aggregate initial principal amount of $413,970,000, which may be comprised of $206,985,000 Class A-2a ●% Asset-Backed Notes and $206,985,000 Class A-2b SOFR Rate plus ●% Floating Rate Asset-Backed Notes;

Class A-3 ●% Asset-Backed Notes in the aggregate initial principal amount of $413,970,000;

Class A-4 ●% Asset-Backed Notes in the aggregate initial principal amount of $65,000,000; and

Class B ●% Asset-Backed Notes in the aggregate initial principal amount of $63,170,000.

Class C ●% Asset-Backed Notes in the aggregate initial principal amount of $44,210,000.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Description of the Notes—Payments of Interest” in this prospectus.

We refer to the Class A-2a Notes and the Class A-2b Notes collectively in this prospectus as the “Class A-2 Notes.” The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes, based on, among other considerations, market conditions at the time of pricing. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $206,985,000. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.”

The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are collectively referred to in this prospectus as the “Class A Notes.” The Class A Notes, the Class B Notes and the Class C Notes are collectively referred to in this prospectus as the “Notes.”

All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date (“Retained Notes”). On or after the Closing Date, the Depositor or any such affiliate may sell any such Retained Notes. The Notes other than the Retained Notes are referred to as the “Offered Notes” in this prospectus.

The aggregate initial principal amount of the Class A Notes will be $1,035,940,000, the aggregate initial principal amount of the Class B Notes will be $63,170,000 and the aggregate initial principal amount of the Class C Notes will be $44,210,000. The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and any Retained Notes will be issued in minimum denominations of $250,000 (or such lower amount as may be approved by the

Depositor in consultation with tax counsel) and integral multiples of $1,000 in excess thereof. The Offered Notes will be issued in book-entry form only, through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) in Europe. Any Retained Notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. We expect that delivery of the Offered Notes will be made on the Closing Date.

Payment Dates

The Issuing Entity will make payments on the Notes on the 15th day of each month, except that when the 15th day is not a business day, the Issuing Entity will make payments on the Notes on the next business day. We refer to each such date as a “Payment Date.” The initial Payment Date will be April 15, 2026.

The Final Scheduled Payment Date for each class of Notes is listed below. The Depositor expects that each class of Notes will be paid in full prior to its Final Scheduled Payment Date.

Class A-1 Notes	March 15, 2027
Class A-2 Notes	December 15, 2028
Class A-3 Notes	May 15, 2029
Class A-4 Notes	April 15, 2030
Class B Notes	April 15, 2030
Class C Notes	September 15, 2031

Record Dates

So long as the Notes are in book-entry form, the Issuing Entity will make payments on the Notes to the related holders of record on the business day immediately preceding the related Payment Date. If the Notes are issued in definitive form, the record date will be the Payment Date in the preceding month.

Interest

On each Payment Date, the Indenture Trustee will remit to the holders of record of each class of Notes as of the close of business on the related record date, interest at the respective per annum interest rate applicable to that class of Notes on the outstanding principal amount of that class of Notes as of the close of business on the preceding Payment Date.

Interest on the Class A-1 Notes and any Class A-2b Notes, will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year.

This means that the interest due on the Class A-1 Notes and any Class A-2b Notes, on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes or any Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date divided by 360.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

Interest for a related period on the other classes of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 20, assuming a Closing Date of March 25, 2026) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. Under the limited circumstances described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus, the Class A Notes will be entitled to receive specified priority payments of principal before payments of interest are made on the Class B Notes and the Class C Notes, and the Class A Notes and Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable after the occurrence of an Event of Default, no interest will be payable on the Class B Notes until all principal and interest on the Class A Notes have been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

We refer you to “Description of the Notes—Payments of Interest” in this prospectus.

Principal

On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (4), (6), (8) and (10) under “—Priority of Payments” below, the Issuing Entity will pay principal of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full; then

•	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, based upon their respective unpaid principal amounts, until they are paid in full; then

•	to the Class A-3 Notes until they are paid in full; then

•	to the Class A-4 Notes until they are paid in full; then

•	to the Class B Notes until they are paid in full; and then

•	to the Class C Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, unless such Event of Default has been waived or rescinded, the Issuing Entity will pay principal of the Notes from funds allocated to the holders of the Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until they are paid in full; then
•	to the holders of the other Class A Notes, pro rata, based upon their respective unpaid principal amounts, until they are paid in full; then

•	to the holders of the Class B Notes until they are paid in full; and then

•	to the holders of the Class C Notes until they are paid in full.

All outstanding principal and interest with respect to a class of Notes will be payable in full on its Final Scheduled Payment Date. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus and “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

Redemption Upon Optional Purchase

The Servicer will have the right at its option to exercise a “Clean-Up Call” and to purchase the Exchange Note from the Issuing Entity on any Payment Date following the last day of any Collection Period on which the aggregate outstanding principal amount of the Notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the Notes on the Closing Date. If the Servicer exercises this option to purchase the Exchange Note, any Notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the Exchange Note shall not be less than the redemption price.

Priority of Payments

On each Payment Date, any funds available for distribution from the Exchange Note, funds on deposit in the Trust Collection Account and other specified amounts constituting Available Funds, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the Servicer, if any, in each case, with respect to that Payment Date, will be distributed in the following amounts and order of priority:

(1) to the Administrator, the administration fee;

(2) to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(3) interest on the Class A Notes, pro rata among each class of Class A Notes;

(4) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate Securitization Value as of the last day of the related Collection Period, such amount being the “Noteholders’ First Priority Principal Distributable Amount”;

(5) interest on the Class B Notes;

(6) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate Securitization Value as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clause (4) above, such amount being the “Noteholders’ Second Priority Principal Distributable Amount”;

(7) interest on the Class C Notes;

(8) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate Securitization Value as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clauses (4) and (6) above, such amount being the “Noteholders’ Third Priority Principal Distributable Amount”;

(9) to the Reserve Account, the excess, if any, of the Required Reserve Account Balance over the amount then on deposit in the Reserve Account;

(10) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate Securitization Value as of the last day of the related Collection Period less 12.25% of the aggregate initial Securitization Value as of the Actual Cutoff Date less (c) any amounts allocated to pay principal of the Notes under clauses (4), (6) and (8) above, such amount being the “Noteholders’ Regular Principal Distributable Amount”;

(11) to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset

Representations Reviewer to the extent not paid in clause (2) above; and

(12) to the Certificateholders, any remaining amounts.

In the event that Available Funds are not sufficient to make the full amount of payments required by clauses (1) through (8) above, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, withdraw funds from the Reserve Account and apply those funds to make the distributions required by those clauses in the priority specified above to the extent funds in the Reserve Account are available therefor.

For a description of the priority of payments in the event that Notes are declared to be due and payable following the occurrence of an Event of Default under the indenture, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus. We also refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus.

Events of Default; Priority and Acceleration

The occurrence of any one of the following events will be an “Event of Default” under the indenture:

•	a default for five business days or more in the payment of interest on any note of the Controlling Securities when the same becomes due and payable;

•	a default in the payment of principal of a note when the same becomes due and payable, to the extent funds are available therefor, or on the related Final Scheduled Payment Date or the redemption date;

•	a default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice and cure provisions, which default materially and adversely affects the interests of the Noteholders;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions, which inaccuracy materially and adversely affects the interests of the Noteholders; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary; provided that any delay in or failure of performance referred to in the first three bullet points above for a period of less than 120 days will not constitute an Event of Default if that delay or failure was caused by force majeure.

The amount of principal required to be paid to Noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of Notes due to a lack of amounts available to make such a payment will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of Notes or the redemption date.

Upon any Event of Default, the Indenture Trustee or a majority of the holders of Controlling Securities may immediately declare the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable. If the Notes are so accelerated, the priority of payments will change.

For further detail, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” and “—Payments to Noteholders” in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the Controlling Securities. As a result, holders of each class and subclass of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Transaction Documents—Indenture—Voting Rights; Controlling Securities” in this prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Securities, and upon payment in full of the Class A Notes and the Class B Notes, the Class C Notes will be the Controlling Securities. See “Risk Factors—Risks Relating to the Notes and Structure of the Transaction—Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus. Notes held by the Depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any related transaction document.

Servicing and Administration

World Omni will service the Titling Trust assets, including the leases and leased vehicles in the related Reference Pool (each lease and the related leased vehicle constitute a “Unit,” and collectively, the “Units”). In addition, World Omni will perform the administrative obligations and additional services required to be performed by the Issuing Entity or the Owner Trustee under the indenture, the trust agreement, and the other transaction documents, as applicable. On each Payment Date, the Servicer will be paid a fee for performing its servicing obligations in an amount equal to one–twelfth of 1.00% of the aggregate Securitization Value as of the first day of the related Collection Period, which fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the Servicer prior to the payment of principal of and interest on the Exchange Note. The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

On each Payment Date, the Administrator will be paid a fee for performing its administration obligations in an amount equal to one-twelfth of 0.05% of the aggregate Securitization Value as of the first day of the related Collection Period, which fee will be payable from available amounts received by the Issuing Entity with respect to the Exchange Note, and will be paid to the Administrator prior to the payment of principal of and interest on the Notes. The administration fee payable to the Administrator on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

We refer you to “Fees and Expenses” in this prospectus.

Issuing Entity Property

The “Issuing Entity Property” will include the following:

•	an Exchange Note issued by the Titling Trust secured by the Units in the Reference Pool;

•	amounts that from time to time may be held in the trust accounts and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

The Units

The leased vehicles allocated to the related Reference Pool are new Toyota-branded automobiles and light-duty trucks titled in the name of the Titling Trust. The leases allocated to the related Reference Pool are closed-end leases that were originated by Toyota dealers in the Five-State Area and were acquired by the Titling Trust. The leases provide for level monthly payments that amortize the adjusted capitalized cost to the Contract Residual Value of the related leased vehicle established by World Omni at the time of origination of the lease.

Lease Information

The lease information in this prospectus is based on the Units related to the Reference Pool as of the Actual Cutoff Date. We refer to that Reference Pool of Units as the “Actual Pool.”

For further information about the characteristics of the Units in the Actual Pool as of the Actual Cutoff Date, see “The Leases” in this prospectus.

As of the close of business on the Actual Cutoff Date, the Units in the Actual Pool described in this prospectus had:

•	an aggregate Securitization Value of $1,263,335,705.59, of which $737,333,862.44 (approximately 58.36%) represented the discounted Base Residual Values of the leased vehicles;

•	a weighted average original term to maturity (based on Securitization Value) of approximately 37.68 months; and

•	a weighted average remaining term to maturity (based on Securitization Value) of approximately 29.72 months.

All Units in the Actual Pool satisfy the eligibility criteria specified in the transaction documents.

In connection with the offering of the Notes, the Depositor has performed a review of the leases in the Actual Pool that will be allocated by the Titling Trust on the Closing Date and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the leases in the related Reference Pool, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under “The Leases—Review of Leases in Reference Pool” in this prospectus.

World Omni does not consider any of the leases in the Actual Pool to constitute exceptions to World Omni’s written underwriting guidelines as described in “The Servicer, Sponsor and Administrator—Underwriting Standards” in this prospectus.

The Exchange Note

The Titling Trust will issue an Exchange Note on the date the Notes are issued by the Issuing Entity. The Exchange Note will be secured by a Reference Pool within the closed-end collateral specified interest in the Titling Trust and related collateral. The Titling Trust will issue the Exchange Note to the Initial Beneficiary, which will then sell the Exchange Note to the Depositor. The Exchange Note will be transferred by the Depositor to the Issuing Entity at the time the Issuing Entity issues the Notes. The Exchange Note will evidence a debt secured by the Units included in the related Reference Pool. The Issuing Entity as holder of the Exchange Note will not have a beneficial interest in any assets of the Titling Trust. Payments made on or in respect of any other Titling Trust assets will not be available to make payments on the Exchange Note.

For more information regarding the Issuing Entity’s property, you should refer to “The Exchange Note” and “The Leases” in this prospectus.

Any noncompliant Unit will be removed from the Reference Pool in connection with the breach of certain representations and warranties concerning the characteristics of the Units, as described under “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in this prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the Notes. Credit enhancement increases the likelihood of receipt by the holders of the Notes of their full amount of principal and interest and decreases the likelihood that these holders will experience losses. Credit enhancement may not provide protection against all risks of loss and does not guarantee repayment of the entire principal amount of the Notes and interest thereon. If losses on the Units exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the holders of the Notes will bear their allocable share of such losses, as described in this prospectus. Losses not covered by any credit enhancement or support will be effectively allocated to the classes of Notes in the reverse order of priority of payments on the Notes, such that losses will be first allocated to the excess interest, if any, then to the overcollateralization, if any, then to the principal amount of the Class C Notes, then to the principal amount of the Class B Notes and then to the principal amount of the Class A Notes.

The credit enhancement for the Notes is in the form of subordination, overcollateralization, a Reserve Account and excess interest.

Subordination of the Class B Notes and the Class C Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes, and the subordination in priority of payments of the Class C Notes to the Class A Notes and the Class B Notes will provide additional credit enhancement to the Class A Notes and the Class B Notes. The Class B Notes will be allocated Available Funds only after the Class A Notes have received their applicable portions of Available Funds for a given Payment Date, and the Class C Notes will be allocated Available Funds only after the Class A Notes and the Class B Notes have received their applicable portion of Available Funds for a given Payment Date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities” in this prospectus.

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the Notes (which we refer to as the “Overcollateralization Amount”). The overcollateralization is composed of (i) the excess of the aggregate Securitization Value over the balance of the Exchange Note and (ii) the excess of the balance of the Exchange Note over the principal amount of the Notes. Overcollateralization means there will be additional leases and leased vehicles generating collections that will be available to cover losses on the Reference Pool. Initial overcollateralization is approximately 9.50% of the aggregate initial Securitization Value as of the Actual Cutoff Date. In addition, the application of funds according to clause (3) under “Description of the Transaction Documents—Distributions on the Exchange Note—Application of Collections on the Reference Pool” and clause (10) under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” is designed to increase the amount of overcollateralization as of any Payment Date up to an amount equal to 12.25% of the aggregate initial Securitization Value as of the Actual Cutoff Date.

Reserve Account

The Servicer, for the benefit of the Noteholders, will establish and maintain with the Account Bank and in the name of the Issuing Entity, a fully-funded Reserve Account (the “Reserve Account”) bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders. On the Closing Date, at least $3,158,339.26 will be deposited into the Reserve Account, which is approximately 0.25% of the initial aggregate Securitization Value as of the Actual Cutoff Date. We refer to this amount as the “Required Reserve Account Balance.” However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the Required Reserve Account Balance. In addition, the application of funds according to clause (9) under “—Priority of Payments” above is designed to maintain the amount on deposit in the Reserve Account, if necessary, up to the Required Reserve Account Balance.

Funds in the Reserve Account on each Payment Date (including investment income earned on those amounts) will be available to cover shortfalls in payments on the Notes listed in clauses (1) through (8) under “—Priority of Payments” above.

For more information regarding the Reserve Account, you should refer to “Description of the Transaction Documents—Reserve Account” in this prospectus.

Excess Interest

The amount paid by the lessees in respect of the lease charges of the leases in the Reference Pool is expected to be greater than the amount of the related servicing fee, Administrator fee, amounts payable to the Asset Representations Reviewer and interest on the Notes each month. Any such excess in lease charges from lessees will serve as additional credit enhancement.

Tax Status

Mayer Brown LLP, special U.S. federal tax counsel, will provide an opinion at closing, subject to the qualifications and assumptions therein, that for U.S. federal income tax purposes, the Offered Notes will be characterized as indebtedness, in each case, to the extent such Offered Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes, and the Issuing Entity will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation. In accepting an Offered Note, each holder of such Note will be deemed to agree to treat the offered note as indebtedness for U.S. federal, state and local income and franchise tax purposes.

We refer you to “Material U.S. Federal Income Tax Consequences” in this prospectus for additional information concerning the application of U.S. federal income tax laws to the Issuing Entity and the Notes and to “State and Local Tax Consequences” in this prospectus for additional information concerning the application of state tax laws to the Issuing Entity and the Offered Notes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus.

ERISA and Other U.S. Benefit Plan Considerations

Subject to the considerations discussed under “Certain Considerations for ERISA and other U.S. Benefit Plans” in this prospectus, the Offered Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of an Offered Note (or a beneficial interest therein), each purchaser and transferee (and its fiduciary, as applicable) is deemed to represent and warrant either that (i) it is not and will not be acquiring and will not hold such Offered Note (or a beneficial interest therein) on behalf of, or with the assets of any “employee benefit plan” as defined in Section 3(3) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, or entity or account deemed to hold “plan assets” of the foregoing (each of the foregoing, a “Benefit Plan”) or any governmental, church or other plan or any other employee benefit plan or arrangement that is subject to any federal, state, local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) its acquisition, holding and disposition of such Offered Note (or a beneficial interest therein) will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

Fiduciaries of Benefit Plans and other plans are urged to carefully review the matters discussed in this prospectus and consult with their legal advisors before making an investment decision. See “Certain Considerations for ERISA and other U.S. Benefit Plans” in this prospectus.

Ratings of the Notes

We expect that the Offered Notes will receive credit ratings from at least two nationally recognized rating agencies hired by the Sponsor to rate the Notes.

The rating agencies hired by the Sponsor have discretion to monitor and adjust the ratings on the Notes. The Offered Notes may receive an unsolicited rating from a rating agency not hired by the Sponsor that is different from the ratings provided by the rating agencies hired by the Sponsor to rate the Notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the Offered Notes. Ratings on the Notes may be lowered, qualified or withdrawn at any time without notice to the Noteholders. A rating is based on each rating agency’s independent evaluation of the related Units and the availability of any credit enhancement for the Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—General Risks Relating to the Transaction—Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on Your Notes or any Adverse Changes to a Hired Rating Agency, May Affect the Prices for the Offered Notes Upon Resale” in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The Issuing Entity will also issue certificates (the “Certificates”) that represent the equity or residual interest in the Issuing Entity and the right to receive amounts that remain after the Issuing Entity makes full payment of interest on and principal of the Notes payable on a given Payment Date, required deposits to the Reserve Account on that Payment Date and other required payments. The Certificates are not being offered by this prospectus. The Depositor will initially retain the Certificates in satisfaction of the risk retention obligations of the Sponsor. The Depositor may transfer all or a portion of the Certificates to another majority-owned affiliate of the Sponsor on or after the Closing Date, provided that the Certificates will not be transferred (or hedged) except as permitted under certain rules and regulations relating to risk retention. See “U.S. Credit Risk Retention” and “EU Securitisation Regulation and UK Securitisation Framework” in this prospectus for more information.

U.S. Credit Risk Retention

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), World Omni, as Sponsor, is required to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Units. The Depositor is a wholly-owned affiliate of World Omni and will retain the required economic interest in the credit risk of the Units to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni on or after the Closing Date in accordance with Regulation RR.

World Omni intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the Closing Date, of all of the Notes and Certificates to be issued by the Issuing Entity. The retained eligible horizontal residual interest will take the form of the Issuing Entity’s Certificates. The Sponsor expects the Issuing Entity’s Certificates and the Notes to have a fair value of approximately between $1,324,359,078 and $1,326,081,910, and the Issuing Entity’s Certificates to have a fair value of approximately between $181,039,078 and $182,761,910, which is approximately between 13.67% and 13.78% of the fair value, as of the Closing Date, of all of the Notes and Certificates to be issued by the Issuing Entity.

The Sponsor will recalculate the fair value of the Certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described in this prospectus. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the variables used, as well as updated information regarding the fair value of the Certificates. For a description of the valuation methodology used to calculate the fair values of the Notes and Certificates and of the eligible horizontal residual interest set forth in the preceding paragraphs, see “U.S. Credit Risk Retention” in this prospectus.

The Sponsor does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR and in accordance with both the EU Securitisation Rules and the UK Securitisation Rules. See “U.S. Credit Risk Retention” and “EU Securitisation Regulation and UK Securitisation Framework” in this prospectus for more information.

EU Securitisation Regulation and UK Securitisation Framework

On the Closing Date, World Omni will represent and confirm, covenant and agree, with reference to the EU Securitisation Rules and the UK Securitisation Rules as in effect and applicable on the Closing Date, that it will, as “originator” (as such term is defined for the purposes of each of the EU Securitisation Regulation and the UK Securitisation Framework) with respect to each Unit, retain, upon issuance of the Notes, continually and on an ongoing basis, for as long as any Notes remain outstanding, a material net economic interest (the “Retained Interest”) in the securitisation transaction described in this prospectus, in the form specified in each of (i) paragraph (d) of Article 6(3) of the EU Securitisation Regulation, (ii) paragraph (1)(d) of SECN 5.2.8R and (iii) paragraph (d) of Article 6(3) of Chapter 2 of the PRASR, by holding and continuing to hold all the limited liability company interests in the Depositor (being a special purpose entity and not an operating company), indirectly through one or more wholly-owned subsidiaries of World Omni (each being a special purpose entity and not an operating company), the Depositor in turn retaining the Certificates to be issued by the Issuing Entity, such Certificates constituting the first loss tranche in the securitisation and representing at least 5% of the aggregate Securitization Value of the Units allocated to the Exchange Note.

However, except as described herein, no party to the transaction described in this prospectus will undertake, or intends, in connection with such transaction, to take or refrain from taking any action in a manner prescribed or contemplated by the EU Securitisation Rules or the UK Securitisation Rules, or to take any other action for the purposes of, or in connection with, facilitating or enabling compliance by any person with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions. In particular, without limitation, no such person will undertake, or intends, to make available any of the information, documents or reports set out in the EU Transparency Requirements or any additional information, documents or reporting in connection with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements.

Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should independently assess and determine whether, and to what extent, the agreement by World Omni to retain the Retained Interest as described in this prospectus and the information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements and/or any corresponding national measures that may be relevant and/or with any other applicable legal, regulatory or other requirements.

Any failure by an EU Affected Investor to comply with the EU Investor Due Diligence Requirements or by a UK Affected Investor to comply with the UK Investor Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s regulatory authority. The EU Securitisation Rules, the UK Securitisation Rules and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and have an adverse impact on the value and liquidity of the Notes. Prospective investors are responsible for and should analyze their own, legal and regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding the scope and application of, and compliance with, the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and any other applicable regulations, and the suitability of the Notes for investment.

See “Risk Factors—Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Units—Requirements for Certain European Economic Area and United Kingdom Regulated Investors” and “EU Securitisation Regulation and UK Securitisation Framework” in this prospectus for more information.

Summary of Risk Factors

The following summary is a concise description of some of the material risks applicable to this transaction. For this reason, the summary does not contain all the information that may be important to you and does not purport to summarize all the risks applicable to your investment. You should carefully read and consider the risk factors set forth under “Risk Factors,” as well as all other information contained in this prospectus.

Risks Relating to the Notes and the Structure of the Transaction

The Notes are subject to certain risks related to the structure of the transaction and characteristics of the Notes as asset-backed securities which may lead to payment delays, shortfalls or losses on your Offered Notes, including due to factors such as, but not limited to:

•	the limited pool of trust assets and sources of funds available to make payments on the Notes constituting the trust property;

•	subordination of the more junior classes of Notes to the more senior classes of Notes;

•	actions by the “Controlling Securities” that may be adverse to the interests of the holders of the other classes of Notes;

•	the failure to pay interest when due on the subordinated classes of Notes will not be an Event of Default while a more senior class of Notes remain outstanding;

•	delays or losses on your Offered Notes due to payment priorities;

•	the potential retention by the Depositor of one or more classes of Notes;

•	redemption of the Exchange Note by the Servicer;

•	the unknown allocation of principal amount between any Class A-2a Notes and any Class A-2b Notes; and

•	uncertainty regarding SOFR.

Risks Relating to the Units, the Related Leased Vehicles and the Lessees

The Notes are subject to certain risks related to the performance of the leases, other trust property, and financial condition of the lessees which may lead to payment delays, shortfalls or losses on your Offered Notes, including due to factors such as, but not limited to:

•	insufficient collections due to poor performance of the leases, deteriorating financial circumstances of individual lessees, or other factors;

•	unpredictable rates of prepayments of the leases or prepayment of the Notes due to an Event of Default;

•	the concentration of the Reference Pool to certain models of leased vehicles;

•	lower than expected resale value of previously leased vehicles and other factors in the used car market;

•	high amounts of vehicle turn-ins;

•	high amounts of vehicle recalls; and

•	lack of or inadequate insurance on the leased vehicles.

Risks Relating to the Transaction Parties

The Notes are subject to certain risks related to the transaction parties involved in the transaction which may lead to payment delays, shortfalls or losses on your Offered Notes, including due to factors such as, but not limited to:

•	a bankruptcy filing of World Omni, the Depositor, the Initial Beneficiary, the QI or the Titling Trust;

•	the termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC and Toyota Motor Sales, U.S.A., Inc.;

•	the ability of the Servicer to commingle collections with its own funds and use them at its own risk and for its own benefit for specified periods of time in accordance with the transaction documents; and

•	a security breach or cyber-attack affecting World Omni’s business and ability to perform its obligations under the trust documents.

Risks Relating to Economic Conditions and Other External Factors

The Notes are subject to certain risks related to general, macroeconomic conditions, and other external factors such as natural disasters and catastrophes, epidemics, pandemics and other wide-

spread adverse events which may lead to payment delays, shortfalls or losses on your Offered Notes, adversely affect the resale value of your Offered Notes and/or limit your ability to resell your Offered Notes, including due to factors such as, but not limited to:

•	the impact of pandemics, epidemics or other wide-spread public health events, including preventive and remedial actions taken by governmental and non-governmental actors in response to such events;

•	downturns in general economic conditions, including high levels of unemployment, high interest rates, elevated levels of inflation, volatile fuel and energy prices (including due to geopolitical conflict, unrest or war), low levels of consumer confidence in the economy and tariffs and other trade protection measures, among other measures;

•	the geographic concentration of the lessees in certain states which may be more adversely affected by natural disasters and catastrophes or economic conditions than others;

•	the absence of a secondary market for your Notes or an insufficiently liquid secondary market for your Offered Notes; and

•	the impact of climate change and regulatory requirements on World Omni’s business.

Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Units

The Notes are subject to certain risks related to certain federal, state and local, legal and regulatory developments affecting the transaction parties and the collectability of the leases which may lead to payment delays, shortfalls or losses on your Offered Notes, including due to factors such as, but not limited to:

•	while World Omni will undertake to retain a material net economic interest in the transaction described in this prospectus, such transaction is not being structured to enable or facilitate investors to comply with the investor due diligence requirements of the EU Securitisation Regulation or the UK Securitisation Framework with respect to the provision of information, documents or reports, or any other aspect of the EU Securitisation Regulation or the UK Securitisation Framework and their related rules;
•	the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation;

•	the impact of the Servicemembers Civil Relief Act and other similar state legislation on the Servicer’s ability to collect from lessees engaged in active military duty or other covered action;

•	federal and state consumer protection laws that regulate the creation, collection and enforcement of vehicle leases, or that may require termination of the lease or refunded payments to be made to the lessee;

•	the interests of other persons and competing claims in the Exchange Note, the leases and leased vehicles that could be superior to the Issuing Entity’s, the Titling Trust’s, the QI’s or the Closed-End Collateral Agent’s interests;

•	state vicarious liability laws that may be held to not be preempted by the federal Transportation Act and related judgment liens that may be superior to the lien of the Closed-End Collateral Agent if its interests in the Exchange Note and the Units are not properly perfected; and

•	ERISA liens related to unfunded benefit obligations that may be superior to the lien of the Closed-End Collateral Agent if its interests in the Units and the Exchange Note are not properly perfected.

General Risks Relating to the Transaction

The Notes are subject to certain general risks applicable to transactions of this nature which may lead to payment delays, shortfalls or losses on your Offered Notes, including due to factors such as, but not limited to:

•	prepayment, reinvestment, the complexity of the transaction structure, default and market risk, the tax consequences of an investment and the interaction of these factors;

•	a withdrawal or downgrade of the initial ratings on the Notes, any adverse actions by a rating agency hired by the Sponsor to rate the Notes, any adverse changes to such rating agency, or the issuance of unsolicited ratings on your Offered Notes;

•	limitations on your ability to exercise your rights directly due to the lack of a physical Note; and

•	potential delays of your receipt of principal and interest payments from the Indenture Trustee due to payments on the Notes being made through DTC.

RISK FACTORS

You should carefully consider the following risks for the Notes before making an investment decision. In particular, distributions on your Notes will depend on payments received on and other recoveries with respect to the leases in the Reference Pool. Therefore, you should carefully consider the risk factors relating to the leases and the leased vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS RELATING TO THE NOTES AND THE STRUCTURE OF THE TRANSACTION

You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments On Your Notes.	Your Notes represent obligations of the Issuing Entity. Your Notes will not represent an interest in or obligation of World Omni Auto Leasing LLC, World Omni LT, Auto Lease Finance LLC, World Omni, the Indenture Trustee, the Owner Trustee or any other person. Distributions on any class of Notes will depend solely on the amount and timing of payments on the Exchange Note held by the Issuing Entity, which payments depend almost exclusively on the amount and timing of payments and other collections in respect of the leases in the related Reference Pool of the Titling Trust and the credit enhancement for the Notes specified in this prospectus. World Omni Auto Leasing LLC cannot assure you that these amounts, together with other payments and collections in respect of the related leases, will be sufficient to make full and timely distributions on the Exchange Note and any Notes. The Notes, the Exchange Note and the leases will not be insured or guaranteed, in whole or in part, by the United States, any other governmental entity, any provider of credit enhancement or by any other person.

Class B Notes and Class C Notes are Subject to Greater Risk Because of Their Subordination.	The Class B Notes and Class C Notes bear greater risks than the classes of Notes with a prior alphabetical class designation because payments of interest on and principal of such classes of Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities–Allocations and Distributions on the Securities” in this prospectus, to payments of interest on and principal of the classes of Notes with a prior alphabetical class designation.

Interest payments on the Class B Notes and Class C Notes on each Payment Date will be subordinated to servicing fees and administration fees due, payments to the Asset Representations Reviewer, if any; and following an Event of Default and acceleration of the Notes, payment to the Indenture Trustee and the Owner Trustee; interest payments on the classes of Notes with a prior alphabetical class designation, and principal payments to the classes of Notes with a prior alphabetical class designation to the extent the aggregate outstanding principal amount of such classes of Notes as of the day immediately preceding the related Payment Date exceeds the aggregate Securitization Value as of the last day of the related Collection Period. In addition, in the event the Notes are declared to be due and payable after the occurrence of an Event of Default, no interest will be payable to the Class B Notes and Class C Notes until all principal of and interest on the classes of Notes with a prior alphabetical class designation have been paid in full.

Principal payments on the Class B Notes and the Class C Notes will be subordinated in priority to the classes of Notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus. No principal will be payable on the Class B Notes and the Class C Notes until all principal of the classes of Notes with a prior alphabetical class designation has been paid in full. In addition, principal payments on the Class B Notes and the Class C Notes will be subordinated to payments of interest on the classes of Notes with a prior alphabetical class designation . See “Description of the Notes—Payments of Principal” in this prospectus.

This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes and the Class C Notes.

Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur.

The Class A Notes will be the Controlling Securities under the indenture while any Class A Notes are outstanding. The Class B Notes will be the Controlling Securities only after the Class A Notes have been paid in full, and the Class C Notes be the Controlling Securities only after the Class B Notes have been paid in full.

The rights of the Controlling Securities will include the following:

•   following an Event of Default, to direct the Indenture Trustee to exercise one or more of the remedies specified in the indenture relating to the property of the Issuing Entity;

•   to remove the Indenture Trustee and appoint a successor; and

•   to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the Controlling Securities may act solely in their own interests. Therefore, holders of Class B Notes and the Class C Notes that are subordinated to the Controlling Securities will not be able to participate in the determination of any proposed actions that are within the purview of the Controlling Securities, and the Controlling Securities could take actions that would adversely affect the holders of the Class B Notes and the Class C Notes.

The Failure to Pay Interest on the Subordinated Classes of Notes Will Not Be an Event of Default While A More Senior Class of Notes Is Outstanding.	The indenture provides that, while a senior class or classes of Notes are outstanding, failure to pay interest when due on the outstanding subordinated class or classes of Notes will not be an Event of Default under the indenture. Accordingly, the failure to pay interest when due on the Class B Notes will not be an Event of Default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an Event of Default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full. Under these circumstances, the holders of the classes of Notes which are not the Controlling Securities at such time will not have any right to declare an Event of Default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

Payment Priorities May Increase Risk of Loss or Delay in Payment to Certain Notes.	Because the principal of each class of Notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will generally be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the Units during the period after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished, (ii) Class B Notes will generally be outstanding longer than the Class A Notes, and, therefore, will be exposed to greater risk of losses on the Units during periods after the Class A Notes have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished, and (iii) Class C Notes will generally be outstanding longer than the Class A Notes and the Class B Notes, and, therefore, will be exposed to greater risk of losses on the Units during periods after the Class A Notes and the Class B Notes have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an Event of Default and subsequent acceleration of the Notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, then to the Class B Notes until they have been paid in full, and then to the Class C Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as compared to the yield on the Class A-1 Notes, will be relatively more sensitive to losses on the Units and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the Reserve Account are insufficient to cover the resulting shortfalls, the yield to maturity on your Notes may be lower than anticipated, and you could suffer a loss.

The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Notes and Subsequent Sales of any Such Retained Notes May Adversely Affect The Market Price of Your Notes and Your Voting Power.	The amount of each class of Offered Notes sold to investors as contemplated by this prospectus and the amount of the Retained Notes, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase Notes of any class. A significant reduction in liquidity in the secondary market for your Notes may result if the Depositor or one or more affiliates thereof retain a large principal amount of such Notes. In addition, if any Retained Notes are subsequently sold in the secondary market, the demand for and market price of Notes already in the market could be adversely affected and the voting power of the Noteholders of the outstanding Notes may be diluted.

Redemption Upon Optional Purchase.

The Servicer may, at its option, purchase the Exchange Note from the Issuing Entity on any Payment Date following the last day of any Collection Period on which the aggregate outstanding principal amount of the Notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the Notes on the Closing Date.

On the Servicer’s purchase of the Exchange Note, your Notes will be redeemed and paid in full. As a result you may receive principal on your Notes earlier than you expected. An optional redemption will shorten the life of the Notes. Any reinvestment risks resulting from an optional redemption will be borne entirely by you. See “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and “Description of the Notes—Redemption Upon Optional Purchase.”

Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.

The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase these classes of Notes.

The higher the initial principal amount of any floating rate Class A-2b Notes, the greater the Issuing Entity’s exposure will be to increases in the floating rate payable on such Class A-2b Notes. See “Risk Factors— The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer

Losses on Your Notes if Interest Rates Rise” in this prospectus. Moreover, a reduction in liquidity in the secondary market for any Class A-2a Notes or Class A-2b Notes may result if the Class A-2a Notes or Class A-2b Notes, if any, have a small principal amount as compared to any Class A-2b Notes or Class A-2a Notes, respectively.

The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise.

The Exchange Note held by the Issuing Entity will bear interest at a fixed rate while any floating rate Class A-2b Notes will bear interest at a floating rate based on the SOFR Rate (or the then-current Benchmark) plus the applicable spread. The Issuing Entity will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate Class A-2b Notes.

If the floating rate payable by the Issuing Entity in respect of any Class A-2b Notes is substantially greater than the fixed rate received on the Exchange Note, the Issuing Entity may not have sufficient funds to make payments on the Notes, including such Class A-2b Notes. If the Issuing Entity does not have sufficient funds to make required payments on the Notes, you may experience delays or reductions in the interest and principal payments on your Notes.

If the SOFR Rate (or the then-current Benchmark) rises or other conditions change materially after the issuance of the Notes, you may experience delays or reductions in interest and principal payments on your Notes. The Issuing Entity will make payments on any Class A-2b Notes out of its generally Available Funds. Therefore, an increase in the SOFR Rate (or the then-current Benchmark) would reduce the amounts available for distribution to holders of all Notes, not just the holders of any Class A-2b Notes.

A Decrease in SOFR Rates or the Benchmark Replacement Would Reduce the Rate of Interest on the Class A-2b Notes.

The interest rates to be borne by the Class A-2b Notes are based on a spread over the secured overnight financing rate (“SOFR”) as published by the Federal Reserve Bank of New York (“FRBNY”).

Changes in the SOFR Rate (or the then-current Benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the amount of interest payments on the Class A-2b Notes. If the SOFR Rate (or the then-current Benchmark) decreases for an interest accrual period compared to the prior period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which the SOFR Rate (or the then-current Benchmark) decreases, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%. A negative SOFR Rate (or the then-current Benchmark) rate could result in the interest rate applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

Uncertainty About SOFR May Adversely Affect the Offered Notes.

SOFR is a relatively new benchmark rate that is still under development and may ultimately not be widely used as a benchmark rate.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the Sponsor’s, the Issuing Entity’s and any other transaction party’s control or direction. None of the Sponsor, the Issuing Entity or any other transaction party has control over SOFR’s determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the Sponsor, the Issuing Entity or any other transaction party is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders of the Class A-2b Notes. Potential investors should not rely on any historical changes or trends in SOFR as indicators of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2b Notes.

If market dynamics change such that SOFR is no longer widely used as a benchmark in securities that are similar or comparable to the Class A-2b Notes, the return on and value of the Class A-2b Notes and the trading price of the Class A-2b Notes may be lower than those of securities that are linked to benchmark rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to the return on and value of the Class A-2b Notes may evolve over time, and trading prices of the Class A-2b Notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the Class A-2b Notes may not be able to sell the Class A-2b Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. Ultimately, the most widely used benchmark may be a rate other than the SOFR Rate, as there are competing benchmark developments and the SOFR Rate may prove not to be the predominant or widely used benchmark rate for floating rate notes.

Additionally, the composition and characteristics of SOFR are not the same as those of the London interbank offered rate (“LIBOR”), which has been discontinued, and other floating interest benchmark rates. SOFR is different from LIBOR in certain respects, including, without limitation, that SOFR is a secured rate, while LIBOR was an unsecured rate and SOFR is an overnight rate, while LIBOR was a forward-looking rate that represented interbank funding over different maturities (e.g., one month). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-2b Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes.

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. The interest rate on the Class A-2b Notes will initially be based on the SOFR Rate plus the applicable spread. The SOFR Rate will be based on Compounded SOFR.

Under certain circumstances, as described under “Description of the Notes — Payments of Interest” in this prospectus, if the Administrator (on behalf of the Issuing Entity) has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate of the Class A-2b Notes may cease to be based upon SOFR and instead be based upon the Benchmark Replacement.

The alternative rate of interest on the Class A-2b Notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA Fallback Rate and (c) based on an alternative rate selected by the Administrator (on behalf of the Issuing Entity), in each case, together with any Benchmark Replacement Adjustment. If a particular Benchmark Replacement or related Benchmark Replacement Adjustment cannot, in the sole discretion of the Administrator (on behalf of the Issuing Entity), be determined (including because such Benchmark Replacement or related Benchmark Replacement Adjustment is deemed not to be administratively feasible), then the next-available Benchmark Replacement or related Benchmark Replacement Adjustment will apply.

Further, the Administrator (on behalf of the Issuing Entity) may, from time to time, in its sole discretion, make Benchmark Replacement Conforming Changes (i.e., technical, administrative or operational changes) without the consent of Noteholders or any other person, which could change the methodology used to determine the SOFR Rate. The Issuing Entity can provide no assurance that the methodology to calculate Compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the life of the Class A-2b Notes relative to the results that would have occurred had the interest rates been based on Compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. Holders of the Offered Notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

It is possible that there will be limited interest in securities products based on Compounded SOFR, or in the implementations of Compounded SOFR with respect to the Class A-2b Notes. As a result, you should consider whether any future reliance on Compounded SOFR may adversely affect the market values and yields of the Class A-2b Notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

Additionally, the Issuing Entity and the Administrator cannot anticipate how long it will take to develop the systems and processes necessary to adopt a specific Benchmark Replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

Although it is intended that the replacement of the then-current Benchmark will not be a taxable event for Noteholders of the Class A-2b Notes, we cannot provide any assurances that the IRS will not take a contrary view.

There is no targeted IRS tax guidance regarding a possible change in the Benchmark as contemplated herein (as there was for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change. If the IRS treats a change in the then-current Benchmark of the Class A-2b Notes as a taxable event, Noteholders of the Class A-2b Notes may be required to recognize taxable gain or loss at that time. Holders of the Class A-2b Notes should consult with their own tax advisors regarding the potential consequences of the setting of an alternative Benchmark.

RISKS RELATING TO THE UNITS, THE RELATED LEASED VEHICLES AND THE LESSEES

You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni on its lease portfolio, or as reflected in the static pool information attached hereto as Appendix A, will be indicative of the performance of the leases included in the Reference Pool or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events. For more information, see “—Risks Relating to Economic Conditions and Other External Factors—The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn” and “—Risks Relating to the Transaction Parties —You May Experience Reduced Return and Delays on Your Notes Resulting from Changes in the Sponsor’s Servicing System” below.

The Timing of Principal Payments Is Uncertain and You May Suffer Losses or Reinvestment Risk if an Event of Default Occurs Under the Indenture.	The amount of distributions of principal on the Notes and the timing of when you receive those distributions depends on the rate of prepayments, defaults and early terminations relating to the leases, which cannot be predicted with certainty. Each of these early terminations and unscheduled payments will have the effect of shortening the average life of your Notes. In addition, you will bear the risk of slower principal payment due to delinquent payments by lessees.

If an Event of Default occurs under the indenture and the maturity dates of the Notes are accelerated, the Indenture Trustee may sell the Exchange Note and prepay the Notes before their respective legal final maturity dates.

You will bear any reinvestment risk resulting from a faster or slower rate of payment on the leases. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your Notes. You also may not be paid the principal amount of your Notes in full if the assets of the Issuing Entity are insufficient to pay the total principal amount of the Notes.

The acceleration of the maturity dates of the Notes will change the priority of principal payments on the Notes. After an Event of Default occurs resulting in an acceleration of the maturity dates of the Notes under the indenture, distributions in respect of principal to holders of the Class A Notes will not be paid sequentially. Instead, following the payment of accrued and unpaid interest on the Notes, the Class A-1 Notes will be paid first, and the other classes of the Class A Notes will be paid proportionally, based on the outstanding principal amount of each class. No amounts will be paid on the Class B Notes following an acceleration until all the Class A Notes have been paid in full, and no amounts will be paid to the Class C Notes following an acceleration until all the Class A Notes and the Class B Notes have been paid in full.

For more information about the risks described above, we refer you to “Prepayment and Yield Considerations—Weighted Average Life of the Securities” in this prospectus.

The Concentration of Leased Vehicles to Particular Models Could Negatively Affect the Pool Assets.	As of the Actual Cutoff Date, Tacoma, Camry, RAV4, Corolla, and Tundra represent approximately 27.03%, 17.83%, 15.89%, 13.80% and 11.35% of the aggregate Securitization Value of the Actual Pool, respectively, and the remaining approximately 14.11% of the aggregate Securitization Value of the Actual Pool, as of the Actual Cutoff Date, represents all other Toyota-branded vehicles. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Used Car Market Factors May Increase the Risk of Loss on Your Investment.

The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models, styling changes (including future plans for new Toyota product introductions), international trade disputes, fluctuations in interest rates, tariffs and other trade policies, and supply chain or logistical network interruptions among other factors. For instance, introduction of a new model by Toyota or its affiliates may adversely impact the resale value of the existing portfolio of similar model types. In addition, the discontinuation of a model by Toyota or its affiliates may also adversely impact the resale value of that model or similar models. Discount pricing incentives or other marketing incentive programs on new cars by Toyota, its affiliates or by its competitors, or by Southeast Toyota Distributors, LLC or World Omni, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the Issuing Entity, the Depositor and the Servicer could also have a negative impact on the resale value of a vehicle. In particular, changes in the price of gasoline, or improvements in battery and hybrid technology, may have the effect of lowering demand for certain vehicle models and may lower the resale value of such models. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than Base Residual Values of the vehicles, you may suffer a loss on your investment.

Reduced demand for certain products such as new vehicles, potential declines in used vehicle sales, disruptions in global supply chains (including as a consequence of tariffs and other trade policies) and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and decreases in liquidity of certain secondary markets, could have negative effects on the business of World Omni. Further, decreased or delayed new vehicle production due to epidemics, pandemics, shortage of parts, components or raw materials, supply chain or logistic network disruptions or other events and economic conditions generally may impact World Omni’s ability to acquire new Units and impact used vehicle values.

Increased Vehicle Turn-in Rates May Increase Losses.	Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the Contract Residual Value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at the Contract Residual Value before or at lease expiration will expose the Issuing Entity to possible losses if the sale prices of those vehicles in the used car market are less than their respective Base Residual Values. The level of vehicle turn-ins at maturity of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new vehicle models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by World Omni), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The granting of extensions and the early termination of leases by lessees may affect the number of vehicle turn-ins in a particular month. If losses resulting from increased vehicle turn-ins exceed the credit enhancement for your Notes, you may suffer a loss on your investment.

You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall.	Lessees that lease motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, their lease payments. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles or vehicle turn-ins may be sold or delay the timing of those sales in the used car market. If the default rate on the leases in the related Reference Pool increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your Notes. If any of these events materially affect collections on the Units in the related Reference Pool, you may experience delays in payments or principal losses on your Notes. See also “—Risks Relating to the Units, the Related Leased Vehicles and the Lessees—Increased Vehicle Turn-in Rates May Increase Losses” in this prospectus.

Inadequate or No Insurance on the Leased Vehicles May Result In a Loss.	Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. The dealer agreements include a requirement that the dealers verify that the lessee has insurance which meets the requirements of the lease contract at the inception of the lease and retain such verification in their records. The amount of insurance required by a lease contract is at least equal to the amount required by applicable state law, subject to customary deductibles. In the event that the leased vehicle is damaged and the physical damage insurance on the leased vehicle has lapsed or is not adequate to cover the entire amount of the damage to the leased vehicle, you could experience delays in payments due to you, or you may ultimately suffer a loss. World Omni does not independently verify the existence of insurance in connection with its acquisition of Units, and performs no ongoing verification of insurance coverage.

RISKS RELATING TO THE TRANSACTION PARTIES

A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer, the QI or the Titling Trust Could Delay or Limit Payments To You.

We have structured the transaction described in this prospectus in an effort to minimize the risk that:

•  Auto Lease Finance LLC, World Omni Auto Leasing LLC, the Titling Trust, the QI and the Issuing Entity might be the subject of a bankruptcy or state insolvency proceeding;

•  the bankruptcy or insolvency of World Omni might result in the consolidation of the assets and liabilities of any of those entities with those of World Omni; and

•  the transfer of the Exchange Note from Auto Lease Finance LLC to World Omni Auto Leasing LLC might be recharacterized as a loan rather than a true sale, which could result in the Exchange Note being included in the estate of Auto Lease Finance LLC should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your Notes or may suffer losses on your Notes.

Following a bankruptcy or insolvency of World Omni or Auto Lease Finance LLC, a court could conclude that the Exchange Note is owned by

World Omni or Auto Lease Finance LLC, respectively, instead of the Issuing Entity. A court could reach this conclusion either because the transfer of the Exchange Note from Auto Lease Finance LLC to World Omni Auto Leasing LLC was not a true sale or because the court concluded that assets and liabilities of World Omni, Auto Lease Finance LLC and World Omni Auto Leasing LLC, or of Auto Lease Finance LLC and World Omni Auto Leasing LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•  the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•  the fact that neither the Issuing Entity nor the Indenture Trustee has a perfected security interest in the vehicles or any cash collections of the leases at the time a bankruptcy proceeding begins.

Consolidation or Disregard of Sale Following A Bankruptcy of World Omni May Cause Delays in Payments or Losses on Your Investment.	Any amounts paid by World Omni to Auto Lease Finance LLC, World Omni Auto Leasing LLC, the Titling Trust, the QI or the Issuing Entity may be recoverable as preferential transfers if World Omni were to become the subject of a bankruptcy case or proceeding and World Omni had paid those amounts within one year of the commencement of the bankruptcy case.

The insolvency of World Omni also could result in its replacement as Servicer, which could temporarily interrupt payments on the Notes. A bankruptcy case or an insolvency case under federal or state law against World Omni also would be an Event of Default under the servicing agreement, which could result in the removal of World Omni as Servicer. Either type of case could delay payment to you on the Notes. If payments previously made by World Omni were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the Notes. See also “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Insolvency Related Matters” and “—Dodd-Frank Act Orderly Liquidation Authority Provisions.”

Adverse Consequences of the Termination of the Toyota Distribution Agreement.	Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A., Inc. could materially and adversely affect World Omni’s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a servicer termination event and removal of World Omni as Servicer.

Adverse Consequences of A Bankruptcy or Insolvency of the Titling Trust.	We have registered the Titling Trust under various states’ business trust laws. This means that the Titling Trust may be subject to bankruptcy or state insolvency laws. If, despite the built-in structural protections, the Titling Trust becomes bankrupt or insolvent, then claims against its assets would be subordinate to the perfected security interest in those assets held by the Closed-End Collateral Agent.

For further discussion of how a bankruptcy proceeding of the Titling Trust, Auto Lease Finance LLC, the Servicer, the QI, World Omni Auto Leasing LLC or other related entities may affect the Issuing Entity and the Notes, we refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Insolvency Related Matters” and “—Dodd-Frank Act Orderly Liquidation Authority Provisions.”

Commingling By the Servicer May Result In Delays and Reductions In Payments On Your Notes.

So long as World Omni is Servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including World Omni’s unsecured debt obligations rating by any rating agency hired by the Sponsor to rate the Notes being acceptable to such rating agency) is satisfied, World Omni, as the Servicer, after identifying the applicable specified interest and Reference Pool, unencumbered pool or warehouse facility pool, may retain all payments on the leases with respect to a Reference Pool received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a Collection Period until the business day preceding the related Payment Date. During this time, the Servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of securities, the Servicer must deposit into the related collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related Collection Period.

To the extent the Servicer does not satisfy the monthly remittance conditions, the Servicer is required to deposit the collections into the Exchange Note collection account within two business days of receipt of those collections and identification of the account(s) and obligor(s) to which those collections relate. During such two business days, the Servicer need not segregate such amounts from its own funds.

If the Servicer is unable to deposit these amounts into the collection account, you might incur a loss on your securities.

A Security Breach or a Cyber-Attack Affecting World Omni Could Adversely Affect World Omni’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes.

World Omni could be the subject of cyber-attacks that may result in slow performance, loss or temporary unavailability of World Omni’s data or information systems, including its core systems used to service the leases. Security breaches or cyber-attacks involving World Omni’s systems or facilities, or the systems or facilities of third-party providers, including the subcontractors of such third-party custodian hosting the Software as a Service (SaaS)-based/cloud based system storing the electronic contracts, could expose World Omni to a risk of loss of personal information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on World Omni’s future business with current and potential customers, results of operations and financial condition.

If the security measures employed by World Omni or its third-party providers, including the subcontractors of such third-party custodian hosting the SaaS-based/cloud based system storing the electronic contracts, are circumvented by methods such as hacking, the use of artificial intelligence, fraud, trickery or other forms of deception, World Omni may experience misappropriation of its proprietary information, interruptions of its operations, damage of critical infrastructure, or ransomware demands.

World Omni may be required to expend capital and other resources to protect against, or remediate problems caused by, such security breaches or cyber-attacks.  Even if a failure of, or interruption in, World Omni’s systems or facilities is resolved timely or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may nevertheless require World Omni to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose World Omni to reputational harm.

World Omni may have increased cyber-security risks and increased vulnerability to security breaches and other information technology disruptions as a result of remote work and other flexible work arrangements. World Omni may not be able to anticipate or implement effective preventative measures against all security breaches, especially because in recent years perpetrators have been originating such attacks using increasingly sophisticated and frequently changing techniques.  The occurrence of any of these events could have a material adverse effect on World Omni’s business, results of operations and financial condition, could adversely affect World Omni’s ability to service the leases under the servicing agreement and supplement and perform its other obligations under the other transaction documents, and could have an adverse effect on your Notes.

You May Experience Reduced Return and Delays on Your Notes Resulting from Changes in the Sponsor’s Servicing System	The Sponsor intends to implement a new servicing system. Although not anticipated, it is possible that the implementation of the new servicing system could result in certain portions of the servicing system not operating as expected, resulting in a loss of functionality or data delays, which could adversely affect the servicing of the Units. Further, in anticipation of the implementation of the new system, the Sponsor modified certain system processes as of January 2026 related to the reporting of the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent, from $40 to 10% of the applicable scheduled payment. Although the Sponsor does not currently anticipate that the process modification related to the Delinquency Threshold Amount will have a material adverse effect on the number of leases determined to be delinquent or defaulted compared to the number that would have been so determined without the change, no assurance can be given that this change will not have a material adverse effect.

RISKS RELATING TO ECONOMIC CONDITIONS AND OTHER EXTERNAL FACTORS

The Adverse Events Arising from Pandemics, Epidemics and Other Wide-Spread Public Health Events May Result in Losses or Delays in Payment on Your Notes.

Pandemics, epidemics and other wide-spread public health events, have led, and may in the future lead, to disruptions and volatility in the financial markets and general economic activity, as businesses and federal, state, and local governments take broad actions intended to mitigate the public health crisis. The resultant increases in unemployment, decreases in consumer spending and reduced demand for certain products, including abrupt declines in new vehicle leases and downward pressure on used vehicle values, disruptions in global supply chains and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and decreases in liquidity of certain secondary markets, along with the various laws, regulations, executive orders, local ordinances and other guidance implemented to combat the effects of a pandemic, epidemic or wide-spread public health event could have negative effects on the business of World Omni and on its customers, dealers, and competitors.

The economic uncertainty resulting from a pandemic, epidemic or other wide-spread public health event could result in increased delinquencies and defaults by lessees due to financial hardship or otherwise. In addition, federal, state or local governments may enact laws, regulations, executive orders or other guidance related to financial obligations such as the leases, including allowing lessees to forgo making scheduled lease payments, requiring certain modifications or waiving certain fees, or curtailing the ability of creditors and lessors to exercise certain rights such as repossessions and liquidations of leased vehicles. Furthermore, the Servicer may implement a range of actions with respect to affected lessees and the related leases to extend or modify the payment schedule consistent with the Servicer’s customary servicing procedures. See “The Servicer, Sponsor and Administrator.” The occurrence of any such events could have an adverse effect on World Omni’s ability to operate its business or perform its obligations under the transaction documents or could cause a disruption in collection activities with respect to the Units.

A pandemic, epidemic or other wide-spread public health event may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of lessees to make timely payments on the leases, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your Notes, and risks of geographic concentration of the lessees. All of the foregoing could have a negative impact on the performance of the Units and, as a result, you may experience delays in payments or losses on your Notes.

The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn.

Deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases. Economic conditions could deteriorate in connection with an economic downturn, high interest rates, elevated levels of inflation, volatile fuel and energy prices, housing price declines, tariffs and other trade protection measures, economic sanctions which may constrain supply chains, work stoppages at auto manufacturers, terrorist events, geopolitical unrest or conflict, war, extreme weather conditions, epidemics, pandemics or other public health emergencies or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your Notes. An improvement in economic conditions could result in prepayments by the lessees of their payment obligations under the leases. As a result, you may receive principal payments of your Notes earlier than anticipated.

On June 21, 2025, the United States attacked the Islamic Republic of Iran (“Iran”), specifically focusing its attacks on Iran’s nuclear facilities. Recently, the United States in conjunction with Israel have resumed military action against Iran. Iran has retaliated against various countries in the region targeting both civilian and military targets. The conflict in the Middle East may spread to other countries in the region, lead to attacks on global shipping lanes, have adverse effects on oil prices, and negatively impact the global economy.

In January 2026, United States military forces arrested Venezuelan president Nicolas Maduro and his wife on multiple charges including drug trafficking. If Venezuela were to de-stabilize, the ensuing instability could spread to other countries. Instability in the Caribbean, South or Central America could have adverse effects on supply chains and negatively impact the global economy or the economy within the Five-State Area.

The evolution or commencement of any regional or global conflicts, of which the foregoing are just examples, and actions taken by governments and others in response to such conflicts are unpredictable. These conflicts and resulting sanctions and other measures have led to or may lead to further global supply chain disruptions, increased oil and gas prices and other inflationary pressures, as well as significant market volatility, adverse performance of the Units and decreases in the value of your Notes. The sanctions and other actions may have an adverse impact on the sovereign debt, central banks and economies of other countries.

In addition, a general economic downturn may adversely affect the performance of the leases. During periods of economic slowdown or recession (including due to elevated levels of inflation and high interest rates), delinquencies, defaults, repossessions and losses generally increase. High levels of unemployment, low levels of consumer confidence in the economy and a general reduction in the availability of credit (including due to high interest rates) may lead to increased delinquencies and defaults by lessees. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of the vehicles securing the leases, which weakens collateral coverage and increases the risk and severity of a loss in the Event of Default or upon lease maturity. Significant increases in the inventory of used motor vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed motor vehicles or returned leased vehicles may be sold or delay the timing of these sales.

New tariffs and evolving trade policy between the United States and other countries could also adversely affect economic conditions, consumer confidence in the economy, the market for used automobiles, and the performance of the leases.

Disagreement over the federal budget has caused the United States federal government to shut down for periods of time. Although United States lawmakers have passed legislation to raise the federal debt ceiling on multiple occasions, rating agencies have lowered or threatened to lower the long-term sovereign credit rating of the United States. Recent United States debt ceiling concerns and budget impasses have increased the possibility of additional credit-rating downgrades. The impact of any such downgrades to the United States government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. Continued adverse political and economic conditions could have an adverse effect on the performance of the Units and your Notes.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the leases.

Further, changes in the availability or cost of the long-term financing necessary to support the acquisition of new Units could adversely affect results of operations of World Omni. World Omni uses securitization programs to fund a substantial portion of the Units acquired by World Omni, through the Titling Trust, from dealers. Changes in the condition of the asset-backed securitization market could lead to higher costs to access funds or require World Omni to seek alternative means to finance its acquisition of Units. In the event that the securitization market ceases to exist and there were no immediate alternative funding sources available, World Omni might be forced to curtail its acquisition of Units for some period of time. The impact of reducing or curtailing World Omni’s acquisition of Units could have a material adverse effect on the business, sales, results of operations and financial condition of World Omni.

Historical loss experience set forth in this prospectus since fiscal year 2021 under “Delinquencies, Repossessions and Net Losses” and “Static Pool Information” may not accurately predict the performance of the leases in the Reference Pool due to the unprecedented impact of the COVID-19 pandemic and other market factors. All of the foregoing could have a negative impact on the performance of the leases and, as a result, you may experience delays in payments or losses on your Notes.

The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.	Lessees related to leases in the Actual Pool constituting approximately 64.92%, 12.70%, 8.69%, 6.83% and 5.21% of the aggregate Securitization Value as of the Actual Cutoff Date are located in Florida, North Carolina, Georgia, South Carolina and Alabama, respectively, based on the billing addresses of the lessees.

Adverse economic conditions in a state where a large number of lessees are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the lease assets. Economic conditions that may lead to increased delinquency and default rates by lessees include: high unemployment, high fuel and energy prices, lack of available credit, interest and inflation rates and the effects of natural disasters and catastrophes, including hurricanes, floods, tornadoes, earthquakes, wildfires and wide spread public health events. These events may also lead to decreased consumer demand for automobiles and declining market value of the leased vehicles, which could increase the amount of a loss if the leases included in the Reference Pool default. These negative conditions could also have an effect on the timing and amount of principal and interest payments on the Notes and you may suffer a loss. As of the Actual Cutoff Date, World Omni’s records indicate that the billing addresses of the lessees of the lease assets in the Actual Pool were concentrated in the Five-State Area. Adverse economic conditions as a result of an economic downturn in the Five-State Area, including a decline in home values, savings and investment portfolios, may affect payments on the leases from lessees residing in those states. The occurrence of epidemics, pandemics, natural disasters and catastrophes such as hurricanes, floods, tornadoes, earthquakes and wildfires, geological disasters such as oil spills, pandemics, epidemics or other wide-spread public health events or other similar events, in the Five-State Area may adversely affect lessees and leased vehicles located in those states, and we may be unable to accurately assess the effect of such events on the Units and lessees in the Five-State Area. Even if the effect of such events on the performance of the Units is unclear, there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. No representation or warranty will be made by the Sponsor or any other entity under the transaction documents regarding the condition of any vehicle securing the leases as of the Actual Cutoff Date or any other date. Under the terms of each lease, the related lessee is required to maintain physical damage insurance covering the related leased vehicle. However, there can be no assurance that such insurance has been maintained in all cases or would fully cover any damage to the related vehicle. Investors should consider the possible effects on delinquency, default and prepayment experience of the lease assets because any adverse impact as a result of an economic downturn, epidemic, pandemic, recession, hurricane, flood, tornado, earthquake, wildfire or human-caused event or any similar event may be borne by the Noteholders. We refer you to “The Leases— Distribution of the Leases by Geographic Location as of the Actual Cutoff Date” in this prospectus.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic or Political Conditions.	The Notes will not be listed on any securities exchange. Therefore, in order to sell your Notes, you will need to find a willing buyer. The underwriters may, but are not obligated to, provide a secondary market for the Offered Notes. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your Notes.

Major disruptions in the global financial markets could result in significant reductions in liquidity in the secondary market for asset-backed securities. Periods of illiquidity could affect the secondary market, thereby adversely affecting the market value of your Notes and your ability to locate a willing buyer. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries, the ratings downgrade of the United States long-term credit rating by certain rating agencies, and potential further ratings downgrades. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States. Moreover, disruptions in the global financial markets due to wide-spread public health events and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. Accordingly, you may not be able to sell your Notes when you want to do so or you may be unable to obtain the price that you wish to receive for your Notes and, as a result, you could suffer a loss on your investment.

Climate Change Could Have an Adverse Effect on World Omni’s Business and May, Directly or Indirectly, Cause Losses on Your Notes.

The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on World Omni, including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles. The auto industry, in particular, is subject to regulations which attempt to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including auto finance companies such as World Omni. World Omni’s ability to acquire through the Titling Trust, new leases of Toyota-branded motor vehicles which meet certain eligibility criteria for certain environmentally- or sustainability-related purposes, or comply with applicable rules and regulations, will depend on the availability of such motor vehicles and market conditions, including supply chain disruptions.

Significant physical effects of climate change, such as extreme weather, natural disasters and catastrophes, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including World Omni and the obligors on the leases. For example, obligors living in areas affected by extreme weather, natural disasters and catastrophes may suffer financial harm, reducing their ability to make timely payments on their leases. The auto dealerships in the Five-State Area and physical auctions that facilitate the origination of the Units and disposition of the leased vehicles are also subject to disruption as a result of extreme weather, natural disasters and catastrophes. In addition, such conditions may have industry- or economy-wide effects due to the interdependence of market actors. For additional information, see “Risk Factors—Risks Relating to Economic Conditions and Other External Factors— The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.”

The effects of climate change could adversely affect the performance of the Units, the market value of the leased vehicles, the credit rating of World Omni or the ability of World Omni, as Sponsor, to honor its commitment to repurchase Units due to breaches of representations or warranties, and, as Servicer, to service the leases or purchase Units due to certain servicer modifications, which could result in losses on your Notes. For information with respect to World Omni’s efforts regarding climate change, see “The Servicer, Sponsor and Administrator—Corporate Responsibility” in this prospectus.

RISKS RELATING TO CERTAIN REGULATORY AND OTHER MATERIAL LEGAL ASPECTS OF THE UNITS

Requirements for Certain European Economic Area and United Kingdom Regulated Investors.

European Economic Area

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union (“EU”) directives and regulations (as amended, the “EU Securitisation Regulation”) has direct effect in member states of the EU and also applies in non-EU states of the EEA. The EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto and any relevant guidance and directions published in relation thereto by the European Banking Authority (the “EBA”), the European Securities and Markets Authority (the “ESMA”) and the European Insurance and Occupational Pensions Authority (or, in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU Securitisation Rules.”

Article 5 of the EU Securitisation Regulation places certain due diligence requirements (the “EU Investor Due Diligence Requirements”) on investments in ‘securitisations’ (as defined in the EU Securitisation Regulation) by an “institutional investor”, defined in the EU Securitisation Regulation to include: (a) an insurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II; (b) a reinsurance undertaking as defined in Solvency II; (c) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive; (d) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EEA; (e) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management; and (f) a credit institution or an investment firm, as defined in and for the purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”). The EU Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

The EU Investor Due Diligence Requirements provide that, prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitisation Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitisation Regulation) must, among other things: (1) verify that: (a) where the originator or original lender is established in a third country (that is, not within the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-

defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitisation Regulation, and discloses the risk retention to institutional investors; and (c) the originator, sponsor or securitisation special purpose entity (“SSPE”) (i.e., in the case of the transaction described in this prospectus, the Issuing Entity) has, where applicable, made available the information required by Article 7 of the EU Securitisation Regulation (which sets out transparency requirements for originators, sponsors and SSPEs, including, among other things, quarterly asset level reports and quarterly investor reports, each prepared on the basis of templates prescribed pursuant to the EU Securitisation Rules) in accordance with the frequency and modalities provided for in such Article 7 (the “EU Transparency Requirements”, as to which see additional information below); and (2) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (a) the risk characteristics of the securitisation position and the underlying exposures, and (b) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The EU Investor Due Diligence Requirements also provide that, while holding a securitisation position, an EU Affected Investor must: (a) establish appropriate and proportionate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures; (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures (or, where there is insufficient data for such purposes, stress tests on loss assumptions); (c) ensure internal reporting to its management body to enable adequate management of material risks; and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.

It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Due Diligence Requirements.

With regard to World Omni’s credit-granting criteria and processes, EU Affected Investors may wish to review the information set forth under “The Servicer, Sponsor and Administrator—Underwriting Standards” in this prospectus.

Article 6 of the EU Securitisation Regulation contains provisions relating to the obligation on the originator, sponsor or original lender of a securitisation to retain a material net economic interest in the securitisation of not less than 5% (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are specified in regulatory technical standards set out in Commission Delegated Regulation (EU) 2023/2175 of 7 July 2023 (the “EU RTS”).

The EU Securitisation Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S. established entities, such as World Omni. However, the explanatory memorandum to the original European Commission proposal for a securitisation regulation implies that the direct obligation would not apply where none of the originator, sponsor or original lender is established in the EU, and this interpretation is supported by the EBA’s “Feedback on the public consultation” section of a paper it published on July 31, 2018, where it said: “The EBA agrees however that a ‘direct’ obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the European Commission in the explanatory memorandum.” This interpretation is, however, non-binding and not legally enforceable.

Notwithstanding the above, on the Closing Date, World Omni will, as “originator” within the meaning of the EU Securitisation Rules (that is, the entity which itself or through related entities was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to the exposures being securitized, being the Units), agree to retain, on an ongoing basis, for so long as any Notes remain outstanding, a material net economic interest in the securitisation transaction described in this prospectus, and will give certain other related undertakings and representations, all in the manner, and on the terms, summarized in “EU Securitisation Regulation and UK Securitisation Framework” in this prospectus.

Article 6(1) of the EU Securitisation Regulation provides that an entity shall not be considered an “originator” for the purposes of Article 6 thereof if it has been established or operates for the sole purpose of securitizing exposures (the “EU Sole Purpose Test”). The EU RTS further provide that “[a]n entity shall not be considered to have been established or to operate for the sole purpose of securitising exposures… where all of the following applies: (a) the entity has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which the entity does not rely on the exposures to be securitised, on any interests retained or proposed to be retained in accordance with Article 6 of [the EU Securitisation Regulation], or on any corresponding income from such exposures and interests, as its sole or predominant source of revenue; (b) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, as well as adequate corporate governance arrangements” (the “EU Sole Purpose Principles”).

On March 31, 2025, the Joint Committee of the European Supervisory Authorities (the “Joint Committee”) issued a report (the “JC Report”) on the implementation and functioning of the EU Securitisation Regulation. In the JC Report, the Joint Committee expressed the view that the use of “third party origination vehicles” (which it refers to as “typically SPVs or similar structures… [that] are predominantly funded by third party investors who wish to gain exposure to a diversified pool of [collateralized loan obligations (“CLO”)] risk retention notes, [where] the vast majority of the SPV’s revenues are derived from the risk retention notes”) to hold risk retention on the basis that they qualify as “originators” for the purpose of the EU Securitisation Regulation is not in line with the original intention behind the EU Sole Purpose Test. The JC Report includes certain statements with respect to interpretation of the term “predominant source of revenue” in the context of the EU Sole Purpose Principles, including that “it is important to note that the entity’s revenues should not be predominantly derived from the assets retained and assets held on balance sheet that are subsequently securitized.” The JC Report states that the term “predominant” used in the EU Sole Purpose Principles “should be understood as corresponding to a threshold of more than 50%” and goes on to state that “the entity’s revenues should correspond to no more than 50% on the exposures to be securitised, risk retained assets or proposed to be retained in accordance with Article 6 of [the EU Securitisation Regulation], or any corresponding income from such exposures and risk retained assets.”

The relevant section of the JC Report has a focus on CLO transactions. It is not stated whether, or to what extent, any conclusions or proposals are intended to apply only in respect of such transactions, but there is a statement that “While CLO-specific issues are highlighted in this report, similar challenges might manifest in other securitisation types, ensuring broader applicability.” The JC Report may not be conclusive as to the interpretation of the relevant provisions of the EU Securitisation Rules in all cases, but the Joint Committee expressed the view that the above interpretation as to the meaning of “predominant” should be applied to any new issuance going forward. In addition, the Joint Committee invited the European Commission to confirm the Joint Committee’s interpretation and, if needed, to consider amending the EU Securitisation Regulation to clarify the meaning of the term “sole purpose”, where used in this context; and, as an alternative, the JC Report contemplates the possibility of amendments being made to the EU RTS to clarify the meaning of the term “predominant.” However, the European Commission’s proposals for amending the EU Securitisation Regulation, published on June 17, 2025, made no mention of such matters. It is currently not known if or when the European Commission will express a view on the Joint Committee’s interpretation of the term “predominant” or provide any further clarification as to the matters described in this paragraph and the previous paragraph, or whether, when or to what extent the EU Securitisation Rules may be amended in light of the JC Report (or otherwise).

Investors should make their own assessment of the significance of the JC Report and of the eligibility of World Omni to act as an originator for the purpose of the EU Securitisation Rules.

In connection with the EU Sole Purpose Test and EU Sole Purpose Principles, EU Affected Investors may wish to review the information set forth under “The Servicer, Sponsor and Administrator” in this prospectus and/or to consult other sources for information with regard to World Omni’s business, assets, revenue streams and related operations.

The EU Transparency Requirements in Article 7 of the EU Securitisation Regulation require that the “originator”, “sponsor” and “SSPE” (as those terms are defined in the EU Securitisation Regulation), makes certain prescribed information relating to the relevant securitisation available to investors, competent authorities and, upon request, to potential investors. Such prescribed information includes quarterly asset-level reporting and quarterly investor reporting using a specified form of reporting template. Pursuant to the EU Investor Due Diligence Requirements, prior to investing in (otherwise holding an exposure to) a securitisation, EU Affected Investors are required to verify that the originator, sponsor or SSPE has, where applicable, made available the information required by the EU Transparency Requirements.

The EU Securitisation Rules make no express provision as to whether, and, if so, to what extent, an EU Affected Investor is required to verify compliance with the EU Transparency Requirements in cases where the originator, the sponsor or the SSPE is established outside the EEA (as in the transaction described in this prospectus). However, in a report published on October 10, 2022, the European Commission provided guidance to the effect that EU Affected Investors subject to the EU Investor Due Diligence Requirements are required to verify that the EU Transparency Requirements have been fulfilled, including asset level reporting on the templates published by the ESMA, without “differentiating the scope of information to be provided, depending on whether the securitisation is issued by EU entities or by entities based in third-countries.” With reference to securitisations in which the requirements of the EU Transparency Requirements are not satisfied, the European Commission stated that it “is aware that the current text of Article 5(1)(e) [of the EU Securitisation Regulation], in conjunction with the rules laid down by Article 7 [of the EU Securitisation Regulation] (and, in turn, in conjunction with the respective technical standard) de facto excludes EU institutional investors from investing in certain third-country securitisations.”

EU Affected Investors should be aware that none of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the Closed-End Collateral Agent, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, intends, or will undertake, to make available any of the information, documents or reports set out in the EU Transparency Requirements.

United Kingdom

With respect to the UK, the framework for the regulation of securitization comprises: (i) the Securitisation Regulations 2024 (SI 2024/102) (as amended, the “UK Securitisation Regulations”), (ii) the securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (the “FCA”) (the “SECN”), (iii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRA”) (the “PRASR”) and (iv) relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (each as further amended, supplemented or replaced from time to time, the “UK Securitisation Framework”). The UK Securitisation Framework, together with (i) all relevant guidance, policy statements and directions relating to the application of the UK Securitisation Framework published by the FCA, the PRA and/or the UK Pensions Regulator (or their successors), (ii) any guidelines relating to the application of the EU Securitisation Regulation which are applicable in the UK, and (iii) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitisation Framework, in each case as amended, supplemented or replaced from time to time, are referred to in this prospectus as the “UK Securitisation Rules.”

Regulations 32B to 32D (inclusive) of the UK Securitisation Regulations, SECN 4 and Article 5 of Chapter 2 of the PRASR, as applicable, place certain due diligence requirements (the “UK Investor Due Diligence Requirements”) on investments in “securitisations” (as defined in the UK Securitisation Regulations) by an “institutional investor”, defined in the UK Securitisation Regulations to include: (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK; (d) a fund manager of such an occupational pension scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (e) an AIFM (as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”)) with permission under the FSMA in respect of managing an AIF (as defined in regulation 3 of the AIFM Regulations), and which markets or manages an AIF in the UK; (f) a small registered UK AIFM (as defined in the AIFM Regulations); (g) a management company as defined in section 237(2) of the FSMA; (h) a UCITS as defined in section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (i) a CRR firm as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the EUWA (as amended, the “UK CRR”); and (j) an FCA investment firm as defined in Article 4(1)(2AB) of the UK CRR. The UK Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors”).

The UK Investor Due Diligence Requirements provide that, prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitisation Regulations), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitisation Regulations) must, among other things: (1) verify that: (a) subject to certain exceptions, where the originator or original lender is established in a third country (that is, not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis (or, in the case of certain UK Affected Investors, continually retains) a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with SECN 5 or Article 6 of Chapter 2 and Chapter 4 of the PRASR, as applicable, and discloses the risk retention to institutional investors; and (c) the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate, in each case subject to certain minimum requirements set out in the components of the UK Securitisation Framework to which the relevant UK Affected Investor is subject (as to which see additional information below); and (2) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (a) the risk characteristics of the securitisation position and the underlying exposures, and (b) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The UK Investor Due Diligence Requirements also provide that, while holding a securitisation position, a UK Affected Investor must: (a) establish appropriate and proportionate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures; (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures (or, where there is insufficient data for such purposes, stress tests on loss assumptions); (c) ensure internal reporting to its management body (or equivalent) to enable adequate management of material risks; and (d) be able to demonstrate to its regulatory authority that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.

It remains unclear what is and will be required for UK Affected Investors to demonstrate compliance with certain aspects of the UK Investor Due Diligence Requirements.

With regard to World Omni’s credit-granting criteria and processes, UK Affected Investors may wish to review the information set forth under “The Servicer, Sponsor and Administrator—Underwriting Standards” in this prospectus.

Under the UK Securitisation Framework, each of SECN 5 and Article 6 of Chapter 2 and Chapter 4 of the PRASR contain provisions relating to the obligation on the originator, sponsor or original lender of a securitisation to retain a material net economic interest in the securitisation of not less than 5% (the “UK Risk Retention Requirements”). The UK Securitisation Framework provides that the UK Risk Retention Requirements apply only to entities established in the UK and, consequently, they do not impose a direct obligation upon U.S.-established entities, such as World Omni.

Notwithstanding the above, on the Closing Date, World Omni will, as “originator” within the meaning of the UK Securitisation Rules (that is, the entity which itself or through related entities was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to the exposures being securitized, being the Units), agree to retain, continually and on an ongoing basis, for so long as any Notes remain outstanding, a material net economic interest in the securitisation transaction described in this prospectus, and will give certain other related undertakings and representations, all in the manner, and on the terms, summarized in “EU Securitisation Regulation and UK Securitisation Framework” in this prospectus.

Each of SECN 5.2.5R and Article 6(1) of Chapter 2 of the PRASR provides that an entity shall not be considered an “originator” for the purposes of SECN 5 and Article 6 thereof, respectively, if it has been established or operates for the sole purpose of securitizing exposures. SECN 5.3.6R further provides that “[the] following must be taken into account when assessing whether an entity has been established or operates for the sole purpose of securitising exposures as referred to in SECN 5.2.5R: (1) the entity has a business strategy and the capacity to meet payment obligations consistent with a broader business model and involving material support from capital, assets, fees or other income available to the entity, relying neither on the exposures being securitised, nor on any interests retained or proposed to be retained in accordance with SECN 5, as well as any corresponding income from such exposures and interests; and (2) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, and the entity has adequate corporate governance arrangements.” Article 2(6) of Chapter 4 of the PRASR contains a substantially similar provision, with reference to the relevant provisions of the PRASR. The JC Report does not have a bearing on such requirements under the UK Securitisation

Framework. In connection with such requirements, UK Affected Investors may wish to review the information set forth under “The Servicer, Sponsor and Administrator” in this prospectus and/or to consult other sources for information with regard to World Omni’s business, assets, revenue streams and related operations.

Pursuant to the UK Investor Due Diligence Requirements, prior to investing in (or otherwise holding an exposure to) a securitisation, UK Affected Investors are required to satisfy the UK Investor Due Diligence Requirements. Each of the UK Securitisation Regulations, the SECN and the PRASR further provides (with minor variations) that the information to be made available by the originator, sponsor or SSPE in order for a UK Affected Investor to be able to satisfy the UK Investor Due Diligence Requirements must include at least:

(a)       details of the underlying exposures, to be provided on at least a quarterly basis;

(b)       investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation, including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender, to be provided on at least a quarterly basis;

(c)       all information on the legal documentation needed to understand the transaction, including detail of the legal provisions governing the structure of the transaction, any credit enhancement or liquidity support features, the cash flows and loss waterfalls, investors’ voting rights and any triggers or other events that could result in a material impact on the performance of the securitisation position, to be provided (i) for primary market investments, in draft or initial form before pricing or commitment to invest, and in final form no later than 15 days after closing of the transaction, (ii) for secondary market investments, in final form before a commitment to invest and (iii) for both primary and secondary market investments, as an updated version as soon as practicable following any material change;

(d)       information describing any changes or events materially affecting the transaction, including breaches of obligations under the transaction documents, to be provided as soon as practicable following the material change or event; and

(e)       any approved prospectus or other offering or marketing document prepared with the cooperation of the originator or sponsor, to be provided (i) for primary market investments, in draft or initial form before pricing or commitment to invest, and in final form no later than 15 days after closing of the transaction or (ii) for secondary market investments, in final form before a commitment to invest.

UK Affected Investors should be aware that none of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the Closed-End Collateral Agent, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, intends, or will undertake, to make available any additional information, documents or reports specifically for purposes of, or in connection with, compliance by any investor with the UK Investor Due

Diligence Requirements. UK Affected Investors should therefore independently consider, among other things, whether the information provided in this prospectus and/or otherwise to be made available is sufficient for it to be able to satisfy the UK Investor Due Diligence Requirements.

General

Except as described herein, no party to the transaction described in this prospectus will undertake, or intends, in connection with such transaction, to take or refrain from taking any action in a manner prescribed or contemplated by the EU Securitisation Rules or the UK Securitisation Rules, or to take any other action for the purposes of, or in connection with, facilitating or enabling compliance by any person with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions. In particular, without limitation, no such person will undertake, or intends, to make available any of the information, documents or reports set out in the EU Transparency Requirements or any additional information, documents or reports specifically for purposes of, or in connection with, compliance by any investor with the UK Investor Due Diligence Requirements.

Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should independently assess and determine whether, and to what extent, the agreement by World Omni to retain the Retained Interest as described in this prospectus and the information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements and/or any corresponding national measures that may be relevant and/or with any other applicable legal, regulatory or other requirements.

Prospective investors that are EU Affected Investors or UK Affected Investors should be aware that the interpretation of the EU Investor Due Diligence Requirements and the UK Investor Due Diligence Requirements, respectively, remains uncertain and that supervisory authorities and national and other regulators may have different views as to how the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, should be interpreted, and those views are still evolving. Furthermore, both the EU Securitisation Rules and the UK Securitisation Rules are expected to change over time and there is no certainty as to the timing or nature of those changes.

None of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the Closed-End Collateral Agent, the other parties to the transaction described in this prospectus, nor any of their respective affiliates: (a) makes any representation, warranty or guarantee as to the applicability (or otherwise) of the EU Securitisation Rules or the UK Securitisation Rules to an investment in the Notes; (b) makes any representation, warranty or guarantee that the agreement by World Omni to retain the Retained Interest as described in this prospectus or any information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient in all circumstances for the purposes of any Noteholder’s or prospective investor’s compliance with the EU Investor

Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the Notes, World Omni (including its agreement to retain the Retained Interest) and the transactions described herein are otherwise compliant with the EU Securitisation Rules or the UK Securitisation Rules; (c) will have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any Noteholder’s or prospective investor’s failure or inability to comply with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (d) will have any obligation with respect to the EU Securitisation Rules or the UK Securitisation Rules, other than the specific obligations undertaken with respect to the Retained Interest, as described in more detail under “EU Securitisation Regulation and UK Securitisation Framework.”

Any failure by an EU Affected Investor to comply with the EU Investor Due Diligence Requirements or by a UK Affected Investor to comply with the UK Investor Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s regulatory authority. The EU Securitisation Rules, the UK Securitisation Rules and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and have an adverse impact on the value and liquidity of the Notes. Prospective investors are responsible for and should analyze their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the scope and application of, and compliance with, the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and any other applicable regulations, and the suitability of the Notes for investment.

Existing Legislation and Future Regulatory Reforms Could Have An Adverse Effect On World Omni’s Business and Operating Results.	World Omni is subject to federal and state regulation and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other similar legislation or future legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the Units, on World Omni’s securitization programs or on the regulation and supervision of World Omni, the Depositor or any Issuing Entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on World Omni’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni’s reputation, brand and valued customer relationships.

Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni, the Titling Trust, the Initial Beneficiary, the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes.

The Dodd-Frank Act took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•       created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for administering and enforcing the federal laws and regulations for consumer financial products and services;

•       created a new framework for the regulation of over-the-counter derivatives activities;

•       strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•       created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni or its affiliates.

The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with federal consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems. On August 31, 2015, World Omni became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect. Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni’s business products, policies and procedures. On August 7, 2025, the CFPB issued an advance notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the threshold test determining whether a company is a larger participant in the automobile financing market. On February 7, 2025, President Trump appointed Russell Vought as Acting Director of the CFPB. Shortly after his appointment Acting Director Vought ordered all activities of the CFPB, including supervision and examination activities, to be suspended. While certain activities have resumed, there remains considerable uncertainty as to the future of the CFPB and the areas of focus or priorities of the CFPB under Acting Director Vought and any successor Director. Furthermore, there remains pending litigation related to the activities of and the level of staffing at the CFPB. The state-level response to changes at federal agencies, including the CFPB, is also unclear and may include increasing, decreasing, or re-prioritizing enforcement activity.

Two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts or practices (“UDAAP”). CFPB regulation, inquiries and related enforcement actions, including the CFPB’s application of UDAAP principles and supervision of World Omni by the CFPB, may increase

World Omni’s compliance costs, require changes in World Omni’s business practices, affect World Omni’s competitiveness, impair World Omni’s profitability, harm World Omni’s reputation or otherwise adversely affect World Omni’s business.

The CFPB and the Federal Trade Commission (the “FTC”) have broad authority to investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB may review the actions of indirect auto finance companies with regard to pricing, repossessions and other activities and the CFPB has previously taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus. The CFPB has investigated credit providers such as banks and other finance companies engaged in auto finance activities over the sale and financing of service contracts (sometimes referred to as extended warranties or extended service agreements) and other add-on products such as guaranteed asset protection (GAP) waivers, and has indicated a focus on repossession activities of lenders and servicers related to motor vehicles, including the potential application of UDAAP principles to discriminatory practices. State attorneys general have also increased their scrutiny of these products. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations offered by World Omni, may require it to cease or alter certain business practices, which could have a material adverse effect on its financial condition, liquidity and results of operations. If any of World Omni’s practices were found to violate the Equal Credit Opportunity Act or other laws, the related lease may be required to be transferred from the Reference Pool and Auto Lease Finance LLC would then be obligated to deposit an amount equal to the related repurchase payment in respect of the lease into the Exchange Note collection account. In addition, the Titling Trust, World Omni, Auto Lease Finance LLC, the Depositor or the Issuing Entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles such as the Issuing Entity. On December 13, 2021, in CFPB vs. Nat’l Collegiate Master Student Loan Trust. No. 1:17-cv-1323-SB (D. Del.) (“Nat’l Collegiate”), an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by the securitization trusts (“NCSL Trust”), holding that the trusts are “covered persons” within the meaning of the Dodd-Frank Act because they engage in the servicing of student loans, even if through third-party servicers and subservicers. On February 11, 2022, the case was stayed pending the defendant’s interlocutory appeal to the U.S. Court of Appeals for the Third Circuit (the “Third Circuit”) and possible consideration of among other matters, whether the securitization trusts are “covered persons” within the meaning of the Dodd-Frank Act. On April 29, 2022, the Third Circuit granted the defendant’s petition for an interlocutory appeal, and on March 19, 2024 ruled in favor of the CFPB holding that the securitization trusts are “covered persons” within the meaning of the Dodd-Frank Act and that the CFPB did not need to ratify the action against the securitization trusts before the statute of limitations had run. On May 3, 2024 the defendant trusts filed a petition for rehearing or rehearing en banc with the Third Circuit. This petition was denied by the Third Circuit on May 21, 2024. On August 16, 2024, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court. This petition was denied by the Supreme Court on December 16, 2024. The Third Circuit and the U.S. Supreme Court denied further review. On January 16, 2025, the CFPB announced a settlement of the action with the defendant trusts, but it was not entered by the district court. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice and the district court dismissed the case on August 28, 2025.

In addition, on May 6, 2024, the CFPB filed a separate complaint against the NCSL Trusts as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged multi-year servicing failures by the defendants, including failure to respond to borrower requests, failure to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, once entered by the court, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively, and to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts. Additionally, under the proposed final judgments and orders, the defendant trusts agreed to correct outstanding requests by borrowers and the NCSL Trusts agreed to modify their servicing guidelines to address the CFPB’s allegations. On June 21, 2024, Pacific Investment Management Company LLC (“PIMCO”) filed a proposed objection to the proposed consent orders and a motion to intervene. PIMCO’s motion to intervene was granted on September 19, 2024, but the court overruled PIMCO’s objection on October 1, 2024. PIMCO appealed the overrule of that objection, and in subsequent litigation and mediation related to that appeal, the final result of the matter was that the defendants would not be required to make any changes to servicing guidelines, though the civil money penalties paid by the defendants would remain unchanged.

Despite the dismissal of the Nat’l Collegiate case and the settlement of the PHEAA case, the CFPB and state attorneys general and state regulators, who have independent authority to enforce the Dodd-Frank Act, may rely on these cases in the future as precedent in investigating and bringing enforcement actions against other trusts or securitization special purpose entities, including the Issuing Entity.

Further, the decision in CFPB v. Manseth, No. 22-CV-29-LJV, 2023 WL 5400235, at *1 (W.D.N.Y. Aug. 22, 2023), a case which cited the district court ruling in Nat’l Collegiate, create the risk that the Issuing Entity may be held vicariously liable for UDAAP violations by World Omni, as Servicer, or the third-party debt collectors. In Manseth, the court found that debt brokers who had contracted with third-party debt collectors and retained the right of recovery to some of the proceeds were “covered persons” who could be held vicariously liable for UDAAP violations committed by those debt collectors. The dicta of the case nonetheless suggested that “mere investors,” those who do not exercise actual control over the third party or those who do not have knowledge of the prohibited conduct may potentially be differently situated which suggests vicarious liability will be a facts and circumstances inquiry.

Currently, federal debt collection rules limit the ability of third-party debt collectors to make debt collection phone calls to consumers. These rules may impact the independent contractors retained by World Omni to perform collection services. The CFPB previously indicated that it intends to address first-party debt collection activities in future rulemakings. World Omni may be required to comply with such future requirements. It is unclear what effect, if any, the debt collection rules, or amendments thereto, will have on the leases or the Servicer’s practices, procedures and other servicing activities relating to the leases or if such impact could reduce the associated recoveries.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations promulgated under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni or its affiliates. No assurance can be given that these new requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the leases and leased vehicles, on the regulation and supervision of World Omni, as an originator or Servicer, the Depositor, the Issuing Entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni or its affiliates, including the Titling Trust, the Initial Beneficiary, the Depositor and the Issuing Entity. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to World Omni, the Initial Beneficiary, the Depositor and the Issuing Entity” in this prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni, the Titling Trust, the Initial Beneficiary, the Depositor or the Issuing Entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni has attempted to structure each of the transfers of the Exchange Note to the Initial Beneficiary, the Depositor and the Issuing Entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of the Initial Beneficiary. Any attempt by the FDIC to recharacterize the transfer of the Exchange Note as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the Notes. In addition, if the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity and the related Noteholders would have a secured claim in the receivership of the Issuing Entity. Also, if the Issuing Entity were subject to OLA, Noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after a receiver is appointed. As a result of any of these events, delays in payments on the Exchange Note and the Notes would occur and possible reductions in the amount of those payments could occur. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in this prospectus.

In addition, and also assuming that the FDIC were appointed receiver of World Omni, the Titling Trust, the Initial Beneficiary, the Depositor or the Issuing Entity under OLA, the FDIC could avoid transfers of the leases that are deemed “preferential.” If the transfer were voided as a preference under OLA, Noteholders would have only an unsecured claim in the receivership for the purchase price of the note. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in this prospectus.

The Return On Your Notes Could Be Reduced By Shortfalls Due To Military Action.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The Servicemembers Civil Relief Act (as amended, the “SCRA”) and similar state laws may provide relief to members of the military, including members of the Army, Navy, Air Force, Space Force, Marines, National Guard, Reservists, Coast Guard, officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, and their spouses and dependents, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non–payment. Furthermore, under the SCRA, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); (ii) the lessee, while in military service, executes a lease of a vehicle and thereafter receives military orders for (x) a change of permanent station (as defined in the SCRA) from (I) a location in the continental United States to a location outside the continental United States or (II) a location in a State (as defined in the SCRA) outside the continental United States to any location outside that State (as defined in the SCRA) or (y) deployment with a military unit or as an individual in support of a military operation, for a period of not less than 180 days; or (iii) the lessee, while in military service executes a lease upon receipt of military orders described in subclause (x) of clause (ii) above and thereafter receives a stop movement order in response to a local, national, or global emergency, effective for an indefinite period or for a period of not less than 30 days, which prevents the lessee or the lessee’s dependents, from using the vehicle for personal or business transportation. No early termination charges (as defined in the SCRA) may be imposed for such termination.

On December 20, 2019, the National Defense Authorization Act for Fiscal Year 2020 (the “2020 NDAA”) was signed into law. The 2020 NDAA amended the SCRA to allow the spouse of a servicemember who died while in military service to terminate a vehicle lease one year from the date of the servicemember’s death, as long as that servicemember died while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. In addition, the 2020 NDAA also allows the spouse of a servicemember who sustains a catastrophic injury or illness to terminate a car lease one year from the date of the catastrophic injury or illness, as long as that servicemember sustained the catastrophic injury or illness while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. No early termination charges (as defined in the SCRA) may be imposed for such termination.

Further, on January 1, 2021, the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (the “2021 NDAA”) was signed into law. The 2021 NDAA further amended the SCRA to give dependents and not just spouses of servicemembers who incur a catastrophic injury or illness or die while in military service the right to terminate leases of motor vehicles in the one year time frame described above. However, the 2021 NDAA also clarified that a spouse’s or dependent’s right to terminate, in cases of catastrophic illness or injury, is only to the extent the servicemember lacks the mental capacity to manage his or her own affairs as a result of such catastrophic illness or injury, otherwise only the servicemember may terminate the lease. No early termination charges (as defined in the SCRA) may be imposed for such termination.

On December 27, 2021, President Biden signed the National Defense Authorization Act for Fiscal Year 2022 (the “2022 NDAA”) into law. Title LXII of the 2022 NDAA otherwise referred to as the Foreign Service Families Act of 2021 amends the Foreign Service Act of 1980 and in part applies the terms governing termination of automobile leases in the SCRA provided to servicemembers in the same manner and to the same extent to members of the Foreign Service posted abroad.

No information can be provided as to the number of leases that may be affected by these laws. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a vehicle under a Defaulted Lease during the related lessee’s period of active duty and, in some cases, may require the Servicer to extend the lease maturity date of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. It is not clear that the SCRA would apply to leases such as the leases allocated to the Reference Pool. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the Servicer will not be required to advance those amounts. Any resulting shortfalls due to such modification or termination will reduce the amount available for distribution on the Notes.

For more information regarding the effect of the SCRA and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Leases That Fail To Comply With Consumer Protection Laws May Be Unenforceable, Which May Result In Losses On Your Investment.

Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated thereunder, regulate the creation, collection, and enforcement of retail lease contracts. The failure by the Titling Trust to comply with these requirements may give rise to liabilities on the part of the Titling Trust (as lessor under the leases). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded. Auto Lease Finance LLC will make representations and warranties that each lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse effects on the Exchange Note, and is not timely cured, Auto Lease Finance LLC will be required to make a reallocation payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related Reference Pool. To the extent that Auto Lease Finance LLC fails to make such a reallocation payment, or to the extent that a court holds the Titling Trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the Titling Trust. If sufficient funds are not available to make both payments to lessees and on the Exchange Notes, you may suffer a loss on your investment in the Notes.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Interests of Other Persons in the Exchange Note, the Leases or the Leased Vehicles Could Reduce Funds Available to Pay Your Notes.

Interests of other persons in the Exchange Note, the leases or the leased vehicles could reduce funds available to pay your Notes if another person acquires an interest in the Exchange Note or in a lease or leased vehicle in the Reference Pool that has priority over the Issuing Entity’s interest. Another person could acquire an interest that is superior to the Issuing Entity’s interest if:

• the Issuing Entity does not have a perfected security interest in the Exchange Note because its security interest was not properly perfected despite the delivery of the Exchange Note to the Indenture Trustee on the Closing Date,

•       the Closed-End Collateral Agent does not have a perfected security interest in the assets in the Reference Pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in the leases and leased vehicles to the Closed-End Collateral Agent on their acquisition by the Titling Trust and the application for a certificate of title for each leased vehicle naming the Closed-End Collateral Agent as secured party,

•       the Titling Trust does not have proper evidence of its ownership of a leased vehicle in the Reference Pool despite the application for a certificate of title for the leased vehicle naming the related titling company as owner,

•       the Closed-End Collateral Agent does not have a perfected security interest in a lease in the Reference Pool because World Omni did not maintain physical possession, for a tangible contract, or “control,” for an electronic contract, or

•       the Closed-End Collateral Agent’s security interest in a lease or leased vehicle in the Reference Pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation (“PBGC”), tax liens or mechanic’s liens, may have priority over the Closed-End Collateral Agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information about the security interests in the Exchange Note and the leases and leased vehicles in the Reference Pool, see “The Titling

Trust—Titling of Leased Vehicles” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests.”

In addition, the Closed-End Collateral Agent will not have a security interest in sale proceeds from the lease vehicles held by the qualified intermediary under the LKE program, which may result in losses on your Notes if the Servicer becomes insolvent or is subject to a bankruptcy proceeding or defaults in its obligation to deposit an amount equal to those proceeds in the collection account.

For more information about the LKE program, see “The Servicer, Sponsor and Administrator—Like-Kind Exchange Program.”

You May Suffer Losses On Your Investment Because the Indenture Trustee Lacks Direct Ownership Interests or Perfected Security Interests In the Leased Vehicles and Interests of Other Persons In the Leases and the Leased Vehicles Could Be Superior To the Closed-End Collateral Agent’s Interest.

Payments on the Notes are ultimately dependent on the payments made under leases and net proceeds from the sale of the related leased vehicles allocated to the Actual Pool of the Titling Trust associated with the Exchange Note held by the Issuing Entity. Neither the Issuing Entity nor World Omni Auto Leasing LLC has a direct ownership interest in any lease or a direct ownership interest or perfected security interest in any leased vehicle. Because the interest of the Indenture Trustee—as pledgee of the Issuing Entity—is in the Exchange Note and not directly in the leases or in the leased vehicles, the Indenture Trustee has no direct rights relating to either the leases or the leased vehicles. If an Event of Default occurs under the indenture, the Indenture Trustee would be limited to exercising its rights relating to the Exchange Note, including selling it, and its rights under the other available credit enhancement. To the extent that the exercise of the Indenture Trustee’s rights under the Exchange Note and the other available credit enhancement produces insufficient funds to make all required payments for the Notes, you may experience delays in payments or suffer a loss of all or part of your investment. We refer you to “The Issuing Entity—The Trust Property” and “Description of the Transaction Documents—Indenture.”

Even though the Closed-End Collateral Agent for the holders of Exchange Notes and certain other secured parties with respect to the closed-end collateral specified interest have a prior perfected security interest in the Units, events or circumstances could jeopardize the interest, such as:

•  fraud or forgery by the vehicle lessee;

•  negligence or fraud by the Servicer;

•  mistakes by governmental agencies;

•  liens for repairs or unpaid taxes;

•  the exercise of legal rights of governmental agencies under various criminal statutes;

•  the application of consumer protection laws;

•  rights and defenses of lessees made under the vehicle leases; and

•  bankruptcy of the lessee.

See “Additional Legal Aspects of the Leases and the Leased Vehicles—Limitations on Collateral Agent’s and Indenture Trustee’s Lien” in this prospectus for other events that could jeopardize that interest.

If the Servicer Does Not Maintain Control of the Leases Evidenced By Electronic Contracts, the Titling Trust May Not Have A Perfected Security Interest In Those Leases.

As described in “The Servicer, Sponsor And Administrator—Electronic Contracts and Electronic Contracting” in this prospectus, World Omni, on behalf of the Titling Trust, may originate leases electronically through a third-party custodian using the third-party custodian’s technology system.  Such electronic contracts are stored in an electronic vaulting system hosted in a Software as a Service (SaaS)-based/cloud-based system maintained by the third-party custodian and/or certain subcontractors of such third-party custodian on behalf of World Omni, on behalf of the Titling Trust and the Closed-End Collateral Agent.  The electronic vaulting system recognizes World Omni, on behalf of the Titling Trust and the Closed-End Collateral Agent, as the party having control of the leases originated electronically by World Omni, on behalf of the Titling Trust, and World Omni, as Servicer, is required to maintain control of those leases on behalf of the Titling Trust and its assigns.  The electronic vaulting system is designed to enable World Omni to perfect the Titling Trust and the Closed-End Collateral Agent’s security interest in the leases evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  For a description of these requirements, see “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests” and “Description of the Transaction Documents— Custody of Lease Documents and Certificates of Title” in this prospectus.

World Omni will represent that World Omni, as Servicer on behalf of the Titling Trust and the Closed-End Collateral Agent, has “control” (within the meaning of the applicable UCC) of each lease that is evidenced by electronic contracts.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to the Titling Trust’s interest (and accordingly the Closed-End Collateral Agent’s interest).  This could occur if World Omni, on behalf of the Titling Trust and the Closed-End Collateral Agent, ceases to have “control” over an electronic contract that is maintained on behalf of World Omni by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates the Titling Trust’s or its assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract. World Omni, on behalf of the Titling Trust and the Closed-End Collateral Agent, also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus, a failure of or weakness in the electronic vaulting system or a cybersecurity breach or cyber-attack, a person other than the Titling Trust or the Closed-End Collateral Agent were able to modify or duplicate the authoritative copy of the contract.

Although the Closed-End Collateral Agent perfects its security interest in the electronic contracts by filing financing statements, if the interests in the leases that the Titling Trust acquired from the originating dealer were not perfected by control, the priority of the Closed-End Collateral Agent’s security interest in the leases could be affected. The Closed-End Collateral Agent’s interest in the leases could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the leases or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third-party software employed by World Omni or the third-party vaulting system hosting the electronic leases will perform as represented to World Omni and maintain the systems and controls required to provide assurance that World Omni maintains control over, on behalf of the Titling Trust and the Closed-End Collateral Agent, an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the leases evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, World Omni, as Servicer, will agree to maintain the perfected security interest in the leases (consisting of the electronic contract and tangible amendment), on behalf of the Titling Trust and the Closed-End Collateral Agent, by possession of the tangible amendment and control of the electronic contract.

There is a risk that the systems employed by the third-party custodian to maintain control of the electronic contracts may be insufficient under applicable law to give the Closed-End Collateral Agent (and accordingly, the Titling Trust) a perfected security interest in the leases evidenced by electronic contracts.

As a result of the foregoing, the Closed-End Collateral Agent (and accordingly, the Titling Trust) may not have a perfected security interest in certain leases or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect the Closed-End Collateral Agent’s ability on behalf of the Titling Trust to repossess and sell the underlying leased vehicles. Therefore, you may be subject to delays in payment on your Notes and you may incur losses on your investment in the Notes.

If ERISA Liens Are Placed On the Titling Trust Assets, You Could Suffer a Loss.	Liens in favor of and/or enforceable by the PBGC could attach to the Units owned by the Titling Trust and could be used to satisfy unfunded ERISA obligations of any member of a group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions related to Section 412 of the Code) that includes World Omni and its affiliates (“Controlled Group”). However, because the Closed-End Collateral Agent in connection with the Exchange Note is expected to have a prior perfected security interest in the Units, any ERISA liens should not have priority over the interest of the Closed-End Collateral Agent in the assets securing the Exchange Note. As of the Closing Date, neither World Omni nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans.

Moreover, World Omni believes that the likelihood of this liability being asserted against the assets of the Titling Trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the Units will not become subject to an ERISA liability.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—ERISA Liens and Vicarious Tort Liability” in this prospectus.

Vicarious Tort Liability May Result In a Loss.

Some states permit a party that incurs an injury involving a leased vehicle to recover damages from the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

The Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109–59, provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased.

Most state and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, had reached a contrary conclusion in a case involving Nissan-Infiniti LT, a Titling Trust affiliated with another auto finance company. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, the U.S. Court of Appeals for the 8th Circuit issued a similar decision. While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

In addition to the protection afforded by the Transportation Act, the Closed-End Collateral Agent has a perfected security interest in and to the leases and related leased vehicles allocated to the closed-end collateral specified interest pursuant to the pledge and security agreement. The Closed-End Collateral Agent’s security interest would have priority over the lien of a judgment creditor with respect to a vicarious tort liability claim. We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

World Omni maintains, on behalf of the Titling Trust, contingent liability insurance coverage against third-party claims that provides coverage with no annual or aggregate cap on the number of claims thereunder, providing combined coverage of up to $6 million in the aggregate per policy year. If World Omni ceases to maintain this insurance coverage or the insurance coverage protecting the Titling Trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the vehicles and leases allocated to the Reference Pool for your Notes and you could incur a loss on your investment.

If vicarious liability imposed on the Titling Trust exceeds the coverage provided by its primary and excess liability insurance policies, or if lawsuits are brought against either the Titling Trust or World Omni involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you, or you may ultimately suffer a loss.

For a discussion of the possible liability of the Titling Trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

GENERAL RISKS RELATING TO THE TRANSACTION

The Offered Notes Are Not Suitable Investments for All Investors.	The Offered Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on Your Notes or any Adverse Changes to a Hired Rating Agency, May Affect the Prices for the Offered Notes Upon Resale.	The Depositor expects that the Offered Notes will receive ratings from two nationally recognized statistical rating organizations, or “NRSROs,” hired by the Sponsor to rate the Notes. A note rating is not a recommendation by a rating agency that you buy, sell or hold Notes. Similar ratings on different types of Notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the Notes after the Notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the Offered Notes.

Ratings on the Notes will be monitored by the rating agencies hired by the Sponsor while the Notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the Notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the Noteholders.

Ratings initially assigned to the Notes will be paid for by the Sponsor. The Sponsor is not aware that any other NRSRO, other than the NRSROs hired by the Sponsor to rate the Notes, has assigned ratings on the Notes. SEC rules state that the payment of fees by the Sponsor, the Issuing Entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the Sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the Notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the Notes. An unsolicited rating could be assigned at any time, including prior to the Closing Date, and none of the Depositor, the Sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the Notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes. In addition, if the Sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the Notes, a hired rating agency could withdraw its ratings on the Notes, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.

Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the Notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the Offered Notes.

Potential investors in the Offered Notes are urged to make their own evaluation of the creditworthiness of the lessees on the leases included in the related Reference Pool and the credit enhancement on the Notes, and not to rely solely on the ratings on the Offered Notes.

Because the Offered Notes Are In Book-Entry Form, Your Rights Can Only Be Exercised Indirectly.

Because the Offered Notes will be issued in book-entry form, you will be required to hold your interest in your securities through DTC in the United States or Clearstream in Europe. Transfers of interests in the Offered Notes within DTC or Clearstream must be made in accordance with the usual rules and operating procedures of those systems. So long as the Offered Notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The Offered Notes will remain in book-entry form except in the limited circumstances described under the caption “Registration of the Notes—Definitive Notes.”

Unless and until the Offered Notes cease to be held in book-entry form, the Indenture Trustee will not recognize you as a “noteholder” or “certificateholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream (in Europe) and their participating organizations. Your ability to pledge your Notes to persons or entities that do not participate in DTC or Clearstream, or to otherwise take other actions relating to your Notes, may be limited due to lack of a physical note.

You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes is Paid.	Payments on the Offered Notes will be made to DTC, rather than directly to you, and DTC will then credit payments received from the Indenture Trustee to the accounts of its participants, including Clearstream, which, in turn, will credit those amounts to Noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the Indenture Trustee.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Notes.	Although the various risks discussed in this prospectus are generally described separately, prospective investors in the Notes should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. In considering the potential effects of layered risks, you should carefully review the descriptions of the Units and the Notes.

THE SERVICER, SPONSOR AND ADMINISTRATOR

General

World Omni is a Florida corporation and an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni was established in 1981 and provides financial services to Toyota dealers in the Five-State Area, and has operated under the “Southeast Toyota Finance” name since 1996. World Omni provides retail installment sale contract and lease financing to retail customers of these Toyota automobile dealers. World Omni services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is an indirect wholly-owned subsidiary of JMFE and a World Omni affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc., a California corporation, that commenced in 1968 and has been subsequently renewed through October 2029.

As of December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021, World Omni and its affiliates’ portfolio had 95,935, 83,935, 88,446, 108,991 and 147,367 leases outstanding, respectively. The aggregate outstanding principal balances of leases at the above dates were approximately $3.2 billion, $2.7 billion, $2.6 billion, $2.9 billion and $3.9 billion, respectively.

World Omni will service the Titling Trust assets, including the leases and leased vehicles included in the Reference Pool related to the transaction contemplated by this prospectus. World Omni’s experience in and overall procedures for servicing of leases are further described under “—Securitization Experience” and “—Servicing” below. For additional information about World Omni’s responsibilities as Servicer for this transaction, you should also refer to “Description of the Transaction Documents.”

World Omni, in its capacity as Administrator under the administration agreement to be dated as of the Closing Date (the “Administration Agreement”), will perform the administrative obligations and additional services required to be performed by the Issuing Entity or the Owner Trustee under the Indenture, the Trust Agreement, and the other transaction documents, as applicable. Significant duties of the Administrator will be to monitor the performance of the Issuing Entity and to advise the Owner Trustee when action is necessary to comply with the respective duties and obligations of the Issuing Entity and the Owner Trustee under the transaction documents. Further, on behalf of the Issuing Entity, the Administrator will perform the duties and obligations related to a transition from the then-current Benchmark, including but not limited to the determination of a Benchmark Transition Event and its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes pursuant to the terms of the Indenture. Except as otherwise noted in the transaction documents, the Administrator will not be obligated to make any payments to the persons in whose name a Note is registered on the note register (“Noteholders”) under any of the transaction documents. As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee with respect to each Collection Period equal to 1/12 of 0.05% of the aggregate Securitization Value as of the first day of the related Collection Period. The administration fee payable to the Administrator on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month. The administration fee in respect of a Collection Period will be paid to the Administrator on the related Payment Date out of collections before any amounts are made available to make payments to the Noteholders.

World Omni is the Sponsor of, and has participated in the structuring of, the securitization transaction contemplated by this prospectus. As Sponsor, World Omni will also be responsible for selecting the trustees and Asset Representations Reviewer party to the transaction described in this prospectus and paying the expenses of forming the Issuing Entity, legal fees of some transaction parties, rating agency fees for rating the Notes and other transaction expenses. World Omni will select the leases and leased vehicles allocated to the Reference Pool for this securitization transaction using the criteria described in “The Leases—Characteristics of the Leases—Eligibility Criteria and Portfolio Characteristics.”

Corporate Responsibility

JMFE together with World Omni and their affiliates have various Environmental, Social and Governance (“ESG”) initiatives in place and periodically report on these efforts. These ESG initiatives are underpinned by JMFE’s and its affiliates’ long standing core principles of consideration, cooperation, communication, innovation and accountability, which have contributed to its standing as a leader in environmental stewardship and a trusted corporate partner in its communities, with strong corporate governance which regulates the decision-making processes and the approach used by JMFE, World Omni and their affiliates. For more information on JMFE’s ESG efforts, visit www.jmfamily.com/our-impact. The contents of JMFE’s and World Omni’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

Further, JMFE, World Omni and their affiliates periodically review sustainability policies and programs, and may make adjustments as appropriate in their sole discretion. These adjustments may include, without limitation, ceasing to participate in a particular program that no longer aligns with or supports JMFE’s strategic direction and priorities. No representation is made regarding the applicability of any ESG or other investment criteria to the Notes.

Securitization Experience

World Omni has been engaged in the securitization of assets since 1986. World Omni’s first term lease securitization transaction in 1992 involved approximately $150 million of lease contracts. From 1994 through March  2025, World Omni has securitized an aggregate of approximately $26.3 billion of lease receivables in term securitization transactions. As of the date of this prospectus, World Omni has also sponsored 75 term securitizations of retail installment sale contracts and dealer floorplan receivables. World Omni’s most recently completed term lease securitization transaction in March 2025 involved leases and leased vehicles with an aggregate Securitization Value of approximately $1.038 billion. World Omni’s experience in and overall procedures for originating and underwriting leases are described further under “—Origination, Underwriting and Purchasing” and “—Underwriting Standards” below in this prospectus. None of the asset-backed securities offered in the lease securitization program have experienced any losses or events of default, and World Omni has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Repurchases of Leases in Prior Securitized Lease Pools

The transaction documents for prior securitizations of leases and leased vehicles sponsored by World Omni contain covenants requiring the reallocation of an underlying lease and related leased vehicle from the related Reference Pool for the breach of a representation or warranty. World Omni, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled reallocation requests for securitized leases that were the subject of a demand to reallocate. In the three-year period ended December 31, 2025, there was no activity to report with respect to any demand to reallocate leases from the Reference Pool under any such prior securitization sponsored by World Omni. World Omni filed its most recent report on Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 8, 2026. World Omni’s CIK number is 0001004150. For additional information about obtaining a copy of the report on Form ABS-15G, you should refer to “Incorporation of Certain Information By Reference” in this prospectus.

Origination, Underwriting and Purchasing

Use of Titling Trust. World Omni uses a Titling Trust to facilitate its leasing business. For more information about the Titling Trust, see “The Titling Trust.” As Servicer, World Omni is responsible for causing the Titling

Trust to purchase closed-end leases and leased vehicles from Toyota dealers in the Five-State Area pursuant to existing dealer agreements in the ordinary course of business. Dealers enter into leases using a World Omni supplied or approved form of closed-end lease contract and disclosure statement that provides for the assignment of the leases to the Titling Trust. The leases are originated by dealers in accordance with World Omni’s requirements and underwriting standards, which emphasize, among other things, the prospective lessee’s ability to make timely payments and creditworthiness. For additional information about World Omni’s underwriting process, you should refer to “—Underwriting Standards” below.

Vehicle Leasing.   When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the price of the vehicle and the purchase of service contracts and other related products offered by the dealer.  If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer decide on the lease term, mileage allowance, residual value and payment terms for the lease.  Leasing terms currently range between 24 and 60 months. The dealer will determine if the lessee is eligible for, and will be using marketing programs that impact the terms of, the lease. Dealers negotiate the terms of the lease with prospective lessees according to guidelines set forth by World Omni.

Each lessee enters into a lease that requires the lessee to make monthly payments, referred to in this prospectus as “Base Monthly Payments,” which, over the lease term, will cover (i) the difference between the Adjusted Capitalized Cost of the lease and the Contract Residual Value plus (ii) lease (or rent) charges (“Lease Charges”). Lease Charges are calculated and determined based on an implicit interest rate referred to in this prospectus as the “Lease Rate.” The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the price of the vehicle agreed upon between the dealer and the lessee, plus (b) the cost of any items that the lessee pays over the lease term, such as taxes, fees, service contracts and other related products, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee. Each lease sets forth a “Contract Residual Value,” which is the residual value of the leased vehicle at the scheduled maturity of the lease as set forth in the lease contract. In addition, each lease requires the lessee to pay any late payment fees or charges, extension fees or charges, sales, use, excise, lease and other taxes and fees due to any government authority, and other similar charges (referred to as “Additional Lease Charges”). These Additional Lease Charges will not be available to make payments on the Exchange Note or on the Notes. The Servicer may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a lease.

Determination of Contract Residual Values. The Contract Residual Value of a leased vehicle is the estimated value of the vehicle at the end of the lease term and is a major component used to calculate the Base Monthly Payment. The Contract Residual Value impacts the Base Monthly Payment because it represents the amount of the Adjusted Capitalized Cost of the leased vehicle that does not have to be paid for over the lease term by the lessee. The Contract Residual Value is also the basis of the price a lessee would have to pay to purchase a leased vehicle at the end of a lease. As such, the Contract Residual Value impacts return rates to World Omni because a lessee may be less likely to purchase a leased vehicle at the end of the lease if the Contract Residual Value exceeds the actual market value of the leased vehicle.

The Contract Residual Value is calculated by a dealer based on benchmark residual value percentages provided by World Omni from time to time. World Omni publishes benchmark residual value percentages for specific term offerings up to 60 months. If a term and corresponding benchmark residual value percentage are not published, the Contract Residual Value is calculated by interpolating the appropriate residual value using the published benchmark residual value percentages.

World Omni publishes benchmark residual value percentages based on residual value percentage estimates produced by “Automotive Lease Guide” or “ALG,” an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease maturity. Since 1999, World Omni has limited Contract Residual Values of its leased vehicles by requiring dealers to cap the Total Suggested Retail Price (“TSRP”) used in the residual value calculation at the maximum residualized or residualizable TSRP (“MRT”) produced by ALG. From time to time, World Omni may establish benchmark residual value percentages and MRTs that differ from the residual value percentage and MRT estimates produced by ALG. The MRT represents the maximum dollar TSRP that ALG recommends when applying ALG’s residual value percentages. The MRT was developed by ALG to ensure that vehicles do not become “over accessorized,” thus creating an unreasonable risk of retaining the predicted residual value. World Omni instructs dealers to calculate the Contract Residual Value by multiplying (a) the published benchmark residual value percentage for the appropriate vehicle and term by (b) the lesser of (i) the actual TSRP and (ii) the MRT.

In connection with vehicle marketing programs supported by World Omni’s affiliate Southeast Toyota Distributors, LLC, World Omni permits the Contract Residual Value that would otherwise be applicable to a lease to be increased by adding a number of percentage points to the benchmark residual value percentage or adding a fixed dollar amount to the Contract Residual Value that would otherwise apply to a lease.

Dealers’ Obligations to Repurchase Units. Under agreements between World Omni and the dealers, dealers are contractually obligated to repurchase Units that do not meet the representations and warranties made by those dealers at the time of purchase. These representations and warranties relate primarily to the origination of the leases and the titling of the leased vehicles. Dealers do not normally make representations relating to the creditworthiness of the lessees or the collectability of the leases.

Typically, the dealer agreements do not otherwise provide for recourse to the dealer for unpaid amounts under a Defaulted Lease. World Omni’s rights to receive proceeds from any dealer repurchase obligations have been assigned to the Titling Trust and will constitute assets of the Titling Trust. These payments will be available to make payments on the Exchange Note if they relate to the Reference Pool. However, the related dealer agreements are not—and will not be—assets of the Titling Trust.

Underwriting Standards

World Omni’s underwriting standards are intended to evaluate a prospective lessee’s credit standing and repayment ability. In general, the dealer requests a prospective lessee to complete a credit application. Upon receipt of a credit application, either electronically through an online source such as DealerTrack, RouteOne, DocuSign or in limited cases, via facsimile, World Omni transfers all application data into a centralized computer loan and lease origination system owned and operated by a third-party vendor. The origination system obtains an independent credit bureau report and automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni.  The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the term of the lease, the lessee’s monthly income, the amount of monthly rent or mortgage payments, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software generates an internal risk score that is used in addition to World Omni’s credit policy rules to determine a recommended credit decision. This information enables World Omni to review an application and establish the likelihood that the proposed lease will be paid in accordance with its terms. In limited circumstances, World Omni may pre-approve potential and existing customers with established automobile credit histories for new leases without the use of an internal risk score. World Omni may also automatically approve or deny applicants based on other credit criteria.

Automated Underwriting. World Omni has established minimum credit score and risk score requirements. To the extent the decision software’s credit evaluation of both score and credit policy rules results in an automatic approval or automatic decline, such results are communicated directly to the dealer. A credit application finalized by the decision software may also be resubmitted or re-evaluated based on information from the dealer. In such cases, the application is re-evaluated by the decision software and may result in an automatic approval, automatic decline or is referred to a World Omni credit analyst to evaluate the application based on the company’s underwriting guidelines.

If the applicant is a business, the decision software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In all such cases, a credit analyst evaluates the application based on the company’s underwriting guidelines. Failure to be automatically approved by the decision software does not mean that an application does not meet World Omni’s underwriting guidelines.

Credit Analyst Underwriting. The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant’s income, credit bureau report and internal risk score, and weighs other factors, such as the applicant’s prior experience with World Omni. To support consistent credit decisions, World Omni establishes credit rules that provide a framework to evaluate specific attributes of an application, including affordability measures like payment-to-income ratios, FICO® score and lease term. These credit policy rules are not strict limits or requirements and the credit analyst evaluating an application may determine whether there may be other factors that, in the credit analyst’s judgment, support approval of an application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst assessment of the strengths and weaknesses of each application, the credit analyst will either approve the application, reject the application or forward the application for review by a World Omni employee with higher approval authority. The credit analyst may work with the dealer to determine acceptable lease terms for applications that cannot be approved as originally submitted. The credit analyst may grant a conditional approval on the addition of a qualified co-lessee or on modifications to the lease terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data.  For certain applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using World Omni’s established procedures before making a decision.

Lease Package and Verification. Once World Omni has approved an application and the prospective lessee has agreed to the terms of the lease, the dealer transmits to World Omni a lease package containing, among other things:

•	the completed standard lease form between the dealer and the lessee; and

•	the customer’s credit application.

World Omni compares the specifics of the lease to the application approved in the underwriting process and verifies, among other items, the rate, truth-in-leasing disclosures and purchase price from the dealer. World Omni also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that the vehicle is titled in the name of the Titling Trustee or the Titling Trust and that the Closed-End Collateral Agent is listed as the lienholder on the title to the applicable vehicle.

Insurance. Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. The dealer agreements include a requirement that the dealers verify that the lessee has insurance which meets the requirements of the lease contract at the inception of the lease and retain such verification in their records. The amount of insurance required by a lease contract is at least equal to the amount required by applicable state law, subject to customary deductibles. The Servicer requires the policy to name the Titling Trust as additional insured with respect to liability and insured and loss payee with respect to physical damage. World Omni does not independently verify the existence of insurance in connection with its acquisition of Units, and performs no ongoing verification of insurance coverage.

Except as described above, World Omni has not had any recurring categories or types of exceptions to its underwriting standards. From time to time, World Omni may, in its sole discretion, adjust its underwriting standards in response to changes in external economic factors, net loss or repossession or delinquency experience, market conditions or other factors to achieve desired goals or objectives.

Electronic Contracts and Electronic Contracting

World Omni supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni has contracted with a third-party custodian to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party custodian on behalf of World Omni. The third-party custodian’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software and other related technology that enable electronic contracting in the automobile retail industry. The vault is hosted in a Software as a Service (SaaS)-based/cloud-based system maintained by the third-party custodian and/or certain subcontractors of such third-party custodian. Through use of the third-party custodian’s system, a dealer originates electronic lease contracts and then transfers these electronic contracts to the Titling Trust.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the lease receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni, on behalf of the Titling Trust, as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

Through its service centers located in Mobile, Alabama and Earth City, Missouri, World Omni services the leases following origination. The Mobile and Earth City centers are full-service facilities that collectively handle collection activities, lease-end and related assistance, remarketing, administrative services, dealer services, operational accounting, and customer and dealer inquiries.

Lessees will generally make payments on the leases by mail for deposit into a lock box account maintained by the Servicer or directly through electronic means. Unless the conditions described under “Description of the Transaction Documents—Accounts” are satisfied, the Servicer will deposit all payments it receives on or in respect of the leases included in the Reference Pool into the Exchange Note Collection Account not later than two Business Days after receipt of payment and related payment information regarding where to allocate the payment.

Customer Service. In the normal course of business, World Omni responds to requests for information from both dealers and lessees. Incoming calls are processed through an interactive voice response technology (IVR), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer care representatives are also available during standard business hours to assist those dealers and lessees that are unable to resolve their issues through the IVR. World Omni also provides a customer website providing lessees with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories and obtaining monthly statements.

Collections. World Omni makes collection efforts with respect to delinquent accounts. A delinquent account is assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to that account. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that lessee. Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the SCRA and similar state laws. Specialized manual account calling is initiated at various stages of delinquency status based on each account’s risk category. Calls to lessees are placed by World Omni or by independent contractors retained by World Omni.

The Servicer has not modified its servicing policies and procedures in any material respect in the last three years with respect to the Units.

Lease Maturity. At the end of the lease term, the lessee has the option to (1) purchase the leased vehicle “AS IS” at a price equal to the Contract Residual Value plus a purchase option fee plus any official fees and applicable taxes and other incidental charges due under the lease or (2) return the leased vehicle to World Omni through a dealer or at an agreed upon drop-off location and pay the disposition fee and any applicable charges for excess mileage and excess wear and use. Both the purchase option fee and the disposition fee may be waived in whole or in part by the Servicer. In the case of either a purchase or a return, the lessee must also satisfy any outstanding and unpaid amounts owed by the lessee under the lease and any other fees including actual or estimated property taxes, late charges and parking tickets paid by the lessor on the lessee’s behalf. A lessee may request that another party or dealer be permitted to purchase the leased vehicle, provided that the lease obligations, including the obligations described in the preceding sentence, are complied with to World Omni’s satisfaction. World Omni may permit or deny such purchase within its sole discretion. Higher than expected lease buyouts or trade-ins to dealers may impact vehicle turn-in rates, or may result in prepayments on the leases which may impact the weighted average life of the Notes. In this regard, for more information, see “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

Early Termination by Lessee. If the lessee returns the vehicle early, the lessee must pay the money owed under the lease, including any remaining Base Monthly Payments and all applicable Additional Lease Charges, plus the disposition fee set forth in the lease, plus any official fees and taxes related to termination, plus any charges for excess mileage and World Omni’s reasonable estimate of repairs relating to excess wear and use (all of the foregoing, collectively, the “Remaining Payments Charge”).  Alternatively, depending on the form of lease, at the lessee’s option, the lessee may pay the Remaining Payments Charge, other than any charges for excess mileage, excess wear and use charges already taken into account in the realized value of the vehicle, plus the Contract Residual Value set forth in the lease, minus the unearned portion of the Lease Charge set forth in the lease, minus, at the lessor’s election, either the realized value of the vehicle as determined by the estimated or appraised wholesale value of the vehicle or by the amount the Servicer receives upon disposition of the vehicle at wholesale (the amount determined as provided in this sentence or the immediately preceding sentence is the “Early Termination Charge”).  As an alternative, at the lessee’s option and at the lessee’s expense, the vehicle’s realized value may be determined by an appraisal of the vehicle’s wholesale value by a qualified independent appraiser selected by the lessee and acceptable to World Omni. If such option is selected by the lessee, the appraiser’s determination of the realized value of the vehicle is final and binding on both parties. Lastly, a lessee may request that another party or dealer be permitted to purchase the leased vehicle prior to maturity of the lease. In such cases, World Omni may, in its sole discretion, permit such purchase, provided that the Remaining Payment Charges or Early Termination Charge, whichever is applicable, is satisfied.

Early Termination Program. To encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, World Omni may allow selected lessees to terminate their leases early without making a stated number of remaining monthly payments. These programs are generally offered to lessees based on the vehicle model they lease and the period during which their lease is scheduled to terminate. To be eligible to participate, a lessee must lease or buy a new Toyota vehicle and finance it through World Omni. If a lessee accepts the offer, World Omni will pay or cause to be paid the total of the Base Monthly Payments that are waived under the program. The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges.

Total Loss. If a leased vehicle suffers a total loss, the lessee is obligated to notify such lessee’s insurance company and to coordinate with such lessee’s insurance company for payment to World Omni. If World Omni does not continue the lease by substituting a comparable Replacement Vehicle and the lessee has complied with all other provisions of the lease, then the lease will terminate early. Depending on the form of the lease, one of the following will apply: (1) the lessee will owe nothing more once World Omni has received (i) all of the insurance proceeds due under the insurance policy, (ii) the deductible under such insurance policy and (iii) all amounts due under the lease contract and not paid up to the date the lessor receives the insurance proceeds under such insurance policy, or (2) if World Omni receives all of the insurance proceeds due under the insurance policy and such proceeds reflect payment of a claim for the full value of the vehicle, the lessee will owe the sum of the following amounts: (i) the deductible under the insurance policy, (ii) the total amount of deductions by the insurance company from the value of the vehicle used to compute the insurance proceeds for past due premiums or the condition of the vehicle prior to the total loss and (iii) all amounts due under the lease contract and not paid up to the date of the total loss.

If the insurance proceeds, deductible and other amounts described above are less than the amount of the lessee’s obligations under the lease, the shortfall will reduce the amount available to the Administrative Agent for distribution to the Exchange Noteholder in respect of the Exchange Note. Conversely, if the insurance proceeds, deductible and all other amounts described above exceed the amount of the lessee’s obligations under the lease, the excess will be refunded to the lessee.

Default. The lessor may terminate the lease and repossess a leased vehicle because of a default under the terms of the lease, which defaults may include any of the following:

•	failure to make any payment when due;
•	bankruptcy proceeding (voluntary or involuntary) of the lessee or its property;
•	incompetency, death, or dissolution;
•	materially false or misleading misrepresentations by the lessee in his or her application;
•	the vehicle is stolen, lost, destroyed, seized or confiscated or is otherwise rendered unavailable or unsuitable for use;
•	assignment, transfer, sublease, rent, or pledge of the lease or leased vehicle without the Servicer’s permission, or other violation of the terms of the lease governing use and subleasing;
•	failure of the lessee to comply with any other provision or condition of the lease or failure to keep any other promise made under the lease; or
•	prohibition by applicable sanctions laws, or any federal or state law, rule, regulation or order from doing business with the lessee.

In any such case, the lessee will owe the Early Termination Charge (as defined above) plus all collection, repossession, storage, preparation and sale expenses of the vehicle, plus attorney’s fees and disbursements incurred after default and referral to an attorney who is not a salaried employee of the lessor, not to exceed 15% of the amount the lessee owes the lessor or such lesser rate as may be required under applicable law, plus the Servicer may collect simple interest at a rate not to exceed 15% per annum or such lesser rate as may be required under applicable law on all expenses and fees incurred by the lessor and all obligations that the lessee owes after termination, other than earned but unpaid Lease Charges (all of the foregoing, collectively, the “Defaulted Payment Charge”).

The Servicer’s right to repossess the vehicle may be limited or delayed by applicable law, including bankruptcy and other insolvency law, in the event a lessee is entitled to relief under the SCRA or similar state laws, and in the event a lessee is identified on the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons.

Excess Wear and Use. At the time the lessee enters into a lease, the lessee may also purchase and enter into an excess wear and use addendum to the lease which serves to waive any excess wear and use charges that may be owed by the lessee upon termination of the lease, up to a specified maximum amount. The cost of such waiver is generally part of the Adjusted Capitalized Cost included in the lease. Upon termination of the lease, the Servicer may in accordance with its standard servicing practices endeavor to collect any excess wear and use charges owed on the related leased vehicle from a third-party vendor providing the related excess wear and use coverage and endeavor to collect any amounts in excess of the maximum amount specified in the addendum from the related lessee.

The Servicer May Extend the Terms of Leases in Case of Financial Difficulties of the Lessee. Occasionally, a lessee may request an extension or become delinquent and be willing but unable to bring his or her account current. Generally an extension requires the payment by the lessee of an extension charge and approval in accordance with pre-determined approval guidelines. In such situations, World Omni may extend the lease. In circumstances deemed appropriate by World Omni, World Omni may reduce or waive the extension charge owed by a lessee.

An extension of a lease as provided above extends the due date of one or more installment(s) without changing the remaining number of installment payments due or the day of the month on which the remaining installments are due. Extended payments are deferred for a set period of time and consequently will defer the original final payment or termination date of the lease by the same period of time. All extensions granted should, unless approved by an authorized employee of World Omni, bring the account current. Consistent with its customary servicing procedures, the Servicer does not consider an extended lease to be delinquent in respect of any scheduled payments that would otherwise have been due during the related extension period.

Extensions of Leases Are Not Always Associated With Financial Difficulties of the Lessee. Occasionally, a lessee may request an extension of the term of the related lease for one or more months from the original specified termination date of the lease near the end of a lease term, if, for example, the lessee has ordered but has not yet received a new vehicle, is in the process of securing outside financing for the purchase of the related leased vehicle or is selling the vehicle to a third party.

In the case of an extension past the lease maturity date not relating to financial difficulty, the annual mileage limit on the lease is increased on a basis proportionate to the length of the extension.

Under the supplement to the Base Servicing Agreement relating to the Exchange Note, if the Servicer extends a lease beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs, then the Servicer shall (i) make a reallocation payment with respect to such lease and (ii) reallocate the lease and related leased vehicle to the Warehouse Facility Pool or an unencumbered pool. For extensions that do not result in a reallocation payment, World Omni does not expect that these extensions will materially affect the cash flows on the Notes.

Repossession, Auction and Other Disposition of Returned Leased Vehicles. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni are required to maintain all state required licenses, bonds, and insurance coverage. World Omni disposes of repossessed and off-lease vehicles through several outlets including traditional auction houses such as Manheim and ADESA and internet sales systems such as OPENLANE, Inc. These entities are unaffiliated with World Omni and are compensated at market rates for their services. World Omni may also make vehicles available for sale to the dealer to which the customer returns the leased vehicle upon termination or maturity of the lease.

Collection of Defaulted Payment Charges. World Omni typically pursues the lessee for any Defaulted Payment Charges. If any balance remains uncollected following internal collection efforts by World Omni, then World Omni typically retains an independent collection service provider.

Like Kind Exchange Program

Historically, World Omni utilized a like kind exchange (“LKE”) program for its lease portfolio. The LKE program was designed to permit World Omni to defer recognition of taxable gain by exchanging vehicles returned to World Omni (“Relinquished Vehicles”) for new vehicles (“Replacement Vehicles”). Changes to the U.S. federal tax laws under the legislation known as the Tax Cuts and Jobs Act (the “Tax Cuts and Jobs Act”) repealed the availability of tax-deferred like kind exchanges for personal property under the U.S. federal income tax laws effective as of January 1, 2018. Shortly after the effectiveness of that legislation World Omni discontinued utilizing LKEs for tax purposes, but for administrative convenience World Omni retained the operational and administrative procedures that were utilized in the LKE program, which would again be necessary in the event World Omni elected to again utilize LKEs. The remainder of this section describes certain provisions of World Omni’s historical LKE program and the likely provisions of a future LKE program in the event World Omni elects to again utilize LKEs, including for the vehicles in the Actual Pool:

•	The documents governing the LKE program require the actual Net LKE Disposition Proceeds of Relinquished Vehicles to be assigned to, and deposited directly with, a qualified intermediary (the “QI”) rather than being paid directly to World Omni. The QI is currently a wholly-owned subsidiary of World Omni, but the QI may need to be independently owned and operated in the future. World Omni assumes responsibility for identifying Relinquished Vehicles and Replacement Vehicles based on its eligibility criteria. The security interest of the Closed-End Collateral Agent in any Net LKE Disposition Proceeds will be automatically released effective on the date on which a Relinquished Vehicle is sold to a purchaser under a disposition contract.

•	World Omni and the QI promptly deposit the Net LKE Disposition Proceeds of the leased vehicles into designated accounts in which such proceeds are held as QI funds.

To the extent World Omni was or in the future resumes actually performing LKEs:

•	The QI, acting on behalf of the Titling Trust, uses the Net LKE Disposition Proceeds, together with additional funds, if necessary, to purchase Replacement Vehicles.

•	The QI is not required to purchase Replacement Vehicles to the extent that the total purchase price amounts exceed the amount of available QI funds, unless World Omni makes an LKE advance in the amount of the shortfall.

•	The Replacement Vehicles are then transferred to the Titling Trust and become part of the Titling Trust property.

•	The Titling Trust is then deemed to have exchanged Relinquished Vehicles for the Replacement Vehicles and World Omni is not required to recognize any taxable gain.

In the event that any Net LKE Disposition Proceeds are not deposited into the Exchange Note Collection Account, the Servicer must deposit into that account an amount equal to such Net LKE Disposition Proceeds within two Business Days of receiving and identifying such proceeds. This deposit will be treated as equivalent to the deposit into the Exchange Note Collection Account of the actual Net LKE Disposition Proceeds.

“Net LKE Disposition Proceeds” means the excess, if any, of the LKE disposition proceeds relating to one or more Relinquished Vehicles over any LKE disposition expenses relating to such Relinquished Vehicles.

“LKE Disposition Proceeds” means for any Relinquished Vehicle, the portion of the Liquidation Proceeds received by World Omni on behalf of the Titling Trust from the disposition of that vehicle relating to one or more Relinquished Vehicles.

“Liquidation Proceeds” means, for any vehicle, whether or not subject to a lease, (i) the amounts received from the sale or other disposition of that vehicle and (ii) all other gross amounts received by the Servicer, the QI or a depository bank in connection with the realization of the full amounts due or to become due under the related lease, whether from the proceeds of any collection effort, receipt of insurance proceeds, or collection of amounts due under the Base Servicing Agreement, whether in the form of cash or other property, or applied as an offset against amounts owed to a purchaser by World Omni or any of its affiliates and other amounts received in the form of a cancellation of an offsetting obligation and any portion of the security deposit for the related lease that is retained by the Servicer on behalf of the Titling Trust.

THE TITLING TRUST

Formation of the Titling Trust

World Omni LT is a Delaware statutory trust. We refer to World Omni LT in this prospectus as the “Titling Trust.” The Titling Trust is governed by a second amended and restated trust agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), and by a fourth amended and restated collateral agency agreement dated as of December 15, 2009 (as amended from time to time, the “Collateral Agency Agreement”), as amended and supplemented from time to time by supplements to that agreement which relate to Exchange Notes issued by the Titling Trust, including the supplement relating to the Exchange Note pledged as Collateral for the Notes (the “Exchange Note Supplement”). In this prospectus, for convenience, we refer to the Titling Trust Agreement, the Collateral Agency Agreement and the Exchange Note Supplement together as the “Titling Trust Documents.”

The parties to the Titling Trust Documents are:

•	the Titling Trust;

•	Auto Lease Finance LLC, as “Initial Beneficiary”;

•	World Omni, as “Titling Trust Administrator”;

•	VT Inc., as “Titling Trustee”;

•	U.S. Bank Trust National Association (which we refer to as “U.S. Bank Trust”), as “Delaware Trustee”;

•	U.S. Bank National Association (which we refer to as “U.S. Bank” or “Titling Trustee Agent”);

•	AL Holding Corp., as “Closed-End Collateral Agent”;

•	World Omni Lease Finance LLC; and

•	Bank of America, N.A., as “Deal Agent.”

Purposes of the Titling Trust. The primary business purpose of the Titling Trust is to take assignments of, and serve as record holder of title to, substantially all of the closed-end and open-end leases and the related leased vehicles purchased by or through World Omni from automobile dealers.

You can find more information about the Titling Trust Documents in this prospectus under the heading “Certain Provisions of the Titling Trust Documents and Related Agreements.”

Property of the Titling Trust. The assets of the Titling Trust consist of:

•	closed-end and open-end leases, if any, and the related leased vehicles, including the certificates of title, assigned to the Titling Trust by dealers and all collections and proceeds from these Units;

•	all of World Omni’s rights (but not its obligations) relating to those Units, including the right to receive proceeds from any dealer repurchase obligations;

•	the right to receive proceeds from physical damage, credit life, disability and any other insurance policies covering those leases or leased vehicles or the related lessees;

•	all security deposits due to the lessor under the leases; and

•	the Titling Trust’s rights under the fifth amended and restated servicing agreement, dated as of December 15, 2009 (the “Base Servicing Agreement”), as amended, and each supplement to the Base Servicing Agreement; and

•	all proceeds of the above.

We refer you to “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing” and “—Underwriting Standards” for additional discussion of the origination process of Leases and Leased Vehicles.

Titling Trustee, Delaware Trustee and Titling Trustee Agent

Titling Trustee. VT Inc., an Alabama corporation, is a wholly-owned, special-purpose subsidiary of U.S. Bank that was organized in 1993 solely for the purpose of acting as Titling Trustee for the Titling Trust.

Delaware Trustee and Titling Trustee Agent. U.S. Bank Trust, a national banking association, is the Delaware Trustee of the Titling Trust. The Delaware Trustee’s principal place of business in the State of Delaware is located at Delle Donne Corporate Center, EX-DE-WD2D, 1011 Centre Road, Suite 203, Wilmington, Delaware 19805. U.S. Bank, as Titling Trustee Agent serves as agent for the Titling Trustee to perform specified administrative functions. A corporate trust office of the Titling Trustee Agent is located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

Purchase of Titling Trustee Stock on Replacement of the Trustee Agent. The Titling Trust Documents provide that if U.S. Bank is no longer the Titling Trustee Agent, is no longer able, because of legal or regulatory changes, to own the stock of VT Inc., or the Titling Trustee is no longer eligible to act as Titling Trustee, because it is owned by U.S. Bank and U.S. Bank no longer qualifies as an eligible Titling Trustee, Auto Lease Finance LLC may provide a person or entity the option to purchase the stock of VT Inc. for a nominal amount. That person or entity may not be Auto Lease Finance LLC or any of its affiliates. If the person or entity designated by Auto Lease Finance LLC does not exercise this option timely, then VT Inc. will appoint a new Titling Trustee Agent, and that new Titling Trustee Agent, or the person or entity designated by that Titling Trustee Agent, will next have the option to purchase the stock of VT Inc. If the new Titling Trustee Agent or its designee does not exercise this option in a timely manner, U.S. Bank may sell the stock of VT Inc. to another party or dissolve the Titling Trustee.

The Depositor, Auto Lease Finance LLC, World Omni and their affiliates may maintain normal commercial banking and other business relationships with U.S. Bank Trust, U.S. Bank and their affiliates.

Titling of Leased Vehicles

Leased Vehicles Will Be Titled in the Name of the Titling Trust or Titling Trustee. The Servicer will, on behalf of the Titling Trust, originate or acquire Units on an ongoing basis during the term of the Servicing Agreement. Each such Unit will be originated on a form providing for assignment of the related vehicle by the dealer to the Titling Trust, including the Units allocated to the Reference Pool. Under the Base Servicing Agreement, the Servicer causes the certificate of title for each leased vehicle to be issued in the name of “World Omni LT,” “VT Inc. as Trustee of World Omni LT” or in a similar name acceptable to the relevant governmental departments or agencies.

Certificates of Title Do Not Reflect the Issuing Entity’s Interest in Leased Vehicles. The Servicer will not place any lien on the certificates of title to indicate the Issuing Entity’s interest in the leased vehicles. No new certificates of title will be issued. However, the certificates of title to leased vehicles will reflect a first lien recorded in favor of AL Holding Corp. as Closed-End Collateral Agent. This lien exists to assure delivery of the certificates of title for the leased vehicle to the Servicer and to perfect the security interest in and to the leased vehicles and other Titling Trust assets allocated to the Closed-End Collateral Specified Interest granted to the Closed-End Collateral Agent by the Titling Trust under the security agreement. The Servicer will not have any interest in the leased vehicles. For administrative convenience, the Servicer (or, in certain circumstances, a separate custodian) will hold any certificates of title as custodian on behalf of the Titling Trust and the Closed-End Collateral Agent. We refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Note” for additional legal discussion on titling of leased vehicles.

Servicing of Leases and Leased Vehicles

World Omni services the Units under a Base Servicing Agreement among the Titling Trust, World Omni, as Servicer, and AL Holding Corp., as Closed-End Collateral Agent. To provide for the servicing of the Units in the related Reference Pool, the Titling Trust, World Omni, as Servicer, and AL Holding Corp., as Closed-End Collateral Agent, will enter into a supplement (the “Servicing Supplement”) to the Base Servicing Agreement (the Base Servicing Agreement together with the Servicing Supplement, the “Servicing Agreement”).

Limited Powers of Titling Trust

Except as otherwise described in “Certain Provisions of the Titling Trust Documents and Related Agreements,” the Titling Trust will not, among other things:

•	engage in any activity other than a permitted transaction (as described below);

•	create, incur or assume any indebtedness, other than pursuant to any Titling Trust debts, including the Exchange Note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the Titling Trust Documents;

•	become or remain liable, directly or contingently, in connection with any indebtedness or other liability of Auto Lease Finance LLC or any of its affiliates;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with permitted transactions;

•	enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•	become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any Titling Trust debt, any Titling Trust debt document or any other document relating to a permitted transaction; and

•	amend, modify, alter, change or repeal the provisions of the Titling Trust Agreement that require the Titling Trust to be operating as a special-purpose, bankruptcy remote entity; provided, however, that, the Titling Trust may amend, alter, change or repeal any provision contained in the certificate of trust or the Titling Trust Documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the Titling Trust Documents include, among others:

•	issuing certificates (“Titling Trust Certificates”) representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust assets in accordance with the terms of the Titling Trust Documents and the related specification notice;

•	holding title to Titling Trust leases and related vehicles and other Titling Trust assets for the benefit of the holders of the related Titling Trust Certificates, all in accordance with the terms of the Titling Trust Documents and the Base Servicing Agreement;

•	at the direction of the holders of any series of Titling Trust Certificates relating to a Titling Trust specified interest, issuing one or more Titling Trust debts, including Exchange Notes, with respect to such specified interest, entering into the related Titling Trust debt document and pledging any or all of the related specified assets to secure such Titling Trust debts;

•	assigning or otherwise transferring title to Titling Trust leases, Titling Trust vehicles and Titling Trust assets to, or to the order of, the related Titling Trust Certificateholders; and

•	borrowing on a revolving basis or otherwise under one or more Titling Trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of Titling Trust leases and related vehicles.

For more information about the permitted and required activities of the Titling Trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements.”

Allocation of Liabilities of the Titling Trust

The assets of the Titling Trust are divided into several series of specified interests. Currently there are two specified interests: the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest.

The Closed-End Collateral Specified Interest is further subdivided into one or more Reference Pools, unencumbered pools and the Warehouse Facility Pool (the “Asset Pools”). The Units allocated to the Closed-End Collateral Specified Interest and not allocated to a Reference Pool will be included in the Warehouse Facility Pool or an unencumbered pool.

The Titling Trust Documents will require the holders from time to time of the Closed-End Collateral Specified Interest certificate, other specified interest certificates, and securities, including Exchange Notes and securities of the issuing entities, evidencing obligations of the Titling Trust or obligations of other entities backed by assets of the Titling Trust, to waive any claim they might otherwise have with respect to any unrelated Titling Trust assets and to fully subordinate any claims to those Titling Trust assets in the event that such waiver is not given effect. Similarly, the holders of any certificates or securities described above, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to those Titling Trust assets not allocated to their specified interest. See “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes.”

The Titling Trust is not permitted to grant a security interest in or otherwise encumber any of the Units or other assets allocated to the closed-end specified interest except for the security interest granted to the Closed-End Collateral Agent under the Pledge and Security Agreement to secure the Exchange Notes, warehouse facilities, unencumbered pools and certain other related obligations. Collections on assets allocated to the closed-end specified interests will be distributed to holders of such secured obligations and Auto Lease Finance LLC, as holder of the related Titling Trust Certificate, in accordance with the priority of payments set forth in the Collateral Agency Agreement and the Exchange Note Supplements. Under the Collateral Agency Agreement, beneficiaries of any unencumbered pool and warehouse facility lenders and holders of unrelated Exchange Notes will not receive any collections in respect of a particular Reference Pool.

For a more detailed discussion of the risks relating to potential liabilities of the Titling Trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements,” “Additional Legal Aspects of the Titling Trust and the Exchange Notes” and “Additional Legal Aspects of the Leases and Leased Vehicles” in this prospectus.

THE INITIAL BENEFICIARY

The Initial Beneficiary, Auto Lease Finance LLC, is a Delaware limited liability company and a wholly-owned, special-purpose finance subsidiary of World Omni. Auto Lease Finance LLC was organized in September 1998 solely for the purpose of being grantor and Initial Beneficiary of the Titling Trust, holding and dealing with the Closed-End Collateral Specified Interest, Open-End Collateral Specified Interest, other specified interests in the Titling Trust, and the Titling Trust Certificates representing the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest and any such other specified interests; acquiring interests in one or more Exchange Notes; forming securitization entities; and engaging in related transactions.

Auto Lease Finance LLC’s limited liability company agreement limits its activities to the purposes described above and to any activities incidental to and necessary for those purposes. World Omni is the sole member of Auto Lease Finance LLC.

The principal office of Auto Lease Finance LLC is located at 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

THE DEPOSITOR

World Omni Auto Leasing LLC, which was formed as a Delaware limited liability company on June 26, 2008, will be the Depositor for the securitization transaction in which the Notes will be issued. Auto Lease Finance LLC holds all of the outstanding limited liability company interests of the Depositor and is the managing member of the Depositor. The principal executive offices of the Depositor are located at 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the Depositor is located at 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442.

The Depositor was organized solely for the purpose of acquiring Exchange Notes, securities and other property, forming one or more securitization trusts, such as the Issuing Entity, and transferring the related property and rights to those trusts and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary, suitable or convenient for these purposes.

In connection with the offering of the Notes, the chief executive officer of the Depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Exchange Note and the structure of this securitization transaction, the risks of owning the Notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Notes when due. This certification will be filed by the Depositor with the SEC at the time of filing of the final prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the Notes.

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor described above; and

•	the transaction documents containing the provisions described in “The Leases—Asset Representations Review,” and “The Leases—Dispute Resolution for Reallocation Requests” and “Description of the Transaction Documents—Noteholder Communication.”

The Depositor, a wholly-owned subsidiary of World Omni, will initially retain the Certificates of the Issuing Entity. The Certificates represent the ownership interest in the Issuing Entity and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits in the Reserve Account. The Certificates are subordinated to the Notes and represent the first-loss interest in the securitization transaction. The Depositor’s retained interests will not be transferred, financed, pledged or hedged by World Omni, the Depositor or any of their affiliates, except as permitted under Regulation RR or the undertakings given by World Omni with respect to the Retained Interest. For more information about the required retention of credit risk in the transaction by the Sponsor, see “U.S. Credit Risk Retention” and “EU Securitisation Regulation and UK Securitisation Framework.”

THE ISSUING ENTITY

The Issuing Entity is a statutory trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (the “Trust Agreement”) between World Omni Auto Leasing LLC, a Delaware limited liability company, and the Owner Trustee. Before the sale and assignment of the trust assets to the Issuing Entity, the Issuing Entity will have no assets, obligations or operating history. The Issuing Entity will not engage in any business other than:

•	acquiring, financing, owning, pledging and entering into agreements with others to manage the Exchange Note, the other trust assets and any proceeds from the Exchange Note and other trust assets;

•	issuing and making payments on the Notes and Certificates;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee; and

•

executing, delivering and performing, or entering into agreements with others to cause to be performed its obligations under the transaction documents to which it is a party and entering into agreements with others to accomplish the above.

The above is a concise summary of the powers and purposes of the Issuing Entity. Please see “Description of the Transaction Documents” and “ —Indenture—Material Covenants” in this prospectus for further description of the Issuing Entity and its activities.

The requirements that apply to an amendment of the Trust Agreement are described in this prospectus under “Description of the Transaction Documents—Amendments.” The Issuing Entity’s initial equity capitalization is expected to be approximately $66,323,938.10, which is the expected aggregate starting principal balance of the Exchange Note as of the Actual Cutoff Date less the aggregate initial principal amount of the Notes as of the Closing Date, plus the expected amount on deposit in the Reserve Account, if any. The Certificates represent the equity or residual interest in the Issuing Entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date(1):

Class A-1 Notes	$143,000,000
Class A-2a Notes and Class A-2b Notes	$413,970,000
Class A-3 Notes	$413,970,000
Class A-4 Notes	$65,000,000
Class B Notes	$63,170,000
Class C Notes	$44,210,000
Series 2026-A Overcollateralization	$63,165,598.84
Total Trust Capitalization	$1,206,485,598.84

Exchange Note Overcollateralization	$56,850,106.75
Total Securitization Value(2)	$1,263,335,705.59

(1)	All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. On or after the Closing Date, the Depositor or any such affiliate may sell any such Retained Notes.
(2)	Rounded for summing purposes. Numbers may not total due to rounding. The aggregate Securitization Value as of the Actual Cutoff Date is $1,263,335,705.59. Does not take into account the amount on deposit in the Reserve Account which is equal to $3,158,339.26.

No expenses incurred in connection with the selection and acquisition of the Exchange Note or the lease assets will be payable from the offering proceeds.

The Issuing Entity’s fiscal year ends on December 31.

The Trust Property

The primary assets of the Issuing Entity will include the following:

•	an Exchange Note issued by the Titling Trust secured by the Units in the Reference Pool;

•	amounts that from time to time may be held in the Trust Accounts and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	any and all proceeds of the foregoing.

The leases constituting the Reference Pool will be originated by various dealers and acquired by the Titling Trust. The underwriting criteria applicable to the leases included in the Reference Pool are described under “The Servicer, Sponsor and Administrator—Underwriting Standards.”

THE TRUSTEES OF THE ISSUING ENTITY

The Owner Trustee

U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee (the “Owner Trustee”) and certificate registrar under the Trust Agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $692 billion as of December 31, 2025, is the parent company of U.S. Bank. As of December 31, 2025, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2025, U.S. Bank Trust was acting as owner trustee with respect to over 1,200 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automobile receivables-backed securities since 2000. As of December 31, 2025, U.S. Bank Trust was acting as owner trustee on 118 issuances of automobile receivables-backed securities.

Other than the above two paragraphs, none of U.S. Bank Trust, U.S. Bank or U.S. Bank Trust Company, National Association (in any of its respective roles described herein) has participated in the preparation of, or is responsible for, any other information contained in this prospectus.

The Owner Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement. The Owner Trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the Administrator, Depositor or Servicer, or to appoint a successor or replacement thereof in the event of their resignation or removal, or to remove and replace the Administrator, Depositor or Servicer in the event of a default, breach or failure of performance on the part of such persons with respect to any of their duties and obligations under the terms of the trust documents. The Owner Trustee will not be responsible or liable for the actions or omissions of the Issuing Entity or the Administrator or any other person, or any failure or delay in the performance of their duties or obligations, nor shall it be under any obligation to oversee or monitor their performance.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee described in the transaction documents.

The Indenture Trustee, Note Registrar, Paying Agent and Account Bank

The Bank of New York Mellon Trust Company, N.A. (“BMYM”) will act as the Indenture Trustee, initial note registrar and note paying agent under the Indenture for the benefit of the Noteholders. BNYM will also act as the Account Bank and securities intermediary under the Indenture.

BNYM — also referred to herein as the “Indenture Trustee”—is a national banking association with its principal place of business at 311 South Wacker Drive, Suite 6200B, Chicago, IL, 60606. BNYM has served and currently serves as Indenture Trustee and Trustee for numerous securitization programs involving auto receivables and pools of auto installment contracts.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

BNYM has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Indenture Trustee will make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://gctinvestorreporting.bny.com. Noteholders with questions may direct them to the Indenture Trustee at (800) 332-4550. The contents of the Indenture Trustee’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

The Indenture Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement.

The Indenture Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee described in the transaction documents.

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “Asset Representations Reviewer” under the asset representations review agreement among the Issuing Entity, the Sponsor, and the Asset Representations Reviewer (the “Asset Representations Review Agreement”). Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 800 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and none of the Asset Representations Reviewer’s affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the leases in the Actual Pool. For so long as the Notes remain outstanding, the Asset Representations Reviewer must satisfy these eligibility criteria.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each Review Lease following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuing Entity, the Servicer and the Indenture Trustee.

For a description of the Asset Representation Reviewer’s duties and responsibilities and the review to be performed by the Asset Representations Reviewer, see “The Leases—Asset Representations Review.”

To the extent any fees, expenses and indemnification amounts of the Asset Representations Reviewer are not paid by the Servicer, any such unpaid amounts will be paid by the Issuing Entity from Available Funds on each Payment Date up to the limit of $150,000 per calendar year. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Payment Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the Reserve Account have been made. Following an Event of Default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

The Asset Representations Reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the Asset Representations Reviewer set forth in the Asset Representations Review Agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Units for compliance with the representations under the transaction documents, except in connection with a review under the Asset Representations Review Agreement, or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any Unit is required to be reallocated.

The Asset Representations Reviewer will not be liable for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement. The Issuing Entity will, or will cause the Servicer to, indemnify the Asset Representations Reviewer for all liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement, other than liabilities resulting from the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the Asset Representations Review Agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The Asset Representations Reviewer may not resign unless it becomes legally unable to act. The Issuing Entity may also remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be eligible to continue as an Asset Representations Reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the Asset Representations Review Agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the Asset Representations Reviewer, the Issuing Entity will be obligated to appoint a successor Asset Representations Reviewer. Any resignation or removal of an Asset Representations Reviewer and appointment of a successor Asset Representations Reviewer will not become effective until acceptance of the appointment by the successor Asset Representations Reviewer. As described under “The Leases—Asset Representations Review—Periodic Reports,” each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or substitution of the Asset Representations Reviewer that occurred during the related Collection Period. Reasonable expenses associated with the termination of the Asset Representations Reviewer and the appointment of a successor will be borne by the outgoing Asset Representations Reviewer.

THE EXCHANGE NOTE

General

The Exchange Note will be issued by the Titling Trust under the Exchange Note Supplement on the date the Notes are issued.

The Exchange Note will be secured by certain Units allocated to the related Reference Pool, which Units are pledged by the Titling Trust to the Closed-End Collateral Agent under the third amended and restated pledge and security agreement dated as of July 16, 2008, as amended and supplemented from time to time (the “Pledge and Security Agreement”). In addition to the Units allocated to the Reference Pool, the Exchange Note will be secured by certain other assets, which include the following (but exclude Additional Lease Charges):

•	amounts in the Trust Collection Account for the related Reference Pool, received in respect of the leases or the sale of the leased vehicles after the Actual Cutoff Date;

•	certain monies due under or payable in respect of the Units after the Actual Cutoff Date;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the Units;

•	the right to receive any insurance proceeds from any insurance policies with respect to the related Units and lessees;

•	the Exchange Note Collection Account;

•	all other assets of the Titling Trust related to the Units; and

•	all proceeds of the foregoing, except that actual sales proceeds will not constitute part of the Exchange Note security. See “The Servicer, Sponsor and Administrator—Like-Kind Exchange Program” in this prospectus.

The Exchange Note will be pledged to the Indenture Trustee to secure the Notes.

The principal balance of the Exchange Note will be less than the aggregate Securitization Value. On each Payment Date, other than a date on which the Exchange Note is redeemed, the principal balance of the Exchange Note will be required to be repaid by the Titling Trust by an amount sufficient to reduce its principal balance to an amount equal to 95.50% of the aggregate Securitization Value as of the end of the prior Collection Period. The difference between the principal balance of the Exchange Note and the aggregate Securitization Value serves as overcollateralization for the Exchange Note.

The initial principal balance of the Exchange Note will be $1,206,485,598.84. The final scheduled maturity date of the Exchange Note will be September 15, 2031. The Exchange Note will bear interest at a rate equal to the Class C Note interest rate.

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the Notes, which is referred to as the Overcollateralization Amount. Initial overcollateralization is approximately 9.50% of the aggregate initial Securitization Value as of the Actual Cutoff Date, comprised of overcollateralization on the Exchange Note and overcollateralization on the Notes. Overcollateralization on the Exchange Note as of the Closing Date will be approximately 4.50% of the aggregate initial Securitization Value as of the Actual Cutoff Date. The Overcollateralization Amount on the Exchange Note as of the Closing Date is expected to represent the difference between the aggregate initial Securitization Value as of the Actual Cutoff Date and the principal balance of the Exchange Note. Additional initial overcollateralization on the Notes as of the Closing Date is expected to be approximately 5.00% of the aggregate initial Securitization Value. This additional initial Overcollateralization Amount of the Notes as of the Closing Date is expected to represent the difference between the outstanding principal balance of the Exchange Note and the outstanding principal amount of the Notes. In addition, the application of funds according to clause (10) under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” is designed to increase the amount of overcollateralization on the Notes as of any Payment Date up to an amount equal to 12.25% of the aggregate initial Securitization Value as of the Actual Cutoff Date less the overcollateralization on the Exchange Note as of such Payment Date.

None of the Issuing Entity, the Noteholders and the persons in whose name a Certificate is registered on the certificate register (“Certificateholders”) will have a legal or beneficial interest in any unencumbered pool of the Titling Trust or the Warehouse Facility Pool of the Closed-End Collateral Specified Interest, any Other Reference Pool or any assets of the Titling Trust evidenced by the Closed-End Collateral Specified Interest certificate or any Other Exchange Note. To the extent certain defaults have occurred with respect to Other Exchange Notes related to Other Reference Pools or the Warehouse Facility Pool, the Servicer will deposit into the lease funding account any available amounts up to the aggregate outstanding amount of principal and other amounts due and payable with respect to such Other Exchange Notes and their related Reference Pools, the Warehouse Facility Pool and certain other secured obligations in accordance with the priority of payments for the Exchange Note, as described in “Description of the Transaction Documents—Distributions on the Exchange Note” in this prospectus.

On the Closing Date, the Titling Trust will issue the Exchange Note to or upon the order of Auto Lease Finance LLC, as Initial Beneficiary. For more information regarding the Titling Trust, the Initial Beneficiary and the Titling Trustee, you should refer to “The Titling Trust” in this prospectus.

Transfers of the Exchange Note

Upon issuance by World Omni LT to Auto Lease Finance LLC, the Initial Beneficiary, the Exchange Note will be sold by the Initial Beneficiary to the Depositor and then transferred by the Depositor to the Issuing Entity.

Sale of the Exchange Note by Auto Lease Finance LLC to the Depositor will be made pursuant to an Exchange Note Sale Agreement, to be dated as of the Closing Date (the “Exchange Note Sale Agreement”). Auto Lease Finance LLC will covenant to treat the conveyance of the Exchange Note to the Depositor as an absolute sale and contribution, rather than a pledge or assignment of only a security interest, for all purposes.

Immediately after the transfer of the Exchange Note to the Depositor, the Depositor will:

•	sell, transfer and assign to the Issuing Entity, without recourse, all of its right, title and interest in and to the Exchange Note, including all collections thereon after the Actual Cutoff Date, under an Exchange Note Transfer Agreement, to be dated as of the Closing Date (the “Exchange Note Transfer Agreement”); and

•	deliver the Exchange Note to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and the certificate. The Depositor will retain the Issuing Entity trust Certificates on the Closing Date.

Immediately following the transfer of the Exchange Note to the Issuing Entity, the Issuing Entity will pledge its interest in the Issuing Entity’s estate, which includes the Exchange Note, to the Indenture Trustee as security for the Notes.

Application of Collected Amounts. Collected amounts include all of the following amounts that the Servicer receives relating to any lease or leased vehicle (collectively, the “Exchange Note Collected Amounts”):

•	Base Monthly Payments,

•	Liquidation Proceeds,

•	insurance proceeds,

•	prepayments in full of the outstanding principal balance of the lease, including any related payments of interest,

•	payments remitted by a lessee of one or more scheduled payments (not constituting prepayments) in excess of the scheduled payment due under a lease, which the lessee has instructed the Servicer to apply to scheduled payments that are due under that lease in one or more immediately following calendar months (such payments are referred to in this prospectus as “Payments Ahead”),

•	released intermediary funds,

•	proceeds from the exercise of dealer recourse rights, and

•	all other payments made by or on behalf of any lessee (other than Additional Lease Charges).

The Exchange Note Collected Amounts will not include any payments made by lessees representing Additional Lease Charges. The Additional Lease Charges, other than taxes and other amounts owing to any government authority, will be paid to the Servicer as supplemental servicing fees. The Servicer may waive any late payment fee or charge or any other fees or charges that may be collected in the ordinary course of servicing a lease.

In the case of any Relinquished Vehicles included in an Asset Pool, the Servicer and the QI will promptly deposit amounts equal to the Net LKE Disposition Proceeds of the Relinquished Vehicles into the applicable warehouse facility collection account, unencumbered pool collection account or Exchange Note Collection Account. See “The Servicer, Sponsor and Administrator—Like-Kind Exchange Program.”

Prior to the required remittance date, the Servicer will identify the Asset Pool to which the Exchange Note collected amounts relate and deposit those amounts (net of reimbursement of any liquidation expenses incurred by the Servicer relating to any vehicle the Liquidation Proceeds of which are included among such funds) into the applicable lease funding account or Exchange Note Collection Account for the related Asset Pool. The Servicer shall from time to time in accordance with the Servicing Agreement and the Titling Trust Agreement, determine respective amounts and recipients, and direct the Titling Trust to pay out of the applicable lease funding account or Exchange Note Collection Account all necessary and appropriate Titling Trust expenses and liabilities allocable to the respective Warehouse Facility Pool, unencumbered pool or Reference Pool. In the case of any Payments Ahead, the Servicer will maintain appropriate records in order to apply the Payments Ahead as a scheduled payment relating to the applicable lease.

THE LEASES

The leases allocated to the Reference Pool consist of closed-end leases for new Toyota vehicles. Some or all of such leases allocated to the Reference Pool may have previously been included in the Warehouse Facility Pool of the Closed-End Collateral Specified Interest and any interest of the warehouse facility lenders in the leases allocated to the Reference Pool shall be released immediately prior to or contemporaneously with such allocation to the Reference Pool.

Characteristics of the Leases

The securitized portfolio information presented in this prospectus is stated as of the Actual Cutoff Date and is calculated based on the Securitization Value. As of the Actual Cutoff Date, the Units allocated to the Reference Pool had an aggregate Securitization Value of $1,263,335,705.59. For more information regarding how the Securitization Value for each Unit is calculated, you should refer to “—Calculation of the Securitization Value” below.

Eligibility Criteria and Portfolio Characteristics. The leases and related leased vehicles were selected by World Omni from a pool of eligible leases in the Titling Trust’s portfolio of leases and leased vehicles that all met several criteria. The eligibility criteria for the leases include, among others, as of the Actual Cutoff Date, that each lease:

•	relates to a new Toyota-branded automobile or light-duty truck;

•	is written with respect to a leased vehicle that was at the time of the origination of the related lease a new vehicle or dealer demonstration vehicle driven fewer than 6,000 miles;

•	was originated in the Five-State Area by a dealer (a) for a lessee with a United States address and (b) in the ordinary course of such dealer’s business;

•	has a remaining term to maturity as of the Actual Cutoff Date of less than or equal to 59 months, and had an original lease term greater than or equal to 24 months and less than or equal to 60 months;

•	was originated on or after January 15, 2022;

•	provides for level monthly payments that fully amortize the Adjusted Capitalized Cost of the lease at the Lease Rate to the related Contract Residual Value over the lease term and, in the event of a lessee initiated early termination, provides for payment of an Early Termination Charge or Remaining Payments Charge;

•	the related lease is not a Delinquent Lease as of the Actual Cutoff Date and is not a Defaulted Lease;

•	is owned, and the related leased vehicle is owned, by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens other than any lien of the Closed-End Collateral Agent or any lien on the certificate of title that arises by operation of law), other than any lien upon a certificate of title of any leased vehicle deemed necessary and useful by the Servicer solely to provide for delivery of title documentation to the Titling Trustee;

•	was originated in compliance with, and complies in all material respects with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the CFPB, all state leasing and consumer protection laws and all state and federal usury laws;

•	is the valid, legal, and binding full–recourse payment obligation of the related lessee, enforceable against such lessee in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (b) general principles of equity;

•	was originated in compliance with customary origination practices;

•	is payable solely in U.S. dollars;

•	relates to a Unit that had a Securitization Value as of the Actual Cutoff Date no greater than $94,073.06; and

•	has as its lessee a person located in any state within the United States or the District of Columbia who is not (a) World Omni or any of its affiliates, or (b) the United States of America or any state or local government or any agency or political subdivision thereof.

General Portfolio Characteristics of the Units. The Units have the following characteristics as of the Actual Cutoff Date:

Pool Characteristics as of Actual Cutoff Date

Actual Cutoff Date	February 3, 2026
Number of Leases	40,005
Securitization Value
Average	$31,579.45
Minimum	$12,304.61
Maximum	$94,073.06
Base Residual
Average	$23,552.51
Minimum	$6,770.85
Maximum	$55,610.00
Original Term (Months)
Weighted Average(1)	37.68
Minimum	24
Maximum	60
Remaining Term (Months)
Weighted Average(1)	29.72
Minimum	3
Maximum	59
Seasoning (Months)(2)
Weighted Average(1)	7.95
Minimum	1
Maximum	49
FICO® Score(3)
Weighted Average FICO® Score(1)(4)(5)	741
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(4)(5)(6)	614-856
Maximum Weighted Average FICO® score(1)(4)(7)	742
Discounted Base Residual as a % of Securitization Value	58.36%
Base Residual as a % of lesser of MRT and TSRP	61.76%

(1)	Weighted average by Securitization Value.
(2)	Seasoning refers to the number of months elapsed since origination of the leases.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system. Of the 40,005 leases in the Reference Pool as of the Actual Cutoff Date, 2,016 or 5.04% of the aggregate number of leases in such Reference Pool are accounts for which FICO® scores are unavailable.
(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.
(6)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 856 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 614. Range of FICO® scores represent at least 90% of the aggregate Securitization Value as of origination.
(7)	For leases having co-lessees, the maximum weighted average FICO® score is determined by using the greater of the two FICO® scores between the primary applicant and the co-applicant, weighted by the Securitization Value of the related Unit as of the Actual Cutoff Date.

A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant. Additionally, FICO® scores are based on independent third-party information, the accuracy of which cannot be verified. FICO® scores alone may not be a meaningful predictor of the performance of the leases.

Calculation of the Securitization Value

Under the Servicing Agreement, the Servicer will calculate a “Securitization Value” for each Unit in the related Reference Pool equal to the sum of (i) the present values, calculated using a discount rate equal to the greater of the Securitization Rate and the Lease Rate, of (a) the aggregate scheduled Base Monthly Payments remaining on the lease and (b) the Base Residual Value of the related leased vehicle and (ii) any Base Monthly Payments due but not yet paid, minus any Base Monthly Payments made in advance of the lease’s next due date. The Securitization Value of a Terminated Unit is equal to zero.

The “Base Residual Value” of the leased vehicle is the lesser of:

(a) the ALG Residual Value; and

(b) the Contract Residual Value.

The “Securitization Rate” will equal 10.00%.

The “ALG Residual Value” is calculated by multiplying (a) the residual value percentage estimate published by ALG for the appropriate vehicle and term by (b) the lesser of (i) the actual TSRP and (ii) the MRT produced by ALG, in each case for such vehicle.

For more information on how Contract Residual Values of the leased vehicles are determined, you should refer to “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing—Determination of Contract Residual Values” in this prospectus.

A “Terminated Unit” is a lease and related leased vehicle allocated to the Reference Pool for which any of the following has occurred during a Collection Period:

•	following the scheduled expiration or early termination (including a voluntary early termination by the lessee) of the related lease, the related leased vehicle was either (a) sold or otherwise disposed of by the Servicer or (b) held in inventory for more than 90 days, whichever occurs first;

•	the related leased vehicle was purchased by a customer or dealer;

•	the Servicer’s records, in accordance with its Customary Servicing Practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related leased vehicle; or

•	the related lease becoming a Defaulted Lease.

A “Defaulted Lease” means a lease for which any of the following has occurred during a Collection Period:

•	any payment or part thereof of more than a specified amount (currently 10%, although such amount may change from time to time as provided in World Omni’s servicing policies and procedures, but will not exceed 15% of the scheduled lease payment) of the scheduled lease payment is past due 120 or more days;

•	the related vehicle has been repossessed and sold or repossessed and held in inventory for more than 90 days, whichever occurs first; or

•	the lease has been charged off in accordance with the Servicer’s Customary Servicing Practices.

Characteristics of the Units

The following tables show the distribution of the Units in the Reference Pool by geographic location, scheduled year and month of maturity, vehicle model, original term to maturity and remaining term to maturity. The data set forth in the table below entitled “Distribution of the Leases by Geographic Location as of the Actual Cutoff Date” are based on the billing addresses of the lessees.

Additionally, as of the Actual Cutoff Date, 35,913 Units having an aggregate Securitization Value of approximately $1,132,904,379.42, constituting approximately 89.68% of the aggregate Securitization Value of the Units in the Reference Pool, are evidenced by electronic contracts.

Distribution of the Leases by Scheduled Year and Month of Maturity as
of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leases by scheduled year and month to maturity was as follows:

Scheduled Year and Month of Maturity	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)	Base Residual	Percentage of Base Residual(1)
2026-05	131	0.33%	$3,231,809.22	0.26%	$3,128,045.79	0.33%
2026-06	152	0.38%	$3,808,048.58	0.30%	$3,647,276.14	0.39%
2026-07	230	0.57%	$5,767,442.73	0.46%	$5,476,302.83	0.58%
2026-08	305	0.76%	$7,840,307.14	0.62%	$7,367,328.70	0.78%
2026-09	260	0.65%	$6,542,255.87	0.52%	$6,041,145.49	0.64%
2026-10	222	0.55%	$5,531,848.16	0.44%	$5,029,694.21	0.53%
2026-11	166	0.41%	$4,159,920.67	0.33%	$3,720,025.08	0.39%
2026-12	197	0.49%	$4,821,793.87	0.38%	$4,254,854.03	0.45%
2027-01	162	0.40%	$4,335,506.11	0.34%	$3,780,867.18	0.40%
2027-02	116	0.29%	$3,355,443.05	0.27%	$2,948,468.08	0.31%
2027-03	116	0.29%	$3,487,832.96	0.28%	$3,007,860.09	0.32%
2027-04	31	0.08%	$1,154,205.91	0.09%	$960,752.00	0.10%
2027-05	14	0.03%	$414,746.37	0.03%	$333,402.10	0.04%
2027-06	31	0.08%	$1,119,250.75	0.09%	$889,258.10	0.09%
2027-07	13	0.03%	$375,178.57	0.03%	$310,125.21	0.03%
2027-08	12	0.03%	$391,275.13	0.03%	$316,079.43	0.03%
2027-09	12	0.03%	$367,652.75	0.03%	$293,093.75	0.03%
2027-10	16	0.04%	$460,471.15	0.04%	$376,461.21	0.04%
2027-11	27	0.07%	$786,233.51	0.06%	$644,376.84	0.07%
2027-12	304	0.76%	$9,420,517.15	0.75%	$7,512,688.77	0.80%
2028-01	883	2.21%	$26,100,599.25	2.07%	$20,464,577.55	2.17%
2028-02	61	0.15%	$2,135,371.48	0.17%	$1,690,789.01	0.18%
2028-03	1,589	3.97%	$47,597,135.11	3.77%	$36,522,424.28	3.88%
2028-04	3,280	8.20%	$100,575,909.59	7.96%	$76,721,367.65	8.14%
2028-05	4,274	10.68%	$131,819,101.00	10.43%	$99,760,484.55	10.59%
2028-06	2,963	7.41%	$91,279,834.20	7.23%	$69,104,929.90	7.33%
2028-07	2,559	6.40%	$79,638,315.24	6.30%	$60,457,391.33	6.42%
2028-08	3,446	8.61%	$106,218,562.67	8.41%	$79,159,892.79	8.40%
2028-09	3,766	9.41%	$117,004,428.83	9.26%	$86,622,566.22	9.19%
2028-10	3,263	8.16%	$104,441,160.30	8.27%	$78,610,409.44	8.34%
2028-11	3,381	8.45%	$107,502,067.74	8.51%	$80,630,707.83	8.56%
2028-12	3,384	8.46%	$107,069,765.60	8.48%	$80,284,215.17	8.52%
2029-01	1,270	3.17%	$39,949,553.79	3.16%	$29,323,642.97	3.11%
2029-02	43	0.11%	$2,252,474.74	0.18%	$1,206,185.16	0.13%
2029-03	70	0.17%	$3,613,158.45	0.29%	$1,996,295.08	0.21%
2029-04	1,594	3.98%	$51,681,384.00	4.09%	$35,607,526.28	3.78%
2029-05	125	0.31%	$5,686,917.69	0.45%	$3,310,469.61	0.35%
2029-06	150	0.37%	$7,035,835.62	0.56%	$4,010,509.97	0.43%
2029-07	211	0.53%	$9,817,647.05	0.78%	$5,688,256.19	0.60%
2029-08	228	0.57%	$10,593,626.27	0.84%	$6,156,875.88	0.65%
2029-09	227	0.57%	$10,602,093.05	0.84%	$6,080,104.58	0.65%
2029-10	194	0.48%	$9,172,929.30	0.73%	$5,249,555.25	0.56%
2029-11	196	0.49%	$8,929,309.70	0.71%	$5,020,500.94	0.53%
2029-12	168	0.42%	$7,609,659.20	0.60%	$4,323,937.55	0.46%
2030-01	151	0.38%	$7,100,317.56	0.56%	$3,961,065.18	0.42%
2030-02	1	0.00%*	$40,503.87	0.00%*	$17,974.00	0.00%*
2030-03	1	0.00%*	$38,343.24	0.00%*	$19,632.00	0.00%*
2030-04	1	0.00%*	$61,778.24	0.00%*	$24,048.00	0.00%*
2030-07	2	0.00%*	$75,293.06	0.01%	$15,136.00	0.00%*
2030-08	3	0.01%	$153,753.49	0.01%	$70,673.70	0.01%
2030-11	1	0.00%*	$29,503.78	0.00%*	$11,413.98	0.00%*
2030-12	1	0.00%*	$28,164.08	0.00%*	$14,868.00	0.00%*
2031-01	2	0.00%*	$109,468.75	0.01%	$41,520.00	0.00%*
Total	40,005	100.00%	$1,263,335,705.59	100.00%	$942,218,051.07	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.
*	Represents a value that is greater than zero (0.00%) but less than 0.005%.

Distribution of the Leases by Geographic Location as of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leases by geographic location was as follows:

Geographic Location	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
Florida	26,490	66.22%	$820,132,589.98	64.92%
North Carolina	4,950	12.37%	$160,439,964.46	12.70%
Georgia	3,360	8.40%	$109,839,770.02	8.69%
South Carolina	2,594	6.48%	$86,299,120.32	6.83%
Alabama	1,981	4.95%	$65,850,191.79	5.21%
All others	630	1.57%	$20,774,069.02	1.64%
Total	40,005	100.00%	$1,263,335,705.59	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leased Vehicles by Vehicle Model as of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leased vehicles by vehicle model was as follows:

Vehicle Model	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
Tacoma	9,903	24.75%	$341,487,679.51	27.03%
Camry	8,060	20.15%	$225,244,791.31	17.83%
RAV4	6,873	17.18%	$200,720,730.57	15.89%
Corolla	7,758	19.39%	$174,337,113.42	13.80%
Tundra	2,931	7.33%	$143,348,160.07	11.35%
Other	4,480	11.20%	$178,197,230.71	14.11%
Total	40,005	100.00%	$1,263,335,705.59	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leases by Original Term to Maturity as of the Actual Cutoff Date

As of the Actual Cutoff Date, the distribution of the leases by original term to maturity was as follows:

Original Term to Maturity (Months)	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
24 – 27	67	0.17%	$2,638,797.16	0.21%
28 – 39	36,009	90.01%	$1,120,204,054.81	88.67%
40 – 51	3,913	9.78%	$139,845,578.91	11.07%
52 – 60	16	0.04%	$647,274.71	0.05%
Total	40,005	100.00%	$1,263,335,705.59	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leases by Remaining Term to Maturity as of the Actual Cutoff Date

As of the Actual Cutoff Date, the distribution of the leases by remaining term to maturity was as follows:

Remaining Term to Maturity (Months)	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
3 – 6	882	2.20%	$22,303,782.63	1.77%
7 – 12	1,077	2.69%	$27,615,648.07	2.19%
13 – 18	202	0.50%	$6,503,456.97	0.51%
19 – 24	1,307	3.27%	$39,442,454.61	3.12%
25 – 30	18,968	47.41%	$583,201,456.59	46.16%
31 – 36	14,255	35.63%	$452,643,069.53	35.83%
37 – 42	2,415	6.04%	$89,893,837.31	7.12%
43 – 48	889	2.22%	$41,274,038.48	3.27%
49 – 54	6	0.01%	$290,824.79	0.02%
55 – 60	4	0.01%	$167,136.61	0.01%
Total	40,005	100.00%	$1,263,335,705.59	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leased Vehicles by Vehicle Powertrain as of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leased vehicles by vehicle powertrain was as follows:

Vehicle Powertrain	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
Internal Combustion Vehicles	25,633	64.07%	$809,145,375.95	64.05%
Hybrid Vehicles(3)	13,940	34.85%	$441,395,534.40	34.94%
Electric Vehicles	432	1.08%	$12,794,795.24	1.01%
Total	40,005	100.00%	$1,263,335,705.59	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.
(3)	Includes vehicles with a plug-in hybrid electric power source.

Asset-Level Data

The Depositor prepared an asset-level data file for the Units in the Actual Pool for a hypothetical reporting period commencing on January 1, 2026, and ending on January 31, 2026, and has filed this information with the SEC on Form ABS-EE. The asset-level data file contains detailed information for each Unit in the Actual Pool about its identification, origination, lease terms, leased vehicle, lessee, lease activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the Issuing Entity has the right to receive payments made on the Units after the Actual Cutoff Date and will otherwise not receive any other payments described in such asset-level data file during the hypothetical reporting period. The information contained in the asset-level data file is not a prediction of the future performance of any Units and may not have been calculated as of the Actual Cutoff Date. Such information is also likely different than the information presented on the Reference Pool in this prospectus. The exhibits thereto and such Form ABS-EE filed by the Issuing Entity, or the Depositor on behalf of the Issuing Entity, by the date of filing of this prospectus, are incorporated by reference into this prospectus. Investors should carefully review the asset-level data.

The Servicer will also prepare asset-level data about the Units for this securitization transaction for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. Such Form ABS-EE, and any information attached as exhibits to the form, will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in “The Servicer, Sponsor and Administrator—Underwriting Standards” in this prospectus, under World Omni’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni associate with appropriate approval authority. 22,813 leases in the Reference Pool, having an aggregate Securitization Value as of the Actual Cutoff Date of $707,563,964.42 (approximately 56.01% of the aggregate Securitization Value as of the Actual Cutoff Date) were automatically approved by World Omni’s computer-based evaluation software, while 17,192 leases in the Reference Pool, having an aggregate Securitization Value as of the Actual Cutoff Date of $555,771,741.17 (approximately 43.99% of the aggregate Securitization Value as of the Actual Cutoff Date) were evaluated and approved by a World Omni associate in accordance with World Omni’s written underwriting guidelines. World Omni does not consider any of the leases in the Reference Pool to constitute exceptions to World Omni’s written underwriting guidelines.

Review of Leases in Reference Pool

In connection with the offering of the Notes, the Depositor has performed a review of the leases in the Reference Pool to be allocated by the Titling Trust on the Closing Date and the disclosure regarding those leases, including information incorporated by reference from any Form ABS-EE filed in connection herewith, required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The Depositor consulted with, and was assisted by, responsible personnel of World Omni in performing the review. In addition, World Omni has engaged third parties to assist with portions of the review. World Omni determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni, who approved those descriptions as accurate in all material respects. World Omni, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to provide reasonable assurance that the descriptions were accurate in all material respects. Members of World Omni’s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the leases and the leased vehicles in the Reference Pool or payments on the Notes.

The Depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on leases in the Reference Pool (the “Data Tape”). From this Data Tape the Depositor constructed the pool composition and stratification tables in “The Leases—Characteristics of the Units” in this prospectus. The Depositor also used such databases and other management information systems to assemble the asset-level data file for the Units that was filed with the SEC on Form ABS-EE (the “Asset-Level Data File”).

The Depositor designed procedures to test the accuracy of the transmission of individual lease data from information databases maintained by World Omni to the Data Tape and the Asset-Level Data File. Through a random process, 125 leases (the “Sample”) were selected from the leases in the Reference Pool. World Omni made available to responsible personnel of World Omni and third parties that assisted World Omni with its review electronic copies of the pertinent underlying documentation, including data records, for each lease in the Sample. A variety of numerical values and data points for each lease in the Sample were either compared to the corresponding information in the Data Tape or Asset-Level Data File, as applicable, or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. No variances were found between the data points reviewed and the Data Tape.

The Depositor’s review also evaluated the eligibility criteria that pertain to standard terms of leases and standard business practices, such as the criteria related to each lease providing for level monthly payments that fully amortize the Adjusted Capitalized Cost of the lease. The Depositor confirmed with responsible personnel of World Omni that its systems would not permit the selection of leases for inclusion in the Reference Pool that fail to meet these types of eligibility criteria. The Depositor found no discrepancies in this review.

Another aspect of the Depositor’s review consisted of a comparison of selected data contained in this prospectus describing the leases in the Reference Pool to data in, or derived from the Data Tape. The review consisted of a recalculation from the data in the Data Tape of the number of leases, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of lease systems and operations. Internal control processes used by World Omni include reviews of lease documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Representations and Warranties Relating to the Units

Schedule of Leases. The Servicer will prepare a schedule describing the Units, which will be attached as an exhibit to the Exchange Note Supplement. This schedule will identify each lease by its identification number and each leased vehicle by its vehicle identification number. The schedule will also include the following information for each lease:

•	date of origination;

•	the lease maturity date, which is the payment due date in the month after the final scheduled payment by the lessee;

•	the Base Monthly Payment;

•	the Securitization Value; and

•	the Base Residual Value.

Representations, Warranties and Covenants. In the Exchange Note Sale Agreement, Auto Lease Finance LLC will make representations and warranties to the Depositor with respect to each lease and related leased vehicle in the Reference Pool, including, that as of the Actual Cutoff Date:

•	the information provided with respect to each Unit in the schedule described above is correct in all material respects as of the Actual Cutoff Date;

•	relates to a new Toyota-branded automobile or light duty truck;

•	provides for level monthly payments that fully amortize the Adjusted Capitalized Cost of the lease at a Lease Rate to the related Contract Residual Value over the lease term;

•	is not more than 30 days past due as of the Actual Cutoff Date and is not a Defaulted Lease;

•	is owned, and the related leased vehicle is owned, by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens other than any lien of the Closed-End Collateral Agent or any lien on the certificate of title that arise by operation of law), other than certain permitted lien;

•	was originated in compliance with, and complies in all material respect with, all material applicable legal requirements; and

•	is the valid, legal, and binding full-recourse payment obligation of the related obligor, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (b) general principles of equity.

On the Closing Date, the Depositor will assign all of its rights under the Exchange Note Sale Agreement to the Issuing Entity. The Exchange Note Sale Agreement will also provide that if Auto Lease Finance LLC or the Depositor discovers a breach of certain representations or warranties with respect to a lease or the related leased vehicle made by Auto Lease Finance LLC in the Exchange Note Sale Agreement that materially and adversely affects the Issuing Entity’s interest in the related Unit, which breach is not cured in all material respects on or before the end of the Collection Period in which Auto Lease Finance LLC discovers such incorrectness (either pursuant to notice or otherwise), then the applicable Unit will be removed from the Reference Pool for the Exchange Note on the Payment Date related to that Collection Period. In connection with this reallocation, Auto Lease Finance LLC will be required to deposit into the collection account a reallocation payment for the applicable Unit in an amount specified in this prospectus. The reallocation payment must be made by Auto Lease Finance LLC as of the Payment Date immediately following the day on which the related cure period ended. Upon making that payment, the related Unit will no longer be included in the Reference Pool for the Exchange Note. The obligation of Auto Lease Finance LLC to deposit such reallocation payment will constitute the sole remedy respecting such breach.

Pursuant to the Indenture, the Issuing Entity will assign its rights in such representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

None of the Titling Trust, the Titling Trustee, the Titling Trustee Agent, the Initial Beneficiary, Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Servicer or any other person has any obligation to investigate the accuracy of such representations and warranties of Auto Lease Finance LLC or whether any Unit may be an ineligible Unit.

Upon discovery by or notice to Auto Lease Finance LLC of a breach of any representation or warranty with respect to certain characteristics of the Units, including by receipt of a review report from the Asset Representations Reviewer indicating that a test was failed for a lease, Auto Lease Finance LLC will investigate the lease or leases to confirm the breach and determine if it has materially and adversely affected the lease or leases. A Noteholder or beneficial owner of a Note may make a request or demand that a lease be reallocated due to a breach of a representation made about the leases. Any request or demand that a Unit be reallocated must be provided to the Indenture Trustee in writing and provide sufficient detail so as to allow Auto Lease Finance LLC to reasonably investigate the alleged breach of the representations and warranties related to such Unit. The Indenture Trustee will provide any such request or demand to World Omni, Auto Lease Funding LLC and the Depositor.

The Depositor will report any requests or demands to repurchase leases and related activity and status on Form ABS-15G.

Asset Representations Review

If two triggers are met, the Asset Representations Reviewer will perform a review of leases to test for compliance with the representations made by Auto Lease Finance LLC about the leases and leased vehicles. The first trigger occurs if the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date, as described in “— Delinquency Trigger” below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the Noteholders (including beneficial owners of Notes) of at least 5% of the outstanding principal amount of Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote for a review. The review fees will be $175 for each lease tested in the review.

Delinquency Trigger

A “Delinquent Lease” is defined as a lease with more than a specified amount (currently 10%, although such amount may change from time to time as provided in World Omni’s servicing policies and procedures, but will not exceed 15% of the scheduled lease payment) of a scheduled lease payment past due for more than 30 days, including leases with bankrupt lessees but excluding Defaulted Leases.

On or prior to each Payment Date, the Servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each Payment Date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all delinquent leases in the Actual Pool that are more than 60 days delinquent to (ii) the aggregate Securitization Value of all leases in the Actual Pool, in each case, as of the last day of such Collection Period.

The “Delinquency Trigger” for any Payment Date and the related Collection Period is 3.95%. World Omni developed the Delinquency Trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of leases in this program from 2009. Such delinquency rate (rounded to the nearest 0.05%) is calculated as (i) the aggregate Securitization Value of all delinquent leases within the Actual Pool that are more than 60 days delinquent as a percentage of (ii) the aggregate Securitization Value of all of the leases within the Actual Pool as of the last day of the Collection Period preceding the related Payment Date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak Delinquency Percentage of its prior securitizations of leases in this program from 2009 through January 2026, rounded to the nearest 0.05%. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the Notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak Delinquency Percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni believes that the Delinquency Trigger is appropriate based on:

•     its experience with delinquency in its prior securitized pools of leases, and in its portfolio of leases; and

•     its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior securitized pools.

For more information regarding greater than 60-day delinquent lease statistics for World Omni’s prior securitized pools, see Appendix A to this prospectus.

Voting Trigger

If the Delinquency Trigger occurs on the last day of a month, a Noteholder may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review. For purposes of this demand, if the demanding Noteholder is the record holder of any Notes, no verification procedures will be required. If the requesting party is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee may require no more verification than a written certification from the Noteholder that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or other similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

If Noteholders of at least 5% of the outstanding principal amount of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Issuing Entity’s Form 10-D for the Collection Period in which the demand requirement was met will include a statement that sufficient Noteholders are requesting a full Noteholder vote to commence a review by the Asset Representations Reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Asset Representations Reviewer to commence a review. Any beneficial owner of Notes may act through their respective DTC participants and the Form 10-D referenced in the prior sentence will include applicable voting procedures for any such beneficial owner of Notes acting through a DTC participant. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of Noteholders holding at least 5% of the outstanding principal amount of the Notes is reached, if the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review. The Issuing Entity’s Form 10-D for the Collection Period in which the Asset Representations Reviewer received the notice to start the review will specify that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, Notes held by the Sponsor or Servicer, or any affiliates thereof, are not included in the calculation of determining whether the Noteholders have elected to initiate a vote.

Asset Representations Review Process

The review will be performed on each lease that is 60 days or more delinquent at the end of the prior month (the “Review Leases”). Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the lease files and other information necessary for the review of all of the Review Leases. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the Review Leases and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Lease and determining whether each test was passed or failed. If the Servicer notifies the Asset Representations Reviewer that a Review Lease was paid in full or reallocated from the pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that Review Lease and the review of that Review Lease will be considered complete.

The tests were designed by World Omni to determine whether a Review Lease was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the lease or as of the Actual Cutoff Date or Closing Date. There may be multiple tests for each representation. The review is not designed to determine why the lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination. The review is not designed to determine whether the lease was serviced in compliance with the Servicing Agreement after the Actual Cutoff Date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuing Entity, the Servicer and the Indenture Trustee on the test results for each Review Lease and each representation, including any Review Lease for which the tests were considered complete and the related reason. The Asset Representations Reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any lease is required to be reallocated. The Servicer will investigate any findings of non-compliance contained in any report of the Asset Representations Reviewer and any reallocation request received from the Indenture Trustee, any Noteholder or any other party to any of the transaction documents and make a determination regarding whether any such non-compliance constitutes a breach of any representation or warranty requiring that a reallocation payment or a reallocation of any lease is required.  If the Servicer determines that a breach has occurred, it will provide notice to Auto Lease Finance LLC that it is obligated to pay the reallocation payment or reallocate the lease pursuant to the Exchange Note Sale Agreement.  The Exchange Note Sale Agreement requires that any breach of the representations and warranties must materially and adversely affect the lease before Auto Lease Finance LLC would be required to make a reallocation payment or reallocate the lease.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer by the Servicer, and to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Transaction Documents—Distributions on the Securities.” A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the Issuing Entity in the next month.

For more information about the Asset Representations Reviewer, see “The Asset Representations Reviewer.”

Periodic Reports

The Depositor will file a Form 10-D for the Issuing Entity with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Leases by the Asset Representations Reviewer during the prior month;

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report; and

•	if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Reallocation Requests

If a request is made for the reallocation of a lease due to a breach of a representation made about the leases and leased vehicles, and the reallocation is not resolved within 180 days after receipt by Auto Lease Finance LLC of notice of the reallocation request, the requesting party, including a Noteholder and any beneficial owner of Notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting reallocation or other relief from losses resulting from changes in the credit quality of a lease or other market conditions. Auto Lease Finance LLC will not reallocate a lease with respect to which the related breach of a representation or warranty did not materially adversely affect the lease. If a lease is paid off, satisfied or reallocated, no demands to reallocate are permitted, and there is no further right to mediation or arbitration regarding that lease. None of the representations and warranties related to the leases relate to the performance of the leases or to any credit losses that may occur as a result of a default by the related lessee on the lease. Furthermore, the dispute resolution procedures described below apply only to the specific leases that are related to the dispute. Dispute resolution to resolve reallocation requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the lease subject to a reallocation request was part of an asset representations review and the findings and conclusions of the Asset Representations Reviewer state that no tests were failed for the lease, the reallocation request for the lease will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-

day period. The Administrator will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party at the end of the 180-day period if a reallocation demand is unresolved. Auto Lease Finance LLC must agree to participate in the selected resolution method.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Auto Lease Finance LLC, using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or, if mediation or arbitration in New York City at the offices of the mediator or arbitrator is unavailable, the mediator or arbitrator will select another location in a major metropolitan area in the continental United States. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the reallocation request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Auto Lease Finance LLC will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the reallocation request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below in the following tables is information concerning World Omni’s experience with respect to its entire portfolio of new Toyota closed-end leases, which includes leases owned by the Titling Trust. The dollar amount of the leases outstanding reflects World Omni’s book value.

We have not provided similar delinquency, repossession and net loss data on the leases allocated to the Reference Pool, because none of those leases was more than 30 days delinquent in payments as of the Actual Cutoff Date. See “The Leases—Characteristics of the Leases—Eligibility Criteria and Portfolio Characteristics” in this prospectus. Further, due to the COVID-19 pandemic and other market factors, the historical delinquency, repossession and net loss information included in the tables below since fiscal year 2021 is unlikely to accurately predict the performance of World Omni’s portfolio of closed-end leases or particular pools of closed-end leases in the near future.

In recent years World Omni’s portfolio has experienced a decrease in vehicle turn-ins. Certain factors such as declines in and shortages of new vehicle availability as a result of disruptions in global supply chains and decrease in manufacturing capacity in certain industries, including those of auto manufacturers, may have contributed to higher than expected used car values during certain periods which may have influenced lessee decisions and vehicle return rates. In periods where average residual losses are lower (or average residual gains are higher), return rates tend to decrease, because in those periods lessees at the end of their term have a greater equity position if they purchase the vehicle rather than return it. Auction values remain variable, can be seasonal and can sometimes be subject to historically uncharacteristic volatility, such as the sharp increase in 2021. This sharp increase is primarily attributable to a supply chain constraint resulting in curtailed new vehicle production, fewer new vehicles available for sale and corresponding increased and substituted relative consumer demand for used vehicles. Used car values that exceed the Contract Residual Value of the lease may incentivize lessees to purchase or trade in the vehicle in lieu of turning it in. Higher than expected lease buyouts or trade ins to dealers may impact vehicle turn-in rates, or may result in prepayments on the leases which may impact the weighted average life of the Notes. In this regard, for more information, see “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond World Omni’s control. There is no assurance that World Omni’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience

(Dollars in Thousands)

	As of December 31,
		2025		2024		2023		2022		2021
Dollar Amount of Lease Contracts Outstanding(1)		$3,170,774		$2,740,480		$2,574,091		$2,917,401		$3,891,358
Number of Lease Contracts Outstanding		95,935		83,935		88,446		108,991		147,367

	Unit	%	Unit	%	Unit	%	Unit	%	Unit	%
Number of Delinquent Lease Contracts(2)
31-60 Days	1,125	1.17	824	0.98	836	0.95	804	0.74	796	0.54
61-90 Days	327	0.34	222	0.26	213	0.24	161	0.15	166	0.11
91-120 Days	115	0.12	66	0.08	53	0.06	58	0.05	54	0.04
121 Days or More	31	0.03	20	0.02	10	0.01	12	0.01	4	0.00	*
Total 31 days or more(3)	1,598	1.67%	1,132	1.35%	1,112	1.26%	1,035	0.95%	1,020	0.69%

	$	%	$	%	$	%	$	%	$	%
Dollar Amount of Delinquent Lease Contracts(1)
31-60 Days	38,185	1.20	27,274	1.00	23,912	0.93	21,444	0.74	20,905	0.54
61-90 Days	10,961	0.35	7,116	0.26	5,942	0.23	4,146	0.14	4,171	0.11
91-120 Days	3,960	0.12	2,156	0.08	1,527	0.06	1,462	0.05	1,395	0.04
121 Days or More	1,224	0.04	770	0.03	313	0.01	310	0.01	83	0.00	*
Total 31 days or more(3)	$54,330	1.71%	$37,316	1.36%	$31,695	1.23%	$27,362	0.94%	$26,553	0.68%

(1)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the Lease Rate.
(2)	World Omni considers a payment to be past due or delinquent when a lessee owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. All of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies will be determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.
(3)	Balances and percentages may not add to total due to rounding.
*	Represents a value that is greater than zero (0.00%) but less than 0.005%.

“Conversion Date” means the date on which the Sponsor began using a threshold of 10% of the applicable scheduled lease payment rather than $40 for determining if a scheduled lease payment is delinquent.

“Delinquency Threshold Amount” means $40 with respect to payments effective prior to the Conversion Date, and 10% of the applicable scheduled lease payment for payments effective on or after the Conversion Date.

Net Credit (Gain)/Loss And Repossession Experience(1)

(Dollars in Thousands)

	As of and For the Twelve Months Ended December 31,
	2025	2024	2023	2022	2021
Dollar Amount of Lease Contracts Outstanding(2)	$3,170,774	$2,740,480	$2,574,091	$2,917,401	$3,891,358
Dollar Amount of Average Lease Contracts Outstanding(2)(3)	$2,881,046	$2,638,431	$2,651,402	$3,333,634	$4,228,431
Number of Lease Contracts Outstanding	95,935	83,935	88,446	108,991	147,367
Average Number of Lease Contracts Outstanding(3)	87,577	84,081	95,728	125,744	161,230
Number of Repossessions	1,651	1,241	943	941	1,714
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding	1.89%	1.48%	0.99%	0.75%	1.06%
Charge-offs(4)(6)	$13,620	$11,023	$5,687	$4,407	$4,014
Recoveries(5)	$6,142	$5,992	$6,171	$6,761	$8,951
Net Losses/(Net Gains)	$7,478	$5,031	$(484)	$(2,354)	$(4,937)
Net Losses/(Net Gains) as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.26%	0.19%	(0.02)%	(0.07)%	(0.12)%

(1)	For credit loss terminations, World Omni charges off the account balance of a lease upon the related vehicle’s sale date or at the time the account balance is deemed uncollectible under Customary Servicing Practices. Gains or losses associated with the sale of off-lease inventory are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.

(2)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the Lease Rate.

(3)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(4)	Charge–offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in note (5).

(5)	Recoveries generally include the net amount received with respect to lease contracts previously charged off.

(6)	Net of subvention dollars. Subvention dollars refer to the dollar value of special marketing programs in the form of enhanced residual value offered and subsidized by Southeast Toyota Distributors, LLC or World Omni to the lessee at the inception of the lease.

Residual Value (Gain)/Loss Experience. Set forth below is information concerning residual value loss experience and return rates for new Toyota vehicles at termination. The residual value loss rates are indicated as the difference between the ALG Residual Value at origination and the actual amounts received for the off-lease vehicles. See “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing—Determination of Contract Residual Values” and “The Leases—Calculation of the Securitization Value” in this prospectus for a description of ALG Residual Value, TSRP and MRT.

Residual Value (Gain)/Loss Experience(1)

(Dollars in Thousands)

	For the Twelve Months Ended December 31,
	2025	2024	2023	2022	2021
Total Number of Vehicles Scheduled to Terminate	23,693	51,809	59,235	69,321	74,525
Number of Vehicles Returned to World Omni(2)	807	1,628	725	1,278	16,558
Vehicles Returned to World Omni Ratio	3%	3%	1%	2%	22%
Total ALG Residual on Vehicles Scheduled to Terminate(3)	$508,317	$1,069,213	$1,154,423	$1,298,710	$1,400,540
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni(4)	$(4,207)	$(10,032)	$(6,274)	$(9,489)	$(84,002)
Average (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni(5)	$(5,214)	$(6,162)	$(8,654)	$(7,425)	$(5,073)
Total ALG Residual on Vehicles Returned to World Omni	$23,127	$38,001	$14,331	$23,890	$277,690
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni as a Percentage of ALG Residuals of Returned Vehicles Sold by World Omni	(18.2)%	(26.4)%	(43.8)%	(39.7)%	(30.3)%
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	(0.8)%	(0.9)%	(0.5)%	(0.7)%	(6.0)%
Average Contract Residual Value Percentage of lesser of MRT or TSRP	63%	65%	63%	65%	66%
Average ALG Residual Percentage of lesser of MRT or TSRP	60%	61%	59%	58%	58%
Percentage Difference(6)	(4)%	(3)%	(5)%	(7)%	(8)%

(1)	For credit loss terminations, World Omni charges off the account balance of a lease upon the related vehicle’s sale date or at the time the account balance is deemed uncollectible under Customary Servicing Practices. Gains or losses associated with the sale of off-lease inventory are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.

(2)	Excludes repossessions and vehicles in inventory. Includes lessee initiated early terminations and vehicles purchased by lessees or other parties for less than World Omni’s Contract Residual Value.

(3)	ALG residual is calculated as the ALG residual percentage multiplied by the lesser of TSRP or the MRT at the time of origination of the lease.

(4)	(Gain)/Loss calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the ALG Residual Value at the time of origination of the lease.

(5)	Not stated in thousands.

(6)	Percentages may not total due to rounding.

STATIC POOL INFORMATION

Appendix A to this prospectus sets forth in tabular and graphical format static pool information of the static pool performance of previous, recent securitizations of the Sponsor. All of the information is incorporated by reference into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when the leases in the securitized pool described in this prospectus were originated and those that will exist in the future when the leases in the securitized pool described in this prospectus are required to be repaid. There is no assurance that World Omni’s delinquency, loss and repossession and residual value experience with respect to the leases included in the securitized pool described in this prospectus will be similar to that described in Appendix A to this prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE
OF THE SECURITIES

The following information is provided solely to illustrate the effect of prepayments of the Units on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases. The rate of payment of principal of the Notes will depend on the rate of payments on the related Units allocated to the Reference Pool (including scheduled monthly payments on and prepayments and liquidations of the leases) and losses on the Units, which cannot be predicted with certainty.

The weighted average life of each Note is uncertain because it generally will be determined by the rate at which principal payments on the Exchange Note are made, which will be determined based on the rate at which the leases in the Reference Pool are paid and the rate at which returned or repossessed leased vehicles in the Reference Pool are sold. “Prepayments” on the leases will occur in the following circumstances:

•	Prepayments — proceeds may be received on the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying the money due under their leases, including in connection with an early termination.

•	Defaults — proceeds may be received on the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease.

•	Early termination programs — proceeds may be received on the sale of leased vehicles returned by lessees participating in early termination programs.

•	Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles.

•	Reallocation of leases and leased vehicles by Auto Lease Finance LLC— Auto Lease Finance LLC may be required to reallocate ineligible and other leases and leased vehicles from the Reference Pool as described in “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants.”

•	Reallocation of leases and leased vehicle by the Servicer — the Servicer may be required to reallocate leases and leased vehicles from the Reference Pool if the Servicer grants certain extensions as described under “The Servicer, Sponsor and Administrator —Servicing—Extensions of leases are not always associated with financial difficulties of the lessee.”

•	Exchange Note acceleration — proceeds may be received on the liquidation of the Reference Pool following an Exchange Note Default under the Collateral Agency Agreement and the Exchange Note Supplement.

•	Clean up call option — the Servicer will have the option to purchase the Exchange Note from the Issuing Entity following the last day of any Collection Period on which the aggregate outstanding principal amount of the Notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the Notes on the Closing Date.

In World Omni’s experience, prepayments on its leases occur primarily when lessees decide to purchase or lease new vehicles, lessees participate in early termination programs, defaulted contracts are liquidated or insurance proceeds are received after a leased vehicle is determined to be a total loss.

The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the Notes, which is the average amount of time during which each dollar of the principal amount or certificate balance, as applicable, of a security is outstanding. As the rate of payment of principal on (or the certificate balance of) the securities of any series will depend primarily on the rate of payment—including prepayments—of the related leases, the final payment of principal of (or the final distribution on) a class of a series of securities could occur significantly earlier than the applicable Final Scheduled Payment Date. If lease prepayments cause the principal of, or certificate balance on, the related class of securities to be paid earlier than anticipated, the related securityholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Delinquencies, Repossessions and Net Losses.” World Omni can give no assurances that the leases will experience the same rate of prepayment or default as World Omni’s historical prepayment and default rates, or that the residual value loss experience of leased vehicles related to leases that are scheduled to reach their lease maturity dates will be the same as World Omni’s historical residual value loss experience for all of the leases in its portfolio. Further, due to the COVID-19 pandemic and other market factors, the historical delinquency, repossession and net loss information included in such section since fiscal year 2021 is unlikely to accurately predict the performance of World Omni’s portfolio of closed-end leases or particular pools of closed-end leases in the near future.

The effective yield on, and average life of, the Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and related leased vehicles and the rate at which those payments are paid to the holders of the Notes. In the event of prepayments of the leases, related securityholders who receive those amounts may be unable to reinvest the related payments received on their Notes at yields as high as the related interest rate on the Notes. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the Notes. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles (including prepayments and liquidations of the leases) may shorten the final maturity of, and may significantly affect the yield on, the Notes.

The yield to an investor who purchases Notes in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the leases is different than the rate the investor anticipated at the time it purchased those Notes.

In sum, the following factors will affect an investor’s expected yield:

•	the price the investor paid for the Notes;

•	the rate of prepayments, including losses, in respect of the leases and the related leased vehicles; and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the leases and the related leased vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the leases and the related leased vehicles is faster than anticipated, the investor’s yield will be higher if interest rates exceed the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, any Notes outstanding will be paid in full if and when the Servicer elects to purchase the Exchange Note from the Issuing Entity on any related Payment Date when the aggregate Securitization Value is less than or equal to a threshold percentage of the initial aggregate Securitization Value, as identified in “Description of the Notes—Redemption Upon Optional Purchase.” Any Notes then outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption, which we refer to in this prospectus as the “100% Prepayment Assumption,” assumes that the original principal balance of the leases will prepay as follows:

•	In month one, prepayments will occur at 0.35% ABS and increase by 0.06% ABS each month until reaching 1.25% ABS in the 16th month of the life of the lease.

•	In month 17, prepayments will increase by 0.02% ABS each month until reaching 1.65% ABS in the 36th month of the life of the lease.

•	In months 37 through 49, prepayments remain at 1.65% ABS.

•	In month 50, prepayments decrease to 1.50% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

No ABS rate purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	as of the Actual Cutoff Date, 8 months have elapsed since the inception of each lease;

•	all monthly payments are timely received and no lease is ever delinquent;

•	all monthly payments are made according to the schedule set forth in Appendix B to this prospectus;

•	each fiscal month of World Omni is equivalent to a calendar month;

•	no repurchase payment is required to be made by Auto Lease Finance LLC or the Servicer in respect of any lease included in the Reference Pool;

•	there are no losses in respect of the leases;

•	each lease payment is made on the twentieth day of each calendar month starting February 2026;

•	payments on the Notes are made on the 15th day of each month, whether or not that day is a Business Day;

•	the servicing fee is 1.00% per annum, provided that, for the first Payment Date, the servicing fee will be based on 60 days;

•	there is no administration fee;

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the Reserve Account is funded with an amount equal to $3,158,339.26;

•	the aggregate Securitization Value as of the Actual Cutoff Date is $1,263,335,705.59;

•	the Closing Date (the “Closing Date”) is assumed to be March 25, 2026;

•	interest accrues on the Class A-1 Notes at 3.885% based on an actual/360 day count, the Class A-2a Notes at 4.02% based on a 30/360 day count, the Class A-2b Notes at 4.21000% based on an actual/360 day count, the Class A-3 Notes at 3.98% based on a 30/360 day count, the Class A-4 Notes at 4.02% based on a 30/360 day count, the Class B Notes at 4.27% based on a 30/360 day count, and the Class C Notes at 4.56% based on a 30/360 day count;

•	the Issuing Entity issues Class A-1 Notes with an initial principal amount of $143,000,000, Class A-2 Notes with an initial principal amount of $413,970,000 (consisting of Class A-2a Notes with an initial principal amount of $206,985,000 and Class A-2b Notes with an initial principal amount of $206,985,000), Class A-3 Notes with an initial principal amount of $413,970,000, Class A-4 Notes with an initial principal amount of $65,000,000, Class B Notes with an initial principal amount of $63,170,000, and Class C Notes with an initial principal amount of $44,210,000;

•	the Issuing Entity will pay principal to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, based upon their respective unpaid principal amounts, until they are paid in full; and

•	no amounts will be owed by the Issuing Entity to the Asset Representations Reviewer.

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100% and 125% of the prepayment assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the prepayment assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	75.28%	67.56%	63.49%	59.26%	54.88%
May 15, 2026	64.48%	52.58%	46.30%	39.76%	32.97%
June 15, 2026	51.07%	34.86%	26.26%	17.32%	7.99%
July 15, 2026	37.51%	16.82%	5.82%	0.00%	0.00%
August 15, 2026	24.86%	0.00%	0.00%	0.00%	0.00%
September 15, 2026	12.94%	0.00%	0.00%	0.00%	0.00%
October 15, 2026	2.10%	0.00%	0.00%	0.00%	0.00%
November 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	0.28	0.20	0.17	0.15	0.14
Weighted Average Life to Maturity (years)(1)	0.28	0.20	0.17	0.15	0.14

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-2a and Class A-2b Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	98.04%	93.90%
August 15, 2026	100.00%	99.76%	95.06%	90.13%	84.97%
September 15, 2026	100.00%	93.99%	88.38%	82.49%	76.31%
October 15, 2026	100.00%	88.53%	81.97%	75.07%	67.79%
November 15, 2026	97.16%	83.25%	75.74%	67.83%	59.46%
December 15, 2026	93.82%	78.20%	69.75%	60.81%	51.34%
January 15, 2027	90.31%	73.00%	63.61%	53.67%	43.10%
February 15, 2027	87.13%	68.14%	57.81%	46.83%	35.15%
March 15, 2027	83.98%	63.30%	52.02%	40.03%	27.21%
April 15, 2027	80.88%	58.53%	46.31%	33.29%	19.34%
May 15, 2027	78.18%	54.13%	40.95%	26.87%	11.75%
June 15, 2027	75.53%	49.79%	35.65%	20.50%	4.19%
July 15, 2027	72.89%	45.46%	30.35%	14.13%	0.00%
August 15, 2027	70.28%	41.17%	25.09%	7.78%	0.00%
September 15, 2027	67.64%	36.86%	19.81%	1.41%	0.00%
October 15, 2027	65.01%	32.57%	14.54%	0.00%	0.00%
November 15, 2027	62.31%	28.22%	9.22%	0.00%	0.00%
December 15, 2027	59.47%	23.77%	3.81%	0.00%	0.00%
January 15, 2028	52.15%	15.56%	0.00%	0.00%	0.00%
February 15, 2028	47.55%	9.70%	0.00%	0.00%	0.00%
March 15, 2028	44.62%	5.28%	0.00%	0.00%	0.00%
April 15, 2028	30.57%	0.00%	0.00%	0.00%	0.00%
May 15, 2028	7.93%	0.00%	0.00%	0.00%	0.00%
June 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	1.70	1.26	1.06	0.90	0.78
Weighted Average Life to Maturity (years)(1)	1.70	1.26	1.06	0.90	0.78

(1)	The weighted average life of the Class A-2a Notes and the Class A-2b Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-3 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	96.61%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	89.04%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	81.41%
October 15, 2027	100.00%	100.00%	100.00%	95.03%	73.75%
November 15, 2027	100.00%	100.00%	100.00%	88.60%	66.01%
December 15, 2027	100.00%	100.00%	100.00%	82.08%	58.15%
January 15, 2028	100.00%	100.00%	95.03%	72.60%	47.78%
February 15, 2028	100.00%	100.00%	88.40%	65.04%	39.03%
March 15, 2028	100.00%	100.00%	83.06%	58.58%	31.15%
April 15, 2028	100.00%	91.81%	69.82%	45.50%	18.04%
May 15, 2028	100.00%	71.64%	50.96%	27.99%	1.81%
June 15, 2028	81.09%	48.51%	29.87%	9.05%	0.00%
July 15, 2028	65.64%	34.86%	17.17%	0.00%	0.00%
August 15, 2028	48.02%	19.80%	3.53%	0.00%	0.00%
September 15, 2028	27.06%	2.50%	0.00%	0.00%	0.00%
October 15, 2028	5.94%	0.00%	0.00%	0.00%	0.00%
November 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	2.41	2.28	2.17	2.01	1.81
Weighted Average Life to Maturity (years)(1)	2.41	2.28	2.17	2.01	1.81

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-4 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	4.92%
July 15, 2028	100.00%	100.00%	100.00%	82.91%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	5.61%	0.00%
September 15, 2028	100.00%	100.00%	25.46%	0.00%	0.00%
October 15, 2028	100.00%	7.48%	0.00%	0.00%	0.00%
November 15, 2028	10.79%	0.00%	0.00%	0.00%	0.00%
December 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	2.65	2.56	2.49	2.38	2.23
Weighted Average Life to Maturity (years)(1)	2.65	2.56	2.49	2.38	2.23

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class B Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	34.15%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	20.81%	0.00%
October 15, 2028	100.00%	100.00%	29.90%	0.00%	0.00%
November 15, 2028	100.00%	4.49%	0.00%	0.00%	0.00%
December 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	2.72	2.64	2.58	2.49	2.33
Weighted Average Life to Maturity (years)(1)	2.72	2.64	2.58	2.49	2.33

(1)	The weighted average life of the Class B Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class C Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	49.89%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	16.41%	0.00%
November 15, 2028	100.00%	100.00%	17.80%	0.00%	0.00%
December 15, 2028	73.79%	0.00%	0.00%	0.00%	0.00%
January 15, 2029	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	2.78	2.72	2.65	2.57	2.43
Weighted Average Life to Maturity (years)(1)	2.78	2.72	2.65	2.57	2.43

(1)	The weighted average life of the Class C Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

NOTE FACTORS AND OTHER INFORMATION

The note pool factor with respect to any class of Notes is a seven-digit decimal which the Servicer will compute each month indicating the outstanding principal amount of that class of Notes, as of the applicable Payment Date, as a fraction of the initial principal amount of that class of Notes. The note pool factor will be 1.0000000 as of the Closing Date; thereafter, the note pool factor will decline to reflect reductions in the principal amount of the applicable class of Notes. Therefore, as an example, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes outstanding is the product of (1) the original denomination of your Note and (2) the note pool factor.

Under the Indenture, the Indenture Trustee will receive monthly reports from the Servicer (each such monthly report, a “Servicer Certificate”) concerning the payments received on the leases, the note factors and various other items of information. The Indenture Trustee will post these Servicer Certificates to its internet website described in “The Trustees of the Issuing Entity—The Indenture Trustee, Note Registrar, Paying Agent and Account Bank” in this prospectus. The Indenture Trustee will make available to the Noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Transaction Documents—Indenture—Reports to Noteholders” in this prospectus.

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Offered Notes to (1) acquire the Exchange Note from Auto Lease Finance LLC and (2) fund the initial deposit into the Reserve Account. As discussed in “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes” in this prospectus, the Exchange Note issued by the Titling Trust may replace indebtedness of the Titling Trust owed to an affiliate of the Titling Trust under a financing facility provided by such affiliate and represent the amount of any funds advanced by the Initial Beneficiary to the Titling Trust pursuant to the Collateral Agency Agreement. Auto Lease Finance LLC may use the purchase price proceeds received from the Depositor to pay to such affiliate the purchase price for any replaced indebtedness acquired from them by Auto Lease Finance LLC and to advance funds to the Titling Trust pursuant to the Collateral Agency Agreement. Such affiliate may use such net proceeds to pay debt secured by the leases in the Actual Pool prior to their reallocation to the Actual Pool. Any such debt may be owed to the Indenture Trustee, the Owner Trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator or provide liquidity lines. Auto Lease Finance LLC will use any remaining proceeds for general corporate purposes.

DESCRIPTION OF THE NOTES

The Notes will be issued under the terms of an Indenture (the “Indenture”) among the Issuing Entity, the Indenture Trustee and the Account Bank. We have filed forms of the Indenture and the Trust Agreement as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. A copy of the final form of the Indenture and the Trust Agreement will be filed with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the Notes; it may not contain all the information that may be important to you. You should read the transaction documents in their entirety to understand their contents.

The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and any Retained Notes will be issued in minimum denominations of $250,000 (or such lower amount as may be approved by the Depositor in consultation with tax counsel) and integral multiples of $1,000 in excess thereof. The Offered Notes will be issued in book-entry form only, through DTC or Clearstream. Any Retained Notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. Each class of Notes will evidence debt of the Issuing Entity secured by the trust assets. Neither the Notes nor the underlying leases will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the Notes will accrue at the Notes’ respective per annum interest rates and will be payable to the Noteholders monthly on each Payment Date, commencing April 15, 2026. Payments will be made to the Noteholders of record as of the Business Day immediately preceding such Payment Date or, if definitive Notes are issued, as of the last Business Day of the preceding month. Interest will accrue on the outstanding principal amount of the Notes as of the previous Payment Date at the applicable interest rate during the related interest accrual period, which is from and including the previous Payment Date to, but excluding, the current Payment Date.

The interest rate for the Class A-1 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be a fixed rate as set forth on the cover page of this prospectus.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances (as described below). The allocation of the principal amount between the Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes, based on, among other considerations, market conditions at the time of pricing. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $206,985,000.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

The “SOFR Rate” will be determined by the Administrator for each interest accrual period on the second U.S. Government Securities Business Day before the first day of such interest accrual period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the Administrator (on behalf of the Issuing Entity) after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR. However, the Administrator (on behalf of the Issuing Entity) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the Class A-2b Notes the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2b Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuing Entity) will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Administrator (on behalf of the Issuing Entity), in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

The Administrator will deliver written notice (including by email) to each rating agency hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuing Entity) has determined with respect to the related interest accrual period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be given to the Indenture Trustee and the Servicer, and included in the Servicer Certificate. Notwithstanding anything in the trust documents to the contrary, upon the receipt of such notice by the rating agencies hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer, and inclusion of such information in the Servicer Certificate, the relevant trust documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant trust documents.

Any determination, decision or election that may be made by the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuing Entity’s sole discretion, and, notwithstanding anything to the contrary in the trust documents, will become effective without consent from any other party. None of the Issuing Entity, the Owner Trustee, the Administrative Agent, the Delaware Trustee, the Titling Trustee Agent, the Indenture Trustee, the Account Bank, the securities intermediary, the Administrator, the Sponsor, the Depositor, the Servicer, the Closed-End Collateral Agent or their respective affiliates will have any liability for any determination made by or on behalf of the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Administrative Agent, the Delaware Trustee, the Titling Trustee Agent, the Indenture Trustee, the Account Bank, the securities intermediary, the Administrator, the Sponsor, the Depositor, the Servicer, the Closed-End Collateral Agent or their respective affiliates relating to any such determinations.

With respect to a Benchmark Transition Event, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuing Entity) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuing Entity) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the Owner Trustee, the Administrative Agent, the Delaware Trustee, the Tiling Trustee Agent or the Indenture Trustee will be under any obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The foregoing obligations will be performed by the Administrator, on behalf of the Issuing Entity, pursuant to the Administration Agreement.

None of the Owner Trustee, the Administrative Agent, the Delaware Trustee, the Tiling Trustee Agent or the Indenture Trustee will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture as a result of the unavailability of the SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other party, including without limitation the Administrator or the Issuing Entity, in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties. The Owner Trustee and the Indenture Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, officer’s certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Owner Trustee or the Indenture Trustee.

None of the Owner Trustee, the Administrative Agent, the Delaware Trustee, the Tiling Trustee Agent or the Indenture Trustee will have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Interest on the Class A-1 Notes and any Class A-2b Notes, will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year. This means that the interest due on the Class A-1 Notes and any Class A-2b Notes, on each Payment Date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes or any Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date, divided by 360.

Interest for a related period on each other class of the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which periods will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 20, assuming a Closing Date of March 25, 2026) divided by 360.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, generally apply the Available Funds and any withdrawals from the Reserve Account to make interest payments on the Notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. As described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus, the Class A Notes will be entitled to receive specified priority payments of principal before payments of interest are made on the Class B Notes and the Class C Notes, and the Class A Notes and Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable due to the occurrence of an Event of Default, unless such Event of Default has been waived or rescinded, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. Under some circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on the Notes on any Payment Date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the Notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made, then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Notes until interest on the Class B Notes has been paid in full, and then each holder of Class C Notes will receive its ratable share of any remaining amounts available to be distributed in respect of interest on the Notes until interest on the Class C Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an Event of Default under the Indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an Event of Default under the Indenture unless and until the Class A Notes and the Class B Notes have been paid in full.

Payments of Principal

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, remit principal payments to the Noteholders in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date, over

•	the aggregate Securitization Value as of the last day of the related Collection Period less 12.25% of the aggregate initial Securitization Value as of the Actual Cutoff Date.

The Indenture Trustee generally will remit principal payments on the Notes from Available Funds, if any, remaining after the payment of the administration fee and interest on the Notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

We refer to the calendar month immediately preceding each Payment Date as a “Collection Period.” The Collection Period for the initial Payment Date shall be from, but excluding, the Actual Cutoff Date to and including March 31, 2026. A “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware and the states in which the servicing offices of the Servicer are located or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law, regulation or executive order to be closed.

One Business Day immediately preceding each Payment Date, the Servicer shall determine the amount in the Exchange Note Collection Account for the applicable Collection Period. On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (4), (6), (8) and (10) in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities,” the Issuing Entity will pay principal of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, based upon their respective unpaid principal amounts, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full; and

•	to the Class C Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, unless such Event of Default has been waived or rescinded, the Issuing Entity will pay the funds allocated to the holders of the Notes to pay principal of the Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until they are paid in full;

•	to the holders of the other Class A Notes, pro rata, based upon their respective unpaid principal amounts, until they are paid in full;

•	to the holders of the Class B Notes until they are paid in full; and

•	to the holders of the Class C Notes until they are paid in full.

On the Final Scheduled Payment Date for a class of Notes, the principal amount of that class of Notes, to the extent not previously paid, will be due. The Final Scheduled Payment Dates for each class of Notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Payment Date of March 15, 2027;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Payment Date of December 15, 2028;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Payment Date of May 15, 2029;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Payment Date of April 15, 2030;

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the Payment Date of April 15, 2030; and

•	the principal amount of the Class C Notes, to the extent not previously paid, will be due on the Payment Date of September 15, 2031.

The actual date on which the aggregate outstanding principal amount of any class of Notes is paid in full may be earlier than the Final Scheduled Payment Date for that class.

Redemption Upon Optional Purchase

The Servicer may, at its option, purchase the Exchange Note from the Issuing Entity on any Payment Date following the last day of any Collection Period on which the aggregate outstanding principal amount of the Notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the Notes on the Closing Date. The purchase price for the Exchange Note will, as calculated by the Servicer, be equal to the aggregate of the unpaid principal balance of the Exchange Note plus accrued and unpaid interest as of such last day. Exercise of this right to purchase the Exchange Note will result in the redemption of the Notes at a price equal to the aggregate outstanding principal amount of the Notes plus accrued and unpaid interest to but excluding the date of redemption. The Servicer or the Issuing Entity will notify the Indenture Trustee of an election to purchase the Exchange Note not later than the close of business on the first business day of the month in which the applicable redemption date occurs. Notice of redemption under the Indenture must be given by the Indenture Trustee not later than 10 days prior to the redemption date to each holder of Notes. In addition, the Servicer or the Issuing Entity will notify each rating agency hired by the Sponsor to rate the Notes upon redemption of the Notes. The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

REGISTRATION OF THE NOTES

Book-Entry Registration

The Offered Notes will be available only in book-entry form except in the limited circumstances described below under “—Definitive Notes.” All book-entry Notes will be held by DTC, in the name of Cede & Co. as nominee of DTC. Noteholders’ interests in the Offered Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC, including Clearstream. Investors may hold their Notes through DTC or Clearstream, which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.

The Offered Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. Noteholders electing to hold interests in the Offered Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period. Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the Offered Notes.

Actions of Noteholders under the Indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to the Noteholders according to DTC’s rules and procedures.

Noteholders may experience delays in receiving payments since distribution will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account. The ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Offered Notes, may be limited due to the lack of a physical Note.

None of the Sponsor, the Depositor, the Issuing Entity, the Administrator, the Servicer, the Indenture Trustee, the Owner Trustee or the Note Registrar will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Offered Notes held by DTC or Clearstream, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests in the Offered Notes.

Definitive Notes

The Offered Notes will be issued in fully registered, certificated form as definitive Notes to the beneficial owners of such Notes or their nominees, only if:

•	the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as described in the depository agreement, and the Administrator is unable to locate a qualified successor; or

•	the Administrator, at its option, advises the Indenture Trustee, in writing, that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default under the Indenture, beneficial owners of Notes representing in the aggregate at least a majority of the outstanding principal amount of the Notes, voting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in such owners’ best interest.

•	Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all the beneficial owners of Notes through DTC of such event and the availability of definitive Notes to the beneficial owners of Notes requesting the same. Upon surrender to the Indenture Trustee by DTC of the book-entry Note or Notes representing the Offered Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Offered Notes as definitive Notes to the beneficial owners of such Notes or to their nominee.

Distributions of principal of, and interest on, the Offered Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in this prospectus, and as described in the Indenture, Exchange Note Sale

Agreement, Exchange Note Transfer Agreement, Servicing Agreement or Trust Agreement directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the applicable record date.

The distributions will be made by check or wire transfer to the address or designated account of the holder as it appears on the register maintained by the Note Registrar or by other means to the extent provided in the Indenture. The final payment or distribution on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes in respect of the Offered Notes will be transferable and exchangeable at the offices of the Indenture Trustee or Note Registrar named in a notice delivered to holders of the definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee or Issuing Entity or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of the Titling Trust Documents and transaction documents, which consist of the Exchange Note Supplement, the Exchange Note Sale Agreement, the Exchange Note Transfer Agreement, the Servicing Agreement, the Indenture, the Trust Agreement and the Administration Agreement. We have filed forms of the transaction documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. A copy of the final forms of the transaction documents will be filed with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the transaction documents; it does not contain all the information that may be important to you. You should read the transaction documents in their entirety to understand their contents.

On the Closing Date, the Titling Trust will issue the Exchange Note to Auto Lease Finance LLC, the Initial Beneficiary, pursuant to the procedures outlined in “The Exchange Note” in this prospectus, and World Omni Auto Leasing LLC, the Depositor, will purchase from Auto Lease Finance LLC under the Exchange Note Sale Agreement, without recourse (other than to the extent described in “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants”), Auto Lease Finance LLC’s entire interest in the Exchange Note. At the time of issuance of the Notes, the Depositor will sell and assign to World Omni Automobile Lease Securitization Trust 2026-A, the Issuing Entity, under the Exchange Note Transfer Agreement, without recourse, except as provided in the Exchange Note Transfer Agreement, its entire interest in the Exchange Note, assign to the Issuing Entity all of its rights under the Exchange Note Sale Agreement and deliver the Exchange Note to the Issuing Entity. The Owner Trustee will, concurrently with such sale and assignment, execute on behalf of the Issuing Entity, and the Indenture Trustee, upon receipt of an order from the Issuing Entity, will authenticate and deliver to the Depositor, the Notes and the Certificates in exchange for the Exchange Note. Immediately following the transfer of the Exchange Note to the Issuing Entity, the Issuing Entity will pledge its interest in the Issuing Entity Property, which includes the Exchange Note, to the Indenture Trustee as security for the Notes. Upon the execution of the transaction documents and the issuance of the Notes as described in this paragraph, the Indenture Trustee, on behalf of the related securityholders, will hold a first priority perfected security interest in the Exchange Note and all identifiable proceeds thereof.

Upon delivery to the Depositor of the Notes and Certificates, the Depositor will then sell the Offered Notes to the underwriters. We refer you to “Underwriting” in this prospectus.

Reallocation Obligations

In the Exchange Note Sale Agreement, Auto Lease Finance LLC will make certain representations and warranties, including that each lease complies with all requirements of law in all material respects. If certain of such representations and warranties prove to be incorrect with respect to any lease, the result has certain material adverse effects and the breach is not timely corrected or cured, such lease and the related leased vehicle will be transferred out of the Reference Pool and Auto Lease Finance LLC will be required under the Exchange Note Sale Agreement to deposit an amount equal to the repurchase payment in respect of the lease into the Exchange Note Collection Account. See “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in this prospectus.

Accounts

The Servicer will establish and maintain, on behalf of the related securityholders, with the Account Bank and in the name of the Issuing Entity, one or more accounts, which shall include the Trust Collection Account, the Reserve Account and the Principal Distribution Account (the “Trust Accounts”), bearing a designation clearly indicating that funds deposited therein are held for the benefit of the related securityholders.

The Servicer will establish and maintain an Exchange Note collection account (the “Exchange Note Collection Account”) in the name of the Closed-End Collateral Agent on behalf of the Exchange Noteholder. Within two Business Days of receipt and identification of funds related to the leases in the Reference Pool, the Servicer will deposit collections into the Exchange Note Collection Account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni need not deposit collections into the Exchange Note Collection Account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the Business Day immediately preceding the Payment Date (whether or not such funds will be distributed to the Exchange Noteholder, retained in the Exchange Note Collection Account or deposited in another account on such Payment Date), at which time World Omni will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

•	World Omni remains the Servicer under the Servicing Agreement;

•	no default by the Servicer has occurred and is continuing; and

•	World Omni’s unsecured debt obligations rating by any rating agency hired by the Sponsor to rate the Notes is acceptable to such rating agency.

The Administrative Agent will deposit amounts released from the Exchange Note Collection Account for distribution to the Exchange Noteholder, which distribution will be deposited into the “Trust Collection Account.” The Servicer, on behalf of the Noteholders, will establish and maintain with the Account Bank and in the name of the Issuing Entity, the Trust Collection Account bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, deposit amounts released from the Trust Collection Account and the Reserve Account for distribution to Noteholders into an Eligible Account designated as the principal distribution account (the “Principal Distribution Account”). The Servicer, on behalf of the Noteholders, will establish and maintain with the Account Bank and in the name of the Issuing Entity, the Principal Distribution Account bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, make distributions to the Noteholders from the Principal Distribution Account as described under “—Distributions on the Securities—Allocations and Distributions on the Securities” below.

So long as no Event of Default shall have occurred and be continuing, funds in the Trust Accounts will be invested in eligible investments upon direction from the Administrator. Absent such direction, such funds will be invested or remain uninvested in accordance with the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the Sponsor to rate the Notes as being consistent with the rating of the Notes. Eligible investments must generally mature before the related Payment Date. No such investment will be sold prior to maturity. Thus, the amount of cash in any Trust Account at any time may be less than the balance of the Trust Account. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The Indenture Trustee will, or will cause the Account Bank to, deposit investment earnings on funds in the Trust Accounts in the Trust Collection Account. Eligible investments may be purchased by or through an affiliate of the Indenture Trustee or the Account Bank.

The Trust Accounts may be maintained as either (“Eligible Accounts”):

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with an Eligible Trust Account Institution.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) an issuer credit rating of “A” or better by Fitch and “A” or better by S&P, (B) a short-term unsecured debt rating or deposit rating of “F-1” or better by Fitch and “A-1” or better by S&P or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes and (ii) whose deposits are insured by the FDIC.

“Eligible Trust Account Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as such depository institution has either a (i) an issuer credit rating of “A” or better by Fitch and “A” or better by S&P, (ii) a short-term unsecured debt rating or deposit rating of “F-1” or better by Fitch and “A-1”

or better by S&P or (iii) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes. So long as such institution qualifies, the Eligible Trust Account Institution may be the Owner Trustee, the Indenture Trustee, the Account Bank or any of their respective affiliates.

“Fitch” means Fitch Ratings, Inc.

“S&P” means S&P Global Ratings, a division of S&P Global.

The Depositor expects that the Trust Accounts will be maintained with the Account Bank so long as it satisfies the requirements above.

The Servicing Agreement and the Servicing Supplement

Under the Base Servicing Agreement, the Servicer will manage the Titling Trust as agent for, and subject to the supervision, direction and control of, the Titling Trust and Closed-End Collateral Agent. The obligations of the Servicer include, among other things, acquiring vehicles and originating leases on behalf of the Titling Trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements to lessees, disposing of returned vehicles, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections, remitting to the appropriate taxing authority all sales and use, monthly rental receipts, personal property and ad valorem taxes collected by it from the obligors with respect to the leases and vehicles in accordance with its customary credit and collection policies, collecting and remitting state and local taxes relating to the leases and vehicles and, to the extent required by law, delivering to each holder of an Exchange Note information for the preparation of the holder’s U.S. federal income tax returns. In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The Servicer will apply for and maintain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of Units and to take all necessary steps to evidence the Titling Trust’s ownership on the certificates of title to the leased vehicles. The Servicer will be obligated to service the leases in accordance with the customary servicing practices of the Servicer with respect to the Units held by the Titling Trust, without regard to whether those Units have been allocated into a Reference Pool, as those practices may be changed from time to time (the “Customary Servicing Practices”), using the same degree of skill and attention that the Servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

The Servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the Titling Trust.

The Servicer will also enter into the Servicing Supplement with respect to the Reference Pool related to the Notes. As holder and pledgee of the Exchange Note, the Issuing Entity and the Indenture Trustee, respectively, will be third-party beneficiaries of the Servicing Supplement. The Servicing Supplement will require the Servicer to collect and post payments with respect to the related Reference Pool to the Exchange Note Collection Account.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and facilitate servicing of the leases, the Titling Trust and the Closed-End Collateral Agent have appointed the Servicer as their agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the Servicer (or, with respect to leases represented by an electronic lease contract, the control of the Servicer, on behalf of the Titling Trust and the Closed-End Collateral Agent). Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the Servicer. The Servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. (For example, the Servicer may hire a third-party to hold original certificates of title for vehicles that it services.) The accounting records and certain computer systems of Auto Lease Finance LLC will reflect the allocation of the Units to the related Reference Pool. Upon instructions from the Closed-End Collateral Agent, the Servicer will release or cause to be released any certificate of title to the Closed-End Collateral Agent, at the place or places designated by the Closed-End Collateral Agent. As part of each origination of a lease represented by a tangible lease contract, the original lease contract is scanned (typically by a third-party service provider) into World Omni’s imaging system to facilitate access and record retention. World Omni has implemented controls to identify any new financial transactions that do not have an original lease contract in the imaged file.

Sale and Disposition of Leased Vehicles

Under the Servicing Agreement for the Issuing Entity and in accordance with the Servicer’s Customary Servicing Practices, the Servicer on behalf of the Issuing Entity will use commercially reasonable efforts to enforce the provisions of the leases included in the Reference Pool and to repossess or otherwise take possession of the leased vehicle related to any lease included in the Reference Pool that may have terminated or expired or that the Servicer may have determined (in accordance with its Customary Servicing Practices) to be in default. See “The Servicer, Sponsor and Administrator” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Repossession of Leased Vehicles.”

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related lease term a liability and physical damage insurance policy naming the Titling Trust as loss payee. See “The Servicer, Sponsor and Administrator—Underwriting Standards—Insurance” for more information regarding insurance requirements. The Servicer does not independently verify the existence of insurance with respect to any lease, and performs no ongoing verification of insurance coverage during the term of any lease.

Security Deposits

The Titling Trust’s rights related to the leases will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the Servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its Customary Servicing Practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease is written off by the Servicer in connection with its Customary Servicing Practices or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute Liquidation Proceeds. On the Payment Date related to the Collection Period in which the security deposit becomes Liquidation Proceeds, the Servicer will deposit those amounts in accordance with the provision summarized in “The Servicer, Sponsor and Administrator—Like Kind Exchange Program” in this prospectus. The Titling Trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the Exchange Note Collection Account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the Servicer; provided, however, that the Servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the Servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the Servicer will be for the account of the Servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).

Servicing Compensation

The servicing fee payable to the Servicer with respect to a Collection Period will be 1/12 of 1.00% of the aggregate Securitization Value as of the first day of the related Collection Period. With respect to the initial Payment Date, the servicing fee will be based on the aggregate Securitization Value as of the Actual Cutoff Date. The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the initial Collection Period being longer than one month. As long as World Omni believes that sufficient collections will be available from collections on one or more future Payment Dates to pay the servicing fee, World Omni may, as Servicer, elect to defer all or a portion of the servicing fee with respect to the related Collection Period, without interest. If World Omni elects to defer all of the servicing fee, the servicing fee for the related Collection Period will be deemed to equal zero for all purposes of the transaction documents.

The servicing fee in respect of a Collection Period, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be paid to the Servicer on the related Payment Date out of collections before any amounts are made available to make payments to the Noteholders.

The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the leases included in the Reference Pool. The Servicer will also be entitled to reimbursement from the Issuing Entity for certain liabilities.

Servicing of Defaulted Leases

The Servicing Agreement provides that the Servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the Servicing Agreement, to service Defaulted Leases in a manner intended to maximize the Issuing Entity’s realization of Defaulted Leases. The Servicing Agreement provides the Servicer with complete discretion to choose to sell, or not to sell, any of the Defaulted Leases.

Evidence as to Compliance

Annually, the Servicer will make available to the Issuing Entity, the rating agencies hired by the Sponsor to rate the Notes and the Indenture Trustee, an officer’s certificate stating that to the best of such officer’s knowledge the Servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the Closing Date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The Servicer also will agree to give the Indenture Trustee notice of defaults by the Servicer under the Servicing Agreement.

The Servicer will also furnish to the Depositor, the Indenture Trustee and the rating agencies hired by the Sponsor to rate the Notes, a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the Servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of leases.

Securityholders may obtain copies of the statements and certificates by written request addressed to the Indenture Trustee.

Noteholder Communication

A beneficial owner of Notes may send a written request to the Issuing Entity or to the Servicer, on behalf of the Issuing Entity, stating that such beneficial owner is interested in communicating with other beneficial owners of Notes about the possible exercise of rights under the transaction documents. A beneficial owner of Notes should send its request to World Omni Financial Corp., 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of Notes may contact the requesting beneficial owner. The Issuing Entity will promptly deliver any such request to the Servicer. On receipt of a communication request, the Servicer will include in the Form 10-D related to the Collection Period in which the communication request is received the following information:

•	a statement that the Issuing Entity received a communication request;

•	the date the request was received;

•	the name of the requesting beneficial owner of Notes;

•	a statement that the requesting beneficial owner of Notes is interested in communication with other beneficial owners of Notes about the possible exercise of rights under the transaction documents; and

•	a description of the method by which the other beneficial owners of Notes may contact the requesting beneficial owner of Notes.

The Servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of Notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the Issuing Entity, will be responsible for such costs. The beneficial owners of Notes will not be required to indemnify any transaction party, including the Issuing Entity, in connection with exercising the communication right described under this “—Noteholder Communication” heading.

In order to make a request or demand or to provide notice to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the transaction documents, the requesting party must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuing Entity or the securityholders for taking any action or for refraining from taking any action pursuant to the Base Servicing Agreement or Servicing Supplement, or for errors in judgment. This provision will not protect the Servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Base Servicing Agreement or Servicing Supplement and that, in its opinion, may cause it to incur any expense or liability.

The Servicer may not resign from its obligations and duties under the Base Servicing Agreement or Servicing Supplement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer’s obligations and duties under the Base Servicing Agreement or Servicing Supplement. The Servicer may not assign the Base Servicing Agreement or Servicing Supplement or any of its rights, powers, duties or obligations under the Base Servicing Agreement or Servicing Supplement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the Servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the Servicer will succeed the Servicer under the Base Servicing Agreement or Servicing Supplement.

Upon a termination of the Servicer under the Base Servicing Agreement, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as Administrative Agent (so long as the Collateral Agency Agreement is in effect), and thereafter, the Titling Trust will select and appoint a successor Servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities. The appointed successor Servicer must be an established institution with a net worth of at least $50,000,000 whose regular business includes the servicing of automotive leases and the related leased vehicles. The successor Servicer will hold all the rights of the outgoing Servicer under the transaction documents and will receive compensation mutually agreed upon between the successor Servicer and the Administrative Agent. The successor Servicer shall receive compensation not to exceed that of the outgoing Servicer, but in no case will the Administrative Agent or the Titling Trustee be liable for any difference in compensation between the outgoing Servicer and the successor Servicer. No successor Servicer appointed in accordance with the transaction documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer shall transfer all cash amounts that are to be held by the successor Servicer to the successor Servicer and shall provide the successor Servicer with all information regarding the lease files that is required for the proper servicing of the leases. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of lease files to the successor Servicer under the provisions described in this paragraph will be paid by the outgoing Servicer. The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

Servicer Default

An “Exchange Note Servicer Default” under the transaction documents will include, among others:

•	any failure by the Servicer to deliver to the Administrative Agent any required proceeds or payment required to be delivered with respect to the Exchange Note, which failure continues unremedied for more than five Business Days after the earlier of notice from the Administrative Agent is received by the Servicer or an authorized officer of the Servicer obtains actual knowledge of such failure; provided, that if such delay in or failure of performance referred to in this clause is caused by Force Majeure, such five Business Day grace period shall be extended for an additional 60 days; and

•	any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer in the Servicing Agreement with respect to the Exchange Note which materially and adversely affects the rights of the Administrative Agent or the Exchange Noteholder and which continues unremedied for more than ninety days after notice of such failure is received by the Servicer from the Administrative Agent or the Exchange Noteholder; provided, that if such delay in or failure of performance referred to in this clause is caused by Force Majeure, such 90 day grace period shall be extended for an additional 60 days.

Upon the occurrence and continuation of any such event, the Servicer shall not be relieved from using commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transaction documents and the Servicer shall provide the Indenture Trustee, the Issuing Entity, the Administrator, the Closed-End Collateral Agent and each rating agency hired by the Sponsor to rate the Notes prompt notice of such failure or delay by it, together with a description of its efforts to perform its obligations.

“Force Majeure” means any delay or failure in performance caused by acts beyond the Servicer’s, the Indenture Trustee’s or the Issuing Entity’s, as applicable, control, including acts of God, epidemics or pandemics, terrorism, geopolitical unrest or conflict, war, vandalism, sabotage, ransomware, accidents, fires, floods, hurricanes, tornados, civil unrest, strikes, labor disputes, mechanical or electronic breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

Rights upon Exchange Noteholder Servicer Default

As long as an Exchange Note Servicer default under the Servicing Agreement remains unremedied, the Titling Trustee, on behalf of the Exchange Noteholder and acting at the direction of the holders of not less than 66 2/3% of the outstanding Notes with notice to the Servicer (who shall promptly provide such notice to the rating agencies hired by the Sponsor to rate the Notes), the Issuing Entity, the Indenture Trustee, the Closed-End Collateral Agent, the Titling Trust Administrator and the Administrator, may terminate all the rights and obligations of the Servicer, if any, under the Servicing Agreement and the Servicing Supplement whereupon a successor Servicer appointed by the Indenture Trustee, acting at the direction of the holders of not less than 66 2/3% of the outstanding Notes or, if the lien of the Indenture has been released, the Issuing Entity acting at the direction of the majority Certificateholders, will become Servicer under the transaction documents.

Waiver of Past Defaults

The Administrative Agent may waive any default by the Servicer in the performance of its obligations under the transaction documents and its consequences. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Termination

The obligations of the Servicer, World Omni, and the Indenture Trustee pursuant to the transaction documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the transaction documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the Issuing Entity have been distributed in accordance with the transaction documents.

Any outstanding Notes will be redeemed concurrently with the events specified above. The resulting distribution to the Noteholders of proceeds may affect the prepayment rate of the Notes.

Distributions on the Exchange Note

Application of Collections on the Reference Pool

On each Payment Date, the Administrative Agent will, with respect to the Reference Pool, withdraw from the Exchange Note Collection Account an amount equal to the Exchange Note Collected Amounts for that Payment Date and apply those amounts in accordance with the following priorities:

(1) to the Servicer, the servicing fee for the related Collection Period to the extent that amount has not been paid from the collections in respect of that Reference Pool that have been retained by the Servicer pursuant to the Servicing Supplement;

(2) to the Trust Collection Account, the applicable due and unpaid interest on the Exchange Note;

(3) to the Trust Collection Account, (i) on any Payment Date other than a date on which that Exchange Note is redeemed pursuant to the provisions of the Collateral Agency Agreement (an “Exchange Note Redemption Date”), an amount of principal on the Exchange Note equal to an amount sufficient to reduce its principal balance to an amount equal to 95.50% of the aggregate Securitization Value as of the end of the prior Collection Period, (ii) on an Exchange Note Redemption Date, an amount equal to the applicable amount specified in that Exchange Note Supplement to be paid on the Exchange Note Redemption Date (the “Exchange Note Redemption Price”) (to the extent that amount has not been paid pursuant to another provision of the Collateral Agency Agreement) or (iii) on and after the final scheduled payment date for the Exchange Note, any remaining amount necessary to reduce the Exchange Note balance on the Exchange Note to zero; provided, however, that after the occurrence and continuation of an Exchange Note Default and acceleration of the principal of the Exchange Note, to the Issuing Entity as Exchange Noteholder, to the extent necessary to reduce the outstanding principal balance of the Exchange Note to zero and to pay all accrued and unpaid interest on such Exchange Note;

(4) to the Trust Collection Account, an amount equal to the difference between the Available Funds and the amount required to be paid pursuant to clauses (1) through (11) in “—Allocations and Distributions on the Securities” on the related Payment Date (the “Trust Collection Account Shortfall Amount”); and

(5) all remaining funds, to be applied at the direction of the Initial Beneficiary to the Trust Collection Account.

Application of Collections on the Liquidation or Sale of the Exchange Note Assets

The application of collections on the liquidation or sale of the Exchange Note assets is subject to any limitations set forth in this prospectus in “The Servicer, Sponsor and Administrator—Like Kind Exchange Program.”

The proceeds of any liquidation or sale of the Exchange Note assets after an Exchange Note Default set forth in “Certain Provisions of the Titling Trust Documents and Related Agreements—Exchange Note Default” in this prospectus will be applied in accordance with the following priorities:

(1) to the Closed-End Collateral Agent any amounts due with respect to such Exchange Note or the related Reference Pool under the Servicing Agreement or the Exchange Note Supplement;

(2) to pay to the Administrative Agent any amounts due with respect to such Exchange Note or the related Reference Pool under the Servicing Agreement or the Exchange Note Supplement; and

(3) to make the payments described in clauses (1) through (5) in the section titled “—Application of Collections on the Reference Pool” with respect to such Reference Pool.

The following chart shows how payments from total collections are made on each Payment Date.

Lessees of Leased Vehicles
Payments on Leases
World Omni Financial Corp., as servicer
Purchasers of Relinquished Vehicles
Actual Net LKE Disposition Proceeds
Assigns its Rights In Deposition Contract Proceeds
Designated Qualified Intermediary Accounts
Total Servicing Fees
Payments on Units (other than Excluded Amounts) and Applied Payments Ahead
Amounts Equal to Net LKE Disposition Proceeds
Remaining Fund Shared Amounts
Lease Funding Account
2026-A Exchange Note Collection Account
Repurchase Amounts
Remaining Funds
Initial Beneficiary
Payments of Exchange Note Interest
Payments of Exchange Note Principal
Trust Collection Account Shortfall Amount
2026-A Trust Collection Account

Distributions on the Securities

Determination of Available Funds

The amount of funds available for distribution on a Payment Date will generally equal the Available Funds. “Available Funds” for a Payment Date and the related Collection Period will be an amount equal to the sum of the amounts deposited into the Trust Collection Account pursuant to the section titled “—Distributions on the Exchange Note—Application of Collections on the Reference Pool” above, any amounts paid by the Initial Beneficiary under the Exchange Note Sale Agreement for breaches of representations or warranties and any amounts paid by the Servicer in connection with post maturity term extensions or the exercise of its optional purchase of the Exchange Note.

Allocations and Distributions on the Securities

On or prior to the close of business on the day that is one Business Day immediately preceding each Payment Date, subject to the subordination provisions with respect to the Class B Notes and the Class C Notes described in this prospectus, the Servicer will instruct the Indenture Trustee (based on information contained in the related Servicer Certificate) to make, or will cause the Account Bank to make, the following allocations and distributions on the related Payment Date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)            to the Administrator, the administration fee;

(2)            to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(3)            to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(4)            to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(5)            to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(6)            to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(7)            to the holders of the Class C Notes for distribution in respect of interest on the Class C Notes as described under “—Payments to Noteholders,” the Class C Noteholders’ Interest Distributable Amount;

(8)            to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Third Priority Principal Distributable Amount;

(9)            to the Reserve Account, the excess, if any, of the Required Reserve Account Balance over the amount then on deposit in the Reserve Account;

(10)          to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Regular Principal Distributable Amount;

(11)          to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer to the extent not paid under clause (2) above; and

(12)          to the Certificateholders, any remaining amounts.

In the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments required pursuant to clauses (1) through (8) above on that Payment Date, in accordance with such instructions from the Servicer, the Indenture Trustee will, or will cause the Account Bank to, withdraw from the Reserve Account on that Payment Date an amount equal to that shortfall, to the extent of funds available therein, and pay that amount according to the priorities specified in clauses (1) through (8) above.

In the event that Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture unless such Event of Default has been waived or rescinded, Available Funds, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the Servicer, will be distributed in the following order of priority:

(1)            pro rata, (a) to the Indenture Trustee, all amounts unpaid and owed to the Indenture Trustee under the Indenture and (b) to the Owner Trustee, all amounts unpaid and owed to the Owner Trustee under the Trust Agreement;

(2)            to the Administrator, the administration fee;

(3)            to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer not previously paid by the Servicer;

(4)            to the holders of the Class A Notes, pro rata among the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes;

(5)            to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes (pro rata between any Class A-2a Notes and any Class A-2b Notes), Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of Notes;

(6)            to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(7)            to the holders of the Class B Notes, the aggregate outstanding principal amount of the Class B Notes;

(8)            to the holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(9)            to the holders of the Class C Notes, the aggregate outstanding principal amount of the Class C Notes; and

(10)          to the Certificateholders, any remaining amounts.

If the outstanding principal amount of any class of Notes remains greater than zero after application of clauses (1) through (9) above, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the Reserve Account as a result of a payment default in the same order of priority as described above to repay the outstanding principal amount of each class of Notes in full.

Upon the distribution of any amounts to the Certificateholders, the Noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from total Available Funds are made on each Payment Date.

Total Available Funds
Acceleration Upon An Event of Default?
No
Yes
Administration Fee
R
Asset Representations Reviewer amounts, which are limited to $150,000 per calendar year
R
Class A Noteholders' Interest Distributable Amount
A-1 interest
A-2 interest
A-3 interest
A-4 interest
R
R
Noteholders' First Priority Principal Distributable Amount
A-1 to A-4 Note principal sequentially
R
Class B Noteholders' Interest Distributable Amount
B interest
R
Noteholders' Second Priority Principal Distributable Amount
A-1 to B Note principal sequentially
R
Class C Noteholders' Interest Distributable Amount
C interest
R
Noteholders' Third Priority Principal Distributable Amount
A-1 to C Note principal sequentially
Reserve Account up to the Targeted Reserve Account Balance
Regular Principal Distributable Amount
Asset Representations Reviewer amounts exceeding cap
Certificateholders the remainder of Available Funds (as it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholder)
Amounts owed to Indenture Trustee and Owner Trustee pro rata
Administration Fee
Asset Representations Reviewer amounts
R
A-1 interest
A-2 interest
A-3 interest
A-4 interest
aggregate accrued and unpaid interest on each A Class
R
A-1 principal
R
A-2 principal
A-3 principal
A-4 principal
R
B interest
aggregate accrued and unpaid interest on B Notes
R
B principal
aggregate outstanding principal amount of the B Notes
R
C interest
aggregate accrued and unpaid interest on C Notes
R
C principal
aggregate outstanding principal amount of the C Notes
Certificateholders, remaining balance
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of the prospectus for further description.
R
represents amounts that may be withdrawn from the Reserve Account to cover any shortfalls thereon dotted lines connecting payments represent pro rata treatment

Payments to Noteholders

On each Payment Date:

•	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Class A Notes;

•	all amounts allocated to the holders of the Class B Notes in respect of interest, if any, on the Class B Notes will be paid to the holders of the Class B Notes;

•	all amounts allocated to the holders of the Class C Notes in respect of interest, if any, on the Class C Notes will be paid to the holders of the Class C Notes; and

•	all amounts allocated to the holders of the Notes in respect of principal of the Notes will be paid to the holders of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, based upon their respective unpaid principal amounts, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full; and

•	to the Class C Notes until they are paid in full.

In addition, on and after the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the Reserve Account to repay such class of Notes in full.

The Indenture Trustee will, or will cause the Account Bank to, remit payments to holders of record of the Notes as of the close of business on the record date applicable to the Payment Date. The record date for a particular Payment Date generally will be the Business Day immediately preceding that Payment Date. If the Notes are issued in definitive form, the record date will be the Payment Date in the preceding month.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay principal of the Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until they are paid in full;

•	to the holders of the other Class A Notes, pro rata, based upon their respective unpaid principal amounts, until they are paid in full;

•	to the holders of the Class B Notes until they are paid in full; and

•	to the holders of the Class C Notes until they are paid in full.

Reserve Account

The Servicer, for the benefit of the Noteholders, will establish and maintain with the Account Bank and in the name of the Issuing Entity, the Reserve Account bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders. The Reserve Account provides credit enhancement by adding an additional potential source of funds available to make payments on the Exchange Note. On the Closing Date, the Issuing Entity will cause to be deposited into the Reserve Account cash or eligible investments in an amount equal to at least approximately 0.25% of the initial aggregate Securitization Value as of the Actual Cutoff Date. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the Required Reserve Account Balance. In addition, the application of funds in clause (9) under “—Distributions on the Securities—Allocations and Distributions on the Securities” above is designed to maintain the amount on deposit in the Reserve Account, if necessary, up to the Required Reserve Account Balance. The Administrative Agent will deposit investment earnings on funds in the Reserve Account, net of losses and investment expenses, into the Trust Collection Account.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, withdraw funds from the Reserve Account and apply those funds to make the payments in clauses (1) through (8) of the first paragraph under “—Distributions on the Securities—Allocations and Distributions on the Securities” above that are not covered by collections. In addition, on the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, or, if the Notes are accelerated as a result of a payment default, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the Reserve Account to repay such class or classes of Notes in full.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, deposit into the Reserve Account up to the Required Reserve Account Balance, Available Funds remaining after payment of the items specified in clauses (1) through (8) under “—Distributions on the Securities—Allocations and Distributions on the Securities” above.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the Reserve Account to the Certificateholder.

The Reserve Account is intended to enhance the likelihood of receipt by the Noteholders of the full amount of principal and interest due to each of them and to decrease the likelihood that the Noteholders will experience losses. However, in some circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls exceeds the amount then allocated to the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the Notes. The overcollateralization is composed of (i) the excess of the aggregate Securitization Value over the balance of the Exchange Note and (ii) the excess of the balance of the Exchange Note over the principal amount of the Notes. This excess creates credit enhancement by allowing for some amount of losses on the leases or Exchange Note before a shortfall in funds available to make payments on the Notes would occur. Initial overcollateralization on the Closing Date is expected to represent approximately 9.50% of the aggregate initial Securitization Value. In addition, the application of funds according to clause (3) under “Description of the Transaction Documents—Distributions on the Exchange Note—Application of Collections on the Reference Pool” and clause (10) under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” is designed to increase the amount of overcollateralization as of any Payment Date up to an amount equal to 12.25% of the aggregate initial Securitization Value as of the Actual Cutoff Date.

Indenture

The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue the Notes. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, but the form agreement does not describe the specific terms of the Notes. A copy of the final form of the Indenture will be filed with the SEC no later than the date of the filing of the final prospectus. Because this is a summary of the Indenture, it does not contain all the information that may be important to you. You should read the Indenture in its entirety if you require complete information regarding its contents.

Material Covenants

The Indenture will provide that, so long as any Notes are outstanding, the Issuing Entity will not, among other things:

•	engage in any activities other than financing, acquiring, owning, pledging and managing the Exchange Note and the other Collateral as contemplated by the Indenture and the other related transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its Issuing Entity Property, except as expressly permitted by the Indenture and the other transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the Notes —other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Issuing Entity Property;

•	permit (1) the validity or effectiveness of the Indenture to be impaired, (2) the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the trust estate, or any interest therein or the proceeds therefrom or (5) (except as provided in the transaction documents) the lien of the Indenture to not constitute a first priority security interest in Issuing Entity Property;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents;

•	make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person;

•	make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty); or

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or merge or consolidate with any other person.

Events of Default

The following events will be events of default under the Indenture:

•	a default for five Business Days or more in the payment of interest on any Note of the Controlling Securities when the same becomes due and payable;

•	a default in the payment of principal of a Note when the same becomes due and payable, to the extent funds are available therefor, or on the related Final Scheduled Payment Date or the redemption date;

•	a default in the observance or performance of any covenant or agreement of the Issuing Entity in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or any related certificate or writing delivered pursuant to the Indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and the continuation of that default or inaccuracy for a period of 60 days after written notice thereof is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of not less than a majority of the outstanding principal amount of the Controlling Securities (excluding any Notes owned by the Issuing Entity, the Depositor, the Servicer, the Administrator or any of their respective affiliates); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity;

provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of less than 120 days will not constitute an Event of Default if that delay or failure was caused by Force Majeure.

The failure to pay principal of a class of Notes generally will not result in the occurrence of an Event of Default under the Indenture until the Final Scheduled Payment Date for that class of Notes.

The Indenture requires the Issuing Entity to give written notice of any Event of Default, its status and what action the Issuing Entity is taking or proposes to take to the Indenture Trustee and each rating agency hired by the Sponsor to rate the Notes. Noteholders holding at least a majority of the aggregate outstanding principal amount of the Controlling Securities may in certain cases waive any past default or Event of Default, except a default in the payment of principal or interest or a default in respect of a covenant or provision which the Indenture expressly states cannot be modified or amended without unanimous waiver or consent of all of the Noteholders.

Rights Upon Event of Default

Upon the occurrence and continuation of any Event of Default, the Indenture Trustee or the holders of at least a majority of the outstanding principal amount of the Controlling Securities may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given to the Noteholders). This declaration may be rescinded by the holders of at least a majority of the aggregate outstanding principal amount of the Controlling Securities before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

•	the Issuing Entity has deposited with the Indenture Trustee, or with the Account Bank on behalf of the Indenture Trustee, an amount sufficient to pay (1) all interest on and principal of the Notes as if the Event of Default giving rise to that declaration had not occurred and (2) all reasonable amounts previously advanced by the Indenture Trustee and its reasonable costs and expenses; and

•	all events of default—other than the nonpayment of principal of the Notes that has become due solely due to that acceleration—have been cured or waived.

At any time prior to the declaration of the maturity of the Notes, Noteholders holding not less than a majority of the aggregate outstanding principal amount of the Controlling Securities, may waive any Event of Default and its consequences by giving written notice to the Issuing Entity and the Indenture Trustee other than the following defaults:

•	the failure of the Issuing Entity to pay principal of or interest on the Notes; and

•	any default related to any covenant or provision of the Indenture that cannot be modified or amended without the consent of 100% of the Noteholders.

If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may or at the direction of holders of at least a majority of the outstanding principal amount of the Controlling Securities will institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Issuing Entity Property, or elect to maintain the Issuing Entity Property and continue to apply proceeds from the Issuing Entity Property as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Issuing Entity Property following an Event of Default unless:

•	the Depositor elects to exercise the optional purchase and purchases the Exchange Note;

•	100% of the Noteholders consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes; or

•	there has been an Event of Default described in one of the first two bullet points under the caption “—Indenture—Events of Default” and the Indenture Trustee determines that the Issuing Entity Property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the Notes as those payments would have become due if those obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the outstanding principal amount of the Notes, voting together as a single class.

The Indenture Trustee may, but is not required to, obtain (at the expense of the Issuing Entity) and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Issuing Entity Property to pay interest on and principal of the Notes on an ongoing basis. Prior to selling the Issuing Entity Property, the Indenture Trustee will have first obtained an opinion of counsel from counsel to the Administrator (at the expense of the Issuing Entity) to the effect that sale will not cause the Titling Trust or an interest or portion thereof or the Issuing Entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto or to honor the request or direction of any of the Noteholders pursuant to the Indenture, other than requests, demands or directions relating to communications between Noteholders or beneficial owners of Notes described under “—Noteholder Communication” above or an asset representations review demand described under “The Leases—Asset Representations Review”, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

Each Noteholder, by its acceptance of a Note, represents that it has, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Noteholder also represents that it will, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Indenture or any other document and in connection with the Notes.

Reports to Noteholders

On or before each Payment Date, the Indenture Trustee will post to its internet website described in “The Trustees of the Issuing Entity—The Indenture Trustee, Note Registrar, Paying Agent and Account Bank” in this prospectus, the Servicer Certificate prepared by the Servicer as described below.

The Servicer Certificate will set forth the following:

•	the amount of the distribution allocable to principal of each class of Notes;

•	the amount of the distribution allocable to interest on each class of Notes;

•	the aggregate principal amount of, and the Note factor for, each class of Notes as of the last day of the preceding Collection Period, after giving effect to payments on such Payment Date;

•	the amount of the servicing fee due to the Servicer with respect to the related Collection Period, the amount of any unpaid servicing fees and the change in the amount of the servicing fee due from that of the prior Collection Period;

•	the number and the aggregate purchase amount of leases in the Reference Pool that have been repurchased by the Servicer;

•	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related Payment Date;

•	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related Payment Date;

•	the Noteholders’ Third Priority Principal Distributable Amount, if any, for the related Payment Date;

•	the Noteholders’ Regular Principal Distributable Amount for the related Payment Date;

•	the interest rate for each class of Notes (including the SOFR Rate or the then-current Benchmark, as applicable) for the related Payment Date;

•	the amount of any interest carryover shortfalls on each class of Notes, on the related Payment Date;

•	the balance of the Reserve Account after giving effect to deposits and withdrawals to be made on the related Payment Date;

•	the administration fee for the related Payment Date;

•	the aggregate Securitization Value and aggregate Base Residual Value of remaining Units within the Reference Pool for the related Collection Period;

•	the number and Securitization Value of lease asset turn-ins with respect to the Reference Pool;

•	the number of Units within the Reference Pool at the beginning and end of the Collection Period;

•	the Overcollateralization Amounts for the related Payment Date on the Exchange Note and the Notes;

•	whether the Delinquency Trigger has occurred on the related Payment Date;

•	the Available Funds for the related Payment Date;

•	the Class A Noteholders’ Interest Distributable Amount;

•	the Class B Noteholders’ Interest Distributable Amount;

•	the Class C Noteholders’ Interest Distributable Amount;

•	the initial Exchange Note balance and the Exchange Note balance as of the beginning and end of the Collection Period;

•	the amount of principal due and payable on the Exchange Note on the related Payment Date;

•	the interest due and payable on the Exchange Note on the related Payment Date;

•	any amounts payable to the Asset Representations Reviewer, Indenture Trustee or Owner Trustee from Available Funds;

•	delinquency, repossession and loss information on the Units within the Reference Pool for the related payment period;

•	the aggregate residual value gains/losses with respect to the Units within the Reference Pool for the related Collection Period;

•	to the extent required by Item 1121(c) of Regulation AB, the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Units that were the subject of a demand to repurchase or replace the Unit for breach of representation of warranty;

•	confirmation of the ongoing retention of the Retained Interest;

•	any SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes, as applicable; and

•	a material change in World Omni’s retained interest in the securitization transaction.

The Servicer Certificate will also indicate each amount described under the first and second bullets above in the aggregate and as a dollar amount per $1,000 of initial principal amount of a security.

After the end of each calendar year, the Indenture Trustee will furnish, to each Noteholder that was a Noteholder during the year, a statement (based on information prepared by the Servicer) containing certain information needed in the preparation of U.S. federal income tax returns.

Annual Compliance Statement

The Issuing Entity will be required to file annually with the Indenture Trustee a written officer’s statement as to the fulfillment of its obligations under the Indenture which will include a statement that to the best of the officer’s knowledge, the Issuing Entity has complied with all conditions and covenants under the Indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the Indenture Trustee will be required to furnish each year to all related Noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as Indenture Trustee under the Indenture;

•	information regarding a conflicting interest of the Indenture Trustee;

•	if the Indenture requires the Indenture Trustee to make advances, the character and amount of any advances made by it under the Indenture;

•	the amount, interest rate and the maturity date of any indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity;

•	any change to the property and funds physically held by the Indenture Trustee in its capacity as Indenture Trustee;

•	any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported;

•	any additional issue of Notes that has not been previously reported; and

•	any action taken by it that materially affects the Notes or the Issuing Entity Property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The Indenture Trustee, at the expense of the Issuing Entity, will make available to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee will furnish to any Noteholder promptly upon receipt of a written request by a related Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the transaction documents.

Modification of Indenture

The Issuing Entity and the Indenture Trustee may, with the consent of the Noteholders holding not less than a majority of the outstanding Note amount, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders, except as provided below.

The consent of each holder of outstanding Notes affected thereby, and prior written notice to each rating agency hired by the Sponsor then rating the related Notes will generally be required to:

•	change the due date of any installment of principal of or interest on any such Note, reduce its principal amount or interest rate or delay the Final Scheduled Payment Date of any Note;

•	reduce the percentage of the aggregate amount of the outstanding Notes required to consent to supplemental indentures or to waive compliance or events of default;

•	reduce the percentage of the outstanding Note amount required to cause the sale of the trust estate pursuant to the Indenture, if the proceeds of such sale would be insufficient to pay the outstanding Note amount plus accrued but unpaid interest on the Notes;

•	terminate the lien of the Indenture on any Collateral or deprive the Noteholder of the security afforded by the lien of the Indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the Indenture.

The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of such Noteholders; provided that, except with respect to amendments which add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect), such action will not materially and adversely affect the interest of any such Noteholder, and each rating agency hired by the Sponsor then rating the related Notes shall have received prior written notice thereof and will not have notified the Depositor that the amendment will result in a reduction in or withdrawal of its rating on the related Notes.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the Exchange Note securing the securities upon the delivery to the Indenture Trustee for cancellation of the securities or, subject to specified limitations—upon deposit with the Indenture Trustee, or with the Account Bank on behalf of the Indenture Trustee, of funds sufficient for the payment in full of principal of and accrued interest on the securities; the payment of all other sums due under the Indenture and the delivery to the Indenture Trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the Indenture have been complied with.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the Controlling Securities. Holders of senior securities may be the Controlling Securities until they are repaid in full. Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any related transaction document.

Trust Agreement

Authority and Duties of the Owner Trustee

The Owner Trustee will administer the Issuing Entity in the interest of the holder of the Issuing Entity’s Certificate, subject to the terms of the transaction documents, in accordance with the Issuing Entity’s Trust Agreement and the other transaction documents.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under any transaction documents that are required to be performed by the Administrator.

The Owner Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement.

The Owner Trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the Issuing Entity’s property except in accordance with (i) the powers granted to and the authority conferred upon that Owner Trustee pursuant to the Issuing Entity’s Trust Agreement, (ii) the other transaction documents to which the Issuing Entity or the Owner Trustee is a party, and (iii) any document or instruction delivered to that Owner Trustee pursuant to the Trust Agreement.

Description of the Certificates

The Issuing Entity will issue a certificate representing fractional undivided interests in the Issuing Entity and will be issued pursuant to the Trust Agreement. The Certificates are not being offered hereby and all of the Certificates, representing 100% of the equity in the Issuing Entity, will initially be held by the Depositor, who may thereafter sell the Certificates. The Certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The Administrator will (i) pay to the Owner Trustee from time to time such compensation as the Administrator and the Owner Trustee shall agree in writing for services rendered by the Owner Trustee, (ii) reimburse the Owner Trustee for its reasonable and documented expenses, including the reasonable and documented compensation and expenses of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise of its rights and duties as Owner Trustee, and (iii) indemnify the Owner Trustee for any and all loss, liability or reasonable and documented costs, expenses and disbursements (including reasonable and documented legal and attorneys’ fees, including those related to enforcement of such indemnity) incurred by it in connection with the Issuing Entity, the Trust Agreement and the other transaction documents, the trust estate, the administration of the trust or the action or inaction of the Owner Trustee thereunder, provided that the Owner Trustee will not be indemnified for costs arising from its own willful misconduct or gross negligence (as determined by a court of competent jurisdiction), its failure to perform certain express obligations in the Trust Agreement, any inaccuracy in its express representations and warranties contained in the Trust Agreement or its own federal and state taxes. In the event the Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture, Available Funds will be used to pay any amounts owed to the Owner Trustee under the Trust Agreement as described in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

The Owner Trustee may resign at any time by giving notice to the Administrator and the Administrator may remove the Owner Trustee at any time if the Owner Trustee ceases to be eligible in accordance with the terms of the Trust Agreement and has failed to resign after request of the Administrator, or if the Owner Trustee is not able to legally act under the transaction documents, is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the Owner Trustee, the Administrator will appoint a successor Owner Trustee and will provide notice of the resignation or removal of the Owner Trustee and the acceptance of appointment by the successor Owner Trustee to the Certificateholders, the Noteholders, the Indenture Trustee and the rating agencies hired by the Sponsor to rate the Notes. Any successor Owner Trustee must at all times: (1) be an entity that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authorities and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the Sponsor to rate the Notes or a rating otherwise acceptable to each such rating agency. Any costs associated with the removal of the Owner Trustee will be paid by the Administrator.

Indenture Trustee

The Issuing Entity shall cause the Administrator to agree to (i) pay to the Indenture Trustee from time to time such compensation as the Issuing Entity, the Administrator and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee, (ii) reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses, advances and disbursements reasonably incurred or made by it in connection with the administration of the Indenture and the performance of its duties thereunder, such expenses will include the reasonable and documented compensation and out-of-pocket expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and reasonable expenses (including reasonable attorneys’ fees and reasonable expenses incurred in connection with any enforcement, including any action, claim or suit brought by the Indenture Trustee for any indemnification or other obligation of the Issuing Entity or the Administrator)) it incurs in connection with the administration of the

Indenture and the performance of its duties thereunder. In the event the Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture, Available Funds will be used to pay any amounts owed to the Indenture Trustee under the Indenture as described in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities.”

The Indenture Trustee shall not be indemnified by the Administrator, the Issuing Entity, the Depositor or the Servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of the Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuing Entity may agree in writing.

The Indenture Trustee may resign at any time by giving notice to the Issuing Entity. The Noteholders holding at least a majority of the principal amount of Notes may remove the Indenture Trustee without cause by providing 30 days’ prior written notice to the Indenture Trustee and the Depositor, and following that removal may appoint a successor Indenture Trustee. The Indenture Trustee must be removed by the Issuing Entity at any time if the Indenture Trustee fails to be eligible to continue as Indenture Trustee including due to a violation of applicable law, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or is otherwise incapable of legally acting under the transaction documents or if acting would result in a violation of applicable law (including, without limitation, ERISA).

Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Issuing Entity shall be required promptly to appoint a successor Indenture Trustee. Any successor Indenture Trustee must satisfy certain eligibility criteria, including having at all times a combined capital and surplus of at least $50,000,000, having time deposits (if applicable) rated at least “F-1” or better by Fitch and “A-1” or better by S&P, or, such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes, and satisfying the requirements of Section 310(a) of the Trust Indenture Act. Further, prior to the appointment of any successor Indenture Trustee, the rating agency condition must be satisfied with respect to such successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of the Indenture shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to the Indenture and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to the Indenture, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such person is entitled pursuant to the Indenture.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Noteholders holding at least a majority of the principal amount of the Notes representing the Controlling Securities may, at the expense of the Issuing Entity, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Amendments

The requirements of amending the Indenture may be found in “—Indenture—Modification of Indenture” above. Generally each of the other transaction documents may be amended by the parties to that agreement without the consent of the Indenture Trustee or the holders of the Notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those transaction documents or of adding, changing, modifying or eliminating any of the provisions of those transaction documents. These amendments require:

•	that each rating agency hired by the Sponsor to rate the Notes shall have received prior written notice thereof and no notice shall have been received from any such rating agency that the amendment will result in a reduction or withdrawal of its rating on the securities of that class; or

•	the delivery by the Depositor of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee, with the consent of the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities, unless the interests of the Noteholders are not materially and adversely affected thereby, and the consent of the Certificateholders evidencing at least a majority of the percentage interest in the Certificates, unless the interests of the Certificateholders are not materially and adversely affected thereby, may amend any of the transaction documents other than the Indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the transaction documents. The consent of all holders of the Notes is required, however, for any amendment that:

•	increases or reduces the amount of, or accelerates or delays the timing of, collections of payments on the related leases or distributions to holders of the Notes; or

•	reduces the required percentage of the Notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the Owner Trustee, the Indenture Trustee, the Depositor, every Certificateholder and every Noteholder will covenant on its own behalf that it will not at any time institute against the Issuing Entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Owner Trustee will not institute, or consent to the institution of, any proceedings to have the Issuing Entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary bankruptcy action against the Issuing Entity. In addition, while the Indenture is in effect, the Certificateholders will not take any voluntary bankruptcy action against the Issuing Entity.

U.S. CREDIT RISK RETENTION

General

Regulation RR requires the Sponsor to retain, either directly or through its majority-owned affiliates, an economic interest in the credit risk of the Units. The Depositor is a wholly-owned affiliate of World Omni and will retain the required economic interest in the credit risk of the Units to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer all or a portion of the required retained interest to another majority-owned affiliate of World Omni on or after the Closing Date in accordance with Regulation RR.

World Omni intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the Certificates for each Payment Date that the Notes are outstanding and held by parties that are not majority-owned affiliates of World Omni. However, World Omni or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate Securitization Value is less than or equal to 33% of the aggregate Securitization Value as of the Actual Cutoff Date,

•	the date on which the aggregate principal amount of the Notes is less than or equal to 33% of the initial aggregate principal amount of the Notes on the Closing Date, and

•	two years after the Closing Date.

World Omni, the Depositor and any of their affiliates may not hedge or finance the retained interest during this period, except as permitted under Regulation RR.

Retained Eligible Horizontal Residual Interest

The Certificates are structured to be an EHRI. The fair value of the Certificates is expected to represent at least 5% of the sum of the fair value of the Notes and the Certificates on the Closing Date.

In general, the Certificates will evidence the residual interest in the Issuing Entity and represent the right to receive any excess amounts not needed on any Payment Date to pay the servicing fee, administration fee, amounts owing the Asset Representations Reviewer, make required payments on the Notes and make deposits into the Reserve Account. Because the Certificates are subordinated to each class of Notes and are only entitled to amounts not needed on a Payment Date to make payments on more senior interests issued by the Issuing Entity or to make other required payments or deposits according to the priority of payments described in “Description of the Transaction Documents—Distributions on the Securities,” the Certificates absorb all losses on the leases and leased vehicles before any losses are incurred by the more senior interests issued by the Issuing Entity. The payments available to the Certificates will be primarily dependent on the cash flows of the Units. For a description of certain material terms of the Certificates, including with respect to their payment priority and rights upon an Event of Default, see “Description of the Transaction Documents—Distributions on the Securities” and “Description of the Transaction Documents—Description of the Certificates” in this prospectus. For a description of the credit enhancement available for the Notes, including the excess interest and overcollateralization, see “Description of the Transaction Document—Reserve Account” and “—Overcollateralization.”

The fair value of the Notes and the Certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Values (in millions)	Range of Fair Values (as a percentage of the fair values of the Notes and the Certificates)
Class A Notes	$1,035.94	78.12%-78.22%
Class B Notes	$63.17	4.76%-4.77%
Class C Notes	$44.21	3.33%-3.34%
Certificates	$181.04-$182.76	13.67%-13.78%
Total	$1,324.36-$1,326.08	100.00%

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because Level 1 is the most objective whereas Level 3 is the most subjective.

• Level 1 — inputs include quoted prices for identical instruments and are the most observable,

• Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

• Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of each class of the Notes is assumed to be approximately equal to the initial principal amount of such class. This reflects the expectation that the final interest rates of the Notes will be consistent with the interest rate assumptions below:

Class of Notes	Interest Rate
Class A-1 Notes	3.835% - 3.885%
Class A-2a Notes	3.92% - 4.02%
Class A-2b Notes	SOFR Rate plus 0.40% - SOFR Rate plus 0.50%
Class A-3 Notes	3.88% - 3.98%
Class A-4 Notes	3.92% - 4.02%
Class B Notes	4.12% - 4.27%
Class C Notes	4.36% - 4.56%

These interest rates are estimated based on recent pricing of similar transactions and market-based expectations for interest rates and credit risk applicable to the Notes.

The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable. To calculate the fair value of the Certificates, World Omni utilized a valuation model. This model forecasts future cash flows from the pool of leases and leased vehicles, the interest and principal payments on each class of Notes and the servicing fee. The resulting cash flows to the Certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows and current market interest rates. In completing these calculations, World Omni made the following assumptions:

• Except as otherwise described in the following bullets, cash flows for the leases and leased vehicles are calculated using the assumptions as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

• The Issuing Entity issues Class A-1 Notes with an initial principal amount of $143,000,000, Class A-2 Notes with an initial principal amount of $413,970,000, Class A-3 Notes with an initial principal amount of

$413,970,000, Class A-4 Notes with an initial principal amount of $65,000,000, Class B Notes with an initial principal amount of $63,170,000 and Class C Notes with an initial principal amount of $44,210,000.

• When the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the day of pricing, the initial principal amount of Class A-2a Notes is $206,985,000 (in which case, $206,985,000 of Class A-2b Notes would be issued).

• Interest accrues on the Notes at either end of the range of the rates described above. In determining the interest payments on the floating rate Class A-2b Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of March 4, 2026, and no Benchmark Transition Event has occurred.

• Leases prepay at an ABS rate using a 75% Prepayment Assumption as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and proceeds related to prepayments equal the Securitization Value.

• Retained and returned vehicles are assumed to have a residual value loss of 0% based upon the Base Residual Value.

• Residual losses are applied to those leases that do not prepay or default.

• A projected gross default rate as a percentage of the aggregate Securitization Value as of the Actual Cutoff Date of 2.20%, which will assume 50% of losses occur in the first year after the Closing Date, 40% of losses occur in the second year after the Closing Date, and 10% of losses occur in the third year after the Closing Date, and that the losses are distributed equally within each such year.

• The recovery rate on charged-off leases is 50% of the Securitization Value of such charged-off leases, and the time to recovery is 90 days.

• The vehicle turn-in rate on the Units is 100% with no residual lag.

• Cash flows distributable to the holders of the Certificates are discounted at 13%.

• The Exchange Note remains outstanding until maturity and the Servicer does not exercise its clean up call option to purchase the Exchange Note.

World Omni developed these inputs and assumptions by considering the following factors:

• Interest rates of the Notes — based on current market credit spreads and interest rates and credit spreads for recent prior World Omni securitization transactions.

• ABS rate — estimated considering the composition of the leases and leased vehicles and the performance of its prior securitized pools.

• Residual gains and losses — reflects a determination by World Omni and the Depositor considering, among other items, the composition of the leases and leased vehicles, the performance of its prior World Omni securitized pools, the expected residual gains and losses as determined by the NRSROs hired by World Omni to rate the Notes and projected vehicle market values from third parties.

• Gross default, timing curve, recovery rate and vehicle turn-in rate — reflects a determination by World Omni and the Depositor considering, among other items, the composition of the leases and leased vehicles, the performance of its prior World Omni securitized pools and the expected gross default rate and assumptions as determined by the NRSROs hired by World Omni to rate the Notes.

• Discount rate applicable to the Certificates — reflects a determination by World Omni and the Depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the Certificates.

World Omni will recalculate the fair value of the Certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described above. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, as well as updated information regarding the fair value of the retained Certificates of the Issuing Entity.

EU SECURITISATION REGULATION AND UK SECURITISATION FRAMEWORK

For further information on the matters referred to below and the corresponding risks, see “Risk Factors— Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Units —Requirements for Certain European Economic Area and United Kingdom Regulated Investors” in this prospectus.

On the Closing Date, World Omni will represent and confirm, covenant and agree, with reference to the EU Securitisation Rules and the UK Securitisation Rules as in effect and applicable on the Closing Date, that:

(a)    it will, as “originator” (as such term is defined for the purposes of each of the EU Securitisation Regulation and the UK Securitisation Framework) with respect to each Unit, retain, upon issuance of the Notes, continually and on an ongoing basis, for as long as any Notes remain outstanding, the Retained Interest in the securitisation transaction described in this prospectus, in the form specified in each of (i) paragraph (d) of Article 6(3) of the EU Securitisation Regulation, (ii) paragraph (1)(d) of SECN 5.2.8R and (iii) paragraph (d) of Article 6(3) of Chapter 2 of the PRASR, by holding and continuing to hold all the limited liability company interests in the Depositor (being a special purpose entity and not an operating company), indirectly through one or more wholly-owned subsidiaries of World Omni (each being a special purpose entity and not an operating company), the Depositor in turn retaining the Certificates to be issued by the Issuing Entity, such Certificate constituting the first loss tranche in the securitisation and representing at least 5% of the aggregate Securitization Value of the Units allocated to the Exchange Note;

(b)    it will not (and will not permit the Depositor or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted in accordance with both the EU Securitisation Rules and the UK Securitisation Rules;

(c)    it will not change the manner in which it retains or the method of calculating the Retained Interest while any of the Notes are outstanding, except under exceptional circumstances, and to the extent permitted in accordance with both the EU Securitisation Rules and the UK Securitisation Rules;

(d)    it will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c), (i) in or concurrently with the delivery of each Servicer Certificate, (ii) upon the occurrence of any Event of Default and (iii) from time to time upon request by any Noteholder in connection with (x) any change in the structural features of the securitisation transaction described in this prospectus that could materially impact the performance of the Notes, (y) any change in the performance of the securitisation transaction described in this prospectus, in the risk characteristics of the securitisation transaction described in this prospectus or of the Units which, in any case, could materially impact the performance of the Notes, or (z) any material breach of the transaction documents;

(e)    it will promptly notify the Issuing Entity in writing if for any reason it fails to comply with any of the covenants set out in paragraphs (a), (b) and (c) above; and

(f)     it was not established for, and does not operate for, the sole purpose of securitizing exposures.

Except as described herein, no party to the transaction described in this prospectus will undertake, or intends, in connection with such transaction, to take or refrain from taking any action in a manner prescribed or contemplated by the EU Securitisation Rules or the UK Securitisation Rules, or to take any other action for the purposes of, or in connection with, facilitating or enabling compliance by any person with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions. In particular, without limitation, no such person will undertake, or intends, to make available any of the information, documents or reports set out in the EU Transparency Requirements or any additional information, documents or reports specifically for purposes of, or in connection with, compliance by any investor with the UK Investor Due Diligence Requirements.

Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should independently assess and determine whether, and to what extent, the agreement by World Omni to retain the Retained Interest as described in this prospectus and the information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Due Diligence Requirements, the UK

Investor Due Diligence Requirements and/or any corresponding national measures that may be relevant and/or with any other applicable legal, regulatory or other requirements.

Prospective investors that are EU Affected Investors or UK Affected Investors should be aware that the interpretation of the EU Investor Due Diligence Requirements and the UK Investor Due Diligence Requirements, respectively, remains uncertain and that supervisory authorities and national and other regulators may have different views as to how the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, should be interpreted, and those views are still evolving. Furthermore, both the EU Securitisation Rules and the UK Securitisation Rules are expected to change over time and there is no certainty as to the timing or nature of those changes.

None of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the Closed-End Collateral Agent, the other parties to the transaction described in this prospectus, nor any of their respective affiliates: (a) makes any representation, warranty or guarantee as to the applicability (or otherwise) of the EU Securitisation Rules or the UK Securitisation Rules to an investment in the Notes; (b) makes any representation, warranty or guarantee that the agreement by World Omni to retain the Retained Interest as described in this prospectus or any information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient in all circumstances for the purposes of any Noteholder’s or prospective investor’s compliance with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the Notes, World Omni (including its agreement to retain the Retained Interest) and the transactions described herein are otherwise compliant with the EU Securitisation Rules or the UK Securitisation Rules; (c) will have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any Noteholder’s or prospective investor’s failure or inability to comply with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (d) will have any obligation with respect to the EU Securitisation Rules or the UK Securitisation Rules, other than the specific obligations undertaken with respect to the Retained Interest, as described above.

Any failure by an EU Affected Investor to comply with the EU Investor Due Diligence Requirements or by a UK Affected Investor to comply with the UK Investor Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s regulatory authority. The EU Securitisation Rules, the UK Securitisation Rules and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and have an adverse impact on the value and liquidity of the Notes. Prospective investors are responsible for and should analyze their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the scope and application of, and compliance with, the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and any other applicable regulations, and the suitability of the Notes for investment.

CERTAIN PROVISIONS OF THE TITLING TRUST DOCUMENTS AND RELATED AGREEMENTS

Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes

The Titling Trust has two initial series of specified interests. One of these series will hold only closed-end leases and related leased vehicles and is referred to as the “Closed-End Collateral Specified Interest.” The other series, which is known as the “Open-End Collateral Specified Interest,” will hold open-ended leases and the related leased vehicles. The beneficial interests in the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest are represented by the Closed-End Collateral Specified Interest certificate and the Open-End Collateral Specified Interest certificate and are currently held by the Initial Beneficiary. The Exchange Notes, Reference Pools, unencumbered pools and Warehouse Facility Pool discussed herein only pertain to the Closed-End Collateral Specified Interest.

Unencumbered Pools. The Titling Trust may allocate leases and leased vehicles to one or more unencumbered pools which include all Titling Trust assets in the Closed-End Collateral Specified Interest not allocated to any Warehouse Facility Pool or Reference Pools with respect to Exchange Notes.

Warehouse Facility Pool. In order to provide an ongoing source of funds to finance the acquisition of Units from dealers, the Titling Trust is a party to one or more financing facilities with an affiliate, which affiliate in turn is a party to a financing facility with lenders with scheduled commitment termination dates. The Titling Trust’s current facility is secured pursuant to the Pledge and Security Agreement by the “Warehouse Facility Pool,” which includes all Titling Trust assets in the Closed-End Collateral Specified Interest not allocated to any Reference Pools with respect to Exchange Notes or allocated to any unencumbered pools of the Titling Trust.

Creation of Reference Pools and Issuance of Exchange Notes. The Initial Beneficiary has the right and option to purchase from the lenders in the warehouse facilities all or a portion of the outstanding advances under the warehouse facilities, including advances made by World Omni Lease Finance LLC to the Titling Trust, for a “Purchase Price” equal to the outstanding principal amount of that indebtedness plus any interest due and payable thereon (and certain other amounts). Those advances are then exchanged by the Initial Beneficiary for an Exchange Note issued by the Titling Trust to the Initial Beneficiary in an amount equal to the sum of the Purchase Price paid by the Initial Beneficiary for the advances and the amount of any funds advanced by the Initial Beneficiary to the Titling Trust pursuant to the Collateral Agency Agreement.

World Omni or its affiliates may from time to time provide a subordinate warehouse facility to the Titling Trust. To the extent World Omni or its affiliates have provided this facility, and there is an outstanding balance under that facility, the Exchange Note may replace all or a portion of the outstanding balance of the subordinate warehouse debt, and the outstanding advances of the warehouse lenders and any funds advanced by Auto Lease Funding LLC.

The terms of an Exchange Note will be set forth in such Exchange Note, the Collateral Agency Agreement and the related supplement to the Collateral Agency Agreement. Such supplement to the Collateral Agency Agreement will designate the initial leases and the related leased vehicles allocated to a new Reference Pool. When an Exchange Note is issued, the Servicer will enter into a supplement to the Servicing Agreement, which provides for the servicing of those Units allocated to the related Reference Pool.

Other Transactions Involving the Creation of Reference Pools. In connection with other securitizations and transactions, the Titling Trust will issue and has previously issued Other Exchange Notes to the Initial Beneficiary. Each such Exchange Note is secured by and paid principally from a related Reference Pool of Units and is referred to as an “Other Exchange Note,” and the related Reference Pool is referred to herein as the “Other Reference Pool.”

The Initial Beneficiary will sell and contribute and has sold and contributed the Other Exchange Notes to the Depositor, who will transfer and has transferred them into a securitization trust. The Depositor may also pledge those Other Exchange Notes to secure leveraged leasing transactions or other financing transactions.

Holders of an Exchange Note have the right to proceeds from only the Units allocated to the related Reference Pool. The holder of the Exchange Note will receive the proceeds of and collections on the Units in the related Reference Pool in the manner set forth in “—Application of Collections on the Reference Pools” below in this prospectus. The holder of the Exchange Note will not receive proceeds from any Units in any unencumbered pool, the Warehouse Facility Pool or Other Reference Pools related to any Other Exchange Notes. Holders of an Exchange Note must waive claims to Titling Trust assets not allocated to their interest. Each holder of an Exchange Note, and each person to whom an Exchange Note is pledged, will also be required to expressly disclaim any interest in the assets of the Titling Trust other than those allocated to the Reference Pool related to such Exchange Note and to fully subordinate any claims to those other assets. In turn each beneficiary of any unencumbered pool, each holder of any Other Exchange Note and each lender with respect to the Warehouse Facility Pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the Reference Pool related to the Exchange Note securing the Notes offered by this prospectus and fully subordinate their respective claims to any Units in such Reference Pool.

Titling Trustee

The Titling Trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the Exchange Note Supplement, or to institute, conduct or defend any litigation under the Exchange Note Supplement or in relation thereto, unless the party requesting that action has offered to the Titling Trustee reasonable security or indemnity against the costs, expenses or liabilities that may be incurred therein or thereby.

Resignation and Removal of the Titling Trustee or Titling Trust Administrator

None of the Titling Trust Administrator, the Titling Trustee or the Delaware Trustee may resign without the consent of the Initial Beneficiary unless that party ceases to be eligible under the Titling Trust Documents. The Initial Beneficiary may remove the Titling Trust Administrator. The Initial Beneficiary at its discretion may remove the Titling Trust Administrator or either trustee if at any time such party (or, to the extent such party is a wholly-owned subsidiary, such party’s parent) ceases to (a) be either (i) a banking association organized under the laws of the United States or (ii) a corporation organized in one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico, (b) not be the Initial Beneficiary or any affiliate thereof, (c) be qualified as a trustee to hold Titling Trust assets located in the Five-State Area, (d) be authorized to exercise corporate trust power, or (e) have a combined capital and surplus of at least $50,000,000. In addition, the Initial Beneficiary may remove the Titling Trust Administrator or either trustee if (A) any representation or warranty made by that party under the Titling Trust Documents was untrue in any material respect when made and not cured within 30 days following actual knowledge thereof or notice thereto, and such party fails to resign after written request, (B) at any time that party is incapable of acting, is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Titling Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Titling Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Titling Trustee, the Initial Beneficiary will promptly appoint a successor trustee or Titling Trust Administrator. Any resignation or removal of that party and appointment of a successor will not become effective until acceptance of appointment by that successor.

Indemnity of Titling Trustees

The Titling Trustee and the Titling Trust Administrator, including their respective officers, directors, shareholders, employees and agents (each an “Indemnified Person”) will be indemnified and held harmless by the holders of the certificates of specified interests with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related Titling Trust assets with respect to that specified interest, including any liabilities arising out the Indemnified Person’s acceptance or performance of the trusts and duties contained in the Titling Trust Documents. Notwithstanding the foregoing, the Titling Trustee will not be indemnified or held harmless out of the included Units relating to a series of securities as to such a loss:

•	incurred by reason of the Titling Trustee’s willful misfeasance, bad faith or gross negligence; or

•	incurred by reason of the Titling Trustee’s breach of its representations and warranties made in the Titling Trust Documents.

Issuing Entity as Third-Party Beneficiary

As the holder and pledgee of an Exchange Note, the Issuing Entity and the Indenture Trustee, respectively, will be third-party beneficiaries of the Exchange Note Supplement as it relates to the Exchange Note.

Termination

The Titling Trust and the Titling Trust Documents will terminate on the final distribution by the Titling Trust Administrator of all moneys or other property constituting Titling Trust assets or upon the direction of the Initial Beneficiary, provided that there are no outstanding obligations of the Titling Trust. Any specified interest may be terminated upon receipt by the Titling Trust Administrator of direction to terminate that specified interest from the holders of the certificates with respect to such specified interest, but such termination shall be subject to the rights of any registered pledgee or creditors of any interest in and to that specified interest.

Securities Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the transaction documents, so long as any Notes are outstanding, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as World Omni or one of its affiliates is the Servicer) or any of their respective affiliates will be entitled to benefits under those transaction documents, equally and proportionately to the benefits afforded other owners of the Notes except that those Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents.

Information Requests

The parties to the transaction documents relating to the Notes will agree to provide any information reasonably requested by the Servicer, the Issuing Entity, the Depositor or any of their affiliates, at the expense of the Servicer, the Issuing Entity, the Depositor or any of their affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Securities Exchange Act Filing

The Issuing Entity will authorize the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuing Entity and/or the Notes required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

Exchange Note Default

Any of the following events or occurrences with respect to any Exchange Note will constitute an “Exchange Note Default” solely with respect to that Exchange Note:

•	the Titling Trust fails to pay or cause to be paid any principal of that Exchange Note on the applicable Final Scheduled Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for 5 Business Days after the date when such principal became due;

•	the Titling Trust fails to pay or cause to be paid any part of the interest due and payable on the Exchange Note specified in the Exchange Note Supplement, and that failure continues for 5 Business Days after the due date;

•	there is a default in the observance or performance of any covenant or agreement of the Titling Trust made in the Collateral Agency Agreement or the Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the Exchange Noteholders of that Exchange Note are materially and adversely affected by such default and such default is not cured on or before the 60th day after the Titling Trust has received a notice from that Exchange Noteholders that states that it is a “notice of Exchange Note Default”

and specifies the default; and

•	any representation or warranty of the Titling Trust made in the Collateral Agency Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with the Collateral Agency Agreement or the Exchange Note Supplement with respect to the Exchange Note proves to have been incorrect as of the time made, the Exchange Noteholders of that Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the 60th day after the Titling Trust has received a notice from such Exchange Noteholders that states that it is a “notice of Exchange Note Default” and specifies the default.

Notwithstanding the foregoing, a delay or failure of performance referred to under any of the foregoing bullets will not constitute an Exchange Note Default for a period of thirty (30) additional days after the applicable cure period specified in such clause, to the extent such delay or failure arose from Force Majeure. Within 5 Business Days after an authorized officer of the Titling Trust first has actual knowledge of the occurrence of an Exchange Note Default with respect to any Exchange Note, the Titling Trust will notify the Servicer, the Administrative Agent, the Deal Agent and the Exchange Noteholder of its status and what action, if any, the Titling Trust is taking or proposing to take with respect to that Exchange Note Default.

If an Exchange Note Default occurs and is continuing with respect to any Exchange Note, the Exchange Noteholder may, by notice to the Titling Trust, the Servicer, the Closed-End Collateral Agent and the Administrative Agent, declare such Exchange Note to be immediately due and payable, and upon any such declaration the outstanding principal balance of that Exchange Note and any more senior Exchange Note related to the same Reference Pool, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy has occurred and is continuing or an Exchange Note Default has occurred and is continuing and the Exchange Noteholder has declared the Exchange Note to be immediately due and payable, subject to certain limitations on enforcement set forth in the Collateral Agency Agreement, the Exchange Noteholder may (i) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Collateral Agency Agreement, the Warehouse Facility Pool or otherwise; and (ii) direct the Closed-End Collateral Agent to and the Closed-End Collateral Agent will (x) institute proceedings for the complete or partial foreclosure on the Units included in the related Reference Pool; (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such Exchange Noteholder; and/or (z) sell or otherwise liquidate all or a portion of the Collateral pledged to the Closed-End Collateral Agent under the Pledge and Security Agreement (the “Collateral”) and included in the Reference Pool with respect to such Exchange Note, or any right or interest included in that Collateral, at one or more public or private sales called and conducted in any manner permitted by law.

The proceeds of any liquidation or sale of the Collateral included in any Reference Pool will be applied in the manner set forth in the prospectus.

Application of Collections on the Reference Pools

On each Payment Date, the Administrative Agent will, with respect to each Reference Pool, withdraw from the Exchange Note Collection Account an amount equal to the collections for that Reference Pool and that Payment Date and apply those amounts as described under “Description of the Transaction Documents—Distributions on the Exchange Note” in this prospectus.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The Owner Trustee is not an affiliate of any of the Depositor, the Sponsor, Auto Lease Finance LLC, the Closed-End Collateral Agent, the Servicer, the Titling Trust, the Issuing Entity or the Indenture Trustee. However, the Owner Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, Auto Lease Finance LLC, the Servicer, the Titling Trust, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee, including transactions both related and unrelated to the securitization of retail leases.

The Indenture Trustee is not an affiliate of any of the Depositor, the Sponsor, Auto Lease Finance LLC, the Servicer, the Titling Trust, the Issuing Entity, the Owner Trustee, the Titling Trustee or the Titling Trustee Agent. However, the Indenture Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, Auto Lease Finance LLC, the Sponsor, the Titling Trust, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Indenture Trustee, including transactions both related and unrelated to the securitization of retail leases.

The Asset Representations Reviewer is not an affiliate of any of the Depositor, the Sponsor, Auto Lease Finance LLC, the Closed-End Collateral Agent, the Servicer, the Titling Trust, the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Titling Trustee or the Titling Trustee Agent. However, the Asset Representations Reviewer and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Asset Representations Reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Owner Trustee, Administrative Agent, Delaware Trustee and Titling Trustee Agent are affiliates and may be involved in transactions with each other involving securitizations.

The Sponsor and the Depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of leases, retail installment sale contracts and loans.

Each of the Asset Representations Reviewer, the Servicer and the Administrator will be an independent contractor and will not be subject to the supervision of the Issuing Entity or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under the trust documents. Unless expressly authorized by the trust documents or the Issuing Entity, each of the Asset Representations Reviewer, the Servicer and the Administrator will have no authority to act for or represent the Issuing Entity and will not be considered an agent of the Issuing Entity. Nothing in the trust documents will (i) make any of the Asset Representations Reviewer, the Servicer or the Administrator, on the one hand, and the Issuing Entity, on the other hand, members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

FEES AND EXPENSES

The fees and expenses paid or payable from Collections or Available Funds are set forth in the table below. Those fees and expenses are paid on each Payment Date as described above under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities.”

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)	Product of (a) one-twelfth and (b) 1.00% and (c) the aggregate Securitization Value of all Units as of the beginning of that Collection Period (2)	Servicer	Payable prior to payment of interest and principal on the Exchange Note

Administration Fee	Product of (a) one-twelfth and (b) 0.05% and (c) the aggregate Securitization Value of all Units as of the beginning of that Collection Period (3)	Administrator	Payable prior to payment of interest and principal on the Notes

Asset Representations Reviewer annual fee(4)	$5,000 each year	Asset Representations Reviewer	Payable prior to payment of interest and principal on the Notes, to the extent not paid by the Servicer

Asset Representations Reviewer review fee(4)	$175 for each Review Lease on completion of a review	Asset Representations Reviewer	Payable prior to payment of interest and principal on the Notes, to the extent not paid by the Servicer

Indenture Trustee amounts	All fees, expenses and other amounts owing to the Indenture Trustee pursuant to the Indenture	Indenture Trustee	Payable prior to payment of interest and principal on the Notes during the occurrence of an Event of Default

Owner Trustee amounts	All fees, expenses and other amounts owing to the Owner Trustee pursuant to the Trust Agreement	Owner Trustee	Payable prior to payment of interest and principal on the Notes during the occurrence of an Event of Default

(1)            The fees, expenses and other amounts owing to the Closed-End Collateral Agent, and, prior to the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee, will not be paid out on each Payment Date. Instead, such fees, expenses and other amounts will be paid by World Omni as the Administrator, from the administration fee, pursuant to the Administration Agreement.

(2)            The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

(3)            The administration fee payable to the Administrator on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

(4)            Prior to the occurrence of an Event of Default, the amount of such fees payable prior to required interest and principal payments on the Notes will be limited to a maximum amount of $150,000 per calendar year. Following an Event of Default, however, these fees will be paid prior to required interest and principal payments on the Notes. The annual fee and the review fee payable to the Asset Representations Reviewer may not be changed without the consent of the Issuing Entity, the Asset Representations Reviewer and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of Certificates evidencing at least a majority of the percentage interest of the Certificates.

ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE EXCHANGE NOTES

The Titling Trust

The Titling Trust is a Delaware statutory trust. The Titling Trust has made trust filings or obtained certificates of authority to transact business in states where, in the Servicer’s judgment, such action may be required. Because the Titling Trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors—Risks Relating to the Transaction Parties—A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer, the QI or the Titling Trust Could Delay or Limit Payments To You.” As such, the Titling Trust may be subject to Insolvency Laws under the United States Bankruptcy Code or similar state laws (“Insolvency Laws”), and claims against the Titling Trust assets could have priority over the security interest in those assets granted by the Titling Trust to secure the Exchange Notes. In addition, claims of a third party against the Titling Trust assets, including the assets of a Reference Pool with respect to an Exchange Note, to the extent such claims are not covered by insurance, could take priority over holders of security interests in the closed-end assets, such as the Closed-End Collateral Agent, as more fully described under “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability.”

Qualification of VT Inc. as Fiduciary

State laws differ as to whether a corporate trustee that leases vehicles in that state, such as VT Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a state where such qualification is required differ by state, but could include penalties against VT Inc. and its directors and officers, ranging from fines to the inability of VT Inc. to maintain an action in the courts of that state.

World Omni believes that VT Inc. does not exercise sufficient discretion in the performance of its duties under the Titling Trust Documents or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, no assurance can be given that World Omni’s view will prevail. However, no state in which (1) this issue is uncertain, (2) VT Inc. has not taken the actions necessary to qualify as a fiduciary and (3) the consequences of this failure would be material will represent a significant percentage of the value of the assets with respect to any Exchange Note. Therefore, World Omni believes that the failure to be qualified as a fiduciary in any state where such qualification may ultimately be required will not materially and adversely affect the holders of any series of securities. However, no assurance can be given in this regard.

Structural Considerations

Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuing Entity for each series of securities will not directly own the Exchange Note assets. Instead, the Titling Trust will own the Titling Trust assets, and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the Closed-End Collateral Specified Interest and the other specified interests in the Titling Trust). The primary asset of the Issuing Entity will be an Exchange Note secured by and principally paid from the related Reference Pool within the Closed-End Collateral Specified Interest. The Indenture Trustee for that series of securities will take action with respect thereto in the name of the Issuing Entity and on behalf of the related Noteholders. A security interest in the Exchange Note assets, rather than direct legal ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The Servicer and/or the Titling Trustee will segregate the Exchange Note assets allocated to a series of securities from the other Titling Trust assets on the books and records each maintains for these assets. Neither the Servicer nor any holders of Other Reference Pools, the Warehouse Facility Pool or any unencumbered pools of the Titling Trust will have rights in such Exchange Note assets, and payments made on any Titling Trust assets other than those Exchange Note assets generally will not be available to make payments on the related series of securities or to cover expenses of the Titling Trust allocable to such Exchange Note assets.

Allocation of Titling Trust Liabilities

The assets of the Titling Trust are divided into several portfolios of specified interests. Currently there are two specified interests: the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest. The Closed-End Collateral Specified Interest is further subdivided into one or more Reference Pools, the Warehouse Facility Pool and one or more unencumbered pools of the Titling Trust. The Units allocated to the Closed-End Collateral Specified Interest and not allocated to a Reference Pool or an unencumbered pool of the Titling Trust shall be included in the Warehouse Facility Pool. The Titling Trust Documents permit the Titling Trust, in the course of its activities, to incur other debts or liabilities such as Titling Trustee fees or bank account maintenance expenses. The Titling Trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens. Under the Titling Trust Documents, these sorts of claims and liabilities will be allocated to the specified interest or Asset Pool to which they relate. If a particular liability relates to more than one specified interest or Asset Pool, it will be allocated among all those specified interests and Asset Pools ratably. However, certain creditors, such as judgment creditors or taxing authorities, may not be bound by this allocation. As a result, it is possible that a particular specified interest or Asset Pool might bear a disproportionate share of those liabilities if the assets of another specified interest or Asset Pool are insufficient to absorb its ratable share of the liabilities.

The Issuing Entity and the Indenture Trustee will not have a direct ownership interest in the Exchange Note assets. As discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests,” however, the Closed-End Collateral Agent will have a perfected security interest in the related Units that will be senior in priority to the interests in those leases and leased vehicles of the PBGC or judgment lien creditors. Certain liens, however, will generally take priority over the interests of the Indenture Trustee in the Exchange Note assets. Potentially material examples of such claims could include:

•	tax liens arising against the Depositor, World Omni, the Titling Trust, the QI, the Initial Beneficiary or the Issuing Entity; and

•	liens arising under various federal and state criminal statutes.

For a discussion of the release of security interest held by the Closed-End Collateral Agent, see “The Servicer, Sponsor and Administrator —Like Kind Exchange Program.”

Insolvency Related Matters

As described under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes” and “The Exchange Note,” each holder or pledgee of a specified interest certificate (other than the Closed-End Collateral Specified Interest) and each holder or pledgee of any Other Exchange Note will be required to expressly disclaim any interest in the Titling Trust assets allocated to a Reference Pool with respect to a series of securities and to fully subordinate any claims to such Titling Trust assets in the event that disclaimer is not given effect. Although no assurances can be given, the Depositor believes that in the event of a bankruptcy of World Omni or the Initial Beneficiary, the Exchange Note assets allocated to a series of securities would not be treated as part of World Omni’s or the Initial Beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the Open-End Collateral Specified Interest, the Open-End Collateral Specified Interest certificate, any other specified interests, the Warehouse Facility Pool, any unencumbered pool of the Titling Trust, any Other Reference Pools, or Exchange Notes, should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni or the Initial Beneficiary under any Insolvency Laws will result in consolidation of the assets and liabilities of the Titling Trust, the QI, the Depositor or the Issuing Entity with those of World Omni or the Initial Beneficiary. With respect to the Titling Trust, these steps include its creation as a separate, special-purpose Delaware statutory trust of which the Initial Beneficiary is the sole beneficiary, pursuant to a Titling Trust Agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the Depositor, these steps include its creation as a separate, special-purpose limited liability company of which Auto Lease Finance LLC is the sole equity member, pursuant to a limited liability company agreement containing certain limitations, including the requirement that the Depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director. With respect to the QI, these steps include its creation as a separate, special purpose limited liability company of which World Omni is the sole equity member, pursuant to a limited liability company agreement containing certain limitations, including the requirement that the QI must have at all times at least two independent managers, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all managers, including each independent manager.

However, delays in payments on a series of securities and possible reductions in the amount of such payments could occur if:

•	a court were to conclude that the assets and liabilities of the Titling Trust, the Depositor or the Issuing Entity should be consolidated with those of World Omni or the Initial Beneficiary in the event of the application of applicable Insolvency Laws to World Omni or the Initial Beneficiary,

•	a filing were to be made under any insolvency law by or against the Titling Trust, the Depositor or the Issuing Entity, or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of an Exchange Note from the Initial Beneficiary to the Depositor was not a true sale, or that the Depositor should be treated as the same entity as the Initial Beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the related series of securities:

•	the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	certain tax or government liens on the Initial Beneficiary’s property (that arose prior to the transfer of an Exchange Note to the Depositor) having a prior claim on collections on a Reference Pool before the collections are used to make payments on the securities, or

•	the Depositor not having a perfected security interest in the Exchange Note or any related cash collections held by the Initial Beneficiary at the time that the Initial Beneficiary becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of World Omni, (1) payments made by World Omni on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (2) deposits made by World Omni into the Exchange Note Collection Account in lieu of Relinquished Vehicle proceeds with respect to the LKE program, and (3) payments made by World Omni to the Depositor may be recoverable by World Omni as debtor–in–possession or by a creditor or a trustee in bankruptcy of World Omni as a preferential transfer from World Omni if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of World Omni or one year with respect to transfers to affiliates. In addition, the insolvency of World Omni could result in the replacement of World Omni as Servicer, which could in turn result in a temporary interruption of payments on any series of securities. See “Risk Factors—Risks Relating to the Transaction Parties— A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer, the QI or the Titling Trust Could Delay or Limit Payments To You.”

On the Closing Date, Mayer Brown LLP, special insolvency counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if the Initial Beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the limited liability company form of the Initial Beneficiary or the separateness of the Initial Beneficiary, from the Depositor so as to substantively consolidate the assets and liabilities of the Depositor with the assets and liabilities of the Initial Beneficiary. Among other things, such opinion will assume that the Depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of the Initial Beneficiary, not commingling its assets with those of the Initial Beneficiary, doing business in a separate office from the Initial Beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of the Initial Beneficiary. In addition, such opinion will assume that except as expressly provided by the Titling Trust Documents (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), the Initial Beneficiary generally will not guarantee the obligations of the Depositor to third parties, and will not conduct the day-to-day business or activities of any thereof. Each of the Initial Beneficiary and the Depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the Initial Beneficiary and the Depositor. Such a legal opinion, however, will not be binding on any court.

On the Closing Date, Mayer Brown LLP, special insolvency counsel to the Titling Trust, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporate form of World Omni or the separateness of World Omni, from the Titling Trust or the Initial Beneficiary so as to substantively consolidate the assets and liabilities of the Titling Trust or the Initial Beneficiary with the assets and liabilities of World Omni. Among other things, such opinion will assume that each of the Titling Trust (or the Titling Trustee when acting on its behalf) and the Initial Beneficiary will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of World Omni, not commingling its respective assets with those of World Omni and not holding itself out as having agreed to pay, or being liable for, the debts of World Omni. In addition, such opinion will assume that except as expressly provided by the Titling Trust Documents and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), World Omni generally will not guarantee the obligations of the Titling Trust or the Initial Beneficiary to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in World Omni’s capacity as Servicer acting under and in accordance with the Servicing Agreement or in World Omni’s capacity as Titling Trust Administrator under the Titling Trust administration agreement. Each of World Omni, the Titling Trust and the Initial Beneficiary intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of World Omni, the Titling Trust and the Initial Beneficiary. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against World Omni or the Initial Beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the Titling Trust, the Depositor or the Issuing Entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Exchange Note (and possible reductions in the amount of such distributions) to the Issuing Entity, and therefore to the Noteholders and the Certificateholders of the related series, could occur.

The Initial Beneficiary will treat its conveyance of each Exchange Note to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the Initial Beneficiary, and the Initial Beneficiary as debtor–in– possession or a creditor, receiver or bankruptcy trustee of the Initial Beneficiary were to take the position that the sale, transfer and assignment of each Exchange Note by the Initial Beneficiary to the Depositor should instead be treated as a pledge of that Exchange Note to secure a borrowing by the Initial Beneficiary, delays in payments of proceeds of that Exchange Note to the Issuing Entity, and therefore to the related Noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On the Closing Date, Mayer Brown LLP, special insolvency counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the Initial Beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the Exchange Note to the Depositor, the sale, transfer and assignment of that Exchange Note from the Initial Beneficiary to the Depositor would be characterized as a true sale, transfer and assignment, and that Exchange Note and the proceeds thereof would not be property of the Initial Beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in each Exchange Note allocated to a series of securities as against the Initial Beneficiary, which the Depositor will assign to the Issuing Entity and the Issuing Entity will assign to the Indenture Trustee. The Indenture Trustee will perfect its security interest in that Exchange Note, which will be a “certificated security” under the UCC, by possession. Accordingly, if the conveyance of that Exchange Note by the Initial Beneficiary to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor (and ultimately the Issuing Entity and the Indenture Trustee as successors in interest) should be treated as a secured creditor of the Initial Beneficiary, although a case or proceeding under any insolvency law with respect to the Initial Beneficiary could result in delays or reductions in distributions on that Exchange Note as indicated above, notwithstanding such perfected security interest.

If the Servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including repurchase payments) may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer. See “Risk Factors—Risks Relating to the Transaction Parties— A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer, the QI or the Titling Trust Could Delay or Limit Payments To You.”

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni, the Initial Beneficiary, the Titling Trust, the Depositor, any Issuing Entity or any of their respective creditors.

Potential Applicability to World Omni, the Initial Beneficiary, the Titling Trust, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the Issuing Entity, the Depositor or the Initial Beneficiary could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni. For the Issuing Entity, the Depositor or the Initial Beneficiary to be subject to receivership under OLA as a “covered subsidiary” of World Omni (1) the FDIC would have to be appointed as receiver for World Omni under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such Issuing Entity, the Depositor or the Initial Beneficiary, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni. If the FDIC is appointed as receiver for World Omni under OLA and the Issuing Entity, the Depositor, the Titling Trust or the Initial Beneficiary were to be considered a covered subsidiary under OLA, the FDIC will have all the powers and rights with regards to the covered subsidiary that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni would have serious adverse effects on the financial stability in the United States. In addition no assurance can be given that OLA provisions would not apply to World Omni, a particular Issuing Entity, the Depositor or the Initial Beneficiary or, if it were to apply, that the timing and amounts of payments to the related series of securityholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of World Omni or of a covered subsidiary, including the Issuing Entity, the Depositor or the Initial Beneficiary, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni or its subsidiaries (including, the Depositor, the Initial Beneficiary or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni or its subsidiaries (including, the Depositor, the Initial Beneficiary or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As a result, the foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni or its subsidiaries (including, the Depositor, the Initial Beneficiary or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and could be reduced.

We will structure the transfers of the Exchange Notes under each Exchange Note Sale Agreement and the Exchange Note Transfer Agreement with the intent that they would be characterized as legal true sales under applicable state law and that the Exchange Note would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Exchange Notes using its repudiation power. However, if the FDIC were to successfully assert that the transfers of the Exchange Note were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Exchange Note or the securityholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the securityholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenge were unsuccessful, or that the FDIC would not repudiate a legal true sale, securityholders could suffer delays in the payments on their securities.

Also assuming that the FDIC were appointed receiver of World Omni or of a covered subsidiary, including the Issuing Entity, the Depositor or the Initial Beneficiary, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni or that covered subsidiary, as applicable, including its obligations to repurchase Units in the related Reference Pool for the Exchange Note for breach of representation or warranty as well as its obligation to service the Units. If the FDIC were to exercise this repudiation power, securityholders would not be able to compel World Omni or any applicable covered subsidiary to repurchase Units for breach of representation and warranty and instead would have a claim for damages against World Omni’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their securities. Securityholders would also be prevented from replacing the Servicer during the stay. In addition, if the FDIC were to repudiate World Omni’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and securityholders may suffer delays or losses of payments on their securities. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the Exchange Note Transfer Agreement, Exchange Note Sale Agreement, Base Servicing Agreement, Servicing Supplement, the Administration Agreement and the Indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of securityholders would have a secured claim in the receivership of such Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of securities would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, securityholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.

FDIC’s Avoidance Power Under OLA. Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of leases that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of leases evidenced by certain written contracts and perfected by the filing of a UCC financing statement against the Titling Trust unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the Closed-End Collateral Agent. If a transfer of leases were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the leases.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of leases perfected by the filing of a UCC financing statement against the Titling Trust as provided in the Collateral Agency Agreement would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the United States Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by the Issuing Entity could be delayed or reduced.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Security Interests

The tangible lease contracts are “tangible chattel paper” as defined in the UCC. Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Closed-End Collateral Agent may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the Closed-End Collateral Agent (i.e., the Delaware Secretary of State). On or prior to the Closing Date, “protective” UCC-1 financing statements will be filed in Delaware to effect this perfection. The security interest that the Closed-End Collateral Agent has in the related leases could be subordinate to the interest of certain other parties who take possession of those leases before the filings described above have been completed. Specifically, the Closed-End Collateral Agent’s security interest in the related lease could be subordinate to the rights of a purchaser of such lease who takes possession of the lease without knowledge or actual notice of the Closed-End Collateral Agent’s security interest. The leases will not be stamped to reflect the foregoing security arrangements.

The electronic lease contracts are “electronic chattel paper” as defined in the UCC. Generally, World Omni, on behalf of the Titling Trust and its assigns, will have “control” of an electronic lease contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a “single authoritative copy” of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni or its designated custodian, on behalf of the Titling Trust and the Closed-End Collateral Agent, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni, on behalf of the Titling Trust or the Closed-End Collateral Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Title to the leased vehicles is held by the Titling Trust. Under the Pledge and Security Agreement, the Titling Trust has granted a security interest in and to certain assets, including the leases and the related leased vehicles, to the Closed-End Collateral Agent to secure the Titling Trust’s obligations under the warehouse loan facilities and the Exchange Notes issued by the Titling Trust from time to time. Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. The Closed-End Collateral Agent, as lienholder, perfects its security interest in the leased vehicle by being designated as the first lienholder on the certificate of title of each leased vehicle.

If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a lease for new value in the ordinary course of its business, without actual knowledge of the Titling Trust’s interest, and takes possession of a lease, in tangible form (or obtains “control” of the authoritative copy of the lease in electronic form), this purchaser would acquire an interest in the lease superior to the interest of the Titling Trust or the Closed-End Collateral Agent.

Safekeeping of Chattel Paper

As described in “The Titling Trust—Titling of Leased Vehicles” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests”, as part of each origination of a lease contract represented by a tangible contract, World Omni will maintain possession of each tangible contract and act as custodian for the Titling Trust with respect thereto.

As described in “The Servicer, Sponsor And Administrator—Electronic Contracts and Electronic Contracting”, as part of each origination of a receivable represented by an electronic contract, World Omni will be required to maintain “control” (as such term is used in Section 9-105 of the applicable UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system, on behalf of the Titling Trust.

ERISA Liens and Vicarious Tort Liability

Liens related to unfunded ERISA obligations in favor of the PBGC and prior to the security interest of the Closed-End Collateral Agent and Indenture Trustee could attach to the Exchange Note assets if the Closed-End Collateral Agent did not have a prior perfected lien on the Units and could be used to satisfy unfunded pension obligations of any member of a Controlled Group that includes World Omni and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to recover damages from the owner of the vehicle merely because of that ownership. See “Additional Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability” in this prospectus. The Titling Trust may be subject to these lawsuits as owner of the Titling Trust assets. However, the Closed-End Collateral Agent is expected to have a perfected security interest in the Units and in the Exchange Note assets that will be senior in priority to the interests in those leases and leased vehicles of the PBGC or judgment lien creditors.

Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the Exchange Note—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the Units allocated to an Exchange Note (including the related leased vehicles), that would, by operation of law, take priority over the Closed-End Collateral Agent’s interest therein. For a discussion of the risks associated with third-party liens on Units allocated to a series of securities, see “Risk Factors—Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Units —You May Suffer Losses On Your Investment Because the Indenture Trustee Lacks Direct Ownership Interests or Perfected Security Interests In the Leased Vehicles and Interests Of Other Persons In the Leases and the Leased Vehicles Could Be Superior To The Closed-End Collateral Agent’s Interest.” Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the Exchange Note transferred by the Depositor to the Issuing Entity pursuant to the Exchange Note Transfer Agreement. Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets transferred by the Depositor to the Issuing Entity pursuant to the transfer and Servicing Agreement. See “Risk Factors—Risks Relating to the Transaction Parties— A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer, the QI or the Titling Trust Could Delay or Limit Payments To You.”

Vicarious Tort Liability

Although the Titling Trust will own the leased vehicles allocated to the Reference Pool and the Closed-End Collateral Agent on behalf of the Issuing Entity will have a perfected security interest therein, the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring or recover damages in an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) cap the lessor’s liability at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust.

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to

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$5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including any Titling Trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. The Transportation Act appears to limit the applicability of that New York law, although one New York lower court reached a contrary conclusion regarding the applicability of the Transportation Act in New York. A New York appellate court has subsequently upheld the constitutionality of the Transportation Act. However, other courts in other jurisdictions considering the same issues could reach a different result.

Repossession of Leased Vehicles

If a default by a lessee has not been cured within some period of time after the payment due date as determined by the Servicer in accordance with its guidelines for collection on leases and repossession of leased vehicles, the Servicer, in accordance with state guidelines and other applicable law, will ordinarily attempt to retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

After the Servicer has repossessed a leased vehicle, the Servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to reinstate the lease by paying all amounts due under the lease and all fees and expenses incurred by the Servicer in connection with collection and repossession. If by the end of such period the lessee has not reinstated the lease, the Servicer will attempt to sell the leased vehicle. The net Liquidation Proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and Servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

•	the amount and type of all payments due at the time of origination of the lease,

•	a description of the lessee’s liability at the end of the lease term,

•	the amount of any periodic payments and manner of their calculation,

•	the circumstances under which the lessee may terminate the lease prior to the end of the lease term,

•	the capitalized cost of the vehicle and

•	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the leases and may also apply to the Issuing Entity of a series as holder of the Exchange Note. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to

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correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related lease, the lease will be deemed to be a liquidated lease and amounts received thereafter on or in respect of such lease will constitute Liquidation Proceeds. As described under “The Leases—Representations and Warranties Relating to the Units,” Auto Lease Finance LLC will represent and warrant to the Depositor as of the Actual Cutoff Date that the related Units comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a Lemon Law.

The SCRA and similar state laws may provide relief to members of the military, including members of the Army, Navy, Air Force, Space Force, Marines, National Guard, Reservists, Coast Guard, officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, and their spouses and dependents, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non–payment. Furthermore, under the SCRA, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); (ii) the lessee, while in military service, executes a lease of a vehicle and thereafter receives military orders for (x) a change of permanent station (as defined in the SCRA) from (I) a location in the continental United States to a location outside the continental United States or (II) a location in a State (as defined in the SCRA) outside the continental United States to any location outside that State (as defined in the SCRA) or (y) deployment with a military unit or as an individual in support of a military operation, for a period of not less than 180 days; or (iii) the lessee, while in military service executes a lease upon receipt of military orders described in subclause (x) of clause (ii) above and thereafter receives a stop movement order in response to a local, national, or global emergency, effective for an indefinite period or for a period of not less than 30 days, which prevents the lessee or the lessee’s dependents, from using the vehicle for personal or business transportation. No early termination charges (as defined in the SCRA) may be imposed for such termination.

On December 20, 2019, the 2020 NDAA was signed into law. The 2020 NDAA amended the SCRA to allow the spouse of a servicemember who died while in military service to terminate a vehicle lease one year from the date of the servicemember’s death, as long as that servicemember died while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. In addition, the 2020 NDAA also allows the spouse of a servicemember who sustains a catastrophic injury or illness to terminate a car lease one year from the date of the catastrophic injury or illness, as long as that servicemember sustained the catastrophic injury or illness while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. No early termination charges (as defined in the SCRA) may be imposed for such termination.

Further, on January 1, 2021, the 2021 NDAA was signed into law. The 2021 NDAA further amended the SCRA to give dependents and not just spouses of servicemembers who incur a catastrophic injury or illness or die while in military service the right to terminate leases of motor vehicles in the one year time frame described above. However, the 2021 NDAA also clarified that a spouse’s or dependent’s right to terminate, in cases of catastrophic illness or injury, is only to the extent the servicemember lacks the mental capacity to manage his or her own affairs as a result of such catastrophic illness or injury, otherwise only the servicemember may terminate the lease. No early termination charges (as defined in the SCRA) may be imposed for such termination.

On December 27, 2021, President Biden signed the 2022 NDA into law. Title LXII of the 2022 NDAA otherwise referred to as the Foreign Service Families Act of 2021 amends the Foreign Service Act of 1980 and in part applies the terms governing termination of automobile leases in the SCRA provided to servicemembers in the same manner and to the same extent to members of the Foreign Service posted abroad.

No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in the Middle East, have persons in

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reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a vehicle under a Defaulted Lease during the lessee’s period of active-duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted, extended or terminated, the Servicer will not be required to advance such amounts. Any resulting shortfalls due to such modification or termination will reduce the amount available for distribution on the Notes and Certificates.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and leases. In August 2025, the CFPB issued an advance notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the threshold test determining whether a company is a larger participant in the automobile financing market. On February 7, 2025, President Trump appointed Russell Vought as Acting Director of the CFPB. Shortly after his appointment Acting Director Vought ordered all activities of the CFPB, including supervision and examination activities, to be suspended. While certain activities have resumed, there remains considerable uncertainty as to the future of the CFPB and the areas of focus or priorities of the CFPB under Acting Director Vought and any successor Director. Furthermore, there remains pending litigation related to the activities of and the level of staffing at the CFPB.

World Omni is subject to the CFPB’s supervisory and enforcement authority.  In this capacity, the CFPB can conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws and has authority to impose regulatory fines and mandate changes to World Omni’s business products, policies and procedures and order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  World Omni and the Issuing Entity could also possibly be subject to claims by the lessees on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  The CFPB in particular has indicated a focus on repossession activities of lenders and servicers related to motor vehicles, including the potential application of UDAAP principles to discriminatory practices. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni offers, may require World Omni to cease or alter certain business practices, which could have a material adverse effect on World Omni’s financial condition, liquidity and results of operations.  World Omni expects the CFPB’s investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni’s compliance costs, require changes in World Omni’s business practices, affect World Omni’s competitiveness, impair World Omni’s profitability, harm World Omni’s reputation or otherwise adversely affect World Omni’s business or result in the Titling Trust, as owner of the lease contracts, or the Issuing Entity being liable to the related lessee for any violation by the lender or the initial creditor or adversely affect the Issuing Entity’s ability to enforce its rights related to a lease contract.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

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The Servicer will make representations and warranties in the Servicing Agreement that, as to each lease and the related leased vehicle as of the relevant vehicle representation date, the Servicer has satisfied, or has directed the related dealer to satisfy, the provisions of the Servicing Agreement with respect to such lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the repurchase payment in respect of the lease and the related leased vehicle into the Exchange Note Collection Account unless the breach is cured in all material respects. See “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

Numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes relevant to the beneficial owner of an Offered Note that holds the Note as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and, unless otherwise indicated below, is a U.S. Person (as defined in this prospectus). However, this summary does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership or disposition of the Notes by particular investors, and does not address the application of any U.S. federal non-income, state, local, foreign or other tax laws. This summary also does not address tax consequences to persons required to accelerate the recognition of any item of gross income with respect to the Offered Notes as a result of such income being recognized on an applicable financial statement. Moreover, the summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, investors liable for the alternative minimum tax or the Medicare tax on net investment income, individual retirement accounts and other tax-deferred accounts, REITs, tax-exempt organizations, investors that will hold the Notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, or investors whose functional currency is not the U.S. dollar, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein)), or S-corporations or other pass-through entities for U.S. federal income tax purposes (and investors therein). The U.S. federal income tax treatment of a partner (or other owner) in a partnership (including any entity or arrangement treated as partnership for U.S. federal income tax purposes) that holds a Note generally will depend on the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding Notes through any such entity or arrangement should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them with respect to an investment in the Offered Notes. This discussion is directed to prospective purchasers who purchase Notes in the initial distribution thereof at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold for money, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The discussion under the heading “Material U.S. Federal Income Tax Consequences” does not apply to any Retained Notes.

The following summary is based upon current provisions of the Code, the U.S. Department of the Treasury regulations promulgated thereunder, judicial authority, and applicable releases and ruling authority, all of which are subject to change or differing interpretations, and any such change or differing interpretation could apply retroactively. The Issuing Entity will be provided with an opinion of Mayer Brown LLP, special U.S. federal tax counsel to the Depositor, regarding certain U.S. federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of special U.S. federal tax counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt and equity interests issued by an entity similar to the Issuing Entity. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes. For purposes of the following summary, references to the Issuing Entity, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the Issuing Entity and the Notes and related terms, parties and documents applicable to the Issuing Entity. The discussion under this section may not address all U.S. federal income tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to you of the acquisition, ownership and disposition of the Offered Notes.

Tax Consequences to Holders of the Notes

Characterization of the Notes

The Depositor will agree, and the Noteholders will agree, by their purchase of the Offered Notes, to treat the Notes as debt for U.S. federal, state and local income and franchise tax purposes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. A basic premise of

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U.S. federal income tax law is that the economic substance of a transaction generally will determine the U.S. federal income tax consequences of such transaction. Mayer Brown LLP, special U.S. federal tax counsel to the Depositor, will provide an opinion at closing, subject to the qualifications and assumptions therein, that the Offered Notes will be characterized as indebtedness for U.S. federal income tax purposes, in each case, to the extent the Offered Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes. The remainder of this discussion assumes that the Offered Notes are considered indebtedness for U.S. federal income tax purposes, in each case, to the extent the Offered Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes. For a discussion of the treatment if the Offered Notes were not considered debt for U.S. federal income tax purposes, see “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.

Original Issue Discount

The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not “interest only” or “principal only” Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under U.S. Department of the Treasury regulations relating to debt instruments issued with original issue discount (“OID” and, such regulations, the “OID Regulations”). Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest, there must be legal remedies available to compel timely payment in cash (at least annually) or the terms of the instrument must make the possibility of nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes and the Class C Notes may be deferred under certain circumstances, the Issuing Entity intends to treat the possibility of such potential deferral as sufficiently remote for purposes of the OID rules such that all stated interest on the Class B Notes and the Class C Notes constitutes qualified stated interest.

Finally, the discussion assumes that any OID on the Notes, that is, any excess of the principal amount of the Notes over their issue price, is de minimis, or less than 0.25% of their principal amount multiplied by the number of complete years to maturity of the Notes, as modified by the OID Regulations for installment obligations. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income for U.S. federal income tax purposes, on a pro rata basis, as principal payments are made on the Note. Any such amounts are treated as capital gain for U.S. federal income tax purposes. If these conditions are not satisfied with respect to any given class of the Notes and as a result the Notes are treated as having been issued with OID, a Noteholder would be required to include such OID in income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

Sale or Other Disposition

Upon a sale, exchange, retirement, or other taxable disposition of a Note, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition in cash or property valued at fair market value (less amounts attributable to any accrued but unpaid interest not previously included in income, which will be taxable as ordinary income) and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any OID previously included by the Noteholder in income with respect to the Note and decreased by payments other than qualified stated interest received on the Note. Any gain or loss will generally be capital gain or loss. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Persons

Subject to the discussion of backup withholding and FATCA below, interest (including for purposes of this discussion of Non-U.S. Persons, OID, if any) paid or accrued to a Non-U.S. Person (as defined below) generally will

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be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•	is not actually or constructively a “10-percent shareholder” of the Sponsor, the Issuing Entity or the Depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the Sponsor, the Issuing Entity or the Depositor is a “related person” within the meaning of the Code, or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; and

•	provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity), a similar form or the applicable successor form signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person’s name and address.

As used herein, a “Non-U.S. Person” means a nonresident, foreign corporation or other non-U.S. Person (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes), and a “U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes; or

•	a corporation, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect, and have so elected, to be treated as U.S. Persons.

Subject to the discussion of backup withholding and FATCA below, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note (other than gain that represents accrued but unpaid interest not previously included in income, which will be subject to the rules regarding interest described above) by a Non-U.S. Person generally will be exempt from U.S. federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States), the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form or successor form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding

U.S. Noteholders

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In general, information reporting requirements will apply to certain payments of principal and interest on the Notes and to the proceeds from the disposition of a Note unless the recipient is an exempt recipient. In addition, backup withholding at the then-applicable rate will apply to the payments if a U.S. Noteholder fails to provide its taxpayer identification number and otherwise to comply with the applicable requirements of the U.S. backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Noteholder’s U.S. federal income tax liability, if any, if the U.S. Noteholder timely provides the required information to the IRS.

Exempt recipients that are not subject to backup withholding and do not provide an IRS Form W-9 will nonetheless generally be treated as a foreign payee subject to withholding under FATCA (defined below), and may be withheld upon at the 30% rate discussed below. See below under “—Foreign Account Tax Compliance” for more information. U.S. Noteholders should consult their tax advisors regarding the availability of an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Noteholders

Generally, the amount of interest paid to a Non-U.S. Noteholder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the Non-U.S. Noteholder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Noteholder resides under the provisions of an applicable treaty.

In general, a Non-U.S. Noteholder will not be subject to backup withholding with respect to payments of interest on the Notes that are made to the Non-U.S. Noteholder provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Noteholder is a “United States person” as defined under the Code, and the Non-U.S. Noteholder has provided certification that such holder is a Non-U.S. Noteholder.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of Notes within the United States or conducted through certain U.S.-related financial intermediaries, unless the Non-U.S. Noteholder certifies to the payor under penalties of perjury that it is a Non-U.S. Noteholder (and the payor does not have actual knowledge or reason to know that the Non-U.S. Noteholder is a “United States person” as defined under the Code), or the Non-U.S. Noteholder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from payments to a Non-U.S. Noteholder under the backup withholding rules may be refunded or credited against a Non-U.S. Noteholder’s federal income tax liability, if any, if the holder timely provides the required information to the IRS. Non-U.S. Noteholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) significantly changed the reporting requirements imposed on certain Non-U.S. Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Non-U.S. Person unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a Note or in a capacity of holding a Note for the account of another. The FATCA withholding tax applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments, and initially was also to be applicable to gross proceeds from a disposition of debt instruments. However, proposed Treasury regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the government provided that taxpayers may generally, currently rely upon these proposed regulations until the issuance of final regulations.

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Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the Notes.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the Notes (i) properly completed and signed tax certifications, for a U.S. Person, on IRS Form W-9 and, for a Non-U.S. Person, on the appropriate IRS Form W-8 (or in either case, an applicable successor form) and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a Note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the opinion of special U.S. federal tax counsel, in the event that any class of Offered Notes was not treated as debt for U.S. federal income tax purposes, such class of Notes would be characterized for U.S. federal income tax purposes as interests in a partnership (“recharacterized Notes”). In such case, it is expected that stated interest payments on such class of recharacterized Notes would be treated either as guaranteed payments under Section 707(c) of the Code or as a preferential allocation of net income of the Issuing Entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the recharacterized Notes. Although the U.S. federal income tax treatment of the recharacterized Notes for most accrual basis taxpayers should not differ materially under this alternative characterization than if the Notes were treated as debt, this characterization could result in adverse effects for some holders of Notes. For example, holders of recharacterized Notes could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes, plus possibly some other items, even though the Issuing Entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the Notes on the accrual basis and holders of the Notes could become liable for taxes on trust income even if they have not received cash from the Issuing Entity to pay the taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Code. In addition, Non-U.S. Persons holding such class of Notes could be subject to withholding or be required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and income of the Issuing Entity or upon a sale or exchange of their Note and individuals holding the Notes might be subject to some limitations on their ability to deduct their share of trust expenses.

In addition, if the IRS were to successfully contend that any class of Offered Notes should not be treated as debt for U.S. federal income tax purposes, the Issuing Entity would be treated as a partnership for U.S. federal income tax purposes and could be treated as a publicly traded partnership for such purposes. A partnership may be classified as a publicly traded partnership if equity interests in the partnership are traded on an “established securities market” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” For U.S. federal income tax purposes, a publicly traded partnership is generally taxable as a corporation. If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the leases, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes in the manner described above.

Tax Regulations for Acquisition of Notes by Related Parties

The IRS has issued Treasury regulations under Section 385 of the Code that address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer.  Under these regulations, in certain circumstances, a Note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the Note is held by a related party of the Issuing Entity (generally based on a group of corporations, disregarded entities, grantor trusts or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any Notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt instrument is not automatic and the

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determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the Issuing Entity for U.S. federal income tax purposes.  In this regard, you should consider the discussion in “—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” above regarding the consequences of that development.  Although there is no present intent to sell the Certificates, the Trust Agreement addresses the Treasury regulations under Section 385 of the Code in order to prevent their application to the Notes.  Moreover, the Issuing Entity will be able to amend the Trust Agreement and the other transaction documents in the future without the consent of Noteholders as required to prevent the application of such Treasury regulations to the Notes. The documents will require that each purchaser of a Note acknowledges and represents that it is not a member of an “expanded group” (within the meaning of the regulations issued under section 385 of the Code) which includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns 80% or more of the capital or profits of the Issuing Entity.

Classification of the Issuing Entity

Mayer Brown LLP, special U.S. federal tax counsel to the Depositor, will provide an opinion at closing, subject to the qualifications and assumptions therein, that the Issuing Entity will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes. The Issuing Entity intends that it will be disregarded as a separate entity when there is a single beneficial owner of the Issuing Entity or will be treated as a domestic partnership when there are two or more beneficial owners of the Issuing Entity. This opinion will be based on the assumption that the terms of the Exchange Note Transfer Agreement and Servicing Agreement and Indenture and related documents will be complied with, including that the Issuing Entity will not make an affirmative election to be treated as a corporation for U.S. federal income tax purposes. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Exchange Note, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes.

If the Issuing Entity were to be classified as a partnership for U.S. federal income tax purposes, then the tax consequences discussed above under “—Possible Alternative Treatment of the Notes” would apply, and unless the partnership elected otherwise, taxes arising from audit adjustments would be required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, the exceptions available under the law (including Treasury regulations promulgated thereunder) so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

Discount and Premium

The prepayment assumption that will be used in determining the rate of accrual of OID, if any, for U.S. federal income tax purposes will be based on the assumption that subsequent to the date of any determination the leases will prepay at a 1.25% absolute prepayment model rate, and there will be no extensions of maturity for any leases. No representation is made that the leases will prepay at that rate or at any other rate or that the interest payments on the Class B Notes and the Class C Notes will not be deferred.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to

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retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

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STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the Notes, then a financial organization investing in the Notes would be subject to Florida corporate income tax on a portion of its income at a current maximum rate of 5.50% and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the Offered Notes or the receipt of interest on the Offered Notes by a financial organization with no other Florida contacts. We encourage you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the Offered Notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the Issuing Entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are encouraged to consult their own tax advisors regarding the state and local tax treatment of the Issuing Entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

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CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the Offered Notes may be acquired by “employee benefit plans” as defined in Section 3(3) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, “plans” as defined in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, and entities or accounts deemed to hold “plan assets” of the foregoing (each of the foregoing, a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are, among other things, prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed in this prospectus and the fact that in the future, there may be no market to sell or otherwise dispose of the Offered Notes. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code; however, such plans may be subject to federal, state, local or other laws that are substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”). Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the Offered Notes shall also mean the acquisition, holding or disposition of a beneficial interest in such Notes.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under the United States Department of Labor regulation codified at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is characterized as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Offered Notes should not be treated as equity interests of the Issuing Entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of Offered Notes that the Offered Notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of Offered Notes for ERISA purposes could change if the Issuing Entity incurred losses. The risk of recharacterization is enhanced for Offered Notes that are subordinated to other classes of securities. A fiduciary of a Benefit Plan considering an investment in an Offered Note should consider whether, at the time of acquisition, such Offered Note will be characterized as indebtedness for purposes of the Regulation.

However, without regard to whether the Offered Notes are treated as equity interests in the Issuing Entity for purposes of the Regulation, the acquisition, holding or disposition of Offered Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Depositor, the Servicer, the underwriters, the Owner Trustee or the Indenture Trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and/or disposition of Offered Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire and hold such Offered Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides an exemption for certain transactions between Benefit Plans and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan or being affiliated with such service providers. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes, and prospective

178

purchasers that are Benefit Plans should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring an Offered Note (or a beneficial interest therein), each purchaser and transferee (and its fiduciary, as applicable) is deemed to represent and warrant that either (i) it is not and will not be acquiring and will not hold such Offered Note (or a beneficial interest therein) on behalf of, or with the assets of any Benefit Plan or any governmental, church or other plan or any other employee benefit plan or arrangement that is subject to Similar Law or (ii) its acquisition, holding and disposition of such Offered Note (or a beneficial interest therein) will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

The sale of the Offered Notes (or any interest therein) to a plan is not a representation by the Issuing Entity, the underwriters or any other party involved in the offering of the Offered Notes that such an investment by the plan meets all relevant legal requirements relating to investments by plans generally or by any particular plan or that such an investment by the plan is appropriate for plans generally or for any particular plan. A plan fiduciary considering the purchase of Offered Notes is encouraged to consult its legal advisors regarding the matters discussed above and other applicable legal requirements including, without limitation, whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

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UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement relating to the Notes, dated March •, 2026 among World Omni, the Depositor, and Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Securities Americas Inc., and TD Securities (USA) LLC, as representatives of the underwriters, the Depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the Notes described opposite its name below:

Underwriter	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes		Class B Notes		Class C Notes
Wells Fargo Securities, LLC	$	•	$	•	$	•	$	•	$	•	$	•
BofA Securities, Inc.	$	•	$	•	$	•	$	•	$	•	$	•
MUFG Securities Americas Inc.	$	•	$	•	$	•	$	•	$	•	$	•
TD Securities (USA) LLC	$	•	$	•	$	•	$	•	$	•	$	•
Comerica Securities, Inc.	$	•	$	•	$	•	$	•		-		-
PNC Capital Markets LLC.	$	•	$	•	$	•	$	•		-		-
Siebert Williams Shank & Co., LLC	$	•	$	•	$	•	$	•		-		-
Total		$143,000,000		$413,970,000		$413,970,000		$65,000,000		$63,170,000		$44,210,000

The Notes are offered by this prospectus and some or all of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. If retained, such Retained Notes may be sold, subject to certain limitations, from time to time to purchasers directly by the Depositor or one or more affiliates thereof or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or such affiliates or from the purchasers of such Retained Notes. If such Retained Notes are sold through underwriters, broker-dealers or agents, the Depositor or such affiliates will be responsible for underwriting discounts or commissions or agent’s commissions. Such Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Offered Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Offered Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession		Reallowance
Class A-1 Notes	•	%	•	%
Class A-2a Notes and Class A-2b Notes	•	%	•	%
Class A-3 Notes	•	%	•	%
Class A-4 Notes	•	%	•	%
Class B Notes	•	%	•	%
Class C Notes	•	%	•	%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the Offered Notes if any of such Notes are purchased.

The Notes are a new issue of securities with no established trading market. World Omni and the Depositor do not intend to apply for listing of the Notes on a national securities exchange. Certain of the underwriters have advised World Omni and the Depositor that they intend to act as market makers for the Offered Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Moreover, disruptions in the global financial markets due to wide-spread public health events and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Periods of illiquidity in the secondary market may adversely affect the market value of your Notes and your ability

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to locate a willing buyer. Accordingly, no assurance can be given that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your Notes.

In connection with the offering of the Offered Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the Offered Notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Offered Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

Due to the diverse nature of the business activities of the underwriters and their respective affiliates, the underwriters or their respective affiliates may from time to time have different economic interests in, and different views regarding, the future performance of the Reference Pool or securities that are backed by similar receivables. Subject to applicable law, including Securities Act Rule 192, which prohibits certain conflicts of interest transactions, the underwriters and their respective affiliates may be holding, buying, or selling interests in similar receivables or related derivatives (e.g., credit default swaps), not originating or limiting origination of similar receivables or taking long or short positions with respect to the securities backed by similar receivables. The interests of the underwriters and their respective affiliates may not be aligned with the interests of Noteholders, and such activities may cause or lead to potential conflicts of interests.

World Omni and the Depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni and its affiliates. We refer you to “Use of Proceeds” in this prospectus.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within one business day, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Notes more than one business day prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the Offered Notes.

As Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$	•	•	%
Aggregate Underwriting Discount	$	•	•	%
Aggregate Proceeds to Depositor	$	•	•	%
Additional Offering Expenses	$	•	•	%

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OFFERING RESTRICTIONS

European Economic Area

Each underwriter has (severally and not jointly) represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any EU retail investor in the European Economic Area (the “EEA”). For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

United Kingdom

Each underwriter has (severally and not jointly) represented, warranted and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated, in the United Kingdom (the “UK”), an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Notes in, from or otherwise involving the UK.

Each underwriter has also (severally and not jointly) represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any UK retail investor in the UK. For these purposes:

(a)	the expression “UK retail investor” means a person who:

(i)	is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or

(ii)	is not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (as amended); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to buy or subscribe for the Offered Notes.

The Class A-1 Notes have not been and will not be offered in the UK or to UK persons, and the underwriters will not accept proceeds of their initial sale of the Class A-1 Notes into an account located in the UK.

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FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the Issuing Entity or the Depositor in press releases and in oral and written statements made by or with the Issuing Entity’s or the Depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the Servicer, the Issuing Entity or the Depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates,” “target” or similar expressions. The Issuing Entity and the Depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in “Risk Factors” in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Issuing Entity or the Depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover page of this prospectus. Other than as required by applicable law, the Issuing Entity and the Depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

183

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni, the Initial Beneficiary, the Titling Trust, the Depositor, the Issuing Entity or the Servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “The Trustees of the Issuing Entity” in this prospectus, each of the Indenture Trustee and the Owner Trustee has represented to the Issuing Entity and the Depositor that as of the date of this prospectus, there are no pending legal proceedings, or any other such proceedings known to be contemplated by governmental authorities, involving the Indenture Trustee or Owner Trustee, respectively, that, individually or in the aggregate, would have a material adverse impact to holders of the Offered Notes.

184

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Issuing Entity “incorporates by reference” some information it files with the SEC, which means that the Issuing Entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Issuing Entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The Issuing Entity incorporates by reference the asset-level data and information included as exhibits to any Form ABS-EE filed or caused to be filed with the SEC by the Depositor with respect to the Issuing Entity by the date of the filing of this prospectus. The Issuing Entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Issuing Entity before the termination of the offering of the Notes (including any market-making transactions for the Notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the Depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the Issuing Entity is required to report under the Exchange Act, the aforementioned periodic reports with respect to the Issuing Entity will be available to you through our website at http://www.worldomni.com/asset_securities.html as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The Servicer Certificates to securityholders referenced throughout this prospectus will also be made available through such website. The contents of our website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the transaction documents related to the Issuing Entity will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200. The contents of the SEC’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

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LEGAL MATTERS

Some legal matters relating to the Offered Notes, including the legality opinion for the Offered Notes and certain U.S. federal income tax matters, will be passed upon for the Depositor and the Servicer by Mayer Brown LLP. Some legal matters relating to the Titling Trust and the Initial Beneficiary will also be passed upon by Mayer Brown LLP. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the Offered Notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

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INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus and the pages on which the definitions of those terms may be found.

100% Prepayment Assumption	102
2020 NDAA	45, 167
2021 NDAA	46, 167
2022 NDAA	46
ABS	102
Actual Pool	7
Additional Lease Charges	56
Adjusted Capitalized Cost	56
Administration Agreement	54
Administrative Agent	2
AIFM Regulations	36
ALG	56
ALG Residual Value	81
Asset Pools	67
Asset Representations Review Agreement	74
Asset Representations Reviewer	74
Asset-Level Data File	90
Automotive Lease Guide	56
Available Funds	131
Base Monthly Payments	56
Base Residual Value	81
Base Servicing Agreement	64
Benchmark	115
Benchmark Replacement	115
Benchmark Replacement Adjustment	115
Benchmark Replacement Conforming Changes	115
Benchmark Replacement Date	116
Benchmark Transition Event	116
Benefit Plan	9, 178
BNY Mellon	72
BNYM	72
Business Day	118
Certificateholders	77
Certificates	10
CFPB	41
Class A Notes	2
Class A-2 Notes	2
Clean-Up Call	4
Clearstream	3
CLO	33
Closed-End Collateral Agent	64
Closed-End Collateral Specified Interest	151
Closing Date	103
Code	9, 137, 170
Collateral	154
Collateral Agency Agreement	64
Collection Period	118
Compounded SOFR	114
Contract Residual Value	56
Controlled Group	50
Conversion Date	97
Corresponding Tenor	116
Customary Servicing Practices	125
Data Tape	90

Deal Agent	64
Defaulted Lease	81
Defaulted Payment Charge	61
Delaware Trustee	64
Delinquency Percentage	92
Delinquency Threshold Amount	97
Delinquency Trigger	92
Delinquent Lease	92
Dodd-Frank Act	40
DTC	3
Early Termination Charge	60
EBA	31
Eea	iv
EEA	182
EHRI	146
Eligible Account	124
Eligible Institution	124
Eligible Trust Account Institution	124
ERISA	9, 178
ESG	55
ESMA	31
EU	31
EU Affected Investors	31
EU CRR	31
EU Investor Due Diligence Requirements	31
EU PRIIPS Regulation	iv
EU Prospectus Regulation	iv, 182
EU Retail Investor	iv
EU Risk Retention Requirements	32
EU RTS	32
EU Securitisation Regulation	31
EU Securitisation Rules	31
EU Sole Purpose Principles	33
EU Sole Purpose Test	33
EU Transparency Requirements	32
EUWA	ii
Event of Default	5
Exchange Act	153
Exchange Note	1
Exchange Note Collected Amounts	77
Exchange Note Collection Account	123
Exchange Note Default	153
Exchange Note Redemption Date	130
Exchange Note Redemption Price	130
Exchange Note Sale Agreement	77
Exchange Note Servicer Default	128
Exchange Note Supplement	64
Exchange Note Transfer Agreement	77
FATCA	173
FCA	ii, 35
FDIC	44
FDIC Counsel	161
Financial Promotion Order	ii
Fitch	125

187

Five-State Area	1
Force Majeure	129
Foreign Account Tax Compliance Act	173
FRBNY	18
FRBNY’s Website	114
FSMA	ii, 35, 182
FTC	42
Indemnified Person	152
Indenture	113
Initial Beneficiary	64
Insolvency Laws	157
Investment Company Act	v
Investment Professionals	ii
Iran	27
IRS	170
ISDA Definitions	116
ISDA Fallback Adjustment	116
ISDA Fallback Rate	116
Issuing Entity	1
Issuing Entity Property	6
JC Report	33
JMFE	54
Joint Committee	33
Lease Charges	56
Lease Rate	56
Lemon Law	166
LIBOR	19
Liquidation Proceeds	62
LKE	62
LKE Disposition Proceeds	62
Loan Rule	177
MiFID II	182
MIFID II	iv
MRT	56
Nat’l Collegiate	42
NCSL Trust	42
Net LKE Disposition Proceeds	62
Non-U.S. Person	172
Noteholders	54
Noteholders’ First Priority Principal Distributable Amount	5
Noteholders’ Regular Principal Distributable Amount	5
Noteholders’ Second Priority Principal Distributable Amount	5
Noteholders’ Third Priority Principal Distributable Amount	5
Notes	2
NRSROs	52
Offered Notes	2
OID	171
OID Regulations	171
OLA	44
Open-End Collateral Specified Interest	151
Other Exchange Note	151
Other Reference Pool	151
Overcollateralization Amount	8
Owner Trustee	72
Payment Date	3
Payments Ahead	77
PBGC	47
PHEAA	43
PIMCO	43

Pledge and Security Agreement	76
POATRs	ii
PRA	35
PRASR	35
Principal Distribution Account	124
PTCE	178
Purchase Price	151
QI	62
Reference Pool	1
Reference Time	113
Regulation	178
Regulation RR	10
Relevant Governmental Body	117
Relevant Persons	ii
Relinquished Vehicles	62
Remaining Payments Charge	59
Replacement Vehicles	62
Required Reserve Account Balance	8
Reserve Account	8
Retained Interest	10
Retained Notes	2
Review Leases	93
Rule 193 Information	89
S&P	125
Sample	90
SCRA	45
SEC	41
SECN	35
Securitization Rate	81
Securitization Value	81
Servicer Certificate	111
Servicing Agreement	65
Servicing Supplement	65
Similar Law	9, 178
SOFR	18
SOFR Adjustment Conforming Changes	114
SOFR Adjustment Date	113
SOFR Determination Time	113
SOFR Rate	113
SSPE	32
Tax Cuts and Jobs Act	62
Terminated Unit	81
Third Circuit	42
Titling Trust	64
Titling Trust Administrator	64
Titling Trust Agreement	64
Titling Trust Certificates	66
Titling Trust Documents	64
Titling Trustee	64
Titling Trustee Agent	64
Transaction Parties	178
Transportation Act	51
Trust Accounts	123
Trust Agreement	70
Trust Collection Account	124
Trust Collection Account Shortfall Amount	130
TSRP	56
U.S. Bank	64, 72
U.S. Bank Trust	64, 72

188

U.S. Government Securities Business Day	114
U.S. Person	172
UCITS	31
UDAAP	41
UK	ii, 182
UK Affected Investors	36
UK CRR	36
UK Investor Due Diligence Requirements	35
UK PRIIPS Regulation	ii
UK Retail Investor	ii

UK Risk Retention Requirements	37
UK Securitisation Framework	35
UK Securitisation Regulations	35
UK Securitisation Rules	35
Unadjusted Benchmark Replacement	117
Unit	6
Units	6
Warehouse Facility Pool	151
World Omni	1

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Appendix A

STATIC POOL INFORMATION

This Appendix A sets forth in tabular and graphic format, static pool information regarding pools of leases and leased vehicles securitized by the Sponsor during the last five years. The characteristics of each securitized pool described above are based on the securitized pool as of the related cutoff date. There can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this securitized pool.

Characteristics of the Leases

The assets in each of World Omni’s securitized Reference Pools consisted of motor vehicle leases and the related leased vehicles generated in the ordinary course of business by World Omni in accordance with the underwriting procedures described under “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing” and “—Underwriting Standards” in this prospectus. As of the relevant Actual Cutoff Date, the Units in the securitized portfolios consisted of the characteristics provided below. For comparison purposes, the characteristics of the Units related to the Notes described in this prospectus as of the Actual Cutoff Date are provided immediately below. All lease balances are calculated using the ALG residual at the time of origination of the lease.

A-1

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2026-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	February 3, 2026
Number of Leases
Total Number of Leases Originated	40,005
Total Lease Balance
Initial Securitization Value	$1,263,335,705.59
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$31,579.45
Min Initial Securitization Value of Leases Originated	$12,304.61
Max Initial Securitization Value of Leases Originated	$94,073.06
Base Residual
Avg Base Residual at Origination	$23,552.51
Min Base Residual at Origination	$6,770.85
Max Base Residual at Origination	$55,610.00
Base Residual % MRT/TSRP
Base Residual at origination as % of lesser of MRT/TSRP	61.76%
Original Term
Weighted Average(1)	37.68
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	64.92
2 North Carolina	12.70
3 Georgia	8.69
4 South Carolina	6.83
5 Alabama	5.21

Top 5 vehicle models(5)%
1 Tacoma	27.03
2 Camry	17.83
3 RAV4	15.89
4 Corolla	13.80
5 Tundra	11.35
FICO® Score(2)
Weighted Average FICO® score(1)(3)(6)	741
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(6)	614-856

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 856 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 614. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.
(6)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

A-2

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2021-A
ORIGINAL PORTFOLIO CHARACTERISTICS*

Cutoff Date	June 8, 2021
Number of Leases
Total Number of Leases Originated	33,811
Total Lease Balance
Initial Securitization Value	$959,962,812.54
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$28,392.03
Min Initial Securitization Value of Leases Originated	$9,098.38
Max Initial Securitization Value of Leases Originated	$86,467.05
Base Residual
Avg Base Residual at Origination	$20,396.53
Min Base Residual at Origination	$5,626.00
Max Base Residual at Origination	$51,002.50
Base Residual % MRT/TSRP
Base Residual at origination as % of lesser of MRT/TSRP	61.05%
Original Term
Weighted Average(1)	37.51
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	65.86
2 North Carolina	14.67
3 South Carolina	7.30
4 Georgia	5.98
5 Alabama	4.46

Top 5 vehicle models(5)%
1 Tacoma	21.57
2 Highlander	15.62
3 RAV4	15.56
4 Camry	13.28
5 Corolla	10.07
FICO® Score(2)
Weighted Average FICO® score(1)(3)(6)	743
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(6)	625-858

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 858 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 625. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.
(6)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.
*	The World Omni Automobile Lease Securitization Trust 2021-A transaction was paid-off in March 2024.

A-3

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2021-A
BALANCE, PREPAYMENT AND DELINQUENCIES(2)

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61-90 Days ($)	Past Due 91-120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%)
Jul-21	$929,387,925	0.71%	$3,164,389	$620,070	$0	$0	0.07%
Aug-21	$910,352,670	1.03%	$2,970,441	$1,024,960	$138,546	$0	0.13%
Sep-21	$889,482,258	0.67%	$3,666,865	$477,445	$158,028	$0	0.07%
Oct-21	$868,877,010	0.86%	$3,967,091	$729,621	$94,315	$0	0.09%
Nov-21	$847,581,730	1.08%	$4,151,359	$1,224,871	$85,505	$0	0.15%
Dec-21	$825,465,722	1.14%	$4,593,681	$1,080,767	$247,969	$0	0.16%
Jan-22	$805,847,972	1.02%	$3,797,605	$1,333,752	$342,188	$0	0.21%
Feb-22	$786,828,096	0.99%	$4,625,914	$1,008,537	$302,727	$0	0.17%
Mar-22	$764,000,102	1.25%	$3,586,879	$951,045	$17,780	$0	0.13%
Apr-22	$743,711,737	1.06%	$4,057,429	$742,835	$237,239	$0	0.13%
May-22	$725,164,725	0.92%	$2,911,978	$1,164,561	$132,251	$0	0.18%
Jun-22	$706,075,332	1.03%	$3,696,102	$808,506	$252,116	$0	0.15%
Jul-22	$687,766,153	1.10%	$4,599,406	$924,510	$253,759	$0	0.17%
Aug-22	$668,204,457	1.23%	$3,587,866	$1,277,562	$108,911	$0	0.21%
Sep-22	$650,414,312	1.11%	$3,998,285	$953,829	$185,715	$0	0.18%
Oct-22	$633,730,546	1.06%	$4,284,133	$1,284,185	$187,315	$0	0.23%
Nov-22	$616,514,129	1.14%	$4,348,987	$1,341,987	$144,523	$0	0.24%
Dec-22	$599,078,519	1.03%	$4,599,625	$971,489	$73,637	$0	0.17%
Jan-23	$580,647,800	1.11%	$5,466,247	$1,350,188	$214,038	$0	0.27%
Feb-23	$561,842,824	1.11%	$5,783,205	$1,410,650	$161,928	$0	0.28%
Mar-23	$538,186,264	1.51%	$4,060,350	$866,946	$80,298	$0	0.18%
Apr-23	$516,368,963	1.42%	$4,958,792	$1,024,009	$90,351	$0	0.22%
May-23	$488,251,118	1.75%	$4,517,604	$757,550	$181,069	$0	0.19%
Jun-23	$458,420,172	1.85%	$3,967,732	$1,142,458	$52,005	$0	0.26%
Jul-23	$429,303,300	1.86%	$4,618,425	$714,180	$281,229	$0	0.23%
Aug-23	$386,341,861	2.20%	$3,689,394	$1,315,590	$89,635	$0	0.36%
Sep-23	$344,379,964	1.71%	$4,512,801	$1,164,005	$220,520	$0	0.40%
Oct-23	$294,720,904	1.42%	$4,136,295	$785,522	$223,164	$0	0.34%
Nov-23	$251,317,300	0.91%	$3,856,730	$1,125,530	$137,496	$0	0.50%
Dec-23	$209,495,028	0.00%	$3,376,587	$1,039,542	$193,581	$0	0.59%
Jan-24	$163,328,460	0.70%	$3,081,232	$989,306	$327,550	$0	0.81%
Feb-24	$124,433,684	1.77%	$2,171,294	$972,665	$103,036	$0	0.86%

(1)	World Omni considers a payment to be past due or delinquent when a lessee owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. All of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies will be determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.
(2)	As of end-of-month.
(3)	For purposes of this table, prepayment speed has a 0.00% floor.

A-4

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2021-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Jul-21	$959,962,813	$(7,323)	(0.00)%	$(3,544)	(0.00)%
Aug-21	$959,962,813	$53,055	0.01%	$(20,661)	(0.00)%
Sep-21	$959,962,813	$152,278	0.02%	$(97,900)	(0.01)%
Oct-21	$959,962,813	$245,759	0.03%	$(202,586)	(0.02)%
Nov-21	$959,962,813	$353,399	0.04%	$(280,994)	(0.03)%
Dec-21	$959,962,813	$500,617	0.05%	$(351,287)	(0.04)%
Jan-22	$959,962,813	$683,602	0.07%	$(387,022)	(0.04)%
Feb-22	$959,962,813	$1,024,463	0.11%	$(421,256)	(0.04)%
Mar-22	$959,962,813	$1,255,270	0.13%	$(457,996)	(0.05)%
Apr-22	$959,962,813	$1,245,595	0.13%	$(499,595)	(0.05)%
May-22	$959,962,813	$1,177,473	0.12%	$(537,842)	(0.06)%
Jun-22	$959,962,813	$1,304,081	0.14%	$(599,574)	(0.06)%
Jul-22	$959,962,813	$1,558,736	0.16%	$(596,877)	(0.06)%
Aug-22	$959,962,813	$1,808,102	0.19%	$(594,702)	(0.06)%
Sep-22	$959,962,813	$2,131,007	0.22%	$(606,520)	(0.06)%
Oct-22	$959,962,813	$2,334,840	0.24%	$(607,032)	(0.06)%
Nov-22	$959,962,813	$2,499,103	0.26%	$(612,732)	(0.06)%
Dec-22	$959,962,813	$2,691,004	0.28%	$(615,875)	(0.06)%
Jan-23	$959,962,813	$2,679,033	0.28%	$(618,449)	(0.06)%
Feb-23	$959,962,813	$2,792,890	0.29%	$(643,736)	(0.07)%
Mar-23	$959,962,813	$2,807,019	0.29%	$(643,175)	(0.07)%
Apr-23	$959,962,813	$2,730,413	0.28%	$(670,809)	(0.07)%
May-23	$959,962,813	$2,862,447	0.30%	$(684,881)	(0.07)%
Jun-23	$959,962,813	$3,057,054	0.32%	$(752,668)	(0.08)%
Jul-23	$959,962,813	$3,088,594	0.32%	$(755,234)	(0.08)%
Aug-23	$959,962,813	$3,191,006	0.33%	$(817,717)	(0.09)%
Sep-23	$959,962,813	$3,211,893	0.33%	$(828,489)	(0.09)%
Oct-23	$959,962,813	$3,347,764	0.35%	$(865,362)	(0.09)%
Nov-23	$959,962,813	$3,375,350	0.35%	$(929,631)	(0.10)%
Dec-23	$959,962,813	$3,425,173	0.36%	$(1,002,527)	(0.10)%
Jan-24	$959,962,813	$3,556,713	0.37%	$(1,155,067)	(0.12)%
Feb-24	$959,962,813	$3,660,096	0.38%	$(1,624,085)	(0.17)%

(1)	Cumulative Net Credit Losses/(Gains) are equal to the aggregate Securitization Value of all Units charged-off, less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.
(2)	Cumulative Net Residual Losses/(Gains) are equal to the aggregate Securitization Value of Terminated Units (excluding Defaulted Leases and payoffs), less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.

A-5

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2022-A
ORIGINAL PORTFOLIO CHARACTERISTICS*

Cutoff Date	March 16, 2022
Number of Leases
Total Number of Leases Originated	35,837
Total Lease Balance
Initial Securitization Value	$964,455,937.10
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$26,912.30
Min Initial Securitization Value of Leases Originated	$10,937.93
Max Initial Securitization Value of Leases Originated	$78,759.78
Base Residual
Avg Base Residual at Origination	$20,386.47
Min Base Residual at Origination	$7,580.43
Max Base Residual at Origination	$52,316.00
Base Residual % MRT/TSRP
Base Residual at origination as % of lesser of MRT/TSRP	60.84%
Original Term
Weighted Average(1)	36.75
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	66.75
2 North Carolina	14.95
3 South Carolina	6.65
4 Georgia	6.21
5 Alabama	3.75

Top 5 vehicle models(5)%
1 Tacoma	20.16
2 Highlander	19.54
3 RAV4	15.72
4 Camry	14.90
5 Corolla	9.80
FICO® Score(2)
Weighted Average FICO® score(1)(3)(6)	745
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(6)	629-857

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 857 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 629. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.
(6)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.
*	The World Omni Automobile Lease Securitization Trust 2022-A transaction was paid-off in September 2024.

A-6

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2022-A
BALANCE, PREPAYMENT AND DELINQUENCIES(2)

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61-90 Days ($)	Past Due 91-120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%)
Apr-22	$938,816,450	0.49%	$2,557,120	$316,783	$0	$0	0.03%
May-22	$920,575,276	0.94%	$3,298,893	$389,816	$181,260	$0	0.06%
Jun-22	$901,505,445	1.00%	$3,073,664	$748,598	$46,290	$0	0.09%
Jul-22	$882,346,510	1.02%	$3,980,708	$921,855	$173,928	$0	0.12%
Aug-22	$860,343,143	1.25%	$3,867,894	$980,632	$172,680	$0	0.13%
Sep-22	$841,020,327	1.04%	$4,220,087	$797,801	$99,144	$0	0.11%
Oct-22	$824,296,860	0.80%	$4,679,025	$1,168,666	$191,097	$0	0.16%
Nov-22	$806,942,630	0.93%	$4,877,154	$1,457,365	$97,316	$0	0.19%
Dec-22	$790,359,611	0.90%	$5,492,602	$944,632	$531,412	$0	0.19%
Jan-23	$772,622,967	0.99%	$4,667,427	$1,748,271	$268,227	$0	0.26%
Feb-23	$755,508,904	0.97%	$4,678,981	$1,395,595	$125,581	$0	0.20%
Mar-23	$734,728,452	1.26%	$4,240,970	$1,043,873	$147,324	$0	0.16%
Apr-23	$715,857,801	1.14%	$5,221,928	$1,088,277	$151,894	$0	0.17%
May-23	$691,322,366	1.53%	$5,593,083	$1,113,548	$288,031	$0	0.20%
Jun-23	$664,729,555	1.66%	$5,263,366	$1,510,978	$80,196	$0	0.24%
Jul-23	$641,006,366	1.52%	$5,529,605	$1,249,808	$462,881	$0	0.27%
Aug-23	$611,562,041	1.16%	$4,669,208	$1,333,434	$299,463	$0	0.27%
Sep-23	$580,908,290	0.62%	$5,486,366	$1,148,766	$130,847	$0	0.22%
Oct-23	$545,762,491	1.04%	$5,445,408	$1,109,877	$423,128	$0	0.28%
Nov-23	$513,557,702	0.60%	$5,750,811	$1,462,500	$214,540	$0	0.33%
Dec-23	$482,043,039	0.47%	$5,622,550	$1,721,217	$433,737	$0	0.45%
Jan-24	$444,454,562	1.66%	$4,222,150	$1,823,549	$499,720	$0	0.52%
Feb-24	$406,666,237	1.61%	$4,525,188	$1,087,311	$309,295	$0	0.34%
Mar-24	$363,874,519	1.76%	$4,159,355	$1,247,723	$216,578	$0	0.40%
Apr-24	$314,214,622	1.48%	$3,678,974	$1,112,402	$337,298	$0	0.46%
May-24	$263,627,483	0.83%	$3,382,831	$1,128,098	$306,840	$0	0.54%
Jun-24	$223,390,380	0.00%	$3,610,830	$1,103,867	$315,219	$0	0.64%
Jul-24	$178,578,841	0.00%	$3,335,745	$752,910	$297,498	$0	0.59%
Aug-24	$138,622,877	0.00%	$2,769,290	$1,076,034	$290,984	$0	0.99%

(1)	World Omni considers a payment to be past due or delinquent when a lessee owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. All of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies will be determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.
(2)	As of end-of-month.
(3)	For purposes of this table, prepayment speed has a 0.00% floor.

A-7

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2022-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Apr-22	$964,455,937	$(10,841)	0.00%	$(7,260)	0.00%
May-22	$964,455,937	$10,018	0.00%	$(9,009)	0.00%
Jun-22	$964,455,937	$162,827	0.02%	$(24,241)	0.00%
Jul-22	$964,455,937	$257,055	0.03%	$(59,234)	(0.01)%
Aug-22	$964,455,937	$592,853	0.06%	$(58,446)	(0.01)%
Sep-22	$964,455,937	$846,407	0.09%	$(97,559)	(0.01)%
Oct-22	$964,455,937	$986,200	0.10%	$(120,942)	(0.01)%
Nov-22	$964,455,937	$1,222,736	0.13%	$(126,300)	(0.01)%
Dec-22	$964,455,937	$1,221,732	0.13%	$(136,880)	(0.01)%
Jan-23	$964,455,937	$1,740,294	0.18%	$(145,758)	(0.02)%
Feb-23	$964,455,937	$1,871,325	0.19%	$(146,572)	(0.02)%
Mar-23	$964,455,937	$1,777,617	0.18%	$(164,763)	(0.02)%
Apr-23	$964,455,937	$1,833,856	0.19%	$(162,972)	(0.02)%
May-23	$964,455,937	$1,714,312	0.18%	$(249,264)	(0.03)%
Jun-23	$964,455,937	$1,868,100	0.19%	$(260,123)	(0.03)%
Jul-23	$964,455,937	$2,111,406	0.22%	$(281,190)	(0.03)%
Aug-23	$964,455,937	$2,217,793	0.23%	$(286,983)	(0.03)%
Sep-23	$964,455,937	$2,392,118	0.25%	$(299,843)	(0.03)%
Oct-23	$964,455,937	$2,386,151	0.25%	$(298,432)	(0.03)%
Nov-23	$964,455,937	$2,602,557	0.27%	$(389,720)	(0.04)%
Dec-23	$964,455,937	$2,754,183	0.29%	$(400,332)	(0.04)%
Jan-24	$964,455,937	$2,978,187	0.31%	$(453,556)	(0.05)%
Feb-24	$964,455,937	$3,260,566	0.34%	$(741,235)	(0.08)%
Mar-24	$964,455,937	$3,373,085	0.35%	$(1,017,160)	(0.11)%
Apr-24	$964,455,937	$3,458,088	0.36%	$(1,376,696)	(0.14)%
May-24	$964,455,937	$3,634,186	0.38%	$(1,657,917)	(0.17)%
Jun-24	$964,455,937	$3,887,291	0.40%	$(1,970,592)	(0.20)%
Jul-24	$964,455,937	$3,718,583	0.39%	$(2,403,351)	(0.25)%
Aug-24	$964,455,937	$3,840,720	0.40%	$(3,106,118)	(0.32)%

(1)	Cumulative Net Credit Losses/(Gains) are equal to the aggregate Securitization Value of all Units charged-off, less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.
(2)	Cumulative Net Residual Losses/(Gains) are equal to the aggregate Securitization Value of Terminated Units (excluding Defaulted Leases and payoffs), less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.

A-8

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2023-A
ORIGINAL PORTFOLIO CHARACTERISTICS*

Cutoff Date	April 10, 2023
Number of Leases
Total Number of Leases Originated	33,429
Total Lease Balance
Initial Securitization Value	$935,437,335.99
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$27,982.81
Min Initial Securitization Value of Leases Originated	$7,936.68
Max Initial Securitization Value of Leases Originated	$81,799.48
Base Residual
Avg Base Residual at Origination	$21,393.09
Min Base Residual at Origination	$7,106.40
Max Base Residual at Origination	$49,429.90
Base Residual % MRT/TSRP
Base Residual at origination as % of lesser of MRT/TSRP	60.58%
Original Term
Weighted Average(1)	38.84
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	63.31
2 North Carolina	15.89
3 South Carolina	8.22
4 Georgia	6.50
5 Alabama	4.07

Top 5 vehicle models(5)%
1 Tacoma	20.95
2 Highlander	18.17
3 RAV4	16.24
4 Camry	12.04
5 Tundra	11.11
FICO® Score(2)
Weighted Average FICO® score(1)(3)(6)	749
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(6)	632-857

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 857 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 632. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.
(6)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.
*	The World Omni Automobile Lease Securitization Trust 2023-A transaction was paid-off in December 2025.

A-9

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2023-A
BALANCE, PREPAYMENT AND DELINQUENCIES(2)

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61-90 Days ($)	Past Due 91-120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%)
May-23	$909,342,777	0.96%	$4,719,993	$802,895	$0	$0	0.09%
Jun-23	$892,890,078	0.95%	$4,880,656	$1,049,000	$284,583	$0	0.15%
Jul-23	$877,546,652	0.86%	$5,027,814	$738,886	$469,754	$0	0.14%
Aug-23	$859,876,822	1.01%	$5,289,099	$1,699,838	$365,687	$0	0.24%
Sep-23	$843,652,096	0.90%	$5,632,271	$1,542,341	$267,681	$0	0.21%
Oct-23	$825,999,289	1.03%	$6,460,627	$1,230,746	$251,832	$0	0.18%
Nov-23	$808,997,031	0.96%	$6,486,314	$1,438,415	$174,689	$0	0.20%
Dec-23	$793,181,164	0.87%	$7,946,698	$1,572,017	$406,008	$0	0.25%
Jan-24	$773,182,328	1.24%	$6,321,261	$2,068,633	$331,625	$0	0.31%
Feb-24	$753,533,283	1.25%	$6,605,323	$1,828,377	$322,320	$0	0.29%
Mar-24	$731,434,275	1.43%	$6,624,978	$1,746,110	$305,773	$0	0.28%
Apr-24	$705,685,420	1.67%	$6,310,042	$1,769,131	$312,488	$0	0.29%
May-24	$676,645,480	1.57%	$6,297,991	$1,176,656	$486,904	$0	0.25%
Jun-24	$652,185,187	0.84%	$8,062,209	$1,748,335	$321,249	$0	0.32%
Jul-24	$624,454,950	0.98%	$7,634,488	$1,801,440	$433,954	$0	0.36%
Aug-24	$596,130,107	1.12%	$6,839,745	$2,513,098	$395,765	$0	0.49%
Sep-24	$569,387,977	1.22%	$6,870,299	$1,944,723	$421,587	$0	0.42%
Oct-24	$543,383,367	1.54%	$7,094,659	$1,985,864	$546,339	$0	0.47%
Nov-24	$517,569,889	1.79%	$6,912,050	$1,921,348	$175,892	$0	0.41%
Dec-24	$485,738,440	2.02%	$6,433,120	$1,935,765	$373,063	$0	0.48%
Jan-25	$449,696,315	1.75%	$5,299,257	$1,601,281	$394,192	$0	0.44%
Feb-25	$415,730,495	0.85%	$5,562,531	$1,614,317	$264,708	$0	0.45%
Mar-25	$378,360,580	1.36%	$5,296,462	$1,248,402	$168,220	$0	0.37%
Apr-25	$339,449,274	1.57%	$4,103,389	$1,215,003	$193,845	$0	0.42%
May-25	$306,139,821	1.45%	$4,111,577	$951,478	$174,818	$0	0.37%
Jun-25	$275,853,918	1.39%	$3,889,577	$1,079,982	$184,123	$0	0.46%
Jul-25	$246,618,649	1.50%	$3,638,548	$882,301	$112,538	$0	0.40%
Aug-25	$218,510,582	1.63%	$2,667,747	$1,595,516	$104,534	$0	0.78%
Sep-25	$193,815,289	1.42%	$3,056,877	$986,774	$374,975	$0	0.70%
Oct-25	$167,536,481	1.71%	$2,902,258	$865,265	$138,251	$0	0.60%
Nov-25	$148,521,733	0.87%	$2,980,338	$1,179,977	$215,476	$0	0.94%

(1)	World Omni considers a payment to be past due or delinquent when a lessee owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. All of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies will be determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.
(2)	As of end-of-month.
(3)	For purposes of this table, prepayment speed has a 0.00% floor.

A-10

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2023-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
May-23	$935,437,336	$25,132	0.00%	$0	0.00%
Jun-23	$935,437,336	$21,827	0.00%	$1,582	0.00%
Jul-23	$935,437,336	$231,746	0.02%	$(10,835)	0.00%
Aug-23	$935,437,336	$832,024	0.09%	$(49,306)	(0.01)%
Sep-23	$935,437,336	$1,136,483	0.12%	$(31,323)	0.00%
Oct-23	$935,437,336	$1,196,530	0.13%	$13,735	0.00%
Nov-23	$935,437,336	$1,683,243	0.18%	$(17,718)	0.00%
Dec-23	$935,437,336	$1,946,002	0.21%	$(32,949)	0.00%
Jan-24	$935,437,336	$2,182,780	0.23%	$(80,203)	(0.01)%
Feb-24	$935,437,336	$2,449,704	0.26%	$(84,666)	(0.01)%
Mar-24	$935,437,336	$2,848,603	0.30%	$(147,868)	(0.02)%
Apr-24	$935,437,336	$3,164,499	0.34%	$(220,983)	(0.02)%
May-24	$935,437,336	$3,425,485	0.37%	$(275,181)	(0.03)%
Jun-24	$935,437,336	$3,566,288	0.38%	$(364,773)	(0.04)%
Jul-24	$935,437,336	$3,709,040	0.40%	$(472,030)	(0.05)%
Aug-24	$935,437,336	$4,110,530	0.44%	$(656,508)	(0.07)%
Sep-24	$935,437,336	$4,583,429	0.49%	$(721,969)	(0.08)%
Oct-24	$935,437,336	$4,782,727	0.51%	$(848,656)	(0.09)%
Nov-24	$935,437,336	$5,074,535	0.54%	$(861,638)	(0.09)%
Dec-24	$935,437,336	$5,457,120	0.58%	$(895,486)	(0.10)%
Jan-25	$935,437,336	$5,576,997	0.60%	$(958,504)	(0.10)%
Feb-25	$935,437,336	$5,734,572	0.61%	$(1,129,751)	(0.12)%
Mar-25	$935,437,336	$5,802,934	0.62%	$(1,262,294)	(0.13)%
Apr-25	$935,437,336	$5,658,762	0.60%	$(1,443,897)	(0.15)%
May-25	$935,437,336	$5,704,187	0.61%	$(1,592,553)	(0.17)%
Jun-25	$935,437,336	$5,777,276	0.62%	$(1,796,680)	(0.19)%
Jul-25	$935,437,336	$5,727,807	0.61%	$(1,900,813)	(0.20)%
Aug-25	$935,437,336	$5,650,475	0.60%	$(2,028,752)	(0.22)%
Sep-25	$935,437,336	$5,801,735	0.62%	$(2,166,166)	(0.23)%
Oct-25	$935,437,336	$5,936,781	0.63%	$(2,245,038)	(0.24)%
Nov-25	$935,437,336	$5,888,513	0.63%	$(2,338,789)	(0.25)%

(1)	Cumulative Net Credit Losses/(Gains) are equal to the aggregate Securitization Value of all Units charged-off, less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.
(2)	Cumulative Net Residual Losses/(Gains) are equal to the aggregate Securitization Value of Terminated Units (excluding Defaulted Leases and payoffs), less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.

A-11

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2024-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	March 7, 2024
Number of Leases
Total Number of Leases Originated	31,701
Total Lease Balance
Initial Securitization Value	$991,177,615.06
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$31,266.45
Min Initial Securitization Value of Leases Originated	$11,803.95
Max Initial Securitization Value of Leases Originated	$92,252.62
Base Residual
Avg Base Residual at Origination	$22,642.94
Min Base Residual at Origination	$9,947.62
Max Base Residual at Origination	$58,018.40
Base Residual % MRT/TSRP
Base Residual at origination as % of lesser of MRT/TSRP	59.35%
Original Term
Weighted Average(1)	38.32
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	62.45
2 North Carolina	15.69
3 Georgia	7.72
4 South Carolina	7.65
5 Alabama	5.00

Top 5 vehicle models(5)%
1 Tundra	17.67
2 Tacoma	16.01
3 RAV4	15.80
4 Corolla	13.97
5 Camry	10.80
FICO® Score(2)
Weighted Average FICO® score(1)(3)(6)	747
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(6)	625-858

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 858 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 625. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.
(6)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

A-12

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2024-A
BALANCE, PREPAYMENT AND DELINQUENCIES(2)

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61-90 Days ($)	Past Due 91-120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%)
Apr-24	$965,722,144	0.64%	$5,031,360	$833,401	$0	$0	0.09%
May-24	$949,517,708	0.32%	$7,124,928	$1,163,653	$324,909	$0	0.16%
Jun-24	$934,233,237	0.19%	$8,854,666	$1,682,247	$337,168	$0	0.22%
Jul-24	$917,133,711	0.10%	$7,744,360	$1,680,711	$469,001	$0	0.23%
Aug-24	$899,135,668	0.13%	$7,018,532	$2,676,545	$444,979	$0	0.35%
Sep-24	$882,563,545	0.00%	$9,245,432	$1,807,279	$603,006	$0	0.27%
Oct-24	$864,211,535	0.25%	$8,963,421	$2,478,173	$511,275	$0	0.35%
Nov-24	$846,398,993	0.17%	$9,164,923	$2,520,494	$465,622	$0	0.35%
Dec-24	$829,288,889	0.06%	$9,326,895	$2,341,954	$595,066	$0	0.35%
Jan-25	$810,976,836	0.16%	$8,249,302	$2,520,682	$371,213	$0	0.36%
Feb-25	$793,464,239	0.06%	$8,270,682	$1,962,066	$157,788	$0	0.27%
Mar-25	$775,440,946	0.10%	$8,504,511	$1,434,729	$186,342	$0	0.21%
Apr-25	$752,720,597	0.65%	$8,456,091	$1,803,923	$429,116	$0	0.30%
May-25	$729,630,790	0.67%	$8,409,169	$1,751,958	$234,765	$0	0.27%
Jun-25	$707,378,627	0.64%	$9,143,820	$2,071,522	$409,739	$0	0.35%
Jul-25	$683,562,409	0.83%	$8,433,623	$2,199,900	$341,896	$0	0.37%
Aug-25	$661,656,530	0.67%	$8,880,564	$2,366,775	$250,421	$0	0.40%
Sep-25	$639,038,885	0.77%	$8,394,462	$2,399,314	$430,926	$0	0.44%
Oct-25	$613,578,191	1.07%	$7,969,093	$2,086,750	$437,636	$0	0.41%
Nov-25	$593,044,441	0.54%	$9,065,898	$3,019,705	$400,715	$0	0.58%
Dec-25	$567,759,105	0.82%	$7,904,193	$2,790,792	$854,785	$0	0.64%
Jan-26	$540,796,322	1.02%	$7,348,191	$2,613,294	$626,109	$0	0.60%

(1)	World Omni considers a payment to be past due or delinquent when a lessee owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. All of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies will be determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.
(2)	As of end-of-month.
(3)	For purposes of this table, prepayment speed has a 0.00% floor.

A-13

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2024-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Apr-24	$991,177,615	$30,088	0.00%	$(4,132)	0.00%
May-24	$991,177,615	$91,791	0.01%	$(12,047)	0.00%
Jun-24	$991,177,615	$322,638	0.03%	$(8,481)	0.00%
Jul-24	$991,177,615	$679,102	0.07%	$(45,203)	0.00%
Aug-24	$991,177,615	$979,874	0.10%	$(30,592)	0.00%
Sep-24	$991,177,615	$1,514,925	0.15%	$(44,342)	0.00%
Oct-24	$991,177,615	$2,117,761	0.21%	$(72,533)	(0.01)%
Nov-24	$991,177,615	$2,656,821	0.27%	$(54,236)	(0.01)%
Dec-24	$991,177,615	$3,013,900	0.30%	$(56,742)	(0.01)%
Jan-25	$991,177,615	$3,527,115	0.36%	$(83,313)	(0.01)%
Feb-25	$991,177,615	$3,662,000	0.37%	$(114,496)	(0.01)%
Mar-25	$991,177,615	$3,894,002	0.39%	$(138,574)	(0.01)%
Apr-25	$991,177,615	$3,912,944	0.39%	$(105,021)	(0.01)%
May-25	$991,177,615	$4,362,723	0.44%	$(139,734)	(0.01)%
Jun-25	$991,177,615	$4,525,025	0.46%	$(203,005)	(0.02)%
Jul-25	$991,177,615	$4,764,733	0.48%	$(222,404)	(0.02)%
Aug-25	$991,177,615	$4,975,166	0.50%	$(274,627)	(0.03)%
Sep-25	$991,177,615	$5,211,444	0.53%	$(321,437)	(0.03)%
Oct-25	$991,177,615	$5,564,210	0.56%	$(328,244)	(0.03)%
Nov-25	$991,177,615	$5,840,141	0.59%	$(393,852)	(0.04)%
Dec-25	$991,177,615	$6,338,698	0.64%	$(461,268)	(0.05)%
Jan-26	$991,177,615	$6,680,160	0.67%	$(684,421)	(0.07)%

(1)	Cumulative Net Credit Losses/(Gains) are equal to the aggregate Securitization Value of all Units charged-off, less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.
(2)	Cumulative Net Residual Losses/(Gains) are equal to the aggregate Securitization Value of Terminated Units (excluding Defaulted Leases and payoffs), less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2025-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	January 29, 2025
Number of Leases
Total Number of Leases Originated	32,103
Total Lease Balance
Initial Securitization Value	$1,038,452,746.82
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$32,347.53
Min Initial Securitization Value of Leases Originated	$11,536.94
Max Initial Securitization Value of Leases Originated	$98,498.24
Base Residual
Avg Base Residual at Origination	$23,465.19
Min Base Residual at Origination	$7,580.43
Max Base Residual at Origination	$50,141.40
Base Residual % MRT/TSRP
Base Residual at origination as % of lesser of MRT/TSRP	59.00%
Original Term
Weighted Average(1)	37.36
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	63.03
2 North Carolina	14.56
3 Georgia	7.94
4 South Carolina	7.49
5 Alabama	5.43

Top 5 vehicle models(5)%
1 Tundra	22.49
2 RAV4	16.20
3 Corolla	14.38
4 Tacoma	12.93
5 Camry	12.10

FICO® Score(2)
Weighted Average FICO® score(1)(3)(6)	742
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(6)	620-856

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 856 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 620. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.
(6)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2025-A
BALANCE, PREPAYMENT AND DELINQUENCIES(2)

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61-90 Days ($)	Past Due 91-120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%)
Mar-25	$1,004,433,287	0.91%	$6,099,781	$933,353	$0	$0	0.09%
Apr-25	$984,579,775	0.49%	$6,771,615	$1,220,740	$157,467	$0	0.14%
May-25	$963,846,022	0.54%	$8,346,233	$1,527,419	$406,612	$0	0.20%
Jun-25	$943,281,714	0.00%	$8,916,678	$2,594,279	$409,146	$0	0.32%
Jul-25	$921,097,301	0.39%	$9,585,384	$2,033,075	$700,758	$0	0.30%
Aug-25	$900,046,347	0.34%	$8,867,390	$4,169,698	$637,145	$0	0.53%
Sep-25	$878,566,976	0.40%	$9,994,748	$2,617,426	$925,799	$0	0.40%
Oct-25	$855,532,031	0.52%	$10,238,794	$2,358,544	$808,056	$0	0.37%
Nov-25	$837,831,096	0.00%	$12,017,366	$2,791,913	$336,471	$0	0.37%
Dec-25	$816,410,327	0.27%	$11,517,996	$2,612,450	$1,149,784	$0	0.46%
Jan-26	$795,768,990	0.17%	$9,969,698	$4,596,499	$930,295	$0	0.69%

(1)	World Omni considers a payment to be past due or delinquent when a lessee owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. All of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that a lessee must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies will be determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.
(2)	As of end-of-month.
(3)	For purposes of this table, prepayment speed has a 0.00% floor.

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2025-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Mar-25	$1,038,452,747	$212,159	0.02%	$24,697	0.00%
Apr-25	$1,038,452,747	$427,981	0.04%	$17,240	0.00%
May-25	$1,038,452,747	$715,914	0.07%	$(15,232)	0.00%
Jun-25	$1,038,452,747	$1,194,354	0.12%	$(30,583)	0.00%
Jul-25	$1,038,452,747	$2,052,112	0.20%	$(12,181)	0.00%
Aug-25	$1,038,452,747	$2,904,483	0.28%	$21,281	0.00%
Sep-25	$1,038,452,747	$3,663,797	0.35%	$8,703	0.00%
Oct-25	$1,038,452,747	$4,361,119	0.42%	$8,074	0.00%
Nov-25	$1,038,452,747	$5,065,989	0.49%	$14,936	0.00%
Dec-25	$1,038,452,747	$5,638,206	0.54%	$20,873	0.00%
Jan-26	$1,038,452,747	$6,302,849	0.61%	$(21,888)	0.00%

(1)	Cumulative Net Credit Losses/(Gains) are equal to the aggregate Securitization Value of all Units charged-off, less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.
(2)	Cumulative Net Residual Losses/(Gains) are equal to the aggregate Securitization Value of Terminated Units (excluding Defaulted Leases and payoffs), less sale proceeds and recoveries received by the Servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the Servicer on such Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith.

Delinquency Information. The graph below shows delinquency information for World Omni’s prior securitized pools of leases for all transactions issued during the five years preceding the date of this prospectus.

Prepayment Speed Information. The graph below shows prepayment speed information for World Omni’s prior securitized pools of leases for all transactions issued during the five years preceding the date of this prospectus.

(1) For purposes of this graph, prepayment speed has a 0.00% floor.

Cumulative Net Credit Loss/(Gain) Information. The graph below shows cumulative net credit loss/(gain) information for World Omni’s prior securitized pools of leases for all transactions issued during the five years preceding the date of this prospectus.

Cumulative Net Residual Loss/(Gain) Information. The graph below shows cumulative net residual loss/(gain) information for World Omni’s prior securitized pools of leases for all transactions issued during the five years preceding the date of this prospectus.

Appendix B

ASSUMED CASH FLOWS

The cash flow table below shows the reduction in the Securitization Value of the Reference Pool and the payments that will be received each Collection Period on the Reference Pool assuming (i) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (ii) each leased vehicle is returned and sold for an amount equal to the base residual value in the month after the month in which the final base monthly payment is due.

End of Collection Period	Securitization Value	Base Monthly Payments	Base Monthly Residual Payment
Cutoff Date	$1,263,335,705.59
March 2026	$1,244,293,442.45	$40,073,280.02	$0.00
April 2026	$1,234,448,445.84	$20,236,149.08	$0.00
May 2026	$1,220,788,751.56	$20,163,202.12	$3,772,861.23
June 2026	$1,206,902,189.71	$20,087,169.73	$3,959,029.12
July 2026	$1,190,626,996.52	$19,963,391.23	$6,334,835.89
August 2026	$1,173,587,838.41	$19,822,717.71	$7,096,513.98
September 2026	$1,158,085,942.98	$19,705,920.72	$5,545,829.64
October 2026	$1,143,318,141.55	$19,601,362.30	$4,792,146.77
November 2026	$1,129,478,774.91	$19,515,946.56	$3,832,333.61
December 2026	$1,114,946,475.08	$19,413,382.11	$4,505,277.89
January 2027	$1,101,819,804.36	$19,345,817.02	$3,056,401.20
February 2027	$1,088,745,975.88	$19,284,710.07	$2,954,345.73
March 2027	$1,075,927,984.36	$19,227,616.72	$2,647,242.55
April 2027	$1,064,733,419.23	$19,205,025.42	$951,656.31
May 2027	$1,053,775,641.38	$19,187,183.89	$640,105.48
June 2027	$1,042,840,881.51	$19,175,090.62	$536,731.32
July 2027	$1,032,053,857.98	$19,168,349.41	$304,502.71
August 2027	$1,021,134,664.35	$19,160,252.48	$352,439.03
September 2027	$1,010,243,567.96	$19,154,544.19	$237,969.95
October 2027	$999,047,712.06	$19,145,498.63	$457,146.81
November 2027	$987,313,903.58	$19,128,130.06	$913,260.61
December 2027	$956,979,011.99	$18,705,271.46	$19,682,358.28
January 2028	$937,935,551.37	$18,518,247.50	$8,417,319.19
February 2028	$925,837,744.32	$18,490,449.44	$1,397,187.73
March 2028	$867,645,664.64	$17,439,376.38	$48,051,928.36
April 2028	$773,929,154.00	$15,591,888.58	$84,632,473.21
May 2028	$662,811,094.60	$13,341,551.07	$103,348,051.37
June 2028	$598,885,369.68	$12,137,346.38	$56,822,635.33
July 2028	$525,942,587.20	$10,756,832.31	$66,607,250.30
August 2028	$439,165,710.41	$9,005,187.57	$81,465,820.48
September 2028	$351,716,174.15	$7,263,860.67	$83,146,605.74
October 2028	$269,151,097.99	$5,657,650.30	$79,170,525.29
November 2028	$187,380,647.56	$4,075,518.45	$79,269,537.56
December 2028	$97,954,131.93	$2,338,479.68	$87,911,153.33
January 2029	$89,760,588.13	$2,185,892.36	$6,761,752.18
February 2029	$86,948,910.18	$2,132,603.83	$1,409,275.20
March 2029	$83,595,976.44	$2,068,797.48	$1,986,193.04
April 2029	$46,234,812.36	$1,250,904.73	$36,498,426.70
May 2029	$42,916,372.49	$1,172,425.72	$2,506,297.08
June 2029	$37,696,565.13	$1,037,248.22	$4,499,239.52
July 2029	$30,821,905.81	$854,580.02	$6,279,022.85
August 2029	$24,469,111.33	$683,210.79	$5,875,181.27
September 2029	$18,396,983.79	$518,734.27	$5,708,307.97
October 2029	$12,851,019.19	$367,205.65	$5,286,801.10
November 2029	$7,561,170.37	$216,675.22	$5,136,654.56
December 2029	$2,628,937.64	$78,555.68	$4,875,910.99
January 2030	$255,376.65	$9,671.72	$2,366,246.93
February 2030	$211,457.93	$8,236.27	$37,606.00
March 2030	$181,977.08	$7,104.26	$24,048.00
April 2030	$176,490.23	$7,104.26	$0.00
May 2030	$170,948.84	$7,104.26	$0.00
June 2030	$165,352.33	$7,104.26	$0.00
July 2030	$93,080.73	$3,300.87	$69,786.70
August 2030	$74,938.38	$2,784.16	$16,023.00
September 2030	$72,800.07	$2,784.16	$0.00
October 2030	$59,636.19	$2,283.80	$11,413.98
November 2030	$57,870.49	$2,283.80	$0.00
December 2030	$41,520.00	$1,864.22	$14,868.00
January 2031	$0.00	$0.00	$41,520.00
February 2031	$0.00	$0.00	$0.00

B-1

$1,143,320,000

World Omni Automobile Lease Securitization Trust 2026-A
Issuing Entity

World Omni Auto Leasing LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset-Backed Notes
Series 2026-A

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscriptions.

Dealer prospectus delivery obligation. Until ninety days following the date of this prospectus, all dealers that effect transactions in these Notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Joint Bookrunners of the Class A Notes, the Class B Notes and the Class C Notes

Wells Fargo Securities	BofA Securities	MUFG	TD Securities

Co-Managers of the Class A Notes

Comerica Securities	PNC Capital Markets LLC	Siebert Williams Shank

The date of this prospectus is March ●, 2026